As filed with the Securities and Exchange Commission on February 2, 2022

Registration No. 333-257394

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forethought Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Indiana	6311	06-1016329
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 West Market Street, Suite 2300

Indianapolis, IN 46204

(866) 645-2449

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sarah M. Patterson	Copy to:
Forethought Life Insurance Company	Dodie C. Kent, Esq.
One Financial Plaza	Eversheds Sutherland (US) LLP
755 Main Street, 24th Floor	700 Sixth Street, NW
Hartford, CT 06103	Washington, DC 20001
(860) 325-1538
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:
FORETHOUGHT LIFE INSURANCE COMPANY

Prospectus Dated: February 3, 2022

This prospectus describes information you should know before you purchase the ForeStructured Growth and the ForeStructured Growth Advisory Contract (the “Contract” or “Contracts”). The prospectus describes the Contract between each Owner and joint Owner (“you”) and Forethought Life Insurance Company (“We”, “Us” or “Our”). The Contract is a single premium deferred index-linked annuity contract issued by Us, with a minimum Premium Payment of $25,000. The Company does not allow additional Premium Payments after the initial Premium Payment. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled “Glossary of Terms.” We offer the Contract as both a B-share and an I-share Contract. The B-share class is offered through registered broker-dealers to which We pay sales commissions. The I-share class is available through registered investment advisers (RIAs) (affiliated with a registered broker-dealer) that sells the Contract and that charges an advisory fee for their services.

Please read this prospectus carefully before investing and keep it for your records and for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.

This prospectus describes all of your material rights and obligations under the Contract. The Contract allows you to allocate your Premium Payment to an investment option under the Contract that provides for guaranteed interest, subject to a guaranteed minimum interest rate, (the “One-Year Fixed Strategy”) or one or more investment options that are linked to the value of an Index and are referred to as Indexed Strategies. Each Indexed Strategy is tied to an Index for a set period of time (a “Strategy Term”) and has a downside protection feature and an upside crediting method, which We refer to, together, as the Indexed Strategy Parameters. At the end of a Strategy Term, We will apply a credit (which may be positive, negative, or equal to zero) (an “Index Credit”) to the amount you allocated to the Indexed Strategy, adjusted for partial withdrawals (including withdrawals to pay advisory fees) (the ‘Indexed Strategy Base”) based on the Index performance and Indexed Strategy Parameters applicable to your Indexed Strategy.

There is a risk of loss of principal and previously credited interest for any amounts you allocate to an Indexed Strategy (other than the Indexed Strategy with a “0% Floor”). For amounts allocated to an Indexed Strategy with a Buffer, if there is negative Index performance, you risk any losses that exceed the Buffer Percentage. For amounts allocated to an Indexed Strategy with a Floor, if there is negative Index performance, you risk any losses up to the Floor Percentage. Any loss could be increased due to the imposition of any charges applicable upon withdrawals (“Withdrawal Charges”), a positive or negative adjustment based on interest rates, spreads and time to maturity (a “Market Value Adjustment” or “MVA”) and/or any prorated optional death benefit charge (“Rider Charge”).

There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

Indices. Currently, the Contract offers Indexed Strategies that credit interest (which may be positive, negative, or equal to zero) based on the performance of the following Indices: S&P 500® Price Return Index, Nasdaq-100® Price Return Index, Fidelity U.S. Corporate Strength Index, Franklin U.S. Equity Index and UBS Climate Aware Equity Index. We may offer Indexed Strategies based on additional Indices in the future.

Indexed Strategies. Each Indexed Strategy permits a positive Index Credit and provides limited protection against negative Index Returns, with the exception of the 0% Floor Indexed Strategy, which permits a positive Index Credit and provides full protection against negative Index Returns. Each Indexed Strategy tracks the Index performance for one year or six years. Six year Strategy Terms are only available on the date We issue your Contract. All Indexed Strategies may not be available through all firms.

The Indexed Strategies are described in more detail in the section titled "What Indexed Strategies are available under the Contract?"

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One-Year Fixed Strategy. You may also choose to allocate all or a portion of your investment to the One-Year Fixed Strategy. Amounts allocated to the One-Year Fixed Strategy earn compounded interest at a fixed rate for the duration of the Strategy Term. At the end of a Strategy Term, a new fixed rate for the next Strategy Term is declared. The interest rate for the One-Year Fixed Strategy will never be less than the guaranteed minimum rate. See the section titled “One-Year Fixed Strategy” for more information.

Performance Lock feature. The Contract includes a feature that permits you to lock-in the value of your investment in an Indexed Strategy (“Strategy Contract Value”) (which would otherwise continue to fluctuate) before the end of a Strategy Term. After the date on which you lock-in the Strategy Contract Value, We will credit your locked-in Contract Value amount at a fixed rate equivalent to the One-Year Fixed Strategy in effect on the Performance Lock Date for the remainder of the Strategy Term. You should fully understand the operation and impact of the Performance Lock feature, as described in this prospectus. See the section titled “Performance Lock.”

Withdrawals. Withdrawals may be taken at any time prior to starting annuity payments (“annuitization”), although withdrawals may be subject to a Withdrawal Charge and a MVA for the first 6 years of the Contract. During the first 6 years (the “Withdrawal Charge Period”), for any Free Withdrawal Amount, which includes the Required Minimum Distribution for the Contract, any nursing home waiver and terminal illness waiver withdrawals; any surrender in connection with the bailout waiver; and any Death Benefit payment, the Withdrawal Charges and MVA will not be assessed. In addition, advisory fees taken as part of the systematic withdrawal program are not subject to Withdrawal Charges and MVAs. Withdrawals are not subject to Withdrawal Charges and a MVA after the Withdrawal Charge Period.

For investments allocated to Indexed Strategies, your Strategy Contract Value, less any applicable Withdrawal Charges, MVA and/or prorated Rider Charge, is the amount available for partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, annuitization and Death Benefit payments. During any Strategy Term, your Strategy Contract Value equals the Strategy Interim Value, which could be less than your investment even when the Index is performing positively. This is because the Strategy Interim Value is equal to the lesser of: (i) one plus the market value of Options we hold to support the Indexed Strategies, and (ii) one plus the upside crediting method rate, prorated based on the number of days that have elapsed in the Strategy Term. The application of the prorated upside crediting method rate may reduce any positive Index Return. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

In addition, a partial withdrawal will reduce your Indexed Strategy Base and will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value equals your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day of the Strategy Term), lower Strategy Interim Values will result in lower Strategy Contract Values.

This means that partial withdrawals (including Free Withdrawal Amounts, systematic withdrawals, Required Minimum Distributions under the Contract, or withdrawals to pay advisory fees) during a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. This will reduce any gains at the end of the Strategy Term.

Systematic withdrawals to pay advisory fees will reduce the Contract’s standard death benefit, but they will not reduce the benefit base used to determine the Return of Premium optional death benefit. Required Minimum Distributions and other systematic withdrawals under the Contract will reduce the Contract’s standard Death Benefit and will reduce the benefit base used to determine the optional Return of Premium Death Benefit. For any amounts allocated to the Indexed Strategies, partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distribution under the Contract), full surrender of your Contract, annuitization and Death Benefit payments will be based on your Strategy Interim Value.

Reallocation of Contract Value. Reallocations are permitted only at the end of a Strategy Term.

All the Company's obligations under the Contract, including any Index Credit or interest applied to your Contract, either as a result of investing in an Indexed Strategy or the One-Year Fixed Strategy, are subject to Our creditworthiness and claims-paying ability.

Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives.

An investment in this Contract is subject to risks, in addition to the possible loss of principal and previously credited interest. See “Risk Factors” section on page 8 of this prospectus. The Contract is not a deposit or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

You may obtain an application to purchase the Contract through broker-dealers and registered investment advisers that have been appointed by the Company as insurance agents and that have selling agreements with Global Atlantic Distributors, LLC (“GAD”), the principal underwriter for the Contract. GAD will use its best efforts to sell the Contract, but is not required to sell any number or dollar amount of the Contract. We may stop offering the Contract at any time.

The Contract does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for a Contract purchased as a qualified Contract, such as an Individual Retirement Annuity ("IRA"). Amounts withdrawn from the Contract prior to age 59 ½ may also be subject to taxes and a 10% federal penalty.

This Contract is not appropriate for investors who plan to take withdrawals beyond the Free Withdrawal Amount or surrender the Contract during the first six Contract Years due to the imposition of Withdrawal Charges and the MVA. In addition, both the application of the Strategy Interim Value to partial withdrawals during the Strategy Term and the proportional reduction in your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract.

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The Securities and Exchange Commission (the "SEC") doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things is guilty of a criminal offense.

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TABLE OF CONTENTS	Page

GLOSSARY OF TERMS	1
SUMMARY	4
RISK FACTORS	10
Risk of Loss	10
Risk of Loss During the Right to Examine Period	10
General Liquidity Risk	10
Reallocation Risk	10
Strategy Interim Value Risk	11
Risk of Loss Related to Withdrawal Charges and Negative MVAs	11
Withdrawals to Pay Advisory Fee Risk (applicable to the I-share Contract only)	11
Index Risk	11
Index Cap Risk	12
Participation Rate, Tier Participation Rate and Tier Level Risk	12
Buffer Percentage, Floor Percentage, or Aggregate Floor Percentage Risk	12
Risks Related to Reduction of Indexed Strategy Base Due to Withdrawals	12
Performance Lock Risk	13
Risk That We Add, Remove or Replace an Index or Indexed Strategy	13
Risk That We May Change the Index Cap, Participation Rate, Tier Participation Rates or Tier Level	14
Our Financial Strength and Claims-Paying Ability	14
Cybersecurity and Business Continuity Risk	14
THE ANNUITY CONTRACT	14
State Variations	14
Owner	14
Assignments and Changes to Ownership	14
Annuitant	15
Beneficiary	15
Purchasing the Contract	15
Allocating Your Premium Payment	15
Right To Examine	15
Available strategies	15
Strategy Term	15
One-Year Fixed Strategy	15
Indexed Strategies	16
The Indices	17
Strategy Contract Value	19
Index Credit	19
Performance Lock	27
Impact of Withdrawals From Indexed Strategies	27
REALLOCATION PERIOD	28
Reallocation Requests	28
ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD	28
Types of Withdrawals	28
Partial Withdrawals	28
Surrenders	29
Market Value Adjustment	29
Systematic Withdrawals to Pay Advisory Fee	29

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CONTRACT CHARGES	30
Withdrawal Charge	30
Bailout Waiver	30
Nursing Home Waiver	31
Terminal Illness Waiver	31
Optional Return of Premium Death Benefit Charges	31
ANNUITY PAYMENTS	31
Annuity Period	31
Annuity Payments	31
DEATH BENEFIT	33
Standard Death Benefit	33
Optional Return of Premium Death Benefit	33
To Whom the Death Benefit is Paid	33
Payment Options	34
Spousal Continuation	34
FEDERAL TAX CONSIDERATIONS	34
A. Introduction	34
B. Taxation of Annuities – General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans	34
C. Federal Income Tax Withholding	37
D. Estate, Gift and Generations-Skipping Tax and Related Tax Considerations	38
E. Tax Disclosure Obligations	38
F. Medicare Tax	38
Information regarding iras	38
1. Individual Retirement Annuities (“IRAs”)	38
2. Taxation of Amounts Received from IRAs	39
3. Penalty Taxes for IRAs	39
4. Required Minimum Distributions	40
5. Tax Withholding for IRAs	40
6. Rollover & Transfer Distributions	41
OTHER INFORMATION	41
General Account	41
The Separate Account	41
Suspension of Payments, Performance Lock Requests, or Transfers	41
How Contracts Are Sold	42
Amendments to the Contract	43
Legal Proceedings	43

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GLOSSARY OF TERMS

Except as provided elsewhere in this prospectus, the following capitalized terms shall have the meaning ascribed below:

Accumulation Period	The period beginning on the Issue Date and ending on the Annuity Commencement Date.

Aggregate Floor	The dollar amount representing the guaranteed Strategy Contract Value floor applicable to each Strategy Term of the Aggregate Floor Indexed Strategy. The initial Aggregate Floor is equal to 90% of your initial investment allocation to the Aggregate Floor Indexed Strategy. The Aggregate Floor amount may increase due to positive Index performance from one consecutive Strategy Term to the next , as well as from transfers of additional Strategy Contract Value into the Aggregate Floor Indexed Strategy at the start of any new consecutive Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature.

Aggregate Floor Indexed Strategy	An Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans all multiple one year consecutive Strategy Terms. The annual growth potential is the one-year Index Return up to the Index Cap. The annual downside protection guarantee is a dollar amount equal to no less than 90% of your initial investment allocation (adjusted for withdrawals, optional rider charges, and transfers). We call this the Adaptive Floor Indexed Strategy in Our marketing materials.

Aggregate Floor Percentage	The percentage represents the maximum negative return in each Strategy Term for the Aggregate Floor Indexed Strategy. The initial Aggregate Floor Percentage for your initial investment allocation and any subsequent transfers is -10%. Subsequently, for each Strategy Term the percentage will be calculated at the start of each Strategy Term. We guarantee that the annual Floor Percentage for subsequent consecutive Strategy Terms will never be less than -20%.
Annuitant	The natural person(s) on whose life (or lives) Annuity Payments under the Contract are based.
Annuity Calculation Date	The date We calculate the first Annuity Payment.
Annuity Commencement Date	The date when Annuity Payments begin under the selected annuity option.
Annuity Payment	The money We pay out after the Annuity Commencement Date for the duration and frequency you select.
Annuity Period	The period beginning on the Annuity Commencement Date during which Annuity Payments are payable.
Annuity Service Center	Correspondence, service or transaction requests, and inquiries to 123 Town Square PL, PMB 711, Jersey City, NJ 07310, via email to GAOperations@mail.gafg.com or via fax 855-299-0104. Please note: Premium Payments must be sent to 123 Town Square PL, PMB 711, Jersey City, NJ 07310. The overnight mailing address is 123 Town Square PL, PMB 711, Jersey City, NJ 07310 and should only be used for mail delivered via a courier.
Beneficiary	The person you name to receive a Death Benefit payable under this Contract.
Buffer	A downside protection option that provides protection against a negative Index Return until the protection level has been exceeded.
Buffer Percentage	The percentage of negative Index Return, if any, that will not be included in the Index Credit for an Indexed Strategy with a Buffer. If the negative Index Return does not exceed the Buffer Percentage, the Index Credit will equal zero.
Code	Internal Revenue Code of 1986, as amended.
Company (or We, Us or Our)	Forethought Life Insurance Company
Commuted Value Contract

The present value of any annuity payout due and payable during guaranteed Annuity Payments. This amount is calculated using the applicable discount rate determined by us for applicable fixed dollar amount Annuity Payments.

The ForeStructured Growth and ForeStructured Growth Advisory Contract, which is a single premium deferred index-linked annuity contract, including any riders or endorsements between the Company and you, as the Owner.

Contract Anniversary	An anniversary of the Issue Date.
Contract Maturity Date	The later of (i) the tenth Contract Anniversary or (ii) the Contract Anniversary immediately following the oldest Owner’s 95th birthday; or, in the case of a non-natural Owners, the Contract Anniversary immediately following the oldest Annuitant’s 95th birthday.
Contract Value	The total amount attributable to your Contract during the Accumulation Period at any given time. The Contract Value is the sum of the Strategy Contract Values and the One-Year Fixed Strategy Value at any given time.
Contract Year	The 12-month period starting on the Issue Date and each Contract Anniversary thereafter.
Crediting Rate Death Benefit

The rate(s) We set for each Indexed Strategy in advance of each Strategy Term which is used in the calculation of the Index Credit for that Indexed Strategy.

The amount that We will pay upon the death of the Owner or the Annuitant, as applicable. If there are joint Owners, the Death Benefit will pay upon the first death of an Owner.

Due Proof of Death	A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof, acceptable to Us.
Ending Index Date	The Valuation Day used to determine the Index Value at the end of the Strategy Term. It is the Valuation Day immediately preceding the Contract Anniversary.

Floor	A downside protection option that provides protection against further negative Index Return after the protection level has been met.
Floor Percentage

The percentage that represents the maximum negative Index Return that We will apply for an Indexed Strategy with a Floor even if negative performance of the Index exceeds that percentage. If the Index Return is negative and is greater than the Floor Percentage, then the Index Credit will be equal to the Index Return. If the Index Return is equal to or less than the Floor Percentage, We will reduce the Strategy Contract Value by the Floor Percentage.

Free Withdrawal Amount	The amount that can be withdrawn in any Contract Year without incurring a Withdrawal Charge and MVA, which includes the Required Minimum Distribution for this Contract. All withdrawals from Indexed Strategies are based on the Strategy Interim Value if taken prior to the end of the Strategy Term, even if within the Free Withdrawal Amount.
General Account	The account that holds all of the Company’s assets other than assets allocated to the Separate Account and other Separate Accounts established by the Company.
Good Order	A request, including an application, is in Good Order if it includes all information We require to process the request. Good Order also includes submitting the information on the correct form(s) or any other method acceptable to Us with any required certification, guarantees or signatures to Our Annuity Service Center.
Gross Withdrawal	The Gross Withdrawal is the total amount We deduct from your Contract Value as a result of your withdrawal request. This amount includes your withdrawal proceeds (which is the Net Withdrawal amount, as defined below), any applicable Withdrawal Charge, MVA and any other applicable charges or taxes.
Index	The market index used by the Indexed Strategy to determine the Index Credit. The Index for each available Indexed Strategy is listed in your Contract and disclosed in “The Annuity Contract – Indexed Strategies” section of this prospectus.
Index Cap	One of the upside crediting methods available under the Contract. The maximum possible Index Return that will be included in the Index Credit for an Indexed Strategy with an Index Cap. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.
Index Credit	The rate of return applied to the Indexed Strategy Base at the end of each Strategy Term as described in the “Available Strategies” section.
Index Value	Defined for each Indexed Strategy, and is the published value of an Index. If the Index Value is not published on any day for which an Index Value is required, the nearest preceding published Index Value will be used.
Index Return	The net percentage change in the value of the Index from the Starting Index Date to the Ending Index Date.
Indexed Strategy	Any of the Indexed Strategies available under the Contract. You elect the Indexed Strategy(ies) to which the Premium Payment is allocated or a reallocation is made, subject to the terms of this Contract and any applicable Riders. We may cease to offer a specific Indexed Strategy or cease to accept reallocations to a specific Indexed Strategy at any time. Any new reallocations accepted are subject to the terms and conditions in existence for any Indexed Strategy(ies) available at that time. The Indexed Strategies you have elected at issue are shown in your Contract.
Indexed Strategy Base	Each Indexed Strategy has its own Indexed Strategy Base. On the first Valuation Day of the Strategy Term it is equal to the amount allocated to an Indexed Strategy. It is subsequently adjusted for any Gross Withdrawals, including, the deduction of Rider Charges and advisory fees and systematic withdrawals and Required Minimum Distributions. At the end of the Strategy Term it is the basis to which the Index Credit is applied.
Indexed Strategy Parameters	The upside and downside features that determine the Index crediting approach for a given Indexed Strategy. These crediting mechanisms will include an Index Cap, a Participation Rate, or Tier Level and Tier Participation Rates and a Floor Percentage, an Aggregate Floor Percentage, or a Buffer Percentage.
Issue Age	The age as of the last birthday of the oldest Owner on the Issue Date, or oldest Annuitant, as applicable.
Issue Date	The date on which the Contract is established by Us. The Issue Date is shown in your Contract. (The Contract will not be issued on February 29th).
Market Value of Options	A value used to determine a Strategy Interim Value during the Strategy Term.
Market Value Adjustment (MVA)	A positive or negative adjustment to Contract Value based on interest rates, spreads and time to maturity that is applied to any surrender or partial withdrawal in excess of the Free Withdrawal Amount, which includes the Required Minimum Distribution for this Contract, or annuitization during the Withdrawal Charge Period. Withdrawals to pay advisory fees (if taken as taken as part of our systematic withdrawal program); surrenders in connection with the bailout waiver; nursing home waiver and terminal illness waiver withdrawals; and Death Benefit payments are not subject to a Market Value Adjustment.
Net Withdrawal	The Net Withdrawal is the amount that you will receive as a result of any withdrawal request. The Net Withdrawal is the Gross Withdrawal amount (the withdrawal amount you requested) less any applicable Withdrawal Charge, MVA and any other applicable charges or taxes.
One-Year Fixed Strategy	The investment option under the Contract that provides for guaranteed interest, and is subject to a guaranteed minimum interest rate.
One-Year Fixed Strategy Value	The amount of Contract Value allocated to the One-Year Fixed Strategy at any given time.

Optional Death Benefit Value	The Death Benefit value used to determine the Death Benefit payable when an optional Death Benefit is elected.
Owner	The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to “you” in this prospectus refer to the Owner or a prospective Owner.
Participation Rate	One of the upside crediting methods available under the Contract. A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with a Participation Rate. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.
Performance Lock	A feature under the Contract for each Indexed Strategy. If you decide to exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is “locked in” at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. You do not receive Index Credit at the end of a Strategy Term if you exercise the Performance Lock feature.
Performance Lock Date	The Valuation Day on which We process your request to exercise the Performance Lock.
Premium Payment	The single premium paid to the Company under the Contract, less any applicable premium taxes due at the time the payment is made.
Reallocation Period

You may request a reallocation for a period of 30 days prior to the end of the Strategy Term and the request must be received at least 2 Valuation Days prior to the end of the Strategy Term. The reallocation will be effective on the Contract Anniversary.

Required Minimum Distribution	A federal requirement that individuals age 72 and older generally must take a distribution from their tax-qualified retirement account by December 31, each year.
Return of Premium Base	The amount equal to the Premium Payment on the Issue Date, or equal to the Contract Value if elected after the Issue Date following spousal continuation, if the optional Return of Premium Death Benefit is elected. The Return of Premium Base is adjusted proportionally for Gross Withdrawals.
Return of Premium Death Benefit	The optional Return of Premium Death Benefit provides a Death Benefit, for an additional charge, equal to the greater of the Contract Value and the Return of Premium Base.
Rider Charge	The charge that is applicable with the election of the optional benefit.
Right to Examine Period	The period of time that you have to examine your Contract after you receive it. The Right to Examine Period may vary according to state law.
Separate Account	A segregated account that We establish to hold reserves for Our guarantees under the Contract and other general obligations. As Owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Starting Index Date	The Valuation Day used to determine the Index Value at the beginning of the Strategy Term. This is the Valuation Day immediately preceding the Issue Date or the Contract Anniversary.
Strategy Contract Value	Each Indexed Strategy to which you allocate Contract Value will have a separate Strategy Contract Value. On the first day of a Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base. On each day between the first day and the end of the Strategy Term, the Strategy Contract Value equals the Strategy Interim Value. At the end of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base multiplied by 1 plus the Index Credit.
Strategy Interim Value

The daily account value, which is calculated at the end of each Valuation Day. During the Strategy Term, it is the Strategy Contract Value available for partial withdrawals (including withdrawals to pay advisory fees), full surrender of your Contract, annuitization and Deaths Benefit payments. It is equal to the lesser of: (i) one plus the market value of Options we hold to support the Indexed Strategies, and (ii) one plus the upside crediting method rate, prorated based on the number of days that have elapsed in the Strategy Term. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. On the first day of each Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base. On any other Valuation Day before the end of the Strategy Term, the Strategy Interim Value is calculated as described in Appendix B.

Strategy Term	The period over which performance of an Index is measured to determine Index Return, or, for the One-Year Fixed Strategy, the period over which interest is credited at a specified declared rate.
Surrender Value	The Contract Value prior to the Annuity Commencement Date, less any applicable Withdrawal Charge, MVA, premium taxes and any applicable Rider Charges.

Tier Level	The level of Index Return that determines the applicability of the Tier Participation Rates.
Tier Participation Rate	One of the upside crediting methods available under the Contract. A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with Tier Participation Rates. Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.
Withdrawal Charge	A charge assessed on the Gross Withdrawals within a Contract Year that exceed the Free Withdrawal Amount, which includes the Required Minimum Distribution for this Contract, or annuitization during the Withdrawal Charge Period. Withdrawals to pay advisory fees (if taken as part of our systematic withdrawal program); surrenders in connection with the bailout waiver; nursing home waiver and terminal illness waiver withdrawals; and Death Benefit payments are not subject to a Withdrawal Charge.
Withdrawal Charge Period (WCP)	The six year period when We may assess a Withdrawal Charge and a MVA on surrender, a partial withdrawal or annuitization.
Valuation Day	Every day the New York Exchange is open for regular trading. The value of an Indexed Strategy is determined at the close of the New York Stock Exchange (generally 4:00 pm Eastern Time) on such days.

SUMMARY

This summary provides a brief overview of the ForeStructured Growth and ForeStructured Growth Advisory Contract. You should read the entire prospectus carefully before you decide whether to purchase the Contract. The Contract may not be available in all states (i.e. New York), may vary in your state, or may not be available from all selling firms or from all financial professionals. Please see Appendix A for a list of states where the Contract is not available and for an explanation of state variations.

Who is Forethought Life Insurance Company? We are a life insurance company engaged in the business of writing individual variable, index-linked, fixed and fixed indexed annuities.  The Company is authorized to do business in 49 states of the United States and the District of Columbia.  The Company was incorporated under the laws of Indiana on July 10, 1986.  We have offices located in Indianapolis and Batesville, Indiana; Hartford, Connecticut and Berwyn, Pennsylvania. We are part of the Global Atlantic Financial Group (Global Atlantic), which is the marketing name for The Global Atlantic Financial Group, LLC and its subsidiaries, including, Forethought Life Insurance Company. KKR & Co. Inc. is the ultimate controlling parent entity of the Company.

What is the purpose of the Contract? We offer the Contract to help you invest on a tax-deferred basis and meet long-term financial goals, such as funding your retirement. The Contract allows you to access your money under the Contract during the Accumulation Period by taking withdrawals of your Contract Value. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a Death Benefit and offers an optional Death Benefit that may become payable during the Accumulation Period. All payments under the Contract are subject to the terms and conditions described in this prospectus.

You should not buy the Contract if you are looking for a short-term investment if you plan on taking withdrawals in excess of the Free Withdrawal Amount before the end of the Withdrawal Charge Period. There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

In addition, you should not buy the Contract if you anticipate taking significant withdrawals from your Indexed Strategies before the end of the Strategy Term. Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions for this Contract), full surrenders, annuitization and Death Benefit payments are taken from the Strategy Interim Value. These withdrawals are also subject to Withdrawal Charges and MVAs (except for advisory fees taken as systematic withdrawals and Death Benefit payments) and prorated Rider Charges. Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions for this Contract) during a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. This will reduce any gains at the end of the Strategy Term.

While the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose your entire principal investment and any earnings over the life of your Contract. For each Strategy Term you can lose Contract Value due to negative Index performance in excess of the Buffer Percentage, or you can lose Contract Value due to negative Index performance up to the Floor Percentage. See table under the section, “Indexed Strategies.”

You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See the section titled “Risk Factors.”

Is the Contract non-qualified or qualified under the Code? The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract, as an Individual Retirement Annuity (“IRA”), Roth IRA, SEP IRA, Inherited Traditional IRA or Inherited Roth IRA. The Contract is not offered to certain retirement plan types, such as defined benefit plans, 401(k), 401(a), 403(b), pension plans, profit sharing plans, SIMPLE IRA, SARSEP, and Employee Stock Ownership Plans (ESOP). If you purchase the Contract as a qualified contract (IRA), the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA.

How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Premium Payment of at least $25,000. We reserve the right to reject any Premium Payment that exceeds $1 million for Issue Ages up to 80 or $500,000 for Issue Ages of or over Age 81. The Contract will not issue until all Premium Payments have been received.

What Classes of the Contract are Offered? This prospectus offers two share classes: B-share and I-share. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. An annual advisory fee up to 1.50% of the Contract Value may be deducted from the Contract Value of an I-share Contract. See “Systematic Withdrawals to Pay Advisory Fee” below.

What are the investment options during the Accumulation Period? For each Strategy Term, you may allocate Contract Value to one or more Indexed Strategies and/or the One-Year Fixed Strategy. Each Indexed Strategy credits an Index Credit (positive, negative, or equal to zero) at the end of the Strategy Term based on the performance of the Index and the Indexed Strategy Parameters. Each Indexed Strategy also allows you to exercise the Performance Lock feature. The One-Year Fixed Strategy credits interest during each Strategy Term based on a guaranteed rate set by us.

What are the Indices for the Indexed Strategies? The Indices are described in more detail under the section titled “The Indices.” We may offer Indexed Strategies based on other Indices in the future. We reserve the right to add or remove one or more Index(es) or to replace any Index in the future, subject to required regulatory approvals.

What Indexed Strategies are available under the Contract? Currently, the Contract offers the following Indexed Strategies:

Strategy Term	Index	Upside Crediting Method	Downside Protection
One Year	S&P 500	Index Cap	0% Floor
One Year	S&P 500, Nasdaq-100®, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	Index Cap	10% Buffer
One Year	S&P 500, Nasdaq-100®	Index Cap	20% Buffer
One Year	S&P 500	Index Cap	Aggregate Floor
One Year	S&P 500, Nasdaq-100®, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	Participation Rate	10% Buffer
Six Year	S&P 500, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	Index Cap	20% Buffer
Six Year	S&P 500, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	Participation Rate	20% Buffer
Six Year	S&P 500	Tier Participation Rate	5% Buffer
Six Year	S&P 500	Tier Participation Rate	10% Buffer

The table above is intended only as a summary. More detailed information about available Indexed Strategies is available in the section, “Available Strategies – Indexed Strategies.”

The One-Year Fixed Strategy and the S&P 500 one year point-to-point w/Cap and 0% Floor Indexed Strategy will be available for the life of your Contract. The six year Indexed Strategies are only available on the Issue Date.

How do the Indexed Strategies work? Each Indexed Strategy takes into account the following elements to calculate the Index Credit:

•	The Index Return;
•	The length of the Strategy Term;
•	Either the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates; and
•	Either the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage.

We calculate the Index Credit for an Indexed Strategy at the end of a Strategy Term, as follows:

•	First, We calculate the Index Return. The Index Return for an Indexed Strategy is the percent of return in the Index between the Starting Index Date and the Ending Index Date.

•	Second, if the Index Return is positive, We apply the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates, that applies to the Indexed Strategy.

o	The Index Cap represents the maximum positive Index Return that may be reflected in the Index Credit for a given Strategy Term.

o	The Participation Rate is a percentage that is multiplied by any positive Index Return to calculate the Index Credit for a given Strategy Term.

o	The Tier Level is the level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. A positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. A positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.

Each Indexed Strategy has its own Index Cap, Participation Rate, or Tier Level and Tier Participation Rates, as applicable. We set the Index Cap, Participation Rate or Tier Level and Tier Participation Rates for each Indexed Strategy, as applicable, prior to the beginning of a Strategy Term. The Index Cap, Participation Rate or Tier Level and Tier Participation Rates for a particular Strategy Term may be higher or lower than the Index Caps, Participation Rates, or Tier Levels and Tier Participation Rates for previous or future Strategy Terms. The Index Cap, Participation Rate or Tier Participation Rates for any Strategy Term will not be set lower than the minimum guaranteed Index Cap(s) or the minimum guaranteed Participation Rate. The Tier Level will not be set higher than the maximum guaranteed Tier Level. For such minimum and maximum guaranteed rates, see your Contract and the “Indexed Strategies” section later in your prospectus.

•	Third, if the Index Return is negative, We apply the Floor Percentage, Aggregate Floor Percentage or the Buffer Percentage, that applies to the Indexed Strategy. The Floor Percentage, Aggregate Floor Percentage and the Buffer Percentage provide different forms of protection against negative Index Returns.

◾	The Floor Percentage and Aggregate Floor Percentage establishes the lowest negative Index Credit that may be applied for a given Strategy Term. For example, if the Floor Percentage or Aggregate Floor Percentage is -10%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is -10%. If the Floor Percentage or Aggregate Floor Percentage is 0%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is 0%.

◾	The Buffer Percentage represents the maximum amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term. For example, a Buffer Percentage of 10% provides protection from a negative Index Return as low as -10%. A Buffer Percentage of 10% would provide no protection from negative Index Returns beyond -10%.

The Index Credit is applied to the Indexed Strategy Base at the end of the Strategy Term. The Index Credit may be positive, negative, or equal to zero. See the section titled “Indexed Strategies” for additional information.

When does the Company establish the Indexed Strategy Parameters and can they be adjusted? We set the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates for each Indexed Strategy at least ten days prior to the beginning of the Strategy Term. These rates for the initial Strategy Term will be shown in your Contract. We may change these rates for each new Strategy Term. The B-share and I-share Index Caps and Participation Rates may vary and the only guarantee is that they both will satisfy guaranteed minimums.

The Floor Percentage, initial Aggregate Floor Percentage and Buffer Percentage for currently available Indexed Strategies cannot be changed after the Issue Date. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)? Each Strategy Term, you will have a separate Strategy Contract Value for each Indexed Strategy in which you invest. On the first day of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base (i.e., the total amount of Contract Value allocated to the

Indexed Strategy at the beginning of the Strategy Term). At the end of the Strategy Term, your Strategy Contract Value equals your Indexed Strategy Base (including any adjustments due to withdrawals and/or Rider Charges and/or advisory fee deductions) adjusted by any Index Credit. This may also be expressed by the following formula: Indexed Strategy Base x (1 + Index Credit).

On any day other than the first day of the Strategy Term, your Strategy Contract Value equals the Strategy Interim Value, which, on a given Valuation Day, reflects the value of your investment in an Indexed Strategy on that particular day and is the daily account value available for partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distribution under the Contract), full surrender of your Contract, annuitizations and Death Benefit payments, less any applicable Withdrawal Charges, MVA and/or prorated Rider Charge. On the first day of each Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base.

While Index performance is one factor that impacts your Strategy Interim Value, the Strategy Interim Value is not tied directly to the performance of the Index. We calculate the Strategy Interim Value using a formula that takes into account the Market Value of Options We use to support the Indexed Strategy. The Market Value of Options reflects our risk that the Index will suffer a loss at the end of the Strategy Term, based on the current volatility of the Index, Index performance, the time remaining in the Strategy Term and changes in prevailing interest rates. This means that your Strategy Contract Value could be less than your investment even when the Index performance is positive. Additionally, your Strategy Interim Value is limited by your upside crediting method (such as an Index Cap or Participation Rate), which We prorate based on the number of days that have elapsed in the Strategy Term. The application of the prorated upside crediting method will always reduce any positive Index Return. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

For example, assume you are halfway through the Contract Year and all of your premium is allocated to an Index Strategy with a one year point-to-point 10% Buffer Percentage and a 16% Index Cap. Furthermore, assume that you elect to take a full surrender halfway through the year, and the Market Value of Options of financial instruments supporting this strategy represents a 9% return. The prorated Index Cap is 8% (50% of 16%). The Strategy Interim Value is based on the lesser of the Market Value of Options and the prorated Index Cap, which is 8%.  If your Indexed Strategy Base in this example was $100,000, then your Strategy Interim Value is $108,000.  Upon full surrender you may also be subject to Withdrawal Charges and MVAs.

Please see Appendix B for a detailed description of how We calculate Strategy Interim Values. It is important to understand that even if the Index performance is positive, it is possible that the Strategy Interim Value will decrease. If you wish to obtain your Strategy Interim Value(s), you may contact Us at 833-ASK-GA 4U (833-275-4248).

Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) during a Strategy Term will result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. The application of the Strategy Interim Value to partial withdrawals and proportional reductions to your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract, as shown in the hypothetical example immediately below. For additional information about how withdrawals will impact your Contract Value see, “How withdrawals affect my One-Year Fixed Strategy Value and Strategy Contract Values?” below.

Gross Withdrawal Example:

Partial Withdrawal Impact on Indexed Strategy Base
Indexed Strategy Base	$100,000.00
Beginning Strategy Interim Value	$80,000.00
Remaining FWA	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Gross Withdrawal (requested amount)	$50,000.00
Withdrawal Charge	$2,800.00
MVA	$1,600.00
Net Withdrawal (amount received)	$45,600.00
New Indexed Strategy Base (1)	$37,500.00
Strategy Interim Value after Partial Withdrawal	$30,000.00

(1)	New Indexed Strategy Base = Indexed Strategy Base * [1- (Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1-($50,000 / $80,000)] = $37,500. Because the Strategy Interim Value was less than the Indexed Strategy Base at the time of the withdrawal, the proportional reduction of the Indexed Strategy Base resulted in a reduction to the Indexed Strategy Base of a dollar amount ($62,500) that was greater than the dollar amount of the withdrawal ($50,000). The Strategy Interim Value for the remainder of the Strategy Term, and the Indexed Credit at the end of the Strategy Term, will be calculated with the new Indexed Strategy Base.

What is the Aggregate Floor Indexed Strategy? The Aggregate Floor Indexed Strategy is an Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans multiple one year consecutive Strategy Terms. For this reason, this strategy may appeal to a Contract Owner who is concerned about cumulative negative Index performance over the course of multiple Strategy Terms but still wants upside exposure.

•	The annual growth potential is the one year Index Return up to the Index Caps.

•	The annual downside protection guarantee is equal to the Aggregate Floor, which is the dollar amount of your investment that is protected from negative Index performance during each one year Strategy Term.

The initial Aggregate Floor is equal to 90% of the Aggregate Floor Indexed Strategy’s investment allocation. For as long as you remain invested in the Aggregate Floor Indexed Strategy, your Aggregate Floor (adjusted for any resets, withdrawals, optional Rider Charges and/or transfers in subsequent consecutive Strategy Terms) will never decrease due to negative market performance from one Strategy Term to the next. This means that you will never lose more than 10% of your initial allocation (or any subsequent allocations) to the Aggregate Floor Indexed Strategy due to negative Index performance.

The initial Aggregate Floor Percentage is always -10%. The Aggregate Floor Percentage may change for subsequent consecutive Strategy Terms depending on the Index Credit from the prior Strategy Term, but we guarantee that we will never set the percentage lower than -20% for subsequent consecutive Strategy Terms.

At the start of each consecutive Aggregate Floor Indexed Strategy Term, we recalculate the Aggregate Floor, Aggregate Floor Percentage and Index Caps, as follows:

Aggregate Floor – We recalculate the new Aggregate Floor based on the prior Strategy Term’s Index Credit, as well as any withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy. The new Aggregate Floor will equal the greater of the prior Strategy Term’s Aggregate Floor or 80% of the Strategy Contract Value (as adjusted for any positive or negative Index Credit).

In general, based on the prior Strategy Term's Index Credit, the Aggregate Floor will stay the same or increase at the start of each new consecutive Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will also change, based on the new Aggregate Floor, to reflect the largest percentage by which your Strategy Contract Value can decrease at the end of the Strategy Term. We discuss this further below and in greater detail in the section “Aggregate Floor Indexed Strategy.”

For each scenario below, assume $100,000 initial allocation at the start of Contract Year 1; an initial Aggregate Floor of $90,000; and no withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy:

If the Index Credit is 0%, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have an Index Credit of 0% (or $0) in Contract Year 1, the Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $100,000=$80,000).

If the Index Credit is negative, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have a negative Index Credit in Contract Year 1 of 6% (or $6,000), which reduces your Strategy Contract Value to $94,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term, this is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $94,000=$75,200). The Aggregate Floor Percentage for Contract Year 2 is -4.26% ($90,000 Aggregate Floor / $94,000 Strategy Contract Value - 1).

In Contract Year 2, assume the Index performance is again negative, and you have a potential negative Index Credit of 5% (or $4,700) prior to the application of the Aggregate Floor Percentage of -4.26%. The Index Credit in Contract Year 2 is limited to -4.26% (or $4000). We protected you from loss that would reduce your Strategy Contract Value below $90,000 because you have a $90,000 Aggregate Floor. This means we will only reduce your Strategy Contract Value by -4.26% (or $ 4,000) to $90,000 instead of by -5% (or $4,700) to $89,300. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $90,000=$72,000).

If the Index Credit is positive, the Aggregate Floor will increase or stay the same at the start of the next consecutive Strategy Term.

For example, assume you have a positive Index Credit in Contract Year 1 of 4% (or $4,000), increasing your Strategy Contract Value to $104,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $104,000=$83,200).

In Contract Year 2, assume the Index performance is again positive, and you have a positive Index Credit of 10% (or $10,400), increasing your Contract Strategy Value to $114,400. Your Aggregate Floor will increase at the start of the next consecutive Strategy Term to $91,520. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $114,400=$91,520). In this example, starting in Contract Year 3 and for each subsequent consecutive Aggregate Floor Indexed Strategy Term, your Aggregate Floor will never be less than $91,520 due to negative market performance.

At the start of each subsequent Strategy Term the Aggregate Floor amount may increase such that We will never allow you to lose more than 20% in any given Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature. Upon any reset of the Aggregate Floor Percentage, the Aggregate Floor will be reset to equal 90% of your Strategy Contract Value. See the section “Aggregate Floor Percentage Resets” in “Aggregate Floor Indexed Strategy” later in this Prospectus.

We will decrease your Aggregate Floor upon withdrawals, the deduction of optional Rider Charges and/or transfers out of the Indexed Strategy on a proportional basis. We will increase your Aggregate Floor upon any transfer into the Indexed Strategy. We discuss such decreases and increases, as well as provide examples in the section “Aggregate Floor Indexed Strategy.”

Aggregate Floor Percentage – Next, we determine a new Aggregate Floor Percentage at the start of each consecutive Aggregate Floor Indexed Strategy Term. The Aggregate Floor Percentage is the maximum annual percentage of your investment allocation to the Indexed Strategy that you can lose due to negative Index performance.

We determine the Aggregate Floor Percentage, as follows: [(Aggregate Floor/Strategy Contract Value) – 1]. In general, as your Strategy Contract Value increases, your Aggregate Floor Percentage will decrease (ex.: -10% to -20%); as your Strategy Contract Value decreases, your Aggregate Floor Percentage will increase (ex.: -10% to 0%).

As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. We guarantee that this percentage we will never be lower than -20%.

You have the option to elect to reset the Aggregate Floor Percentage to -10% for any subsequent consecutive Strategy Term during the Reallocation Period for the next Strategy Term. See the section “Aggregate Floor Percentage Resets” in “Aggregate Floor Indexed Strategy” later in this Prospectus.

Index Caps –We set renewal Index Caps based on the new Aggregate Floor Percentage for the next consecutive Strategy Term. We set the Index Caps at least ten days prior to the start of any Indexed Strategy Term.

•	Aggregate Floor Percentages with less investment risk for the next consecutive Strategy Term will result in lower Index Caps for that Strategy Term. This means that the Index Caps renewal rates will decrease as your Aggregate Floor Percentage increases.

•	Aggregate Floor Percentages with greater investment risk for the next consecutive Strategy Term will result in higher Index Caps for the next Strategy Term. This means that the Index Caps renewal rates will increase as your Aggregate Floor Percentage decreases.

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

You should fully understand the operation of the Aggregate Floor Indexed Strategy before electing it as an investment or exercising its reset feature. For more information, see the section, "Aggregate Floor Indexed Strategy." For examples of how the Aggregate Floor, Aggregate Floor Percentage and the Index Caps work under various market scenarios and assumptions, see Appendix C.

What is the Performance Lock feature? If you allocate Contract Value to an Indexed Strategy, you may exercise the Performance Lock feature at any time by notifying Us prior to the fourth to last Valuation Day of a given Strategy Term. If you decide to exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is “locked in” at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, your Strategy Contract Value will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges and MVA, taxes payable by Us and not previously deducted. In addition, if you exercise the Performance Lock feature, an Index Credit will not be applied to the Indexed Strategy at the end of the Strategy Term, without regard to whether the Index Credit would have been positive, negative, or equal to zero.

You should fully understand the operation and impact of the Performance Lock feature prior to exercising this feature. See “Performance Lock Risk” and “Performance Lock” for additional information about the risks associated with the Performance Lock feature.

Can I make reallocations between the Indexed Strategies and the One-Year Fixed Strategy? During the Accumulation Period, on any Contract Anniversary that coincides with the end of the Strategy Term for an Indexed Strategy, you may reallocate Contract Value for that Indexed Strategy among the Indexed Strategies and between the Indexed Strategies and the One-Year Fixed Strategy, subject to the Indexed Strategy reallocation rules. You must request a reallocation during the Reallocation Period prior to the Contract Anniversary on which the reallocation will be effective. Reallocations are not permitted at any other time, and if We do not receive a reallocation request during the Reallocation Period, no reallocations will occur and your current allocation will remain in place for the next Strategy Term. See the section titled “General Liquidity Risk” for more information. Reallocations are discussed in detail in the section titled “Reallocation Period.”

Can I make withdrawals? You may take withdrawals from your Contract at any time during the Accumulation Period. If you take a partial withdrawal (which is a withdrawal of a portion of the Contract Value, including withdrawal to pay advisory fees that are not taken as part of our systematic withdrawal program) or surrender your Contract (which is a withdrawal of the total Contract Value), your withdrawal may be subject to a Withdrawal Charge and MVA (a positive or negative adjustment to Contract Value based on interest rates, spreads and time to maturity that is applied to any surrender and certain partial withdrawals during the Withdrawal Charge Period). See the section on “Market Value Adjustment” for more information. Withdrawals taken to satisfy Required Minimum Distribution requirements for your Contract for the calendar year in which the Contract Year begins are not subject to the Withdrawal Charge or to a MVA. Amounts withdrawn from a Contract may also be subject to a 10% additional federal tax penalty, in addition to ordinary income taxes, if taken before age 59 1/2.

Withdrawals will be taken proportionately from the One-Year Fixed Strategy and Indexed Strategies in which you are invested at the time of the withdrawal. If the Contract Value following any partial withdrawal would be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract, and any death benefit will also terminate without value. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Withdrawals can significantly affect your Strategy Contract Value.

See the section titled “Access to your Money During the Accumulation Period” for additional information.

How do withdrawals affect the Contract Values? Withdrawals from the One-Year Fixed Strategy, including withdrawals to pay advisory fees, reduce the One-Year Fixed Strategy Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge, negative MVA and prorated Rider Charge. Withdrawals from an Indexed Strategy, including withdrawals to pay advisory fees, reduce the Strategy Contract Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge, negative MVA and prorated Rider Charge.

Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) during an Indexed Strategy Term are based on the Strategy Interim Value and could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term. This is because the Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term. Your Strategy Contract Value is the amount that is available for partial withdrawals, full surrender of your Contract, annuitization and Death Benefit payments. In addition, partial withdrawals from an Indexed Strategy will reduce your Indexed Strategy Base in the same proportion that the withdrawal has reduced the Strategy Contract Value. Pro rata reductions could be greater, sometimes significantly greater, than the dollar amount of the withdrawal. This will reduce any gains at the end of the Strategy Term.

This is how a pro rata reduction works:

Example 1: assume all of your premium is allocated to a single Indexed Strategy and your Strategy Contract Value is $150,000 and your Indexed Strategy Base is $140,000. If you take a partial withdrawal of $50,000 your Strategy Contract Value would be reduced dollar-for-dollar to $100,000 and your Indexed Strategy Base would be reduced pro rata to $93,333.33 ($140,000 * (1 - $50,000/$150,000)). In this example, because your Strategy Contract Value was greater than your Indexed Strategy Base, the pro rata reduction in your Indexed Strategy Base was less than the dollar amount of your withdrawal.

Example 2: Assume again that all of your premium is allocated to a single Indexed Strategy but your Strategy Contract Value is $140,000 and your Indexed Strategy Base is $150,000. If you take a partial withdrawal of $50,000 your Strategy Contract Value would be reduced dollar-for-dollar to $90,000 and your Indexed Strategy Base would be reduced pro rata to $96,428.57 ($150,000 * (1 - $50,000/$140,000)). In this example, because your Strategy Contract Value was less than your Indexed Strategy Base, the pro rata reduction in your Indexed Strategy Base was greater than the dollar amount of your withdrawal.

You should fully understand how withdrawals affect the value of your Contract, particularly your Strategy Contract Values, prior to purchasing the Contract. See “Indexed Strategy Base Risk” and “Impact of Withdrawals from Indexed Strategies” for additional information about how withdrawals affect your Strategy Contract Values.

What charges are deducted under the Contract?

Withdrawal Charge. If you withdraw more than the Free Withdrawal Amount allowed under your Contract or annuitize during the Withdrawal Charge Period, you may be assessed a Withdrawal Charge. The Withdrawal Charge schedule will be the following:

Contract Year	Withdrawal Charge Percentage
	B-Share	I-Share
1	8%	2%
2	8%	2%
3	7%	2%
4	6%	2%
5	5%	2%
6	4%	2%
7+	0%	0%

We determine your Free Withdrawal Amount on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. Your Free Withdrawal Amount equals (a) for the first Contract Year, the greater of (i) 10% of your Premium Payment or (ii) the Required Minimum Distribution for your Contract for the Calendar Year at the beginning of the Contract Year, and (b) for all subsequent Contract Years, the greater of (i) 10% of the Contract Value on the prior Contract Anniversary or (ii) the Required Minimum Distribution for your Contract for the Calendar Year at the beginning of the Contract Year.

Optional Death Benefit Charge. In addition, if you elect the optional Return of Premium Death Benefit available under the Contract, you will pay an annual charge of .15% of the Optional Death Benefit Value, which is assessed at the end of the Contract Year. See section titled “Death Benefit.”

What Riders are Available Under the Contract?

Optional Return of Premium Death Benefit - We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following spousal continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. See section titled “Optional Return of Premium Death Benefit.”

Bailout Waiver – Every Indexed Strategy, except the six year Indexed Strategies, includes a bailout provision which is an option to withdraw all or a portion of the Contract Value without penalty, should certain conditions apply. The bailout provision may provide protection, in terms of liquidity, should an upside crediting method be set below the bailout rate. Every strategy except the six year Indexed Strategies includes a bailout waiver provision which is an option to withdraw all or a portion of the annuity Contract without Withdrawal Charges and MVA, if an upside crediting method for that Strategy Term is set less favorable than the bailout rate for that strategy. See section titled “Contract Charges”. Any partial withdrawals will be taken proportionately across all Indexed Strategies. We do not provide a bailout waiver with regard to the six year Indexed Strategies because neither Withdrawal Charges nor MVAs are applicable after the sixth Contract Year.

Nursing Care Waiver – At any time on or after the Issue Date of the Contraçt, if you should become confined to an approved nursing facility for at least 90 consecutive days, Withdrawal Charges and MVA on any portion of the Contract Value withdrawn will be waived. See section titled “Contract Charges.”

Terminal Illness Waiver – If you have been diagnosed with a terminal illness after the first Contract Anniversary, Withdrawal Charges and MVA will be waived on any portion of the Contract Value withdrawn. See section titled “Contract Charges”.

How do Rider Charges affect the Contract Values? If you elect the optional Return of Premium Death Benefit Rider, when Rider Charges are assessed, the One-Year Fixed Strategy Value and the Strategy Contract Values are reduced by the dollar amount of the Rider Charge in proportion that each represents to the total Contract Value. However, Rider Charges assessed from an Indexed Strategy will also cause a reduction to your Indexed Strategy Base in the same proportion that the Rider Charge has reduced the Strategy Contract Value. Pro rata reductions could be greater, sometimes significantly greater, than the dollar amount of the withdrawal. This will reduce any gains at the end of the Strategy Term. Your Strategy Contract Value is the amount that is available for partial withdrawals, full surrender of your Contract, annuitization and Death Benefit payments.

For example, assume you are allocated to two Indexed Strategies.  The first Strategy Contract Value is $60,000 and first Indexed Strategy Base is $50,000.  The second Strategy Contract Value is $40,000 and second Indexed Strategy Base is $50,000.  When a $1,000 Rider Charge is assessed, the dollar-for-dollar reduction to the first Strategy Contract Value will be $600 and the dollar-for-dollar reduction to the second Strategy Contract Value will be $400.  The first Indexed Strategy Base will be reduced by $[500] to $49,500 ($50,000 * (1 - $600/$60,000)).  The second Indexed Strategy Base will be reduced by $[500] to $49,500 ($50,000 * (1 - $400/$40,000)).

If allocated to Aggregate Floor Indexed Strategy, Rider Charges will proportionately reduce your Aggregate Floor amount. Proportionate reductions could be significantly more than the dollar amount of the Rider Charge. For more detailed examples, see “Appendix C: Examples Illustrating Calculation of Index Credit for Aggregate Floor Indexed Strategies with Aggregate Floor Percentages.”

What annuity options are available during the Annuity Period? You may select from the annuity options that We offer under the Contract. The available annuity options are:

•	Life Annuity with Cash Refund;
•	Life Annuity;
•	Life Annuity with Guaranteed Payments for 10 Years;
•	Joint and Survivor Life Annuity;
•	Joint and Survivor Life Annuity Guaranteed Payments for 10 Years; or
•	Guaranteed Payment Period Annuity.

All Annuity Payments will be made on a fixed basis. The annuity options are discussed in more detail in the section titled “Annuity Options.”

Does the Contract provide a Death Benefit? If you die during the Accumulation Period, your Contract provides for a standard Death Benefit equal to the Contract Value as of the date We receive Due Proof of Death.

We also offer an optional Return of Premium Death Benefit, available at issue or following spousal continuation, for an additional Contract charge, which is assessed annually at the end of the Contract Year.

The Death Benefit is not payable during the Annuity Period and will terminate without value as of the Annuity Commencement Date. For additional information about the standard Death Benefit and the optional Death Benefit, see the section titled “Death Benefit.”

How do I contact the Company? The Company’s principal place of business is located 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204. If you need more information, or you wish to submit a request, you should contact Us as follows:

Annuity Service Center: For all written communications, general correspondence, and other transactional inquiries, you may contact Us at:

Customer Service By Phone: 833-ASK GA 4U (833-275-4248) Mon to Fri 8:30 AM -6:00 PM EST.

For Mail: 123 Town Square PL, PMB 711, Jersey City, NJ 07310

RISK FACTORS

If you purchase a Contract, you will be subject to certain risks. You should carefully consider the following risk factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract.

RISK OF LOSS

You can lose money by investing in this Contract, including your principal investment and earnings over the life of the Contract. The value of your Contract is not guaranteed by the U.S. government or any federal government agency, insured by the FDIC, or guaranteed by any bank.

RISK OF LOSS DURING RIGHT TO EXAMINE PERIOD

You may return your Contract for a refund, but only if you return it within the prescribed period. If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable law.

When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you your Contract Value. Unless otherwise required by state law, you bear the risk of any decline in your Contract Value during the right to examine period. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value, which may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term. Please see Appendix A for a listing of state variations that apply to the Contract. In states where we are required to return premium, we will do so regardless of your Strategy Interim Value.

General Liquidity Risk

The Contract is not designed to be a short-term investment and may not be appropriate for an investor who needs ready access to cash in excess of the Free Withdrawal Amount. If you take withdrawals (including withdrawals to pay advisory fees) from your Contract during the Withdrawal Charge Period, Withdrawal Charges and MVA (which can be positive or negative) may apply. In addition, amounts withdrawn from this Contract may also be subject to a 10% additional federal tax penalty if taken before age 59 1/2. Further, if an optional Return of Premium Death Benefit is elected, and the Contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, you will be charged a prorated Rider Charge. In addition, We will apply a MVA upon annuitization during the Withdrawal Charge Period. If you plan on annuitizing or taking withdrawals that will be subject to Withdrawal Charges, MVAs and/or additional federal taxes, this Contract may not be appropriate for you. For amounts allocated to Indexed Strategies, the Strategy Interim Value during the Strategy Term, is the amount that is available for partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract.), full surrender of your Contract, annuitization and Death Benefit payments. These amounts could be less than your investment even if the Index has performed positively. This is because the Strategy Interim Value is equal to the lesser of: (i) one plus the Market Value of Options we hold to support the Indexed Strategies, and (ii) one plus the Index Return subject to the upside crediting method, prorated based on the number of days that have elapsed in the Strategy Term. The application of the prorated upside crediting method may reduce any positive Index Return. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

In addition, partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract.) during an Indexed Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. The application of the Strategy Interim Value to partial withdrawals and proportional reductions to your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract. This will also reduce any gains at the end of the Strategy Term.

See “Strategy Interim Value Risk” below for information on how liquidity risks relate to Our Strategy Interim Value calculation.

We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

REALLOCATION RISK

You can reallocate Contract Value among the Indexed Strategies and the One-Year Fixed Strategy only at the end of Strategy Term. This restricts your ability to react to changes in market conditions during Strategy Terms. You should consider whether the inability to reallocate Contract Value during a Strategy Term is consistent with your financial needs.

We must receive your reallocation request at least two Valuation Days prior to the end of a Strategy Term. If We do not receive a reallocation request, no reallocations will occur and your current allocation will remain in place for the next Strategy Term. This will occur even if the Index and/or applicable upside Indexed Strategy Parameters associated with the Indexed Strategy have changed since you last selected the Indexed Strategy, in which case the Indexed Strategy may no longer be appropriate for your investment goals. For the One-Year Fixed Strategy, you risk the possibility that We will declare an interest rate for the One-Year Fixed Strategy at the guaranteed minimum interest rate. If you fail to reallocate your Strategy Contract Value at the beginning of a Strategy Term and do not wish to remain invested in a particular Indexed Strategy for the remainder of the Strategy Term, your only option will be to surrender the Contract. Surrendering all or a portion of your

Contract Value may cause you to incur Withdrawal Charges, MVA, negative adjustments to your Indexed Strategy Base, and negative tax consequences, as discussed in this section.

Strategy Interim Value Risk

We determine the Strategy Contract Value for each Indexed Strategy on each Valuation Day of the Strategy Term, other than the first day, by calculating its Strategy Interim Value. On the first day of each Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base. The Strategy Interim Value for an Indexed Strategy is calculated by us each day using a formula that takes into account the Market Value of Options held by the Company to support the Indexed Strategy. The Strategy Interim Value is not tied directly to the performance of the Index, although Index performance is one factor that impacts your Strategy Interim Value. In addition to Index performance, the Market Value of Options reflects the risk that the Index will suffer a loss by the end of the Strategy Term, based on the volatility of the Index, the time remaining in the Strategy Term and changes in prevailing interest rates. This means that your Strategy Contract Value could be less than your investment even when the Index performance is positive. Additionally, the Strategy Interim Value is limited by your upside crediting method (such as an Index Cap or Participation Rate) applied on a pro rata basis in proportion to the number of days that have elapsed in the Strategy Term. For example, the Strategy Interim Value for a Contract Owner who is halfway through the Strategy Term will be limited to fifty percent of the upside Indexed Strategy Parameter. The Strategy Interim Value will always be limited by this pro rata calculation, even if the Market Value of Options is higher. The application of the prorated upside crediting method will always reduce any positive Index Return. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

On any applicable Valuation Day of a Strategy Term, the Strategy Interim Value is the amount available for partial withdrawals, surrenders, annuitization and Death Benefits payments. Partial withdrawals (including any withdrawal to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) taken during the Strategy Term will reduce the Indexed Strategy Base in the same proportion as the withdrawal to the Strategy Contract Value. You should consider the risk that the Strategy Interim Value could be less than your original investment even when the applicable Index is performing positively.

You will not know your Strategy Interim Value when you notify Us to make a withdrawal from your Contract. Also, the Strategy Interim Value may not be available on any given Valuation Day, see Delay in Contract Administration section. For more information and to see how We calculate the Strategy Interim Value, see Appendix B.

Risk of Loss Related to Withdrawal Charges AND NEGATIVE MVAS

There is a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the Withdrawal Charge Period because We may deduct a Withdrawal Charge and apply a negative MVA. This risk exists even if you are invested in an Indexed Strategy with an Index that is performing positively as of the date of your withdrawal.

WITHDRAWALS TO PAY ADVISORY FEE RISK (applicable to the I-share Contract only)

If you elect to pay advisory fees from your Contract Value, then the deduction will reduce the Death Benefit according to the Death Benefit section and may be subject to federal and state income taxes and a 10% federal penalty tax. We will not report any such partial withdrawal as a reportable distribution for federal income tax purposes if such partial withdrawal is taken under a systematic withdrawal program that is established specifically for the deduction of advisory fees under the Contract, however, federal and/or state tax authorities could determine that such advisory fees should be treated as taxable withdrawals. Withdrawals to pay advisory fees are based on Contract Value (inclusive of any Strategy Interim Values). Advisory fees taken outside of the systematic withdrawal program as a partial withdrawal will be subject to Withdrawal Charges and MVAs if taken within the Withdrawal Charge Period. This will reduce your Free Withdrawal Amount and any optional Death Benefit value. Advisory fee withdrawals that reduce the Contract Value below the minimum Contract Value may result in a termination of the Contract and We will pay you the Surrender Value. See sections on “Systematic Withdrawals to Pay Advisory Fee” and “Strategy Interim Value” below.

Index Risk

The value of your investment in an Indexed Strategy will depend in part on the performance of the applicable Index. The performance of the Index is based on changes in the values of the securities or other instruments that comprise or define the Index, which are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Index may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses, and those losses could be significant. The historical performance of the Index or an Indexed Strategy does not guarantee future results. It is impossible to predict whether the Index will perform positively or negatively over the course of a Strategy Term. In addition, We measure the performance on a point-to-point basis, which means that We compare the value of the Index at the start and end of the term. There is a risk that the Index performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.

While it is not possible to invest directly in an Index, if you choose to allocate amounts to an Indexed Strategy, you are indirectly exposed to the investment risks associated with the Index. Because the Index is comprised or defined by a collection of equity securities, it is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

All indices are price-return indices that do not reflect dividends paid with respect to underlying securities.

The S&P 500® Price Return Index is comprised of equity securities issued by large-capitalization U.S. companies, and is therefore subject to large-cap in addition to market risk and issuer risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

Nasdaq-100® Price Return Index

This Index is comprised of equity securities issued by large-capitalization U.S. and non-U.S. companies, excluding financial companies. This Index is subject to the following investment risks in addition to market risk and issuer risk:

●	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

●	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●	Sector Risk. To the extent the Index is comprised of securities issued by companies in a particular sector, those securities may not perform as well as the securities of companies in other sectors or the market as a whole.

●	Non-U.S. Securities Risk. The value of foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the U.S. dollar. Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of U.S. issuers.

Fidelity U.S. Corporate Strength Index

This Index is comprised of stocks issued by large and mid-capitalization U.S. companies, which are selected based on stock selection models designed by Fidelity. This Index is subject to the following investment risks in addition to market risk and issuer risk:

●	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

●	Selection Model Risk. There can be no assurance that the Index’s stock selection models will enhance performance. The Index’s stock selection models may detract from performance. Even though this Index’s selection models seek to identify companies with strong financial characteristics including strong dividends, this Index’s performance does not reflect any dividends or distributions paid by the component companies.

●	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●	New/Exclusive Index Risk. This Index is exclusively licensed to Forethought Life Insurance Company for use with the Contract and other index-linked insurance policies issued by us. If the exclusive licensing agreement is not renewed, this Index may become available through other investment vehicles or may be discontinued. This Index does not have a performance history that pre-dates the offering of the Contract, and there may be less public information about this Index compared to other market indexes like the S&P 500® Price Return Index or the Nasdaq-100® Price Return Index. Inquiries regarding this Index should be directed to the Annuity Service Center.

Franklin U.S. Equity Index

This Index is comprised of stocks issued by large-capitalization U.S. companies, which are selected based on an investment methodology designed by Franklin Templeton. This Index is subject to the following investment risks in addition to market risk and issuer risk:

●	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

●	Selection Model Risk. There can be no assurance that the Index’s stock selection models will enhance performance. The Index’s stock selection models may detract from performance.

●	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●	New/Exclusive Index Risk. This Index is exclusively licensed to Forethought Life Insurance Company for use with the Contract and other index-linked insurance policies issued by us. If the exclusive licensing agreement is not renewed, this Index may become available through other investment vehicles or may be discontinued. This Index does not have a performance history that pre-dates the offering of the Contract, and there may be less public information about this Index compared to other market indexes like the S&P 500® Price Return Index or the Nasdaq-100® Price Return Index. Inquiries regarding this Index should be directed to the Annuity Service Center.

UBS Climate Aware Equity Index

This Index is comprised of equity securities issued by large- and mid-capitalization US companies. The companies included in this Index are selected based on criteria related to climate change and other environmental, social, and governance (ESG) factors. This Index is subject to the following investment risks in addition to market risk and issuer risk:

●	Equity Risk. Equity securities are subject to market fluctuations that cause the values of equity securities to fluctuate, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

●	ESG Criteria Risk. The Index’s selection and weighting methodology includes ESG criteria. As a result, the Index will have greater exposure to companies deemed to have higher ESG ratings than companies deemed to have lower ESG ratings, and companies can be excluded from the Index based on the Index’s ESG criteria. Companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. In addition, investors’ views about ESG matters may differ from the ESG criteria used by the Index. As such, the Index’s methodology may not reflect the beliefs and values of any particular investor.

●	Selection Model Risk. There can be no assurance that the Index’s selection models will enhance performance. The Index’s stock selection models may detract from performance.

●	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●	Mid-Cap Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

•	New/Exclusive Index Risk. This Index is exclusively licensed to Forethought Life Insurance Company for use with the Contract and other index-linked insurance policies issued by us. If the exclusive licensing agreement is not renewed, this Index may become available through other investment vehicles or may be discontinued. The Index's performance history only dates back to October 7, 2021, and, therefore, the Index has only limited historical performance. There may be less public information about this Index compared to other market indexes like the S&P 500® Price Return Index or the Nasdaq-100® Price Return Index. Inquiries regarding this Index, including requests for daily Index values and performance history, should be directed to the Annuity Service Center.

•	ESG Methodology Risk. While the UBS Climate Aware Equity Index’s methodology is designed to track the performance of companies with certain climate change related and ESG characteristics, amounts you invest in an Index Strategy linked to the UBS Climate Aware Equity Index are NOT invested in the Index or companies comprising the Index. The assets in the Company’s General Account and the Separate Account, which the Company invests to support its payment obligations under the Contract, are NOT invested based on climate change or ESG characteristics.

Index Cap Risk

If you allocate some or all of your Contract Value to an Indexed Strategy with an Index Cap, your earnings may be limited by the Index Cap. The positive Index Credit, if any, that may be credited to your Contract for a given Strategy Term will be subject to the Index Cap. The Index Cap does not guarantee a certain amount of Index Credit. The Index Credit for an Indexed Strategy may be less than the positive return of the Index. This is because any positive return of the Index is subject to a maximum in the form of the Index Cap. The B-share and I-share Index Caps may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that an Index Cap applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six year Strategy Term with a Cap, regardless of how the Index performs over the course of that six year period, the Cap will not be adjusted.

We benefit from the Index Cap because it limits the amount of positive Index Credit that We must credit for any Strategy Term. We set the Index Caps at Our discretion, and We may lower the Index Cap for the same Indexed Strategy in the future. You risk the possibility, subject to the minimum guaranteed Index Cap set forth in your Contract, that the Index Caps declared for a new Strategy Term may limit your Indexed Strategy returns.

Participation RaTE, TIER PARTICIPATION RATE AND TiER LEVEL Risk

If you allocate all or some of your Contract Value to an Indexed Strategy with a Participation Rate or a Tier Participation Rate, the Participation Rate, or Tier Participation Rates and Tier Level, as applicable, may limit your participation in positive Index Return. We declare a new Participation Rate or new Tier Participation Rates and new Tier Level , as applicable, for each new Strategy Term at our discretion. The Participation Rate, Tier Participation Rates or Tier Level for a new Strategy Term may be higher, lower or the same as the previous Strategy Term. A lower Participation Rate or Tier Participation Rates, or higher Tier Level, will reduce the amount of positive Index Return that is reflected in the Index Credit. You risk the possibility, subject to the minimum guaranteed Participation Rates and the maximum guaranteed Tier Level shown in your Contract and the “Indexed Strategies” section of this prospectus, that the Participation Rate or Tier Participation Rates and Tier Level, as applicable, declared for a new Strategy Term may limit your Indexed Strategy returns, and that the Tier One and Tier Two Participation Rates may be equal. The B-share and I-share Tier Participation Rates and Tier Level may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that the Participation Rate, Tier Participation Rate and Tier Level applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six year Strategy Term with a Participation Rate or a Tier Participation Rate and Tier Level, regardless of how the Index performs over the course of that six year period, the Participation Rate, Tier Participation Rate and Tier Level will not be adjusted.

Buffer PercentagE, FLOOR PERCENTAGE, AND Aggregate Floor Percentage Risk

If you allocate all or some of your Contract Value to an Indexed Strategy, negative Index performance may cause the Index Credit to be negative even after the application of the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage, as applicable. This would reduce your Strategy Contract Value. Any portion of your Contract Value allocated to an Indexed Strategy will benefit from the protection afforded under either the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage only for that Strategy Term. You assume the risk that you may incur a loss and that the amount of the loss may be significant, except for an Indexed Strategy with a 0% Floor Percentage where there is no investment risk of loss to you. You also risk the possibility that sustained negative Index Returns may result in zero or negative Index Credit being credited to your Strategy Contract Value over multiple Strategy Terms. If an Indexed Strategy is credited with negative Index Credit for multiple Strategy Terms, your total loss may exceed the stated limit of the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage for a single Strategy Term. It is important to note that a Buffer applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six year Strategy Term with a Buffer, regardless of how the Index performs over the course of that six year period, the Buffer will not be adjusted.

If you allocate all or some of your Contract Value to an Indexed Strategy with an Aggregate Floor, you will be subject to certain additional risks. At least ten days prior to the start of each Strategy Term, We will set and make available the range of applicable Index Caps. The range of Index Caps vary based on the new Aggregate Floor Percentage. However, the new Aggregate Floor Percentage will not be calculated until the end of the current Strategy Term because it is based on the recalculated Aggregate Floor. The Aggregate Floor cannot be recalculated until the Index Credit is calculated for the preceding Strategy Term. This means that your precise Index Cap (within the range), will not be known during the Reallocation Period.

The Aggregate Floor Percentage can be as low as -20%.

While your Aggregate Floor can increase due to positive Index performance from one consecutive Strategy Term to the next, such increases are limited to the greater of your Aggregate Floor for the prior Strategy Term or 80% of your Aggregate Floor Indexed Strategy Contract Value as of the end of the prior Strategy Term.

In addition, the Indexed Strategy will have a reset feature that provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each subsequent, consecutive Strategy Term. This feature must also be elected during the Reallocation Period. Alternatively, the recalculated Aggregate Floor Percentage will apply. Exercising the reset feature does not guarantee better or worse performance than not exercising the reset feature. Negative Index performance may result in lower renewal Index Caps which would limit your upside potential in later years. While the reset feature could provide an opportunity to decrease downside exposure, it could also limit upside potential for the next Strategy Term. On the other hand, the reset feature could provide an opportunity to increase downside exposure, which would increase upside potential for the next Strategy Term.

It is important to note that because the Index Credit is not known until the end of the Strategy Term, your Aggregate Floor for the next Strategy Term will not be known at the time you must elect the reset. Your new Aggregate Floor, based on the reset, may be higher or lower than you expected. This means that you could reset your Aggregate Floor Percentage and end up locking in a lower Aggregate Floor (and the potential for greater losses) than if you had not reset. If you make a reset request during the Reallocation Period, you may elect to cancel such request prior to the end of the Reallocation Period.

RISKS RELATED TO REDUCTION OF Indexed Strategy Base DUE TO WITHDRAWALS

If you withdraw Contract Value (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) allocated to an Indexed Strategy prior to the end of a Strategy Term, the withdrawal will cause a reduction to your Indexed Strategy Base. When such a withdrawal is made, your Indexed Strategy Base will be immediately reduced in a proportion equal to the reduction in your Strategy Contract Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Strategy Base will reduce any gains at the end of the Strategy Term. Once your Indexed Strategy Base is reduced due to a withdrawal, there is no way under the Contract to increase your Indexed Strategy Base during the remainder of the Strategy Term. This is because you cannot reallocate Contract Value into a Strategy Term after the Starting Index Date or make any additional Premium Payments. See “Impact of Withdrawals from Indexed Strategies” for additional information about how withdrawals affect your Strategy Contract Values.

Performance Lock Risk

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may exercise the Performance Lock feature at any time by notifying Us in a manner acceptable to us, prior to 4pm on the fourth to last Valuation Day of the Strategy Term. If you exercise the Performance Lock feature, your Strategy Contract Value (which otherwise fluctuates daily) will not be reduced based on the Strategy Interim Value for the remainder of the Strategy Term, unless there is a withdrawal and/or Rider Charges and/or advisory fees are assessed. You can exercise the Performance Lock feature once per Indexed Strategy during each Strategy Term. You should consider the following risks related to the Performance Lock feature:

•	You will no longer participate in the Index’s performance, whether positive or negative, for the remainder of the Strategy Term.
•	You will not be credited with any Index Credit for that Indexed Strategy at the end of the Strategy Term.
•	Exercising the Performance Lock feature for an Indexed Strategy is irrevocable for the Strategy Term.
•	We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.
•	If you exercise the Performance Lock feature at a time when your Strategy Interim Value has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if you exercised the Performance Lock feature at a later time or not at all.
•	We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.
•	There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

See the section titled “Performance Lock” for additional information regarding the Performance Lock feature.

Risk That We May ADD, remove OR REPLACE an INDEX OR indexed strategy

We may add, remove or replace an Index or Indexed Strategy, and any particular Indexed Strategy or Index may not available during the entire time that you own your Contract. We will not replace any Index or Indexed Strategy until We obtain any regulatory approvals needed. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If We replace an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Index Credit that you earn during that Strategy Term or the Strategy Interim Value that you can lock-in under the Performance Lock feature.

We may replace an Index at any time during a Strategy Term without your approval, and you will not be permitted to reallocate your Strategy Contract Value until the end of a Strategy Term. The new Index and the replaced Index may not be similar with respect to their component securities or other instruments, although We will attempt to select a new Index that is similar to the old Index. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the new Index at the end of the Strategy Term. See the Index Replacement Example under “The Indices - Index Replacement” section of the prospectus. If you do not want to remain in an Indexed Strategy or exercise the Performance Lock at the time or after we replace the Index, your only option will be to surrender your Contract. Full surrenders, if made or taken during a Strategy Term, are subject to an adjustment based on the Strategy Interim Value and will be subject to Withdrawal Charges and MVAs if made within the Withdrawal Charge Period and may have negative tax consequences. At the end of the Strategy Term, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge.

We reserve the right to discontinue offering any Indexed Strategy for newly issued or outstanding Contracts at the end of a Strategy Term. If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term. Before purchasing a Contract, you should evaluate whether Our ability to make the changes described above, and the scope of Our ability to react to such changes, are appropriate based on your investment goals.

RISK THAT WE MAY CHANGE THE INDEX CAP, PARTICIPATION RATE, TIER PARTICIPATION RATES OR TIER LEVEL

Changes to the Index Caps, Participation Rate, Tier Participation Rates or Tier Level, if any, occur at the beginning of the next Strategy Term. We will inform you of the Index Cap, Participation Rate, Tier Participation Rates or Tier Level for the next Strategy Term at least ten days prior to the beginning of each Strategy Term. You do not have the right to reject the Index Cap, Participation Rate, Tier Participation Rates or Tier Level for the next Strategy Term. If you do not like the new Index Cap, Participation Rate, Tier Participation Rates or Tier Level for a particular Indexed Strategy, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge during the Reallocation Period. If you do not want to invest in any investment option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur a Withdrawal Charge, a negative MVA, and may have negative tax consequences.

Our Financial Strength and Claims-Paying Ability

Our obligations under the Contract are supported by our General Account, which includes the assets in the Separate Account, which is subject to the claims of our creditors. As such, your Contract Value and the guarantees under the Contract, including any Index Credits, Death Benefit, and Annuity Payments, are subject to Our financial strength and claims-paying ability. There is a risk that We may default on those guarantees. You may obtain information on Our financial condition by reviewing Our financial statements included in this prospectus. Additionally, information concerning Our business and operations is set forth under the section titled “Management’s Discussion and Analysis.”

Cybersecurity and Business Continuity Risk

Our business is highly dependent upon the effective operation of Our computer systems and those of Our business partners. We are vulnerable to systems failures and cyber-attacks, which may adversely affect us, your Contract, and your Contract Value. In addition to cybersecurity risks, We are exposed to the risk that natural and man-made disasters, pandemics and catastrophes may significantly disrupt Our business operations and Our ability to administer the Contract. There can be no assurance that We or Our service providers will be able to successfully avoid negative impacts associated with systems failures, cyber-attacks, or natural and man-made disasters and catastrophes. See additional company-related risks later in this prospectus under “Risks Related to Our Business and Industry.”

THE ANNUITY CONTRACT

The Contract is an agreement between the Company and you, the Owner, designed for long-term financial goals, such as funding your retirement. Under the Contract, you can accumulate assets by investing in the Indexed Strategies or the One-Year Fixed Strategy, and you can later convert your accumulated Contract Value into a stream of income payments from Us, beginning on a date that you select. A Death Benefit may also become payable upon your death. All payments under the Contract are subject to the terms and conditions described in this prospectus.

During the Accumulation Period, you may access your money under the Contract by taking withdrawals of your Contract Value. Withdrawals may be subject to a Withdrawal Charge, MVA, negative adjustments to your Indexed Strategy Base, Strategy Interim Value and negative tax consequences. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a standard and optional Death Benefit that may become payable during the Accumulation Period. The Death Benefits are not payable during the Annuity Period.

The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an IRA or Roth IRAs. If you purchase the Contract as a qualified contract, the Contract will not provide you tax benefits in addition to those already provided by your IRA or Roth IRA.

State Variations

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. Please see Appendix A for a listing of state variations that apply to the Contract. Any state variations will be included in your Contract.

Owner

The Owner may exercise all ownership rights under the Contract. A single Owner may be a non-natural person, such as a trust. The Contract Owner must not be older than age 85 (the “maximum Issue Age”) on the date the Contract application is received in Good Order at Our Annuity Service Center. A non-qualified Contract may be owned by joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly. Only two Owners are allowed per Contract. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner. In the case of joint Owners, each Owner alone may exercise all rights, options and privileges except with respect to a surrender, a withdrawal, a selection of an annuity option, a change of Beneficiary, a change of ownership and assignment.

ASSIGNMENTS AND Changes to Ownership

You may request to assign or transfer your rights under the Contract by sending Us a signed and dated request. We will not be bound by an assignment until We acknowledge it. To the extent allowed by state law, We reserve the right to refuse Our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation, including a transfer of ownership, which is an absolute assignment. If you assign your benefits, the Death Benefit amount may be adjusted. See the section titled “Death Benefit.”

Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions (including payments) that We take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

An IRA, Roth IRA, or any other Contract may not be assigned except as permitted by the Code.

Use care when naming joint Owners, assigning your Contract or making any changes to the ownership of your Contract. Assigning your Contract and changing ownership may have tax implications. Consult your financial professional or tax advisor if you have questions.

Annuitant

You name the initial Annuitant and any joint Annuitant on your Contract application. Any Annuitant must be a natural person, and joint Annuitants are not permitted on a qualified Contract or a Contract owned by a non-natural person. For IRAs, the Owner and Annuitant must be the same individual unless a custodian has been named. At any time prior to the Annuity Commencement Date, you may change the Annuitant by sending Us a request that is in Good Order. If the Contract is not owned by a non-natural person (e.g., a trust), the Annuitant may not be changed and the Annuitant must not be older than age 85 (the Owner’s maximum Issue Age for this Contract). Unless you specify otherwise, a change in Annuitant is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions that We take under the Contract (including payments) prior to receiving the notice.

Beneficiary

The Beneficiary is the person(s) or entity (or entities) entitled to receive any Death Benefit paid under the Contract, as described in the section titled “Death Benefit.” You name the initial Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending Us a request in Good Order. If your Beneficiary designation was established as being irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you and in Good Order. We are not responsible for the validity of any Beneficiary designation or for any actions We may take under the Contract (including payments) prior to receiving a request to change a Beneficiary.

Purchasing the Contract

You may purchase the Contract by completing an application and submitting a minimum Premium Payment of $25,000. The Contract Owner, or Annuitant if the Owner is a non-natural person, must not be older than age 85 (the “maximum Issue Age”) on the date the Contract application is received in Good Order at Our Annuity Service Center. Only one Premium Payment is allowed under the Contract. For IRAs and Roth IRAs, because the minimum Premium Payment We accept exceeds the annual contribution limits for IRAs and Roth IRAs, your initial Premium Payment must include a rollover contribution.

We reserve the right to refuse any Premium Payment that exceeds $1 million ($500,000 for ages 81 and older) and any Premium Payment that, when aggregated with previous Premium Payments made to other Contracts issued by the Company, exceeds $1 million ($500,000 for ages 81 and older) Further, We reserve the right to refuse any Premium Payment that does not meet Our minimum Premium Payment requirements, is not in Good Order, or is otherwise contrary to law. We also reserve the right to refuse any application. If We refuse your application, We will return your Premium Payment to you.

Two share classes are available under this prospectus. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. You may elect to have an annual advisory fee up to 1.50% of the Contract Value deducted from the Contract.

Allocating Your Premium Payment

You must specify in your Contract application how we should allocate your Premium Payment (by percentage) among the One-Year Fixed Strategy and the Indexed Strategies available at the time you purchase the Contract. Allocations to Indexed Strategies and the One-Year Fixed Strategy are subject to a minimum of $2,500 or 10% of the Premium Payment, whichever is greater.

Right To Examine

If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before We can cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable law.

Unless otherwise required by state law, We will process your refund within two Valuation Days from the Valuation Day that We receive your properly completed request to cancel in Good Order and will refund the Contract Value (which may be inclusive of any adjustments for Strategy Interim Value) plus any rider fees deducted from the Premiums or imposed under the Contract during the period you owned the Contract. Any Withdrawal Charge and MVA assessed previously during the Right to Examine period, due to any withdrawals, will be retained by the Company. We will not assess any Withdrawal Charges and MVA at the time you exercise your right to examine. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Contract. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will treat it as if it was received on the following Valuation Day. This means that you bear the risk of any decline in your Contract Value until We receive your notice of cancellation at Our Annuity Service Center. In certain states, however, We are required to return your Premium Payment without deduction for any rider fees, Withdrawal Charges, MVAs or market fluctuations due to the Strategy Interim Value less withdrawals you have taken. Please refer to Appendix A for state variations.

Available strategies

Under the Contract, you may allocate your Premium Payment among the One-Year Fixed Strategy and Indexed Strategies available for the initial Strategy Term. You may only reallocate your Contract Value for subsequent Strategy Terms by providing reallocation instructions during the Reallocation Period. The requested reallocation(s) will be processed at the end of the Strategy Term. (See “Reallocation Period”).

Currently, the Contract offers a One-Year Fixed Strategy and several Indexed Strategies. The One-Year Fixed Strategy credits compound interest at a guaranteed rate. The Index Credit for each Indexed Strategy is linked to the performance of the Index, subject to the type of Indexed Strategy as described below. The Index Credit for any Indexed Strategy may be positive, negative, or equal to zero.

Strategy Term

Each Strategy Term is one year or six years and may vary based on the Indexed Strategy, if applicable. The initial Strategy Term begins on your Issue Date. Each subsequent Strategy Term begins at the end of the prior Strategy Term. If the Starting Index Date or the Ending Index Date of a Strategy Term is not a Valuation Day, the Starting Index Date or Ending Index Date will be the prior Valuation Day.

One-Year Fixed Strategy

The One-Year Fixed Strategy credits compound interest based on rates that are set and guaranteed by the Company. Any portion of your Contract Value allocated to the One-Year Fixed Strategy for a Strategy Term will be credited with the interest rate established for that Strategy Term. This rate will apply for the entire Strategy Term. The interest rate for the One-Year Fixed Strategy for your initial Strategy

Term will be set forth in your Contract. At the conclusion of the Strategy Term, We will declare the interest rate at least ten days prior to the end of the Strategy Term for the next Strategy Term.

The effective annual interest rate for any Strategy Term will never be lower than the guaranteed minimum interest rate set forth in your Contract. This rate will not be less than .50% during the Withdrawal Charge Period (WCP) and no less than .10% after the Withdrawal Charge Period and is guaranteed to be a rate not less than the minimum interest rate allowed by state law. The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You risk the possibility that We will declare an interest rate for the One-Year Fixed Strategy at the guaranteed minimum interest rate.

Indexed Strategies

Each Indexed Strategy includes the following elements to calculate the Index Credit:

•	An Index;
•	A “Point-to-Point” crediting method;
•	An Index Cap, Participation Rate, or Tier Participation Rates and Tier Level, as applicable and
•	Either an Aggregate Floor Percentage, Floor Percentage or Buffer Percentage.

The below Indexed Strategies are available under the Contract (subject to state or firm variations). The six year Indexed Strategies are only available on the Issue Date.

Strategy Term	Crediting Method	Index	Buffer	Floor	Maximum Potential Market Loss[1]	Minimum Cap		Minimum Guaranteed Participation Rate		Maximum Guaranteed Tier Level
						During WCP	Post- WCP	During WCP	Post- WCP	During WCP	Post- WCP
1-Year	Index Cap with Buffer	S&P 500, Nasdaq 100, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	10%	N/A	All Contract Value in excess of the Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Index Cap with Buffer	S&P 500, Nasdaq 100,	20%	N/A	All Contract Value in excess of the Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Index Cap with Aggregate Floor	S&P 500	N/A	-20% - 0%	All Contract Value up to the Floor	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Index Cap with Floor	S&P 500	N/A	0%	All Contract Value up to the Floor	1.00%	0.50%	N/A	N/A	N/A	N/A
1-Year	Participation Rate with Buffer	S&P 500, Nasdaq 100, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	10%	N/A	All Contract Value in excess of the Buffer	N/A	N/A	10%	10%	N/A	N/A
6-Year	Index Cap with Buffer	S&P 500, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	20%	N/A	All Contract Value in excess of the Buffer	1.00%	N/A	N/A	N/A	N/A	N/A
6-Year	Participation Rate with Buffer	S&P 500, Fidelity U.S. Corporate Strength, Franklin US Equity, UBS Climate Aware Equity	20%	N/A	All Contract Value in excess of the Buffer	N/A	N/A	10%	N/A	N/A	N/A
6-Year	Tier Participation Rate with Buffer	S&P 500	5%, 10%	N/A	All Contract Value in excess of the Buffer	N/A	N/A	10%	N/A	30%	N/A

1 When invested in the Buffer strategies, it is possible to lose your entire principal investment and any earnings over the life of your Contract. However, when invested in Floor strategies the maximum amount you can lose is limited to the Contract Value up to the Floor.

We reserve the right to add, remove or replace any Indexed Strategy in the future, subject to necessary regulatory approvals and amendment of the prospectus. The One-Year Fixed Strategy and the S&P 500 one year point-to-point with Cap and 0% Floor will be available for the life of your Contract. The 0% floor Indexed Strategy permits a positive Index Credit and provides full protection against any negative Index Returns. Any changes to the Index Caps, Participation Rates, Tier Participation Rates or Tier Level occur at the start of the next Strategy Term. If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term.

If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

The Indices

The Contract currently offers Indexed Strategies that are linked to the below Indices. All indices are price-return indices that do not reflect dividends paid with respect to underlying securities.

The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in the index.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

The Nasdaq-100® Price Return Index

The Nasdaq-100® Price Return Index includes 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market. The Index includes equities of companies across major industry groups including computer hardware and software, telecommunications, and retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. As of December 31, 2021, the Index was comprised of 100 companies with market capitalizations ranging from $22.8 billion to $2.4 trillion.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

The Index’s performance does not reflect any dividends or distributions paid by the component companies.

The index provider for this Index is Nasdaq, Inc. and its affiliates. Nasdaq Inc. and its affiliates are not affiliated with the Company.

Fidelity U.S. Corporate Strength Index

The Fidelity U.S. Corporate Strength Index is designed to provide investment exposure to large and medium sized U.S. companies based on stock selection models designed by Fidelity. As of December 31, 2021, the Index was comprised of 118 stocks of companies with market capitalizations ranging from $3 billion to $871 billion.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

The components of the Index are selected from the top 1000 U.S. stocks based on market capitalization. From that universe, the Index selects stocks within each industry sector that have favorable scores with respect to two selection models focusing on fundamental strength and dividends.

●	The fundamental strength model seeks to identify companies with strong financial characteristics, analyzing factors related to earnings, sales growth, return on invested capital, cash flows, debt, and short interest.

●	The dividends model seeks to identify companies with high and consistent dividends, analyzing factors related to dividend yield, dividend payout ratio, and dividend growth.

The Index is reconstructed and rebalanced on a semi-annual basis in accordance with the Index’s rules-based methodology. The selected stocks are weighted based on market-capitalization, subject to the Index’s rules-based constraints. The Index’s performance does not reflect any dividends or distributions paid by the component companies.

The Index is administered by Fidelity Product Services LLC. Fidelity Product Services LLC is not affiliated with the Company.

The Index is exclusively licensed to Forethought Life Insurance Company for use with the Contract and other index-linked insurance policies issued by us. The Index is new; it does not have a performance history that pre-dates the offering of the Contract. Inquiries regarding this Index should be directed to the Annuity Service Center.

Franklin U.S. Equity Index

The Franklin U.S. Equity Index is designed to provide investment exposure to large U.S. companies based on an investment methodology designed by Franklin Templeton. As of December 31, 2021, the Index was comprised of 256 stocks of companies with market capitalizations ranging from $1.06 billion to $2.9 trillion.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

The components of the Index are selected from the Russell 1000® Index. The Russell 1000® Index is designed to measure the performance of large capitalization stocks in the U.S. It includes approximately 1,000 of the largest issuers included in the Russell 3000® Index, which is designed to measure the performance of the entire U.S. stock market.

The Index is designed to achieve a lower level of risk and higher risk-adjusted performance than the Russell 1000® Index over the long term by applying a multi-factor selection process, which is designed to select stocks from the Russell 1000® Index that have favorable scores with respect four investment style factors – quality, value, momentum, and low volatility.

●	The “quality” factor incorporates measurements such as return on equity, earnings variability, cash return on assets, and leverage.

●	The “value” factor incorporates measurements such as price to earnings, price to forward earnings, price to book value, and dividend yield.

●	The “momentum” factor incorporates measurements such as 6-month risk adjusted price momentum and 12-month risk-adjusted price momentum. Momentum investing generally seeks to capitalize on positive trends in the returns of financial instruments.

●	The “low volatility” factor incorporates measurements such as historical beta (i.e., a measure of the volatility of a security relative to the total market).

The Index is reconstructed and rebalanced on a semi-annual basis in accordance with the Index’s rules-based methodology. The component securities of the Russell 1000® Index with the top 25% investment style factor scores will be selected for inclusion in the Index. The selected securities are weighted based on their market capitalization and investment style factor scores, subject to the Index’s rules-based constraints. No company shall be weighted to comprise more than 1% of the Index. The Index is also constrained in its construction to limit turnover of component securities at each semi-annual reconstruction. Securities that are affiliated with Franklin Templeton by either a direct or indirect aggregate shareholding of greater than 20% are excluded from the Index.

The Index’s performance does not reflect any dividends or distributions paid by the component companies.

The Index is calculated and maintained by FTSE Russell which aims to reflect the performance of a Franklin Templeton strategy. Neither FTSE Russell nor Franklin Templeton is affiliated with the Company.

The Index is exclusively licensed to Forethought Life Insurance Company for use with the Contract and other index-linked insurance policies issued by us. The Index is new; it does not have a performance history that pre-dates the offering of the Contract. Inquiries regarding this Index should be directed to the Annuity Service Center.

UBS Climate Aware Equity Index

The UBS Climate Aware Equity Index is designed to provide investment exposure to the long-term transition to a low carbon and climate resilient economy. The Index is weighted and includes equity securities of large and medium sized US companies. As of June 11th, 2021, the Index was comprised of 266 companies with market capitalizations ranging from $863 million to $2.1 trillion.

The companies included in the Index are selected and weighted based on criteria related to climate change, including carbon emissions, coal energy, fossil fuel reserves, renewable energy, emissions trajectories, and severe weather events. The Index also excludes companies involved or alleged to be involved in activities that breach other environmental, social, and governance (ESG) criteria. The Index’s performance does not reflect any dividends or distributions paid by the component companies.

The Index is reconstructed and rebalanced on a semi-annual basis. The securities included in the Index are selected from the Solactive GBS United States Large & Mid Cap Index (the “Parent Index”). The Parent Index is designed to track the performance of the large and mid-cap segment covering approximately the largest 85% of the free-float market capitalization of U.S. companies.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions. Stocks are selected from the Parent Index and weighted in accordance with the following four step process:

●	First, climate scores are assigned to each company in the Parent Index based on numerous factors related to climate change. Companies’ scores will be negatively impacted by greater reliance on carbon emissions, coal energy, and fossil fuel reserves. A company’s scores may also be negatively impacted if it is at higher risk of severe weather events related to climate change. Companies’ scores will be positively impacted by greater investments in renewable energy and likelihood of achieving emissions targets.

●	Second, the companies’ climate scores are compared, and the laggards within each industry category are excluded from further consideration. For companies that are currently components of the Index, the threshold for exclusion is 20th percentile. For companies that are not currently components of the Index, the threshold for exclusion is 40th percentile. For any industry category with fewer than five companies in the Parent Index, the threshold for exclusion is the respective sector average.

●	Third, any remaining company will be excluded if it breaches certain ESG criteria, including the following:

o	The company has more than 10% revenue from coal mining, coal power generation, and/or oil sands extraction;

o	The company has a verified failure to respect certain established norms, or has been involved in controversies, related to the environment, human rights, corruption, or labour rights.

o	The company has verified or alleged ongoing involvement in controversial weapons research (e.g., chemical, biological, and nuclear weapons).

o	The company generates revenue from tobacco cultivation and production.

o	The company has a significant negative impact on sustainable development goals for the environment related to responsible consumption and production, climate action, life below water, or life on land.

●	Fourth, the remaining companies are included in the Index and assigned a weighting in accordance with its rules-based methodology taking into account climate and ESG scores relative to the Parent Index, weight deviations from the Parent Index, weight caps, and weight floors.

The Index is administered by Solactive AG and was designed by Solactive AG in conjunction with UBS. Solactive AG’s application of rules related to climate change and other ESG criteria are based on data provided by Institutional Shareholder Services Inc. Neither Solactive AG, UBS, nor Institutional Shareholder Services Inc. is affiliated with the Company.

The Index is exclusively licensed to Forethought Life Insurance Company for use with the Contract and other index-linked insurance policies issued by us. The Index's performance history only dates back to October 7, 2021, and, therefore, the Index has only limited historical performance. Inquiries regarding this Index should be directed to the Annuity Service Center.

While the UBS Climate Aware Equity Index’s methodology is designed to track the performance of companies with certain climate change related and ESG characteristics, amounts you invest in an Index Strategy linked to the UBS Climate Aware Equity Index are NOT invested in the Index or companies comprising the Index. The assets in the Company’s General Account and the Separate Account, which the Company invests to support its payment obligations under the Contract, are NOT invested based on climate change or ESG characteristics.

Index Replacement. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Strategy Term or during a Strategy Term. We will notify you at least 30 days before We replace an Index, or if not possible, as soon as reasonably practical.

If We replace an Index, We will attempt to select a new Index that is similar to the old Index. In making this evaluation, We will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the index at the end of the Strategy Term.

Index Replacement Example. This example is intended to show how We would calculate the Index Return during a Strategy Term in which an Index was replaced.

Index Return from the Starting Index Date until the replacement date for old Index

Old Index Value on the Starting Index Date	100
Old Index Value on replacement date	103
Index Return for old Index on replacement date	(103 / 100) - 1 = 3%

This 3% Index Return on the replacement date is then used to calculate the Index Return

Index Return from the replacement date until the Ending Index Date for new Index

New Index Value on the replacement date	100
New Index Value on the Ending Index Date	105
Index Return for old Index on replacement date	(105 / 100) - 1 = 5%

The Index Return calculation for that Strategy Term is then based on the change of both the old and new Index.  The Index Return in this Strategy Term would be 8.15% [(1 + 3%) * (1 + 5%)].

Additional information about the Index, including disclaimers, may be found in Appendix I. The investment risks associated with the Indices are discussed under the section titled “Index Risk.”

Strategy Contract Value

The Strategy Contract Value is the amount of your investment in an Indexed Strategy to which you allocate Contract Value and will reflect the portion of your Contract Value attributable to that Indexed Strategy at any given time. If you allocate Contract Value to more than one Indexed Strategy for a Strategy Term, you will have a separate Strategy Contract Values for each Indexed Strategy in which you invested.

If you do not exercise the Performance Lock feature during Strategy Term, your Strategy Contract Value for an Indexed Strategy will be calculated at the close of each Valuation Day of the Strategy Term as follows:

•	On the Starting Index Date, the Strategy Contract Value will equal the Indexed Strategy Base for that Indexed Strategy.

•	On each Valuation Day following the Starting Index Date, the Strategy Contract Value on a given Valuation Day will equal the Strategy Interim Value, which We calculate at the close of each Valuation Day.

•	The Strategy Interim Value is used to calculate amounts available for surrender, partial withdrawal (including withdrawals to pay advisory fees, systematic withdrawals and RMDs), annuitization and any payment of a Death Benefit that is taken from an Indexed Strategy, as well as for the Performance Lock feature. We also use the Strategy Interim Value to determine how much the Indexed Strategy Base is reduced following a partial withdrawal. The Strategy Interim Value reflects the current value of each Indexed Strategy, based on the Index performance and the time elapsed in the Strategy Term. It estimates the Market Value of Options for option contracts We may hold that replicate Our obligation to calculate the Index Credit on the last day of a Strategy Term and to assure We can meet Our payment obligations under the Indexed Strategy.

The Strategy Interim Value is equal to the Indexed Strategy Base for that Indexed Strategy multiplied by the lesser of: (i) one plus the Market Value of Options we hold to support the Indexed Strategies, and (ii) one plus the upside crediting method rate, prorated based on the number of days that have elapsed in the Strategy Term. The application of the prorated upside crediting method rate may reduce any positive Index Return. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may always reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term. Appendix B describes how Strategy Interim Values are calculated.

•	At the end of the Strategy Term, the Strategy Contract Value will equal your Indexed Strategy Base adjusted by any Index Credit, which may be positive, negative, or equal to zero. The Strategy Contract Value at the end of the Strategy Term may also be expressed through the following formula: Indexed Strategy Base x (1 + Index Credit).

Strategy Contract Value Example. Assume you allocate $25,000 to an Indexed Strategy at the beginning of a Strategy Term with a 5% Index Cap. On the first Valuation Day of the Strategy Term, your Indexed Strategy Base is $25,000. Over the course of the Strategy Term, assuming you do not exercise the Performance Lock feature, your Strategy Contract Value will increase and decrease according to changes in your Strategy Interim Value. For instance, if your Strategy Interim Value at the close of the tenth Valuation Day equals $25,200, your Strategy Contract Value at that time will be $25,200. If your Strategy Interim Value at the close of the eleventh Valuation Day equals $24,800, your Strategy Contract Value at that time will be $24,800. At the end of the Strategy Term, if an Index Credit of 5% is applied, your Strategy Contract Value will be $26,250 ($25,000 x (1 + 0.05) = $26,250). The Performance Lock feature is described in more detail under the section titled, “Performance Lock.”

Index Credit

Each Indexed Strategy takes into account the following elements to calculate the Index Credit:

•	The Index Return;
•	The length of the Strategy Term;
•	Either the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates; and
•	Either the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage.

For each Indexed Strategy to which you allocate Contract Value, at the end of the Strategy Term, We will apply an Index Credit to your Indexed Strategy Base at the end of the Strategy Term (unless the Performance Lock feature was exercised during the Strategy Term). The Index Credit may be positive, negative, or equal to zero.

•	If the Index Credit is positive, the dollar amount of the increase can be calculated as the Indexed Strategy Base multiplied by the Index Credit.
•	If the Index Credit is negative, the dollar amount of the decrease can be calculated as the Indexed Strategy Base multiplied by the Index Credit.
•	If the Index Credit is equal to zero, there will be no increase or decrease.

If you allocate Contract Value to multiple Indexed Strategies for a Strategy Term, separate Index Credits will be applied to all the Indexed Strategies in which you are invested at the end of the Strategy Term. Even if you receive positive Index Credit for one or more Indexed Strategies for a Strategy Term, your overall gain will be reduced by any negative Index Credit you receive for any other Indexed Strategy, and such negative Index Credit may cause you to incur an overall loss during the Strategy Term.

Also provided below are examples of how We calculate the Index Credit for each Indexed Strategy.

Index Return (“Point-to-Point”). To calculate the Index Credit, We first calculate the Index Return. The Index Return for an Indexed Strategy is the net percentage change in the Index Value from the Starting Index Date to the Ending Index Date.

Index Return and Index Credit. Assume that between the Starting Index Date and the Ending Index Date the net value of the S&P 500 ® increases by 5%. Thus, the Index Return for that Indexed Strategy would be 5%. If instead the net value of the S&P 500 ® decreases by 5%, the Index Return for that Indexed Strategy would be -5%.

After calculating the Index Return, We assess the application of the Indexed Strategy Parameters to determine the Index Credit. We will apply the Index Credit to the Indexed Strategy Base at the end of the Strategy Term. The Strategy Contract Value will also be increased or decreased by the amount of the credit.

If the Index Return is positive, We assess the application of the Index Cap, Participation Rate, or Tier Level and Tier Participation Rates, as applicable.

●	The Index Cap represents the maximum positive Index Return that may be reflected in the Index Credit for a given Strategy Term. As such, an Index Cap may limit your gain by capping your potential Index Credit.

●	The Participation Rate is a percentage that is multiplied by any positive Index Return to calculate the Index Credit for a given Strategy Term. A Participation Rate may prevent you from fully participating in positive Index Return. However, there is no cap on your potential Index Credit when a Participation Rate is applied.

●	The Tier Level is the level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values. Tier Participation Rates may prevent you from fully participating in positive Index Return. However, there is no cap on your potential Index Credit when Tier Participation Rates are applied.

Each Indexed Strategy has its own Index Cap, Participation Rate or Tier Level and Tier Participation Rates. We set the Index Cap, Participation Rate or Tier Level and Tier Participation Rates for each Indexed Strategy at least ten days prior to the beginning of a Strategy Term. An Index Cap, Participation Rate or Tier Level and Tier Participation Rates for a particular Strategy Term may be higher or lower than the Index Caps, Participation Rates or Tier Levels and Tier Participation Rates for previous or future Strategy Terms. In no event will an Index Cap, Participation Rate or the Tier Participation Rates be lower than the minimum guaranteed Index Cap or Participation Rate stated in your Contract or stated earlier in the table of available strategies. The Index Caps, Participation Rates and Tier Levels and Tier Participation Rates for your initial Strategy Term will be set forth in your Contract. It is important to note that Index Strategy Parameters apply for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six year Strategy Term with a Cap and a Buffer, regardless of how the Index performs over the course of that six year period, the Cap and the Buffer will not be adjusted.

Index Cap Example 1: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 5%. In this case, to calculate the Index Credit, We would compare the Index Return of 5% to the Index Cap of 8%. Because the Index Return (5%) is less than the Index Cap (8%), the Index Credit would reflect the 5%. As a result, We would apply an Index Credit of 5% to your Indexed Strategy Base. In this example, the Index Cap did not limit your potential gain.

Index Cap Example 2: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 15%. In this case, to calculate the Index Credit, We would compare the Index Cap of 8% to the Index Return of 15%. Because the Index Return (15%) is higher than the Index Cap (8%), an Index Credit of 8% would be applied to Indexed Strategy Base. In this example, the Index Cap limited your potential gain.

Participation Rate Example: Assume that you allocated Contract Value to an Indexed Strategy that includes a Participation Rate of 20% and at the end of the Strategy Term, the Index Return is 10%. In this case, to calculate the Index Credit, We would multiply the Index Return of 10% by the 20% Participation Rate, which results in an Index Credit of 2%.

Tier Level and Tier Participation Rates Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, a Tier Level of 20% and at the end of the six year Strategy Term, the Index Return is 18%. In this case where the Index Return is less than the Tier Level, to calculate the Index Credit, We would multiply the Index Return of 18% by the 100% Tier One Participation Rate, which results in an Index Credit of 18%.

Tier Level and Tier Participation Rates Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, a Tier Level of 20% and at the end of the six year Strategy Term, the Index Return is 35%. In this case where the Index Return is above than the Tier Level, the Index Credit would be 100% (Tier One Participation Rate) of the first 20% (Tier Level) increase plus 140% (Tier Two Participation Rate) of the remaining 15% (Index Return minus Tier Level) increase, which equals an Index Credit of 41%.

Neither an Index Cap, Participation Rate, nor Tier Level or Tier Participation Rates guarantee a certain amount of Index Credit. The Index Cap, Participation Rate, or Tier Level and Tier Participation Rates may limit the amount of positive Index Credit that We may be obligated to pay for any Strategy Term. We set the Index Caps, Participation Rates, and Tier Levels and Tier Participation Rates at Our discretion, subject to the guaranteed limits set forth in this prospectus. You risk the possibility that We will not set an Index Cap, Participation Rate or Tier Participation Rates higher than the minimum guaranteed rates stated in your Contract. You risk the possibility that We will not set the Tier Level lower than the maximum guaranteed rates stated in your Contract.

If the Index Return is negative, We assess the application of the Floor Percentage, Aggregate Floor Percentage or the Buffer Percentage, whichever applies to the Indexed Strategy. The Floor Percentage, Aggregate Floor Percentage and the Buffer Percentage provide different forms of protection against negative Index Returns.

●	The Floor Percentage and Aggregate Floor Percentage establishes the lowest negative Index Credit that may be applied for a given Strategy Term.

●	The Buffer Percentage represents the amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term.

Floor Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -5%. Because the Floor Percentage (-10%) is less than the Index Return (-5%), We would apply an Index Credit equal to -5% to the Indexed Strategy Base. In this example, the Floor Percentage did not provide any downside protection.

Floor Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage or -10% and, at the end of the Strategy Term, the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -15%. Because the Floor Percentage limits the amount of negative Index performance, an Index Credit equal to -10% would be applied to the Indexed Strategy Base. In this example, the Floor Percentage provided downside protection by limiting your loss.

Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Floor Percentage.

Aggregate Floor Indexed Strategy

The Aggregate Floor Indexed Strategy is an Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans multiple one year consecutive Strategy Terms. For this reason, this strategy may appeal to a Contract Owner who is concerned about cumulative negative Index performance over the course of multiple Strategy Terms but still wants upside exposure.

•	The annual growth potential is the one year Index Return up to the Index Caps.

•	The annual downside protection guarantee is equal to the Aggregate Floor, which is the dollar amount of your investment that is protected from negative Index performance during each one year Strategy Term.

The initial Aggregate Floor is equal to 90% of the Aggregate Floor Indexed Strategy’s investment allocation. For as long as you remain invested in the Aggregate Floor Indexed Strategy, your Aggregate Floor (adjusted for any resets, withdrawals, optional Rider Charges and/or transfers in subsequent consecutive Strategy Term) will never decrease due to negative market performance from one Strategy Term to the next. This means that you will never lose more than 10% of your initial allocation (or any subsequent allocations) to the Aggregate Floor Indexed Strategy due to negative Index performance.

The initial Aggregate Floor Percentage is always -10%. The Aggregate Floor Percentage may change for subsequent consecutive Strategy Terms depending on the Index Credit from the prior Strategy Term, but we guarantee that we will never set the percentage lower than -20% for subsequent consecutive Strategy Terms.

At the start of each consecutive Aggregate Floor Indexed Strategy Term, we recalculate the Aggregate Floor, Aggregate Floor Percentage and Index Caps, as follows and discussed in more detail below:

Aggregate Floor – We recalculate the new Aggregate Floor based on the prior Strategy Term’s Index Credit, as well as any withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy. The new Aggregate Floor will equal the greater of the prior Strategy Term’s Aggregate Floor or 80% of the Strategy Contract Value (as adjusted for any positive or negative Index Credit).

In general, based on the prior Strategy Term’s Index Credit, the Aggregate Floor will stay the same or increase at the start of each new consecutive Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will also change, based on the new Aggregate Floor, to reflect the largest percentage by which your Strategy Contract Value can decrease at the end of the Strategy Term. We discuss this further below in greater detail.

For each scenario below, assume $100,000 initial allocation at the start of Contract Year 1; an initial Aggregate Floor of $90,000; and no withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy:

If the Index Credit is 0%, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have an Index Credit of 0% (or $0) in Contract Year 1, the Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $100,000=$80,000).

If the Index Credit is negative, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have a negative Index Credit in Contract Year 1 of 6% (or $6,000), which reduces your Strategy Contract Value to $94,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term, This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $94,000=$75,200). The Aggregate Floor Percentage for Contract Year 2 is -4.26% ($90,000 Aggregate Floor / $94,000 Strategy Contract Value - 1).

In Contract Year 2, assume the Index performance is again negative, and you have a potential negative Index Credit of 5% (or $4,700) prior to the application of the Aggregate Floor Percentage of -4.26%. The Index Credit in Contract Year 2 is limited to -4.26% (or $4000). We protected you from loss that would reduce your Strategy Contract Value below $90,000 because you have a $90,000 Aggregate Floor. This means we will only reduce your Strategy Contract Value by -4.26% (or $ 4,000) to $90,000 instead of by -5% (or $4,700) to $89,300. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $90,000=$72,000).

If the Index Credit is positive, the Aggregate Floor will increase or stay the same at the start of the next consecutive Strategy Term.

For example, assume you have a positive Index Credit in Contract Year 1 of 4% (or $4,000), increasing your Strategy Contract Value to $104,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $104,000=$83,200).

In Contract Year 2, assume the Index performance is again positive, and you have a positive Index Credit of 10% ($10,400), increasing your Contract Strategy Value to $114,400. Your Aggregate Floor will increase at the start of the next consecutive Strategy Term to $91,520. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $114,400=$91,520). In this example, starting in Contract Year 3 and for each subsequent consecutive Aggregate Floor Indexed Strategy Term, your Aggregate Floor will never be less than $91,520 due to negative market performance.

At the start of each subsequent Strategy Term the Aggregate Floor amount may increase such that We will never allow you to lose more than 20% in any given Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature, which is discussed below in this section. Upon any reset of the Aggregate Floor Percentage, the Aggregate Floor will be reset to equal 90% of your Strategy Contract Value.

We will decrease your Aggregate Floor upon withdrawals, the deduction of optional Rider Charges and/or transfers out of the Indexed Strategy on a proportional basis. We will increase your Aggregate Floor upon any transfer into the Indexed Strategy. We discuss such decreases and increases below in this section, as well as provide examples.

Aggregate Floor Percentage – Next, we determine a new Aggregate Floor Percentage at the start of each consecutive Aggregate Floor Indexed Strategy Term. The Aggregate Floor Percentage is the maximum annual percentage of your investment allocation to the Indexed Strategy that you can lose due to negative Index performance.

We determine the Aggregate Floor Percentage, as follows: [(Aggregate Floor/Strategy Contract Value) – 1]. In general, as your Strategy Contract Value increases, your Aggregate Floor Percentage will decrease (ex.: -10% to -20%); as your Strategy Contract Value decreases, your Aggregate Floor Percentage will increase (ex.: -10% to 0%).

As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. We guarantee that this percentage we will never be lower than -20%.

As discussed below in this section, you have the option to elect to reset the Aggregate Floor Percentage to -10% for any subsequent consecutive Strategy Term during the Reallocation Period for the next Strategy Term.

Index Caps –We set renewal Index Caps based on the new Aggregate Floor Percentage for the next consecutive Strategy Term. We set the Index Caps at least ten days prior to the start of any Indexed Strategy Term.

•	Aggregate Floor Percentages with less investment risk for the next consecutive Strategy Term will result in lower Index Caps for that Strategy Term. This means that the Index Caps renewal rates will decrease as your Aggregate Floor Percentage increases.

•	Aggregate Floor Percentages with greater investment risk for the next consecutive Strategy Term will result in higher Index Caps for the next Strategy Term. This means that the Index Caps renewal rates will increase as your Aggregate Floor Percentage decreases.

You should fully understand the operation of the Aggregate Floor Indexed Strategy before electing it as an investment or exercising its reset feature.

In the following example, we show how the Aggregate Floor, Aggregate Floor Percentage and the Index Caps work over the course of several Contract Years under varying market conditions. We provide the hypothetical renewal Index Caps table and additional examples in Appendix C.

Contract Year 1

Strategy Contract Value = $100,000

Aggregate Floor = $90,000

Aggregate Floor Percentage = -10%

Index Caps = 10%

•	If the Index performance in the 1st Contract Year is 15%, the Strategy Contract Value grows to $110,000 (up to the Index Caps of 10%), the Aggregate Floor remains at $90,000 (since 80% of $110,000 is $88,000, which is less than the current Aggregate Floor of $90,000) and the Aggregate Floor Percentage would be -18.1% [($90,000 / $110,000) – 1] for the next Contract Year.

Contract Year 2

Strategy Contract Value = $110,000

Aggregate Floor = $90,000

Aggregate Floor Percentage = -18.1%

Index Caps = 16.50%

•	If the Index performance in the 2nd Contract Year is 10%, the Strategy Contract Value grows to $121,000 (as the 10% Index performance is less than the Index Caps of 16.50%), the Aggregate Floor would increase to $96,800 (since 80% of $121,000 is $96,800, which is greater than the current Aggregate Floor of $90,000) and the Aggregate Floor Percentage would be -20% [($96,800 / $121,000) – 1] for the next Contract Year.

Contract Year 3

Strategy Contract Value = $121,000

Aggregate Floor = $96,800

Aggregate Floor Percentage = -20%

Index Caps = 22%

•	If the Index performance in the 3rd Contract Year is -25%, the Strategy Contract Value would decrease to the Aggregate Floor of $96,800 (although the Index performance was -25%, the maximum that could be lost in the Contract Year is -20%), the Aggregate Floor would remain at $96,800 (since 80% of $96,800 = $77,440, which is less than the Aggregate Floor of $96,800) and the Aggregate Floor Percentage would be 0% [($96,800 / $96,800) – 1] for the next Contract Year.

Contract Year 4

Strategy Contract Value = $96,800

Aggregate Floor = $96,800

Aggregate Floor Percentage = 0%

Index Caps = 2.50%

•	If the Index performance in the 4th Contract Year is -5%, the Strategy Contract Value would not decrease any further because the Aggregate Floor is $96,800 (although the Index performance was -5%, the maximum that could be lost in the Contract Year is -0%), the Aggregate Floor would remain at $96,800 (since 80% of $96,800 = $77,440, which is less than the Aggregate Floor of $96,800) and the Aggregate Floor Percentage would be 0% [($96,800 / $96,800) - 1] for the next Contract Year.

We provide additional information about each of these features below in this section.

Your Aggregate Floor will not Decrease due to Negative Market Performance

Your Aggregate Floor is guaranteed never to decrease due to negative market performance. Since your initial Aggregate Floor is equal to 90% of your initial investment allocation to the Aggregate Floor Indexed Strategy, this means your Aggregate Floor will never decrease below 90% of your initial investment (based on negative Index performance).

How Your Aggregate Floor Can Decrease

Transfers and withdrawals from the Aggregate Floor Indexed Strategy will decrease the Aggregate Floor on a proportional basis, which may be greater than the dollar amount of the transfer or withdrawal. The deduction of optional benefit charges will also decrease your Aggregate Floor in the same manner as transfer and withdrawals. See the following examples:

Example – Transfer from Aggregate Floor Indexed Strategy:

End of Contract Year 1:

Aggregate Floor = $90.000

Strategy Contract Value = $105,000

A transfer of $50,000 is requested during the Reallocation Period from the Aggregate Floor Indexed Strategy into another Indexed Strategy for Contract Year 2.

Beginning of Contract Year 2:

Aggregate Floor = $47,150

Strategy Contract Value = $55,000

•	The Aggregate Floor is determined by first calculating the Aggregate Floor prior to the transfer, which is $90,000 (greater of $90,000 and $84,000, which is 80% of the $105,000 Strategy Contract Value)
•	Next, the Aggregate Floor is decreased by taking the transfer out of the Strategy ($50,000) and multiplying that amount by the greater of the following:
o	1 plus the maximum Floor Percentage of -20%, or -0.20, which is 80%
o	1 plus the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one), which is 1 + (-14.3% or -0.143), which is 85.7%
•	The Contract Year 2 Aggregate Floor is $47,143, which is the Aggregate Floor calculated prior to the transfer ($90,000) less the amount of the Aggregate Floor attributed to the transfer from the Aggregate Floor Strategy ($42,857, which is 85.7% of $50,000) into the new Strategy.
•	Your Aggregate Floor Percentage for Contract Year 2 would be -14.3% [(Aggregate Floor of $47,143/Strategy Contract Value of $55,000) – 1]

Example - Withdrawal from Aggregate Floor Indexed Strategy:

End of Contract Year 1:

Aggregate Floor = $90.000

Strategy Contract Value = $105,000

During Contract Year 2, a withdrawal of $50,000 is taken.  Assuming no change to the Strategy Contract Value, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal divided by the Strategy Contract Value (1-$50,000/$105,000), which is equal to 0.52381.  The Aggregate Floor following the withdrawal would be $47,143.

Please see Appendix C for more details and examples on the calculations.

Your Aggregate Floor can also decrease if you select a “reset,” as discussed below in this section.

How your Aggregate Floor can Increase

As discussed above, the Aggregate Floor amount may increase due to positive Index performance from one Strategy Term to the next while Strategy Contract Value remains allocated to the Aggregate Floor Indexed Strategy. At the start of each subsequent Strategy Term, the Aggregate Floor amount may increase such that you will never lose in excess of 20% in any given Strategy Term. This increase may occur following positive Index performance. If applicable, the increase is automatic.

The Aggregate Floor will also increase if you transfer additional Strategy Contract Value into the Indexed Strategy at the start of a new Strategy Term. The initial Aggregate Floor Percentage for transfers will always equal –10%. Upon transfer into the Aggregate Floor Indexed Strategy, the Strategy Contract Value will be increased by the amount of the transfer and the Aggregate Floor will be increased by 90% of the transfer. Following the transfer, the Aggregate Floor Percentage for the next Strategy Term will be calculated using the increased Aggregate Floor.

If there is a combination of renewal allocations and transfers into the Indexed Strategy, the Aggregate Floor will be a blend of the renewal allocations and transfer allocation. For example, assume your Aggregate Floor is $90,000 and your Strategy Contract Value is $105,000 at the start of the next Strategy Term prior to a $50,000 transfer into the Aggregate Floor Strategy. For the allocation renewing from the prior Strategy Term, the Aggregate Floor carried forward to the next Strategy Term remains $90,000 because 80% of the Strategy Contract Value did not exceed the prior Aggregate Floor. Following the transfer, your Aggregate Floor will increase by $45,000 (90% of $50,000 transfer) to a total of $135,000 Aggregate Floor. Example continued, for the next Strategy Term, your Aggregate Floor Percentage would be -12.9% (Aggregate Floor of $135,000/Strategy Contract Value of $155,000 – 1). Please see Appendix C for more details and examples on the calculations.

Your Aggregate Floor can also increase if you select a “reset,” as discussed below in this section.

The Aggregate Floor is set before the beginning of each Strategy Term. It is equal to Max [A,B] + C – D, where:

A is one plus the minimum Floor Percentage (-20%) under the Aggregate Floor Indexed Strategy x the Strategy Contract Value at the end of the prior Strategy Term;

B is the Aggregate Floor at the end of the prior Strategy Term;

C is Contract Value transferred into the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term; multiplied by one plus the initial Aggregate Floor Percentage and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term multiplied by [one plus the maximum of the minimum Floor Percentage and the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one)]

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

Aggregate Floor Percentage

The initial Aggregate Floor Percentage will always be equal to -10%. As discussed above, at the start of each new one year consecutive subsequent Aggregate Floor Indexed Strategy Term, the Aggregate Floor Percentage and the corresponding Index Caps may change based on the prior year’s (negative or positive) Index performance. First, we calculate your new Aggregate Floor. Then we calculate the Aggregate Floor Percentage. The Aggregate Floor Percentage can vary from -20% to 0%. As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. Your Aggregate Floor Percentage will then determine the Index Caps for that Strategy Term. Index Caps for each Aggregate Floor Percentage upon renewal will be available 10 days prior to the end of the Strategy Term, as discussed in more detail below in this section.

In general, following positive performance in a prior Contract Year, your Aggregate Floor Percentage will decrease for the next Contract Year (this means your potential loss will be larger) and the Index Caps renewal rates will increase (this means your potential gain will be higher). Alternatively, if you have negative performance in the prior Contract Year, your Aggregate Floor Percentage in the subsequent Contract Year will be higher (this means your potential loss will be smaller), and your Index Caps will be lower (this means you will have a lower potential gain.) In all cases, however, the new Aggregate Floor Percentage will never permit losses that would allow the Strategy Contract Value to decrease below the Aggregate Floor.

The Aggregate Floor Percentage is set at the beginning of each Strategy Term, the result will range between 0 and -20%. It is equal to A divided by (B + C - D) minus one, where

A is the Aggregate Floor as calculated above

B is the Strategy Contract Value at the end of the prior Strategy Term

C is Contract Value transferred into the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term, and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term.

Aggregate Floor Percentage Example: Assume that you allocated $100,000 in Contract Value entirely to the Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage is -10% and, at the end of the Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -10% to the Index Return of -6%. Because the Aggregate Floor Percentage (-10%) is less than the Index Return (-6%), We would apply an Index Credit equal to -6% to the Indexed Strategy Base, resulting in $94,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did not provide any downside protection.

Assume funds remain in the same Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage for Contract Year 2 is -4.3%, which is derived by taking the Aggregate Floor divided by the beginning Contract Value minus 1 ($90,000/$94,000 – 1). At the end of the second Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -4.3% to the Index Return of -6%. Because the Aggregate Floor Percentage (-4.3%) is greater than the Index Return (-6%), We would apply an Index Credit equal to -4.3% to the Indexed Strategy Base, resulting in $90,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did provide downside protection.

Year	Beginning Contract Value	Indexed Strategy Base	Aggregate Floor	Aggregate Floor Percentage	Index Return	End Contract Value
1	100,000	100,000	90,000	-10.0%	-6%	94,000
2	94,000	94,000	90,000	-4.3%	-6%	90,000

See Appendix C for examples illustrating the operation of the Aggregate Floor over multiple Strategy Terms.

Aggregate Floor Percentage Resets

You also have the option to elect to reset the Aggregate Floor Percentage during the Reallocation Period to -10%, which will impact your Aggregate Floor going forward and will impact your Index Caps for the next consecutive Strategy Term.

The reset feature provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each Strategy Term. You must elect this feature during the Reallocation Period. If you do not elect to reset the Aggregate Floor Percentage, we will automatically recalculate the Aggregate Floor Percentage at the start of each new Strategy Term. Please see “Risk Factors” for further discussion of any risks and benefits of exercising the reset feature. If a reset of the Aggregate Floor is elected and the Aggregate Floor Percentage was greater than -10%, then the Aggregate Floor protection of 90% of the initial allocation (and any subsequent allocations up to the reset) would no longer apply following the reset.”

The Aggregate Floor will increase or decrease upon the election of the reset feature. At the time the reset feature is elected, the Aggregate Floor will be reset equal to 90% of your Strategy Contract Value. Resetting the Aggregate Floor Percentage enables a Contract Owner to accept more or less risk at the start of the next Strategy Term. See Examples 1 and 2 below for a reset to decrease downside exposure and a reset to increase downside exposure. If a reset of the Aggregate Floor is elected and the Aggregate Floor Percentage was greater than -10%, then the Aggregate Floor protection of 90% of the initial allocation (and any subsequent allocations up to the reset) would no longer apply following the reset.”

Example 1 – Aggregate Floor Reset to decrease downside exposure:

When Strategy Contract Value has increased and the Aggregate Floor Percentage is less than -10%, resetting will increase the Aggregate Floor and lock in a higher floor, which will result in potentially lower Index Caps. This might be appropriate for a Contract Owner who wants to protect gains prospectively.

Aggregate Floor Percentage	-20%
Strategy Contract Value	$125,000
Aggregate Floor	$100,000
Elect to Reset Aggregate Floor Percentage
Aggregate Floor Percentage	-10%
Strategy Contract Value	$125,000
Aggregate Floor	$112,500	90% of $125,000 Strategy Contract Value

This reset of the Aggregate Floor Percentage will limit upside potential for the next Strategy Term (Lower Index Caps for greater downside protection).

Example 2 – Aggregate Floor Reset to increase downside exposure:

When Strategy Contract Value has decreased and the Aggregate Floor Percentage is greater than -10%, resetting will decrease the Aggregate Floor and lock in a lower floor which will result in potentially higher Index Caps.  This might be appropriate for a Contract Owner who is willing to take greater downside potential in order to capture more positive performance in the Index through increased Index Caps.

Aggregate Floor Percentage	0%
Strategy Contract Value	$90,000
Aggregate Floor	$90,000
Elect to Reset Aggregate Floor Percentage
Aggregate Floor Percentage	-10%
Strategy Contract Value	$90,000
Aggregate Floor	$81,000	90% of $90,000 Strategy Contract Value

This reset of the Aggregate Floor Percentage will increase upside potential for the next Strategy Term (Higher Index Caps for less downside protection).

It is important to note that because the Index Credit is not known until the end of the Strategy Term, your Aggregate Floor for the next Strategy Term will not be known at the time you must elect the reset. Your new Aggregate Floor, based on the reset, may be higher or lower than you expected. This means that you could reset your Aggregate Floor Percentage and end up locking in a lower Aggregate Floor (and the potential for greater losses) than if you had not reset. If you make a reset request during the Reallocation Period, you may elect to cancel such request prior to the end of the Reallocation Period.

In addition, when you elect to reset the Aggregate Floor Percentage when it is greater than -10%, as in example 2 above, the full 10% of your allocation is no longer protected from loss.

Please see Appendix C for additional reset examples.

Communicating Aggregate Floor Percentage and Index Caps for Consecutive Subsequent Aggregate Floor Indexed Strategy Terms

At least ten days prior to the start of each Strategy Term, We will set all applicable Index Caps for the next Strategy Term for the Aggregate Floor Indexed Strategy. Each Index Cap will correspond to a specified range of Aggregate Floor Percentages, as follows:

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Sample Aggregate Floor Percentage	Sample Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

These are not set Aggregate Floor Percentages or Index Caps. This table is strictly an example of how we will communicate the renewal Aggregate Floor Percentages and Index Caps. These Aggregate Floor Percentages and Caps are not affiliated with any actual Aggregate Indexed Floor Strategy.

It is important to note that your Aggregate Floor Percentage for the next Strategy Term is not determined until the end of your current Strategy Term. This is because it is based on the new Aggregate Floor. The new Aggregate Floor is not calculated until the Index Credit is calculated and applied from the preceding Strategy Term. This means that while each Contract Owner will know the range of new possible Index Caps and Aggregate Floor Percentages prior to the start of the new Strategy Term, the precise applicable Index Caps and Aggregate Floor Percentage based will not be known until the start of the Strategy Term. Please reference Appendix C for further examples of the operations of the renewal Index Caps and Aggregate Floor Percentages.

As outlined immediately above, We set new Index Caps at least 10 days before the start of every new Aggregate Floor Indexed Strategy Term by publishing a finite table of Index Caps based on a range of Aggregate Floor Percentages. If you are not satisfied with the Index Caps we set prior to the start of the Strategy Term, either before or after the next Strategy Term begins, you have several options, as follows:

•	Based on that table of Index Caps, a Contract Owner can choose to transfer Strategy Contract Value out of the Aggregate Floor Indexed Strategy during the Reallocation Period and the transfer will be effective for the next Strategy Term.

•	Based on that table of Index Caps, a Contract Owner can elect to reset the Aggregate Floor Percentage to -10% during the Reallocation Period (which will correspond to the published set Index Caps for the -10% Aggregate Floor Percentage).

•	Based on the table of Index Caps, we will determine if any of the set Index Caps trigger the bailout feature. If a Contract Owner does not want the pre-published Index Caps, based on the Aggregate Floor Percentage calculated at the start of the Strategy Term, if the bailout feature applies, the Contract Owner can make a partial withdrawal or full surrender without any MVA or Withdrawal Charges, if applicable. Any partial withdrawals will be taken proportionately across all Indexed Strategies.

•	After the Strategy Term begins, you can always elect the Performance Lock and receive a fixed credited rate until the end of the Strategy Term. For any Strategy Contract Value allocated to the Aggregate Floor Indexed Strategy at issue or on any future Contract Anniversary, the initial Aggregate Floor will be based on the dollar amount allocated to the Indexed Strategy at that time The Aggregate Floor Indexed Strategy is available for a single Strategy Term, but the downside protection guarantee for the Aggregate Floor Indexed Strategy will not span multiple one year Strategy Terms if not invested in consecutive one year Strategy Terms.

See Appendix C for more detailed examples. Aggregate Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit (unless your Aggregate Floor Percentage is 0%), and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Aggregate Floor Percentage.

Aggregate Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Aggregate Floor Percentage.

Buffer Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -5%. Because the negative Index Return (-5%) does not exceed the Buffer Percentage of 10%, the Index Credit of 0% would be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided complete downside protection by preventing you from receiving negative Index Credit.

Buffer Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -15%. Because the negative Index Return (-15%) exceeds the Buffer Percentage of 10%, an Index Credit of 5% would be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided partial downside protection because it limited your loss from -15% to -5%, but it did not provide complete downside protection.

The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

Performance Lock

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may exercise the Performance Lock feature, and your Strategy Contract Value for the remainder of the Strategy Term will be “locked-in” at the Strategy Interim Value calculated at the end of the second Valuation Day following the Valuation Day on which We receive your request, and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. If you exercise the Performance Lock feature, no Index Credit for that Indexed Strategy will be credited to you at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative or equal to zero. You may request to exercise the Performance Lock feature at any time prior to the fourth to last Valuation Day of a Strategy Term. You may exercise the Performance Lock feature only once each Strategy Term for each Indexed Strategy. The exercise of the Performance Lock feature is irrevocable. To exercise the Performance Lock feature, you must submit a request to Us. If We receive your request on a non-Valuation Day or after the close of a Valuation Day, your request will be deemed to be received on the next Valuation Day. If you take a withdrawal and/or a Rider Charge and/or an advisory fee has been assessed from an Indexed Strategy during a Strategy Term after you exercised the Performance Lock feature, your Strategy Contract Value will be reduced by the amount withdrawn and/or the Rider Charge and/or the advisory fee assessed, including any applicable Withdrawal Charges, MVAs and taxes payable by Us and not previously deducted.

If you exercise the Performance Lock feature based on a Strategy Interim Value that is higher than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize positive investment return with respect to that Indexed Strategy for that Strategy Term (excluding the impact of any Withdrawal Charges, MVAs or taxes if you take a withdrawal from that Indexed Strategy). If you exercise the Performance Lock feature based on a Strategy Interim Value that is lower than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize a negative investment return with respect to that Indexed Strategy for that Strategy Term.

For one year Strategy Terms, following the second Valuation Day after you exercise the Performance Lock feature, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. The Strategy Contract Value will remain in the same Index option, unless directed otherwise during the Reallocation Period. See section “Reallocation Period” for additional information.

For Strategy Terms greater than one year, on the Performance Lock Date, Strategy Contract Value will be transferred to the One-Year Fixed Strategy.

For example, assuming you allocated $100,000 at the start of an Indexed Strategy Term to an annual Buffer/cap Indexed Strategy and mid-year when the Strategy Interim Value was $108,000 you elected the Performance Lock feature in your Contract. Upon election of this feature, you are no longer subject to the parameters of that Indexed Strategy and now until the end of the Strategy Term your Strategy Contract Value will grow at a fixed interest rate.

See Appendix B for a description of how Strategy Interim Values are calculated. You may contact Us at 833-ASK GA 4U (833-275-4248) to obtain your Strategy Interim Value for any Indexed Strategy to which you allocated Contract Value.

You should consider these important factors when deciding whether to exercise the Performance Lock feature:

•	You may exercise the Performance Lock feature only once during a Strategy Term for each Indexed Strategy, and you cannot revoke your decision once you exercise the Performance Lock feature.
•	You can only exercise the Performance Lock feature for the full amount of your Strategy Contract Value.
•	Even if the Index’s performance has been positive, it is possible that your Strategy Interim Value may have decreased at the time your Strategy Interim Value gets locked in. Although you may contact Us to obtain your current Strategy Interim Value, you will not know the Strategy Interim Value used to lock-in your Strategy Contract Value in advance. This is because We use the Strategy Interim Value calculated at the end of the second Valuation Day following the Valuation Day on which We receive your request. The Strategy Interim Value on the second following Valuation Day following the valuation day on which we received your request may be higher or lower than the Strategy Interim Value on the Valuation Day that We received your request or that you last obtained.
•	After you exercise the Performance Lock feature for an Indexed Strategy, your Strategy Contract Value will increase at a daily fixed interest rate equal to the One-Year Fixed Strategy Rate. You will not be receive an Index Credit at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative, or equal to zero.
•	If you take a withdrawal from Strategy Contract Value and/or an advisory fee or Rider Charge is deducted from Strategy Contract Value, during the remainder of the Strategy Term after you exercise the Performance Lock feature, your Strategy Contract Value will be reduced.
•	We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub- optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.
•	There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

Impact of Withdrawals From Indexed Strategies

You may surrender your Contract or take a partial withdrawal from your Contract at any time during the Accumulation Period. Withdrawals may be subject to Withdrawal Charges, MVA, taxes payable by Us and any pro-rated Rider Charges. See the “Contract Charges” section.

In addition, during any Strategy Term, your Strategy Contract Value equals the Strategy Interim Value, which is equal to the lesser of: (i) one plus the Market Value of Options we hold to support the Indexed Strategies, and (ii) one plus the Index Return subject to the upside crediting method, which we prorate based on the number of days that have elapsed in the Strategy Term. The application of the prorated upside crediting method will always reduce any positive Index Return. The Strategy Interim Value is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term. This means that partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) during a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. This will reduce any gains at the end of the Strategy Term.

You should fully understand how a

withdrawal from an Indexed Strategy reduces your Strategy Contract Value and Indexed Strategy Base because such reductions could significantly reduce the value of the Contract.

Specifically, Indexed Strategy withdrawals will negatively impact your Contract in these ways:

•	They will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value is set equal to your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day of the Strategy Term), lower Strategy Interim Values will result in lower Strategy Contract Values. For investments allocated to Indexed Strategies, your Strategy Contract Value, less any applicable Withdrawal Charges, MVA and/or prorated Rider Charge is the amount available for partial withdrawals (including withdrawals to advisory fees, although if taken as part of Our systematic withdrawal program, Withdrawal Charges and MVAs will not apply), full surrender of your Contract, annuitization and Death Benefit payments.
•	At the end of the Strategy Term, assuming that you do not exercise the Performance Lock feature, any positive increase credited to your Contract will be lower than if you did not take the withdrawal. This is because a withdrawal proportionately reduces your Indexed Strategy Base, and the increase credited to your Contract is calculated by multiplying the Indexed Strategy Base by the Index Credit. Proportionate reductions could be significantly more than the dollar amount of your withdrawal.
•	If you exercise the Performance Lock feature, the Strategy Interim Values that you are able to lock-in with the Performance Lock feature will be lower than the Strategy Interim Values that would have been possible had you not taken the withdrawal.

•	If allocated to Aggregate Floor Indexed Strategy, any withdrawal, including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions for the Contract will proportionally reduce you Aggregate Floor amount. Proportionate reductions could be significantly more than the dollar amount of your withdrawal.

REALLOCATION PERIOD

REALLOCATION Requests

You may reallocate Contract Value among the available Indexed Strategies, and between the One-Year Fixed Strategy and available Indexed Strategies at the end of the Strategy Term during the Reallocation Period.  No reallocations are allowed during a Strategy Term.

The six year Indexed Strategies are only available on the Issue Date.  Following the end of a six year Strategy Term, you must reallocate your Strategy Contract Value to a then available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

The amount of Contract Value allocated to an Indexed Strategy at the beginning of a Strategy Term must be at least $2,500 or 10% of the Contract Value, whichever is greater.  If any reallocation you request would reduce a Strategy Contract Value to less than the greater of $2,500 or 10% of the Contract Value, We will not process your reallocation.

You will receive a reallocation notice 30 days prior to the end of a Strategy Term with information about where to obtain information about available Indexed Strategies and applicable rates.

At least ten days prior to the start of each Strategy Term, We will make available the applicable Index Cap, Participation Rate, Tier Level and Tier Participation Rates.

We set Index Caps, Participation Rates, Tier Participation Rates and Tier Level based on market factors such as interest rates and market volatility subject to minimum and/or maximum guarantees.

You must provide in Good Order instructions for reallocation by any method allowable by Us at least 2 Valuation Days prior to the end of the Strategy Term. Reallocation request will be processed at the end of the Strategy Term. If We do not receive a reallocation request, no reallocations will occur and your current reallocation will remain in place for the next Strategy Term, except as otherwise provided herein. If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

Although We use reasonable procedures to prevent unauthorized account access, We cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions.  If you choose to make reallocations by telephone or Internet, you must be willing to assume the risk of loss that may occur despite Our reasonable efforts to verify identity.  We are not responsible for the negligence or wrongful acts of third parties.

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD

Types of Withdrawals

You may access your Contract Value during the Accumulation Period:

•	by taking partial withdrawals;
•	by requesting withdrawals from Contract Value to pay an advisory fee up to a maximum of 1.5% of the Contract Value; or
•	by surrendering your Contract (i.e. taking a full withdrawal)

Your Contract Value will decline whenever you take partial withdrawals. If a partial withdrawal would cause your Contract Value to be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you surrender your Contract, We will pay you the Surrender Value and terminate your Contract. You may not take withdrawals greater than your Surrender Value. If you do not want your Contract, including any Death Benefit, terminated without value, do not make a withdrawal that risks reducing your Contract Value below $2,500.

Partial withdrawals and surrenders (full withdrawals) may be subject to Withdrawal Charges. See the section titled “Withdrawal Charge” for more information about Withdrawal Charges. Amounts up to the Free Withdrawal Amount, which includes the Required Minimum Distribution for the Contract, that are withdrawn or surrendered during the Withdrawal Charge Period are not subject to the Withdrawal Charge and MVA. Withdrawals eligible under the nursing home waiver or terminal illness waiver and withdrawals taken via a systematic withdrawal program to pay advisory fees also are not subject to Withdrawal Charge and MVA. We will deduct the prorated Rider Charge from your Surrender Value, if applicable. In addition, a partial withdrawal will reduce your Indexed Strategy Base and will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value equals to your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day of the Strategy Term), lower Strategy Interim Values result in lower Strategy Contract Values.

Partial Withdrawals

During the Accumulation Period, you can make partial withdrawals from your Contract Value at any time by submitting a request. Partial withdrawals must be at least $1,000. We will only process withdrawal requests that are received in Good Order. Partial withdrawals will be taken proportionately from the One-Year Fixed

Strategy and Indexed Strategies based on how your Contract Value is allocated by percentage. The minimum Contract Value following any partial withdrawal is $2,500, and if any partial withdrawal would result in your Contract Value being less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Your withdrawal will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay withdrawal requests within seven calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

Partial withdrawals taken from an Indexed Strategy may negatively impact your Strategy Contract Value for the remainder of the Strategy Term and permanently reduce your Indexed Strategy Base. See the section titled “Impact of Withdrawals from Indexed Strategies.” Partial withdrawals from an Indexed Strategy may also negatively impact Strategy Interim Values that you may lock-in with the Performance Lock feature. See the section titled “Performance Lock.”

Surrenders

You can take a full withdrawal (i.e., surrender your Contract for its Surrender Value) at any time during the Accumulation Period by submitting a request in Good Order. All benefits under the Contract will be terminated as of two Valuation Days following the Valuation Day that We receive your surrender request.

Your surrender will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay surrender requests within seven calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

If you take a withdrawal before the end of the Strategy Term, for Contract Value allocated to any Indexed Strategy, your Strategy Contract Value equals the Strategy Interim Value, which could be less than your investment even when the Index is performing positively. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

MARKET VALUE ADJUSTMENT

A partial withdrawal or surrender that exceeds the Free Withdrawal Amount during the Withdrawal Charge Period may be subject to a MVA. The MVA will also apply to Contract Value that exceeds your Free Withdrawal Amount if you annuitize your Contract during the Withdrawal Charge Period. The MVA will not apply to amounts payable as a Death Benefit.

The MVA may be positive, negative or zero. The MVA will be capped at the maximum possible positive MVA percentage that if applied on a full surrender of the Contract would decrease the Surrender Value to the Minimum Non-Forfeiture Amount, as described below. This guarantees the MVA will never decrease the Contract Surrender Value below the Minimum Non-Forfeiture Amount, but it will also limit the positive MVA that may apply to the Surrender Value. For example, if the difference between the Surrender Value following the Withdrawal Charge, but prior to the MVA, is $95,000 and the Minimum Non-Forfeiture Amount is $87,500 then the MVA is guaranteed to be no greater than the difference, $7,500, positive or negative. Accordingly, the MVA will result in a payment of no less than $87,500 and no more than $102,500 upon surrender.

Minimum Non-Forfeiture refers to the minimum value available for surrender under this annuity Contract. The Minimum Non-Forfeiture Amount prior to the Annuity Commencement Date shall be equal to the Premium Payments multiplied by the non-forfeiture factor stated in your Contract, accumulated at the non-forfeiture rate, less taxes and withdrawals, including advisory fee withdrawals. The non-forfeiture rate for funds allocated to the One Year Fixed Strategy is stated in your Contract. The non-forfeiture rate for funds allocated to an Indexed Strategy is equal to the rate of return of the Indexed Strategy.

The MVA is designed to approximate the change in value of fixed income securities We have purchased to support your Contract as a result of changes in prevailing interest rates. In general, if interest rates increase between the Issue Date and the date of the partial withdrawal, surrender or annuitization, the MVA will decrease the amount you receive. Conversely, if interest rates decline during this period, the MVA will increase the amount you receive.

The MVA Index is a measure of market interest rates. The MVA Index is identified on each Valuation Day during the Withdrawal Charge Period as the sum of the prior Valuation Day’s closing values of:

(a)	the Daily Constant Maturity Treasury Rate for the fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period plus
(b)	the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index

If the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index or the Daily Constant Maturity Treasury Rate is not published on a day for which an Index number is required, the nearest preceding published Index number will be used. With respect to the Daily Constant Maturity Treasury Rate, We will use an interpolation method to establish closing values for a fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period for maturities that are not available.

The MVA is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA Percentage Factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index Date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index Date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

Please see MVA Appendix F for Examples.

For example, assume the MVA Index increased by 2.00% halfway through the 6 year Withdrawal Charge Period for a B-share Contract. In this example, the MVA would be 6.00% (100%*2.00%*1095/365). The MVA and any applicable Withdrawal Charges will reduce your Contract Surrender Value. Please see more detailed examples for MVA in Appendix F.

SYSTEMATIC WITHDRAWALS TO PAY ADVISory FEE

Owners of an I-share class Contract may request withdrawals from Contract Value to pay advisory fees up to a maximum rate of 1.5% per annum. This maximum rate will not change after the Issue Date. The financial professional through whom you purchase the Contract, may manage your Contract Value for an advisory fee. The advisory fee for this service is covered by a separate agreement between you and your financial professional, and is in addition to the fees and expenses of the Contract as described in this prospectus. Deduction of the advisory fee must be administered by means of a systematic withdrawal program that is established specifically for the deduction of advisory fees under this provision of the Contract. Withdrawals may be taken monthly, quarterly, semi-annually or annually and will be deducted pro rata from the One-Year Fixed Strategy and Indexed Strategies to which Contract Value is allocated at the time of the fee is withdrawn. Each deduction is subject to a minimum withdrawal of $100.00. Withdrawals to pay an advisory fee under the systematic withdrawal program are not subject to the Withdrawal Charge and MVA, do not reduce the Free Withdrawal Amount or any Optional Death Benefit Value.

All withdrawals to pay advisory fees from Indexed Strategies are taken from the Strategy Interim Value. They will reduce your Strategy Contract Value and will proportionately reduce your Indexed Strategy Base. Such reductions could be significant. This will reduce any gains at the end of the Strategy Term.

Pursuant to a Private Letter Ruling issued to the Company by the Internal Revenue Service, We will not report any such partial withdrawal as a reportable distribution for federal income tax purposes. Such partial withdrawals are limited to a maximum of 1.50% of Contract Value per Contract Year. Any amount in excess of that limit will be treated as a regular partial withdrawal (i.e., it may be reported as a taxable distribution for federal income tax purposes). Once you submit a request for systematic withdrawals to pay the advisory fee, Partial Withdrawals from your Contract to pay advisory fees will continue, unless you instruct the Company in writing to terminate them.

The Contract Owner may terminate the systematic withdrawal program for the deduction of advisory fees at any time by instructing the Company in writing. Contract Owners may reinstate their systematic withdrawal program by instructing the Company in writing. Contract Owners should contact their financial professional prior to terminating (or, if applicable, reinstating) the systematic withdrawal program.

Advisory fees taken outside of the systematic withdrawal program as a partial withdrawal are subject to Withdrawal Charges and Market Value Adjustments. This will reduce your Free Withdrawal Amount and any optional Death Benefit Value.

Advisory fee withdrawals that reduce the Contract Value below the minimum Contract Value may result in a termination of the Contract and We will pay you the Surrender Value.

CONTRACT CHARGES

You may incur the following charges under your Contract:

● Withdrawal Charge;

● MVA; or

● optional Return of Premium Death Benefit Charges

Additionally, if you take a withdrawal from an Indexed Strategy prior to the end of the Strategy Term, the amount of your withdrawal will be based on the Strategy Interim Value, which may be less than the Strategy Contract Value at the end of the Strategy Term. You may lose up to 100% of your Contract Value in an Indexed Strategy by taking a withdrawal prior to the end of the Strategy Term. It is possible to lose your entire principal investment and any earnings over the life of your Contract.

WITHDRAWAL CHARGE

A Withdrawal Charge may be imposed when you take a partial or surrender your Contract or annuitize during the Withdrawal Charge Period. A Withdrawal Charge does not apply to amounts payable as a Death Benefit. After the Withdrawal Charge Period, there are no Withdrawal Charges under the Contract.

If a Withdrawal Charge applies to a withdrawal, the charge will be a percentage of the amount withdrawn in excess of your Free Withdrawal Amount. See “Free Withdrawal Amount” below. Partial withdrawals, full surrender and annuitization, if made or taken during a Strategy Term, are subject to an adjustment based on the Strategy Interim Value and may be subject to Withdrawal Charges and MVAs. If you take a partial withdrawal, We will deduct the Withdrawal Charge from the amount withdrawn (Gross Withdrawal) unless you tell Us to deduct the Withdrawal Charge from your remaining Contract Value (Net Withdrawal). If your remaining Contract Value is not sufficient to pay the Withdrawal Charge, We will deduct the Withdrawal Charge from the amount withdrawn. If you surrender your Contract, the Withdrawal Charge is calculated as part of your Surrender Value.

For example, assume your Free Withdrawal Amount is $10,000 and your MVA percentage is 4% and Withdrawal Charge percentage of 5%. If you request a Net Withdrawal (net of Withdrawal Charges and MVA) in the amount of $25,000, we will calculate the Gross Withdrawal necessary to achieve the Net Withdrawal request. In this example, the Gross Withdrawal would be $26,483.52. The gross partial withdrawal is calculated as the [Net Withdrawal - Remaining FWA * (Withdrawal Charge percentage + MVA Percentage)] / (1 - Withdrawal Charge Percentage - MVA Percentage) = [$25,000 - $10,000 * (5%% + 4%)] / (1 - 5% - 4%) =$26,48.52. The Withdrawal Charge is $824.18 (5% of Gross Withdrawal less Free Withdrawal Amount). The MVA is $659.34 (4% of Gross Withdrawal less Free Withdrawal Amount). The Net Withdrawal is $25,000 which is equal to the Gross Withdrawal less the Withdrawal Charge less the MVA ($26,438.52 - $824.18 -$659.34).

Another example would assume your Free Withdrawal Amount is $10,000, your MVA percentage is 4% and the Withdrawal Charge Percentage is 5%. If you request a Gross Withdrawal (prior to Withdrawal Charges and MVA) in the amount of $25,000, the Withdrawal Charge is $750 (5% of Gross Withdrawal less Free Withdrawal Amount). The MVA is $600 (4% of Gross Withdrawal less Free Withdrawal Amount). The amount received by the client, Net Withdrawal, would be $23,650 ($25,000 - $750 - $600). which is equal to the Gross Withdrawal less the Withdrawal Charge less the MVA.

The MVA percentage is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA percentage factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index Date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index Date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

The MVA percentage may be positive, negative or zero. The MVA percentage will be capped at the maximum possible positive MVA percentage that if applied on a full surrender of the Contract would decrease the Surrender Value to the Minimum Non-Forfeiture Amount.

From the preceding examples, assume the following:

A = 100%

B = 3.00%

C = 0.899%

N = 695

MVA Percentage = 100% * (3.00% - 0.899%) * 695 / 365 = 4.00%

Withdrawal Charges and MVA will also apply if you annuitize during the Withdrawal Charge Period. For example, assume your Contract Value is $100,000, your Free Withdrawal Amount is $10,000, your MVA percentage is 4%, and the Withdrawal Charge percentage is 5%, and you elect to annuitize your Contract. You must apply the full Contract Value (less any applicable Withdrawal Charge, MVA, and premium taxes) to the annuity option. The Withdrawal Charge is calculated as the Contract Value less the Free Withdrawal Amount multiplied by the Withdrawal Charge percentage (($100,000-$10,000) * 5% = $4,500), and the MVA is calculated as the Contract Value less the Free Withdrawal Amount multiplied by the MVA percentage (($100,000-$10,000) * 4% = $3600). Assuming premium taxes are $0, the amount applied to the annuity option your elect will be $91,900 ($100,000 - $4,500 - $3,600).

The applicable Withdrawal Charge percentage will depend on the Contract Year during which the withdrawal is taken and the share class of your Contract. The schedule below sets forth the Withdrawal Charge percentages under the Contract:

Contract Year	Withdrawal Charge Percentage
	B-Share	I-Share
1	8%	2%
2	8%	2%
3	7%	2%
4	6%	2%
5	5%	2%
6	4%	2%
7+	0%	0%

There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

The Withdrawal Charge compensates Us for expenses incurred in connection with the promotion, sale, and distribution of the Contract. We may use revenue generated from Withdrawal Charges for any legitimate corporate purpose.

Free Withdrawal Amount

During the Withdrawal Charge Period, you may take withdrawals during each Contract Year up to your Free Withdrawal Amount without the imposition of Withdrawal Charges and the MVA. Any aggregate withdrawals in excess of your Free Withdrawal Amount may be subject to a Withdrawal Charge and the MVA. The Free Withdrawal Amount does not apply after the Withdrawal Charge Period because there are no Withdrawal Charges under the Contract after the Withdrawal Charge Period.

We determine your Free Withdrawal Amount on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. We determine your Free Withdrawal Amount on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. Your Free Withdrawal Amount equals (a) for the first Contract Year, the greater of (i) 10% of your Premium Payment or (ii) the Required Minimum Distribution for your Contract for the Calendar Year at the beginning of the Contract Year, and (b) for all subsequent Contract Years, the greater of (i) 10% of the Contract Value on the prior Contract Anniversary or (ii) the Required Minimum Distribution for your Contract for the Calendar Year at the beginning of the Contract Year.

For example, assume you purchase a Contract for a total of $200,000 of premium. In the first Contract Year, assuming the Required Minimum Distribution was $9,000, your Free Withdrawal Amount would be $20,000 (10% of your Premium Payment) as that is greater than the Required Minimum Distribution. Now assume your Contract Value at the end of year 1 is $220,000. Assuming the Required Minimum Distribution was $10,000, your Free Withdrawal Amount would be $22,000 (10% of Contract Value on the prior Contract Anniversary, which is greater than the Required Minimum Distribution) in Contract Year 2.

Finally, assume your Contract Value at the end of year 1 is $180,000. Assuming the Required Minimum Distribution was $8,000, your Free Withdrawal Amount would be $18,000 (10% of Contract Value on the prior Contract Anniversary, which is greater than the Required Minimum Distribution) in Contract Year 2.

For illustrations, see “Appendix E: Examples Illustrating Calculation of the Withdrawal Charge and Free Withdrawal Amount (FWA).”

BAILOUT WAIVER

The bailout waiver provides option to surrender or take a partial withdrawal from your Contract without Withdrawal Charges and a MVA, if the upside Crediting Rate for a Indexed Strategy for that Strategy Term is set less favorable than the bailout rate for that strategy.

If, after the first Contract Year and during the Withdrawal Charge Period, an Indexed Strategy provides for an upside Crediting Rate for a Strategy Term that is less than the bailout rate for that strategy, then no Withdrawal Charges and MVA, if otherwise applicable, will apply to any withdrawals during that Contract Year. The bailout rate for each eligible strategy is in your Contract. Partial withdrawals and full surrenders in connection with a bailout waiver are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value, which will always reflect lower gains, if the Index is performing positively than would apply at the end of the Strategy Term. Any partial withdrawals in connection with the bailout waiver will be taken proportionately across all Indexed Strategies.

If the upside Crediting Rate for an Indexed Strategy is greater than or equal to the bailout rate, it is not eligible for the bailout waiver. Six year Indexed Strategies do not have a bailout rate, however if the upside Crediting Rate is set less favorable than the bailout rate for any eligible strategy, a full surrender or partial withdrawal without Withdrawal Charges and MVA will also apply for the six year Indexed Strategies. Six year Indexed Strategies do not have a bailout waiver because Withdrawal Charges and MVAs do not apply after the sixth Contract Year.

You do not have to allocate your Contract Value to the Indexed Strategy that is eligible for the bailout waiver in order for you to exercise the bailout waiver and surrender your Contract. The waiver will apply automatically to any withdrawal or surrender request that occurs during a Contract Year in which the bailout provision is triggered for any Indexed Strategy. Withdrawal Charges and any applicable MVA as stated in the Contract will apply if there are no Indexed Strategies that are eligible for the bailout waiver for that Contract Year.

Nursing Home Waiver

If you are confined to an Approved Nursing Facility, Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender if you or the joint Owner, or Annuitant in the case of a non-natural Owner, are confined for at least 90 calendar days to an Approved Nursing Facility which: (i) provides skilled nursing care under the supervision of a physician; and (ii) has 24 hour a day nursing services by or under the supervision of a registered nurse; and (iii) keeps a daily medical record of each patient.

For this waiver to apply, you must:

• have owned the Contract continuously since it was issued,

• provide written proof of your eligibility satisfactory to us, and

• request a partial withdrawal or the full surrender within ninety-one calendar days after the last day that you are an eligible patient in a recognized facility or nursing home.

This waiver is not available if the Owner or the joint Owner is in a facility or nursing home when you purchase the Contract. We will waive any Withdrawal Charges and MVA for a partial withdrawal or full surrender of your Contract while you are in an Approved Nursing Facility. This waiver can be used any time after the first 90 days in an Approved Nursing Facility up until 91 days after exiting such a facility. This waiver may not be available in all states. Please refer to Appendix A for all state variations.

Terminal Illness Waiver

After the first Contract Year, if you have been diagnosed with a terminal illness, any Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender of your Contract if you or the joint Owner, or Annuitant in the case of a non-natural Owner, were diagnosed by a qualifying Physician with a life expectancy of 12 months or less.

For this waiver to apply, you must:

•	provide written proof of your terminal illness satisfactory to Us (We reserve the right to require a secondary medical opinion by a qualifying Physician of Our choosing in which We will pay for such secondary medical opinion), and
•	request a partial withdrawal or the full surrender of your Contract.

This waiver will terminate upon a change of any beneficial Owner. This waiver may not be available in all states. Please refer to Appendix A for all state variations.

A Physician means a medical doctor who is licensed by the state in which he/she practices medicine and is not a member of the Owner’s family.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT CHARGES

The Rider Charge will be assessed at the end of the Contract Year and may vary by Issue Age:

	Return of Premium Annual Rider Charge
Issue Age	B-Share	I-Share
0 – 70	0.20%	0.20%
71+	0.50%	0.50%

The calculation for the amount of the annual Rider Charge is: annual Rider Charge multiplied by the Optional Death Benefit Value. See description of the optional Death Benefit in the Death Benefit section for the definition of the Optional Death Benefit Value. As the Rider Charge for an optional Return of Premium Death Benefit is not assessed until the end of the Contract Year as opposed to the beginning of the Contract Year, if the contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, a prorated Rider Charge is assessed.

See Appendix G for examples illustrating calculations of the optional Return of Premium Death Benefit, including the prorated Rider Charge.

ANNUITY PAYMENTS

Annuity Period

If your Contract enters the Annuity Period, We will make Annuity Payments to the Owner based on the annuity option that you select. The value of the Annuity Payments that We make will depend in part on your Contract Value on the Annuity Commencement Date.

Annuity Payments

You may begin Annuity Payments at any time after the first Contract Anniversary. Annuity Payments must begin by the Contract Maturity Date, which is the later of the tenth Contract Anniversary or the Contract Anniversary following the oldest Owner’s 95th birthday. If the Owner is a non-natural person, the Annuity Commencement Date is determined by reference to the oldest Annuitant’s birthday. The Company may agree to a request to delay the Annuity Commencement Date for one year, provided the request is received within 120 days of the

Contract Maturity Date. Delaying your Annuity Commencement Date may have tax consequences. You should consult your tax advisor before making a request. If you do not select an annuity option by the Contract Maturity Date, your Contract Value will be applied to a Life Annuity with Cash Refund, as described below.

You must apply full Contract Value (less any applicable Withdrawal Charge, MVA, and premium taxes) to the annuity option. Annuity Payments may be paid on a monthly, quarterly, semi-annual or annual basis, subject to a minimum modal amount of $100. All Annuity Payments will be made on a fixed basis.

When do your Annuity Payouts begin?

Contract Value (minus any applicable premium taxes, MVA, Withdrawal Charges and prorated Rider Charges) will be annuitized on the Annuity Commencement Date. If your Annuity Commencement Date is during a Strategy Term, your Contract Value will be determined based on the Strategy Interim Value, which could be less than your investment even when the Index is performing positively. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

Your Annuity Commencement Date cannot be earlier than your first Contract Anniversary. In no event, however, may the Annuity Commencement Date be later than:

•	The later of the contact Anniversary immediately following the oldest Owner’s 95th birthday (or if the Owner is a non-natural person, the oldest Annuitant’s 95th birthday) or 10 years from the Contract Issue Date (subject to state variation);
•	The Annuity Commencement Date stated in an extension request received by Us not less than thirty days prior to a scheduled Annuity Commencement Date.

Extending your Annuity Commencement Date may have tax consequences. You should consult a qualified tax advisor before doing so.

We reserve the right, at Our discretion, to refuse to extend your Annuity Commencement Date regardless of whether We may have granted extensions in the past to you or other similarly situated investors. We will not extend the Annuity Commencement Date beyond the contact anniversary immediately following the oldest Owner’s 100th birthday, or, if the Owner is a non-natural person, the Annuitant’s 100th birthday.

Except as otherwise provided, the Annuity Calculation Date is when the amount of your Annuity Payment is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date. If your Annuity Commencement Date is during a Strategy Term your Contract Value will be determined based on the Strategy Interim Value.

All Annuity Payments, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payment date falls on a non-Valuation Day, the Annuity Payment is computed on the prior Valuation Day. If the Annuity Payment date does not occur in a given month due to a leap year or months with only thirty days (i.e. the 31st), the Annuity Payment will be computed on the last Valuation Day of the month.

Which Annuity Payout Option do you want to use?

Your Contract contains the Annuity Payment options described below. However, certain Annuity Payment options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a qualified Contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. We may at times offer other Annuity Payment options. We may change these Annuity Payment options at any time. Once We begin to make Annuity Payments, the Annuity Payment option cannot be changed.

If any Owner or Annuitant dies on or after the Annuity Commencement Date and before all benefits under the Annuity Payment option you selected have been paid, We generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Payment option in effect when the Owner or Annuitant died. However, in the case of a qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard, it is important to understand that in the case of a qualified Contract, once Annuity Payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant’s death in order to comply with the Required Minimum Distribution rules. See the section in this prospectus on Information Regarding IRAs.

The following annuity options are available under the Contract:

Option 1: Life Annuity with Cash Refund

We will make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We will calculate the sum of all Annuity Payments that were made. If the sum of such Annuity Payments at the time of the Annuitant’s death does not equal or exceed the Contract Value (minus any applicable premium taxes) at the time of annuitization, We will pay the Beneficiary the difference between the sum of the Annuity Payments and the Contract Value (minus any applicable premium taxes) at annuitization.

Option 2: Life Annuity

We make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We stop making Annuity Payments. A payee would receive only one Annuity Payment if the Annuitant dies after the first Annuity Payment, two Annuity Payments if the Annuitant dies after the second Annuity Payment and so forth. A payee would receive zero Annuity Payments if the Annuitant dies before the first Annuity Payment.

Option 3: Life Annuity with Guaranteed Payments for 10 Years

We will make Annuity Payments as long as the Annuitant is living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant dies before 10 years have passed, then the Beneficiary may elect to continue Annuity Payments for the remainder of the guaranteed number of years.

Option 4: Joint and Last Survivor Life Annuity

We will make Annuity Payments for as long as the Annuitant and the joint Annuitant are living. When one Annuitant dies, We continue to make Annuity Payments until the second Annuitant dies. A payee would receive zero Annuity Payments if the Annuitant and joint Annuitant dies before the first Annuity Payment.

For a qualified Contract, the Joint and Last Survivor Annuity option is only available when the joint Annuitant is a spouse or not more than 10 years younger than the Annuitant.

Option 5: Joint and Survivor Life Annuity with Annuity Guaranteed Payments for 10 Years

We will make Annuity Payments as long as either the Annuitant or joint Annuitant are living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant and the joint Annuitant both die before ten years have passed, then the Beneficiary may continue Annuity Payments for the remainder of the guaranteed number of years.

For a qualified Contract, the Joint and Last Survivor Life Annuity with Guaranteed Payments for 10 Years option is only available when the joint Annuitant is a spouse, or not more than 10 years younger than the Annuitant.

Option 6: Guaranteed Payment Period Annuity.

We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments.

For a qualified Contract, We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, an eligible designated Beneficiary may elect to continue the remaining Annuity Payments. If the Beneficiary is not an eligible designated Beneficiary, the remaining Annuity Payments must be taken within ten years from the date of death of the Annuitant, or the Beneficiary will receive the Commuted Value in one sum.

DEATH BENEFIT

STANDARD DEATH BENEFIT

If the Owner, joint Owner or, in the case of a non-natural Owner, the Annuitant dies during the Accumulation Period, We will pay a standard Death Benefit equal to your Contract Value as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. If the joint Owner is living, the Death Benefit is payable to the surviving joint Owner. If there is no surviving joint Owner, the Death Benefit is payable to the designated Beneficiary(ies). If there are no designated Beneficiary or the Beneficiary predeceased the Owner, the Death Benefit is payable to the Owner’s Estate. Death Benefit payments, if made from an Indexed Strategy during a Strategy Term, are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value, which may reflect lower gains, if the Index is performing positively, and greater losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

Contract Value will remain allocated to the One-Year Fixed Strategy and the Indexed Strategies until We receive Due Proof of Death and in Good Order payment instructions from the Beneficiaries. This means that the Death Benefit amount will continue to fluctuate with the performance of the Indexed Strategies. Eligible recipients of the Death Benefit should notify Us of an Owner’s death and provide Us Due Proof of Death as promptly as possible to limit the risk of a decline in the Death Benefit.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following spousal continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. In no event may the payment of an optional Death Benefit exceed the standard Death Benefit plus $1 million.

The Return of Premium Death Benefit provides a Death Benefit equal to the greater of the Contract Value and the Premium Payment made under the Contract adjusted proportionally for any Gross Withdrawals (the Return of Premium Base). The initial Return of Premium Base is equal to the Premium Payment, if elected at Issue, or the Contract Value, if elected after Issue (on spousal continuation). The Return of Premium Base will not be adjusted for any withdrawal allowed under the Contract to pay an advisory fee.

If you elect the Return of Premium Death Benefit, We will assess an annual Rider Charge at the end of the Contract Year prior to the application of any Index Credit, which is the Rider Charge percentage multiplied by the Optional Death Benefit Value. The Optional Death Benefit Value is equal to the Return of Premium Base. Upon full surrender or rider termination, We will assess a prorated Rider Charge. We will deduct the charge proportionally from the One-Year Fixed Strategy and Indexed Strategies to which you have allocated Contract Value. Charges assessed on Indexed Strategies will reduce the Indexed Strategy Base. The Rider Charge will not be assessed on partial withdrawals, the payment of a Death Benefit or annuitization.

For example, assume upon death of the Owner the Contract Value has decreased to $77,000 from the original premium of $100,000. Assuming no withdrawals were taken, upon Due Proof of Death the Beneficiary will receive the greater of the Contract Value or the Premium Payments upon lump sum request, in this example the Premium Payment of $100,000.

The optional Return of Premium Death Benefit terminates upon change of ownership or assignment of the Contract, commencement of payments under an annuity option, and termination of your Contract.

If the Death Benefit payment is the Contract Value, if it is made from an Indexed Strategy during a Strategy Term, it will be based on the Strategy Interim Value, which may reflect lower gains, if the Index is performing positively, and greater losses if the Index is performing negatively, than would apply at the end of the Strategy Term

See Appendix G for a description of how the Return of Premium Death Benefit is calculated.

Death of Annuitant. Prior to the Annuity Commencement Date, upon the death of the Annuitant the Owner becomes the Annuitant. The Owner may designate a new Annuitant. If this Contract is owned by a non-natural person (e.g., a corporation or a trust), the death of the Annuitant will be treated as the death of an Owner for purposes of the Death Benefit.

To Whom the Death Benefit is Paid

Upon the death of a natural Owner during the Accumulation Period, the Death Benefit is payable to the following:

•	The surviving joint Owner; or if none,
•	Surviving primary Beneficiaries; or if none, then
•	Surviving contingent Beneficiaries

For a Contract owned by a non-natural Owner, upon the death of the Annuitant during the Accumulation Period, the Death Benefit is payable to the following:

•	Surviving primary Beneficiaries; or if none, then

•	Surviving contingent Beneficiaries; or if none, then
•	The non-natural Owner.

If a person entitled to receive the Death Benefit dies before the Death Benefit is distributed, We will pay the Death Benefit to that person’s named beneficiary or, if none, to that person’s estate.

Payment Options

We will determine the value of the Death Benefit as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. The Death Benefit is not subject to the Withdrawal Charge or the MVA. Death Benefit payments, if made from an Indexed Strategy during a Strategy Term, are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value, which may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term.

The Beneficiary may elect to receive the Death Benefit in a lump sum, a series of payments over the Beneficiary’s remaining life a expectancy or as an Annuity Payment through an available annuity option. These payment options may not satisfy Required Minimum Distributions under a qualified Contract. See the “Federal Tax Considerations” section for more information. A Beneficiary that takes the Death Benefit in a series of payments may make transfers among the One-Year Fixed Strategy and the Indexed Strategy. Amounts that remain allocated to an Indexed Strategy may decrease in value. A surviving spouse who is a sole Beneficiary may continue the Contract maintaining its characteristics. See “Spousal Continuation”. We will make any adjustment to the Death Benefit prior to the continuation. If the Death Benefit is payable to the Owner’s estate, We will make a lump sum payment.

Spousal Continuation

In limited circumstances, when the Owner dies, if the spouse of the deceased Owner is entitled to receive a Death Benefit, the spouse may have the option to continue the Contract instead. Under federal tax law, the spouse’s option to continue the Contract is contingent upon whether the deceased Owner and the spouse were legally married under applicable state law.

FEDERAL TAX CONSIDERATIONS

A. Introduction

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on Our understanding of the existing provisions of the Internal Revenue Code (“Code”), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See “Annuity Purchases by Nonresident Aliens and Foreign Corporations,” regarding annuity purchases by non-U.S. Persons or residents.

This summary has been prepared by Us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts and tax-qualified retirement arrangements,, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently by legislation or regulations. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax adviser, and should notify the Company if you find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans

Section 72 of the Code governs the taxation of annuities in general.

1. Non-Natural Persons as Owners

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the

Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

•	A Contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural Owner holds the Contract as an agent for the natural person),

•	A Contract acquired by the estate of a decedent by reason of such decedent’s death,

•	Certain Contracts acquired with respect to tax-qualified retirement arrangements,

•	Certain Contracts held in structured settlement arrangements that may qualify under Code Section 130, or

•	A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the Contract’s purchase.

A non-natural Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Owner is a non-natural person, the primary Annuitant is treated as the “holder” in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a “holder.” In addition, for a non-natural Owner, a change in the primary Annuitant is treated as the death of the “holder.” However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

2. Other Owners (Natural Persons).

An Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are briefly summarized below. Also summarized are special rules affecting distributions from contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

a.        Amounts Received as an Annuity

Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start (“amounts received as an annuity”) are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable “investment in the contract” to the total amount of the payments to be made after the start of the payments (the “exclusion ratio”) under Section 72 of the Code. Total Premium Payments less amounts received which were not includable in gross income equal the “investment in the contract.” The start of the payments may be the Annuity Commencement Date or may be an annuity starting date assigned should any portion less than the full Contract be converted to periodic payments from the Contract (Annuity Payouts).

i.	When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the Contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.

ii.	To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract”. It is unclear what value should be used in determining the “income on the Contract.” We believe that the “income on the Contract” does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the “income on the Contract”.

iii.	Under Section 72(a)(2) of the Code, if any amount is received as an annuity (i.e., as one of a series of periodic payments at regular intervals over more than one full year) for a period of 10 or more years, or during one or more lives, under any portion of an annuity, endowment, or life insurance contract, then that portion of the Contract shall be treated as a separate contract with its own annuity starting date (otherwise referred to as a partial annuitization of the contract). This assigned annuity starting date for the new separate contract can be different from the original Annuity Commencement Date for the Contract. Also, for purposes of applying the exclusion ratio for the amounts received under the partial annuitization, the investment in the Contract before receiving any such amounts shall be allocated pro rata between the portion of the Contract from which such amounts are received as an annuity and the portion of the Contract from which amounts are not received as an annuity. These provisions apply to payments received in taxable years beginning after December 31, 2010.

b.        Amounts Not Received as an Annuity

i.	To the extent that the “cash value” of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract.”

ii.	Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a surrender or partial withdrawal), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such “income on the contract” and then from “investment in the contract,” and for these purposes such “income on the contract” is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received.

(1) shall be includable in gross income to the extent that such amount does not exceed any such “income on the contract,” and

(2) shall not be includable in gross income to the extent that such amount does exceed any such “income on the contract.” If at the time that any amount is received or deemed received there is no “income on the contract” (e.g., because the gross value of the

Contract does not exceed the “investment in the contract,” and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income and will simply reduce the “investment in the contract.”

iii.	Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining “investment in the contract” shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).

iv.	The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b.

v.	In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph 2.b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

vi.	In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b.

c.        Aggregation of Two or More Annuity Contracts.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the Contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

d.        10% Penalty Tax — Applicable to Certain Withdrawals and Annuity Payments.

i.	If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.	The 10% penalty tax will not apply to the following distributions:

1.	Distributions made on or after the date the taxpayer has attained the age of 59 1/2.

2.	Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary Annuitant.

3.	Distributions attributable to a taxpayer becoming disabled (as defined in the federal tax law).

4.	A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer’s Designated Beneficiary).

5.	Distributions of amounts which are allocable to the “investment in the contract” prior to August 14, 1982 (see next subparagraph e.).

Certain other exceptions to the 10% penalty tax as not described herein also may apply.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1⁄2 and (b) 5 years have elapsed since the first of these periodic payments.

e.	Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the “investment in the contract” prior to August 14, 1982 (“pre-8/14/82 investment”) carried over from the prior contract, (2) then from the portion of the “income on the contract” (carried over to, as well as accumulating in, the successor contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining “income on the contract” and (4) last from the remaining “investment in the contract.” As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the “income on the contract” attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange contracts are generally subject to the rules described in this subparagraph e.

f.        Required Distributions

i.	Death of Owner or Primary Annuitant

Subject to the alternative election or spouse Beneficiary provisions in ii or iii below:

1.	If any Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

2.	If any Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

3.	If the Owner is not an individual, then for purposes of 1. or 2. above, the primary Annuitant under the Contract shall be treated as the Owner, and any change in the primary Annuitant shall be treated as the death of the Owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.	Alternative Election to Satisfy Distribution Requirements

If any portion of the interest of an Owner described in i. above is payable to or for the benefit of a designated Beneficiary, such Beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the Beneficiary. Such distributions must begin within a year of the Owner’s death.

iii.	Spouse Beneficiary

If any portion of the interest of an Owner is payable to or for the benefit of his or her spouse, and the Annuitant is living, such spouse shall be treated as the Owner of such portion for purposes of Section i. above. This spousal Contract continuation shall apply only once for this Contract.

g.        Addition of Rider or Material Change.

The addition of a rider to the Contract, or a material change in the Contract’s provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

h.        Partial Exchanges.

The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the Contract’s cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a “partial exchange”).

The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash Surrender Value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.

Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.

If a transfer falls within the scope of the Rev. Proc. but is not described above (for example — if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, pre-existing contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company but will instead treat the contracts as separate annuity contracts. The applicability of the IRS’s partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.

C. Federal Income Tax Withholding

The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

1.	Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld (“election out”). We will provide such an “election out” form at the time such a distribution is requested. If the necessary “election out” form is not submitted to Us in a timely manner, generally We are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

2.	Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the payment were a payment of wages by an employer to an employee for the appropriate payroll period. The current default withholding rate is as if the Payee were a married individual claiming 3 exemptions unless the individual elects otherwise. An individual generally may elect out of such withholding or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary “election out” forms are not submitted to Us in a timely manner, We are required to withhold tax as if the recipient were married claiming 3 exemptions and remit this amount to the IRS.

Generally, no “election out” is permitted if the distribution is delivered outside the United States and any possession of the United States, if the Payee fails to provide a taxpayer identification number (“TIN”), or We are notified by the IRS that the TIN provided by the Payee is incorrect. Regardless of any “election out” or any amount of tax actually withheld on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties underestimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee’s total tax liability.

D. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations

Any amount payable upon an Owner’s death, whether before or after the Annuity Commencement Date, is generally includable in the Owner’s estate for federal estate tax purposes. Similarly, prior to the Owner’s death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a Beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse Beneficiary who either is (1) 371⁄2 or more years younger than an Owner or (2) a grandchild (or more remote further descendent) of an Owner may have federal generation-skipping-transfer (“GST”) tax consequences under Code Section 2601. Regulations under Code Section 2662 may require Us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a Beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a Beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in “Distributions Prior to the Annuity Commencement Date,” the transfer of a Contract for less than adequate consideration during the Owner’s lifetime generally is treated as producing an amount received by such Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Owner’s gross income, this same income amount could produce a corresponding increase in such Owner’s tax basis for such Contract that is carried over to the transferee’s tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

E. Tax Disclosure Obligations

In some instances, certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain “material advisers” to maintain a list of persons participating in such “reportable transactions,” which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

F. Medicare Tax

Beginning in 2013, distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax adviser for more information.

INFORMATION REGARDING IRAs

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by IRAs. State income tax rules applicable to IRAs may differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners and beneficiaries are encouraged to consult their own tax advisers as to specific tax consequences. Additional information can also be obtained from your local IRS office, from IRS Publication 590-A and 590-B (hereinafter referred to as Publication 590) or online at www.irs.gov.

1. Individual Retirement Annuities (“IRAs”).

In addition to “traditional” IRAs governed by Code Sections 408(a) and (b) (“Traditional IRAs”), there are Roth IRAs governed by Code Section 408A, and SEP IRAs governed by Code Section 408(k). Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

a.        Traditional IRAs

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make Required Minimum Distributions (“RMDs”) when the Owner reaches age 72 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1⁄2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing qualified plans into a Traditional IRA under certain circumstances, as indicated below. In addition, under Code Section 402(c)(11) a non-spouse “designated Beneficiary” of a deceased plan participant may make a tax-free “direct rollover” (in the form of a direct transfer between plan fiduciaries, as described below in “Rollover Distributions”) from certain qualified plans to a Traditional IRA for such Beneficiary, but such Traditional IRA must be designated and treated as an “inherited IRA” that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased plan participant).

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a Death Benefit that equals the greater of the premiums paid or the Contract’s cash value. The Contract offers an enhanced Death Benefit that may exceed the greater of the Contract Value or total Premium Payments. The tax rules are unclear as to what extent an IRA can provide a Death Benefit that exceeds the greater of the IRA’s cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

b.        SEP IRAs

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension (“SEP”) or a SEP IRA. A SEP IRA can have employer contributions, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

c.        Roth IRAs

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Owner’s lifetime. However, the RMD rules apply upon the Owner’s death. The Owner of a Traditional IRA or other qualified plan assets may complete a conversion into a Roth IRA under certain circumstances. The conversion of a Traditional IRA or other qualified plan assets to a Roth IRA will subject the fair market value of the funds to federal income tax in the year of conversion. In addition to the amount held in the converted account, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible qualified plans can be “rolled over” directly (subject to tax) into a Roth IRA under certain circumstances. A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA. Anyone considering a “conversion” to a Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

2. Taxation of Amounts Received from IRAs

Except under certain circumstances in the case of Roth IRAs, amounts received from qualified Contracts generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other “investment in the contract.” For Annuity Payments and other amounts received after the Annuity Commencement Date from a qualified Contract, the tax rules for determining what portion of each amount received represents a tax-free recovery of “investment in the contract” are generally the same as for non-qualified Contracts, as described above.

For non-periodic amounts from certain qualified Contracts, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the “investment in the contract,” based on the ratio of the “investment in the contract” over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of qualified Contract. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a qualified Contract or plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a qualified Contract or plan.

3. Penalty Taxes for IRAs

Unlike non-qualified Contracts, IRAs are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make Required Minimum Distributions (“RMDs”).

a.        Penalty Taxes on Premature Distributions

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of IRAs that is made before the Owner reaches age 59 1⁄2. However, this 10% penalty tax does not apply to a distribution that is either:

(i)	made to a Beneficiary (or to the Owner’s estate) on or after the employee’s death;

(ii)	attributable to the Owner becoming disabled under Code Section 72(m)(7);

(iii)	part of a series of substantially equal periodic payments (not less frequently than annually — “SEPPs”) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated Beneficiary (“SEPP Exception”);

(iv)	certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty;

(v)	made as a “direct rollover” or other timely rollover to an eligible retirement plan, as described below.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(vi)	made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions in Code Section 72(t)(2)(D) are met;

(vii)	not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7);

(viii)	for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8); or

(ix)	made on account of a qualified birth or adoption.

The taxpayer must meet certain requirements in order for these exceptions to apply. Certain other exceptions to the 10% penalty tax not described herein also may apply. Please consult your tax adviser.

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2002-62), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1⁄2 and (b) 5 years have elapsed since the first of these periodic payments.

b.        RMDs and 50% Penalty Tax

If the amount distributed from an IRA is less than the amount of the Required Minimum Distribution (“RMD”) for the year, the Owner is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual’s interest in a NonRoth generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the calendar year in which the individual attains age 72.

4. Required Minimum Distributions

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over —

(a)	the life of the individual or the lives of the individual and a designated Beneficiary (as specified in the Code), or

(b)	over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated Beneficiary.

Congress recently changed the RMD rules for individuals who die after 2019. The after-death RMD rules are complex, and you should consult your tax adviser about how they may apply to your situation.

Effective January 1, 2020, when an IRA owner dies, any remaining interest generally must be distributed within 10 years (or in some cases 5 years) after their death, unless an exception applies. One exception permits an “eligible designated Beneficiary” to take distributions over life or a period not exceeding life expectancy, subject to special rules and limitations. An “eligible designated Beneficiary” includes: the IRA owner’s spouse or minor child (until the child reaches age of majority/age 18), certain disabled or chronically ill individuals, and an individual who is not more than 10 years younger than the IRA owner. We may limit any payment option over life, or period not exceeding life expectancy, to certain categories of eligible designed Beneficiary, or withdraw such payment option(s), in Our discretion.

However, if your surviving spouse is the sole designated Beneficiary, distributions may generally be delayed until December 31 of the year you would have attained age 72.

The RMD rules that apply while the Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner’s surviving spouse is the sole designated Beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

If the Owner dies after Annuity Payments have already begun, any remaining payments under the Contract also must be made in accordance with the RMD rules. In some cases, those rules may require that the remaining payments be made over a shorter period than originally elected or otherwise adjusted to comply with the tax law.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the Contract Value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of Annuity Payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a Contract’s Contract Value, such Contract Value must include the actuarial value of certain additional benefits provided by the Contract. As a result, electing an Optional Benefit under an IRA may require the RMD amount for such IRA to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

5. Tax Withholding for IRAs

Distributions from an IRA generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any “elections out” and the rate at which withholding applies, generally are the same as for periodic and nonperiodic distributions from a non-qualified Contract, as described above.

Regardless of any “election out” (or any amount of tax actually withheld) on an amount received from an IRA the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under- estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee’s total tax liability.

6. Rollover & Transfer Distributions

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) vary according to the type of transferor IRA and type of transferee IRA or other plan. For instance, generally no tax-free “trustee-to-trustee transfer” or “60-day rollover” can be made between a “NonRoth IRA” (Traditional, SEP or SIMPLE IRA) and a Roth IRA~~.~~ A “conversion” of a NonRoth IRA to a Roth IRA, is taxable transaction and not subject to the 10% penalty. However, if amounts are subsequently distributed from the Roth IRA they may be subject to the 10% penalty if withdrawn in the first 5 years following the conversion.

For a non-spouse Beneficiary, no tax-free “trustee-to-trustee transfer” or “60-day rollover” can be made between an “inherited IRA” (NonRoth or Roth) and an IRA set up by that same individual as the original Owner. A Beneficiary may complete a “trustee-to-trustee transfer” to another inherited IRA account or combine inherited IRA accounts from the same deceased Owner.

Generally, any amount other than an RMD distributed from an IRA is eligible for a “60-day rollover.” However, a tax-free 60-day rollover is limited to 1 per 12 month period; whereas no limit applies to “trustee-to-trustee transfers.”

Similar rules apply to a “trustee-to-trustee transfer” or a “60-day rollover” of a distribution from a SIMPLE IRA to a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer’s SIMPLE plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a “trustee-to-trustee transfer” or a “60-day rollover” to an eligible retirement plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rollover rules also apply to (1) transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated Beneficiary, (2) plan distributions of property, (3) distributions from a Roth account in certain plans, (4) recontributions within 3 years of “qualified hurricane distributions” made before 2007 under Code Section 1400Q(a), (5) transfers from a Traditional or Roth IRA to certain health savings accounts under Code Section 408(d)(9), (6) obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS, (7) recontributions of qualified birth & adoptions, and (8) recontributions within 3 years of a coronavirus related distribution.

OTHER INFORMATION

General Account

Any amounts that We are obligated to pay under the Contract, including Index Credits, the Death Benefit and Annuity Payments, are subject to Our financial strength and claims paying ability and Our long-term ability to make such payments. We invest the assets of the General Account according to the laws governing the investments of insurance company general accounts. The General Account is not a bank account and is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. We receive a benefit from all amounts held in Our General Account. Amounts in Our General Account are available to Our general creditors. We issue other types of insurance policies and pay Our obligations under these products from Our assets in the General Account.

THE SEPARATE ACCOUNT

We place certain assets related to Indexed Strategies and the One-Year Fixed Strategy to which you allocate Contract Value in the Company Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. The Separate Account is not registered under the Investment Company Act of 1940, as amended. The Separate Account is not insulated, the assets are considered to be part of the General Account assets and is subject to general creditors.

Where permitted by applicable law, We reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, but are not limited to:

•	Manage the Separate Account under the direction of a committee at any time;
•	Make any changes required by applicable law or regulation; and
•	Modify the provisions of the Contract to reflect changes to the Indexed Strategies and the Separate Account and to comply with applicable law.

Suspension of Payments, Performance Lock Requests, or REALLOCATIONS

We may suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, Performance Lock requests, and reallocations when We cannot calculate a Strategy Contract Value under any of the following circumstances:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	the closing value of an Index is not published;
•	trading on the New York Stock Exchange is restricted;
•	if any value, not limited to the Index Value, is unavailable for the calculation of the Strategy Interim Value;
•	the calculation of the Strategy Interim Value is not reasonably practical due to an emergency; or during any other period when a regulator, by order, so permits.

If we cannot obtain a value for an Index on any day due to any of these circumstances, We will use the value of the Index as of the last Valuation Day the value is available. If the beginning day of a Strategy Term falls on a Valuation Day for which We cannot obtain a value for an Index, we will use the Index Value as of the last Valuation Day as the Index Value for the beginning day of the Strategy Term.

HOW CONTRACTS ARE SOLD

We have entered into a distribution agreement with Our affiliate Global Atlantic Distributors, LLC under which it serves as the principal underwriter for the Contracts, which are offered on a continuous basis. Global Atlantic Distributors, LLC is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA).

We are affiliated with Global Atlantic Distributors, LLC because We are under common control. The principal business address of Global Atlantic Distributors, LLC is One Financial Plaza, 755 Main Street, 24th Floor, Hartford, CT 06103. Global Atlantic Distributors, LLC has entered into selling agreements with affiliated and unaffiliated broker-dealers for the sale of the Contracts. We pay compensation to Global Atlantic Distributors, LLC for sales of the Contracts by broker-dealers. Global Atlantic Distributors, LLC in its role as Principal Underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2020 with regard to the Contracts. Contracts will be sold by individuals (Financial Intermediaries) who have been appointed by Us as insurance agents and who are financial professionals. Each financial professional is affiliated with one of the selling broker-dealers. We may also make the Contracts available through independent financial professionals.

We list below types of arrangements that help to incentivize sales representatives to sell Our suite of annuities. Not all arrangements necessarily affect each registered index linked annuity. These types of arrangements could create an incentive for the selling firm or its sales representative to recommend or sell this Contract to you. You may wish to take such incentives into account when considering and evaluating any recommendations relating to this Contract.

Broker-dealers may receive commissions from Us for selling you this Contract (described below under Commissions). Certain selected broker-dealers also receive additional compensation (described below under Additional Payments). All or a portion of the payments We make to broker-dealers may be passed on to Financial Intermediaries according to a broker-dealer’s internal compensation practices.

Affiliated broker-dealers also employ individuals called wholesalers in the sales process, who provide sales support and training to sales representatives. Wholesalers typically receive commissions based on the type of contract or Optional Benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.

Your financial professional may have a financial incentive to offer you a new Contract in place of the one you already own. You should only exchange a Contract you already own if you determine, after comparing the features, fees and risks of both Contracts, that it is better for you to purchase the new Contract rather than continue to own your existing Contract. In general, the Contract does not contain any provisions related to exchanges or conversions.

Commissions Paid by The Company

Up front commissions paid to broker-dealers generally range from 0% to up to 7.5% of each Premium Payment you make. Trail commissions (fees paid for customers that maintain their Contracts generally for more than 1 year) range up to 1% of your Contract Value. We pay different commissions based on the Contract variation that you buy. We may pay a lower commission for sales to Owners over age 75. Your registered investment adviser may be paid by you pursuant to the investment advisory agreement you entered into.

Commission arrangements vary from one broker-dealer to another. We are not involved in determining your financial professional’s compensation. Under certain circumstances, your financial professional may be required to return all or a portion of the commissions paid.

Check with your financial professional to verify whether your account is a brokerage or an advisory account. Your interests may differ from Ours and your financial professional (or the broker-dealer with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your financial professional (or the broker-dealer with which they are associated) can be paid both by you and by Us based on what you buy. Therefore, profits, and your financial professional’s (or their broker-dealer’s) compensation, may vary by product and over time. Contact an appropriate person at your broker-dealer with whom you can discuss these differences and inquire about any revenue sharing arrangements that We and Our affiliates may have with the selling firm.

Additional Payments

Subject to FINRA and broker-dealer rules, We or Our affiliates also pay the following types of fees to, among other things, encourage the sale of this Contract. These additional payments could create an incentive for your financial professional, and the broker-dealer with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit.

Additional Payment Type	What it’s used for
Access	Access to Financial Intermediaries and/or broker-dealers such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment	Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing

Joint marketing campaigns and/or broker-dealer event advertising/participation; sponsorship of broker-dealer sales contests and/or promotions in which participants (including Financial Intermediaries) receive prizes such as travel Awards, merchandise and recognition; client generation expenses.

Marketing Expense Allowances	Pay Fund related parties for wholesaler support, training and marketing activities for certain Funds.
Support	Sales support through such things as providing hardware and software, operational and systems integration, links to Our website from a broker-dealer’s website; shareholder services (including subaccounting sponsorship of broker-dealer due diligence meetings; and/or expense allowances and reimbursements).
Training	Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training, and/or client or prospect seminar sponsorships.
Visibility

Inclusion of Our products on a broker-dealer’s preferred list; participation in, or visibility at, national and regional conferences; and/or articles in broker-dealer publications highlighting Our products and services.

Volume	Pay for the overall volume of their sales or the amount of money investing in Our products.

As of December 31, 2020, We have not entered into ongoing contractual arrangements to make Additional Payments. For the fiscal year ended December 31, 2020, no Additional Payments were made.

No specific charge is assessed directly to Owners to cover commissions, Additional Payments or Marketing Expense Allowances described above. We do intend to recoup the sales expenses and incentives We pay, however, through fees and charges deducted under the Contract and other revenue sharing arrangements.

Amendments to the Contract

We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.

Legal Proceedings

There continues to be significant federal and state regulatory activity relating to financial services companies. We are subject to various legal proceedings and claims incidental to or arising in the ordinary course of our business. In the future, We may be subject to additional lawsuits, arbitration proceedings and/or regulatory/legal proceedings. While it is not possible to predict with certainty the ultimate out-come of any pending or future case, legal proceeding or regulatory action, We do not expect the ultimate result of any of Our known legal proceedings or claims to result in a material adverse effect on the Company or its Separate Account. Nonetheless, given the indeterminate amounts sought in certain of these proceedings, and the inherent unpredictability of litigation, an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows.

INFORMATION ON THE COMPANY

THE COMPANY’S BUSINESS AND FINANCIAL STATEMENTS

ABOUT THE COMPANY

Overview

Forethought Life Insurance Company is a life insurance company engaged in the business of writing life insurance and individual variable, fixed and fixed indexed annuities. We are authorized to do business in 49 states of the United States and the District of Columbia. We were incorporated under the laws of Indiana on July 10, 1986. We have offices located in Indianapolis and Batesville, Indiana, Hartford, Connecticut and Berwyn, Pennsylvania.

Commonwealth Annuity and Life Insurance Company ("CALIC"), a Massachusetts company, owns 100% of the Company. CALIC is a direct, wholly owned subsidiary of Global Atlantic (Fin) Company ("FinCo"), which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Limited, which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Group Limited ("GAFGL"). GAFGL is a direct, wholly owned subsidiary of The Global Atlantic Financial Group LLC, which is majority-owned by KKR Magnolia Holdings LLC, which in turn is an indirect subsidiary of KKR & Co. Inc.

Provided below is Our simplified organizational structure.

No company other than Forethought Life Insurance Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability.

Our General Account

Our General Account holds all our assets other than assets in our insulated separate accounts. We own our General Account assets and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality, and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations; corporate bonds; preferred and common stocks; real estate mortgages; real estate; and certain other investments.

Code of Business Conduct and Ethics

The board of directors of The Global Atlantic Financial Group LLC has adopted a Code of Business Conduct and Ethics applicable to all officers, employees and directors of The Global Atlantic Financial Group LLC and its subsidiaries, including our chief executive officer, chief financial officer and senior financial officers. The Code of Business Conduct and Ethics addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.

THE COMPANY’S BUSINESS

Overview of the Company

We are a stock insurance company formed as a corporation in the State of Indiana on July 10, 1986. The address of our principal business office is 10 West Market Street, Suite 2300, Indianapolis, Indiana, United States. We are licensed in 49 states (all except New York) and the District of Columbia. As of September 30, 2021, we had statutory assets of approximately $46,068 million and statutory capital and surplus of approximately $1,950 million.

Within retail markets, we believe we are a leading provider of preneed life insurance products and have been ranked as a top five fixed-rate annuity carrier for the nine months ended September 30, 2021. The following table presents an illustration of our product, distribution and origination approach within our fixed annuities business.

Individual Channel

Key Products	•	Fixed-Rate Annuities
	•	Fixed-Indexed Annuities
	•	Preneed Life

Distribution/Origination (as of September 30, 2021)	•	218 banks and broker-dealers
	•	175 independent insurance agencies
	•	1,320 funeral homes

We are a wholly owned subsidiary of CALIC, which itself is a wholly owned indirect subsidiary of Global Atlantic, a leading U.S. retirement and life insurance company focused on delivering meaningful long-term value for its customers and clients by offering a broad range of products and solutions for both individuals and institutions. Global Atlantic is a wholly owned subsidiary of The Global Atlantic Financial Group LLC (“TGAFG”).

As of February 1, 2021, the KKR & Co Inc. is the majority owner of TGAFG (such transaction, the "KKR Acquisition"), and as of September 30, 2021, owns approximately 62% of TGAFG.

As a member of the Global Atlantic enterprise, we rely on and benefit from Global Atlantic’s resources and expertise in the operation of our business, including with respect to underwriting, risk management and the management of our investment portfolio.

Financial Strength and Credit Ratings

Financial strength ratings and credit ratings may be used by distribution partners, potential policyholders, reinsurance clients or investors as an indication of the relative creditworthiness of an insurer or borrower. Our competitive positioning in our individual and institutional distribution channels, and our ability to access capital and liquidity, may be impacted by our ratings.

Financial strength ratings reflect a rating agency’s opinion of an insurance company’s ability to meet its obligations to policyholders and reinsurance clients, based on qualitative and quantitative factors including competitive position, operating performance, financial condition and capitalization. Credit ratings reflect a rating agency’s opinion regarding an entity’s ability to repay its indebtedness, and they are based on similar factors used in assessing financial strength ratings. Ratings are periodically reviewed by rating agencies and their criteria, including capital and other requirements, may be adjusted from time to time. We maintain financial strength and credit ratings from A.M. Best, Moody’s, S&P and Fitch. As of September 30, 2021, our financial strength ratings were “A” with a stable outlook from A.M. Best, “A3” with a positive outlook from Moody’s, “A-” with a stable outlook from S&P and “A” with a stable outlook from Fitch. Ratings are not recommendations to buy, sell or hold securities, and they may be revised or revoked at any time at the sole discretion of the rating organization.

Our Products & Distribution

We seek to reach individuals in the U.S. who are planning for, or are already in, retirement. Our distribution capabilities are tailored to products that fit our competitive advantages and meet our risk and return objectives. Our principal products are fixed-rate and fixed-indexed annuities, referred to together as “fixed annuities”, and we are Global Atlantic’s flagship seller of these policies. Our retirement products are distributed primarily through a network of industry-leading distribution partners, including over 215 banks and broker-dealers and over 170 independent insurance agencies. Our preneed life insurance products are distributed primarily through approximately 1,320 funeral homes.

Fixed Annuities

We sell multi-year guaranteed annuity products and fixed-indexed annuities through our independent agency, bank and broker-dealer distribution channels. Multi-year guaranteed annuity products credit interest at a predetermined rate that is guaranteed for a three-, five- or seven-year period. After the applicable guarantee period has expired, we can reset the crediting rate at our discretion, subject to contractual limitations and minimums.

Fixed-indexed annuities allow the policyholder to elect between strategies where interest credited is either fixed or based on the performance of a market index. The most common index selected is the S&P 500 Index. We also offer customized indexes, such as the BlackRock Diversa Volatility Control. These indexes replicate multi-asset strategies with risk management elements designed to decrease volatility. Fixed-indexed annuities allow the policyholder to participate in the upside performance of the selected index with no downside market risk to their account value, assuming that the annuity is not surrendered during the surrender charge period. Policyholders participate in 100% of the upside performance of the applicable index, usually subject to pre-specified “cap rates.” For fixed-indexed annuities referencing the S&P 500 Index, we can generally reset cap rates annually at our discretion, subject to contractual limitations. For fixed-indexed annuities referencing other strategies, we measure index performance for crediting over two- or three-year periods, and for those strategies we can reset the crediting terms at the end of each such two- or three-year period.

Customers purchasing fixed-indexed annuities may elect to add certain riders that provide lifetime income benefits or death benefits. Account values for fixed-indexed annuities are protected against adverse market movements. In addition, while the benefit base for some variable annuity products is linked to upside market movements, the benefit base for our fixed-indexed annuity products is typically not.

After the first year following the issuance of a deferred annuity, the policyholder is typically permitted to make withdrawals up to 10% of the prior year’s account value without a surrender charge. In addition, required minimum distributions imposed by federal law generally do not incur surrender charges. Withdrawals in excess of these allowable amounts are assessed a surrender charge fee if such withdrawals are made during the surrender charge period. For multi-year guaranteed annuity products, the surrender charge period is the period for which the crediting rate is guaranteed. For other products, surrender charge periods follow a pre-specified schedule. In general, the surrender charge periods for our fixed-rate and fixed-indexed annuity products currently offered through the individual channel apply for as few as three years to as many as ten years, depending on the product. The surrender charges typically range from 7% to 10% of the contract value at inception and generally decrease over the surrender charge period.

Preneed Life Insurance

The preneed life insurance market primarily sells small face whole life contracts typically with a face amount at issue between $4,600 and $5,100. We are Global Atlantic’s only writer for newly issued preneed life policies through the individual channel, and were one of the first entrants in the preneed market. These policies are sold primarily through independently licensed agents associated with funeral homes and other providers of funeral and cemetery services. We have relationships with funeral homes across the United States and enter into participation agreements with funeral homes and general agent agreements with the independently licensed agents.

We specialize in the sale of non-participating, single-pay and limited payment whole life insurance contracts sold exclusively as a funding vehicle by individuals prearranging funerals. We believe our long-term relationships with the network of agents and funeral homes that distribute our preneed insurance gives us a competitive advantage. We have established incentive and loyalty programs with our top distributors that are designed to encourage future sales of our preneed products.

Funding Products

We are a member of the Federal Home Loan Bank (“FHLB”) of Indianapolis. As a member, we have entered into funding agreements with the FHLB of Indianapolis, and the funding agreements are issued in exchange for cash. The funding agreements require that we pledge eligible assets, such as commercial mortgage loans, as collateral. Certain types of eligible assets pledged as collateral are held in custody by the FHLB of Indianapolis. Through our membership, we have issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of $1.7 billion and $1.6 billion as of September 30, 2021 and December 31, 2020, respectively

We invest the proceeds from such issuances in furtherance of our investment spread strategy, consistent with our other investment spread operations. It is not part of our strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money. As a part of this arrangement, we hold $5.0 million in FHLB of Indianapolis Class B Membership Stock. The Class B Membership Stock is not eligible for redemption.

In January 2021, we entered the funding agreement-backed notes (“FABN”) market, issuing inaugural funding agreements as part of a global debt issuance program (the “FABN Program”). As of September 30, 2021, we had issued $2.85 billion in funding agreements in connection with the FABN Program.

Other Products

Through our bank and independent broker-dealer channels, we offer a hybrid product (“Hybrid Annuity”) that links long-term care benefits to a fixed-rate annuity with a nine-year surrender period. Hybrid Annuities are fixed-rate annuity products with a benefit rider that permits access to the policy’s account value, free of a surrender charge, along with a supplemental rider benefit value to reimburse the policyholder for certain qualified long-term care expenses. Unlike traditional standalone long-term care, where benefits are not tied to existing policyholder accounts, the rider benefit is capped at the return of account value plus one or two times the account value depending on the outcome of underwriting. We believe the drawdown of policyholder account value as the initial benefit payment and the capped benefit size substantially reduces risk to us when compared to traditional long term care. The rider benefit paid to the policyholder is subject to a monthly maximum such that the benefit is typically paid out over a period of six years or longer.

We sell investment-only variable annuities through our bank and broker-dealer distribution channels. Our variable annuities are issued by us and underwritten and distributed by Global Atlantic Distributors, LLC (“GAD”), a FINRA-registered broker-dealer. Variable annuities provide the ability to invest in a tax deferred manner into a series of investment options and, when appropriate, convert that investment into an income stream. These products are designed to appeal to investors who are seeking greater market participation and willing to assume additional risk. We currently offer investment-only variable annuities in multiple classes that differ in fees, duration of surrender charge period and structure of sales charges. The variable annuities offered by us provide policyholders with the opportunity to invest in various investment sub-accounts and offer optional death benefit and income guarantees. Policyholders that elect an optional benefit may be required to invest in a managed volatility investment fund, the majority of which are offered through the Forethought Variable Insurance Trust platform. We utilize a separate account to record and account for assets and liabilities for variable annuity transactions. Investments in such separate account are maintained separately from those in our general account. The net investment experience of our separate account is generally credited directly to the policyholder and can be positive or negative. As a result, investment income on the separate account is not included in our net income. Effective December 31, 2015, we entered into a reinsurance agreement with CALIC whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases.

Registered Index Linked Annuities: Pursuant to this prospectus we intend to begin selling registered index linked annuities in 2022.

Reinsurance

We seek to diversify risk and limit our overall financial exposure by reinsuring certain levels of risk in various areas of exposure through cessions to other insurance companies or reinsurers.

We assume certain preneed life insurance policies from one non-affiliated company on a coinsurance basis. This block of assumed business is in run-off. As of December 31, 2020 and 2019, we assumed $24.2 million and $26.2 million of reserves, respectively, under this reinsurance arrangement. We assume on a modified coinsurance basis certain other preneed life insurance policies from a non-affiliated company. This block of assumed business is also in run-off. As of December 31, 2020 and 2019, we assumed $299.1 million and $303.5 million of modified coinsurance reserves, respectively.

Effective December 31, 2015, we entered into a reinsurance agreement with CALIC whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases. Amounts due to affiliates related to funds withheld agreements were $26.5 million and $87.0 million for the quarters ended December 31, 2020 and December 31, 2019, respectively.

Effective April 1, 2017, we entered into a reinsurance agreement with Global Atlantic Re Limited (“GA Re”), whereby we ceded a portion of our annuity and preneed business. As a result of the transaction in 2017, we ceded $8,539 million in reserves to GA Re, resulting in a one-time gain of approximately $16 million, and continue to cede annuity business to GA Re on an ongoing quota share basis. Effective April 2, 2018, in accordance with the reinsurance agreement, we moved 50% of the funds withheld assets to a coinsurance arrangement.

From time to time, Global Atlantic and its insurance subsidiaries, including us, have entered into or may enter into arrangements with unaffiliated third-party co-investment vehicles designed to deploy third-party, on-demand capital into certain qualifying reinsurance transactions alongside Global Atlantic and its subsidiaries. Global Atlantic’s insurance subsidiaries, including us, may participate in qualifying reinsurance transactions with the insurance company subsidiary of such co-investment vehicles. These reinsurance transactions will generally be on a funds withheld coinsurance basis, with the applicable Global Atlantic insurance subsidiary (such as us) retaining a portion of the liabilities in such transaction and retaining the business reinsured to the co-investment vehicle on its balance sheet.  We did not participate in any qualifying transactions with Ivy Re Limited, the reinsurance subsidiary of Ivy Co-Invest Vehicle Limited that as of September 30, 2021 has fully deployed its capital commitments.

Investment Management

We benefit from Global Atlantic’s investment management strength and we believes such investment management is a key driver of our success. Our board of directors retains oversight of our investment portfolio and has delegated day-to-day management of the investment portfolio to Global Atlantic’s investment management committee, a committee that is chaired by Global Atlantic’s Chief Investment Officer and includes Global Atlantic’s Chief Executive Officer as a member.

Our objective is to invest the funds we receive from policyholders into a high quality, diversified investment portfolio that is well-matched to our liabilities and earns a yield in excess of the cost of our policyholder liabilities. The returns we are able to generate on our investment portfolio support competitive pricing on our products.

We invest our general account assets in investments across the capital structure and in public and private markets across securities, loans and direct ownership of income-generating assets. We believe that our capability to invest in multiple asset types has provided FLIC the platform to capture investment opportunities across market conditions in assets which FLIC believes have favorable risk-adjusted returns.

On February 1, 2021, KKR IM entered into an investment management agreement with us, pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). The terms of this investment management agreement with FLIC have been approved of by the Indiana Department. Under the terms of the investment management agreement, most of our day-to-day investment management is performed by KKR IM. We believe that with KKR IM performing day-to-day investment management, we will achieve increased net investment yields over time. Certain former Global Atlantic investment professionals are now employees of KKR IM and, pursuant to the investment management agreement described above, provide investment management services to FLIC.

Historically, GSAM has managed certain liquid asset classes under the direction of Global Atlantic’s in-house investment management team. Following the close of the KKR Acquisition, GSAM continues to provide services for asset classes in which we believe GSAM is well-suited to provide services that we do not have a competitive advantage in and for which we believe scale and execution is important to manage operating costs, such as liquid corporate, municipal and government securities. GSAM provides these services with respect to assets comprising approximately 23% of our total investments as of September 30, 2021.

Employees

Our management consists of officers who are employees of Global Atlantic and who provide services to us pursuant to the terms of an Amended and Restated Services and Expense Agreement, dated as of June 21, 2018, by and among GAFC, we and certain other subsidiaries of Global Atlantic (the “Services Agreement”). These employees work at our direction. None of Global Atlantic’s employees are subject to a collective bargaining agreement. We believe our relations with such employees are satisfactory.

Recent Change in Control

On December 16, 2020, the Indiana Department of Insurance approved the indirect acquisition of Forethought Life Insurance Company by a subsidiary of KKR and the entry of Forethought and a subsidiary of KKR into an investment management agreement.

Regulation

Our operations and businesses are subject to extensive laws, regulations, administrative determinations and similar legal constraints, including regulation under state insurance laws and federal and state securities laws. Many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations. We cannot predict the impact of future state, federal or foreign laws or regulations on our business. Future laws and regulations, or the interpretation thereof, may materially adversely affect our results of operations and financial condition.

Insurance Regulation

General

We are domiciled in the State of Indiana and licensed to transact insurance business in, and are subject to regulation and supervision by, 49 states (all except New York) and the District of Columbia. The insurance and reinsurance industry is heavily regulated and our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. State insurance authorities have broad administrative powers over insurance companies with respect to all aspects of the insurance business .

The laws and regulations of the jurisdiction in which we are domiciled may require us to, among other things, maintain minimum levels of statutory capital, surplus and liquidity; meet solvency standards; submit to periodic examinations of its financial condition; and restrict payments of dividends and distributions of capital. We are also subject to laws and regulations that may restrict our ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. In addition, we are subject to laws and regulations governing related-party/affiliate transactions. These are particularly important to us given (1) our relationship with Global Atlantic and (2) the fact that our business strategy involves ceding business among our affiliates.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the Accounting Manual. Model insurance laws and regulations put forth by the NAIC are effective only when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws and regulations and modified by prescribed and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect our statutory capital and surplus.

The NAIC has expressed concerns related to filing exempt status for certain bespoke securities, which generally allows the use of an NRSRO-rating for purposes of capital assessment as opposed to requiring review by the Securities Valuation Office. In October 2020, the VOS Task Force received a memorandum from the Financial Condition (E) Committee that directed a new charge for 2021 to implement policies to help the SVO administer the filing exemption process by which certain investments are not required to be submitted to the SVO for review. The VOS Task Force recently adopted amendments to the P&P Manual to require, effective January 1, 2022, the filing of supporting private rating analysis for any security assigned a private rating, in which the SVO will determine if a privately rated security is eligible to receive an NAIC Designation with an NAIC CRP Credit Rating. The amendments allow an insurance company to self-designate privately rated securities issued between January 1, 2018 and December 31, 2021 that are subject to a confidentiality agreement executed prior to January 1, 2022, which agreement remains in force as of such date and for which an insurance company cannot provide a copy of a private rating letter rational report.

Changes in state laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer and at the expense of the insurer. The NAIC may also be influenced by the initiatives or regulatory structures or schemes of international regulatory bodies, and those initiatives or regulatory structures or schemes may not translate readily into the regulatory structures or schemes or the legal system (including the interpretation or application of standards by juries) under which U.S. insurers must operate. Changes in laws and regulations, or in interpretations thereof, as well as initiatives or regulatory structures or schemes of international regulatory bodies, applicable to us could have a significant impact on us.

Some NAIC pronouncements, particularly as they affect accounting issues, take effect automatically without affirmative action by the states. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency regulations.

We are required to file reports, which generally include detailed annual financial statements and quarterly unaudited financial statements, with insurance regulatory authorities in each of the jurisdictions in which we do business, and our operations and accounts are subject to periodic examination by such authorities. We must also file, and in many jurisdictions and in some lines of insurance obtain regulatory approval of, policy forms and related materials prepared or delivered in connection with the insurance written in the jurisdictions in which we operate.

State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our insurance and securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

Annuity Suitability

State insurance regulators have become more active in adopting and enforcing suitability standards with respect to sales of fixed, indexed and variable annuities.

A suitability analysis is performed for each annuity sale. For variable annuity sales, the broker-dealers are responsible for performing suitability reviews of each individual annuity sale. We generally delegate suitability analyses for fixed annuity product sales to the banks and broker-dealers distributing these products, as they typically have the infrastructure and resources required to perform suitability analyses. With respect to the other distribution channels (and in limited circumstances, the broker-dealer channel), we do not delegate suitability. Our and Global Atlantic’s in-house compliance team has a suitability program in place whereby pending annuity sales are not finalized until completion of suitability analysis as required under the SAT and applicable state suitability requirements.

Certain states and the NAIC have proposed or implemented changes to their suitability regulations that would make broker-dealers, sales agents and investment advisers and their representatives subject to a best interest standard when selling annuities. On February 13, 2020, the NAIC adopted revisions to the SAT to better align the state standards governing the standard of care of annuity producers with the SEC’s Regulation Best Interest, and some states have either adopted or are moving to adopt this revised regulation. The revised SAT includes a requirement for producers to act in the “best interest” of a retail customer when making a recommendation of an annuity. A producer has acted in the best interest of the customer if the producer has satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. We are working on implementing the changes required by this model regulation ahead of its implementation date in the states that have adopted the new model regulation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely impact the way we market and sell our annuity products. Inconsistencies among rules that may be adopted by the SEC, DOL, NAIC or state insurance regulators could further complicate the distribution of our products.

Conduct Standards

Federal and state regulators continue to propose and implement conduct standards in the sale of investment products, including in the sale of annuity and life insurance products. The NAIC has also proposed changes to the SAT to impose a best interest standard to the sale of annuity products.

For example, on December 15, 2020, the DOL issued its re-proposed regulatory action relating to the Fiduciary Advice Rule, reinstating the definition of investment advice fiduciary that existed prior to 2016, and providing interpretive guidance concerning the regulation that dictates the scope of what constitutes fiduciary “investment advice” to ERISA Plans and IRAs. As part of that regulatory action the DOL issued a final prohibited transaction exemption that can be used by fiduciaries providing investment advice for a fee. The interpretive guidance provided by the DOL broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Code. In particular, the DOL states that a recommendation to “rollover” assets from a qualified retirement plan to an IRA, or from an IRA to another IRA, can be considered fiduciary investment advice if the facts and circumstances indicate that the recommendation meets the investment advice test of the regulation. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship.

On June 5, 2019, the SEC adopted a package of rules and interpretations designed to enhance the quality and transparency of the duties owned by broker-dealers to retail investors and to reaffirm, and in some cases clarify, certain aspects of an investment adviser’s fiduciary duty under the Advisers Act. Under the new rules, which became effective on June 30, 2020, broker-dealers recommending our variable products and mutual funds to retail customers are required to comply with a “best interest” standard. Regulation Best Interest generally requires that a broker-dealer and its associated persons act in a retail customer’s best interest and not place their own financial or other interests ahead of a retail customer’s interests when recommending securities transactions or investment strategies. To meet this new best interest standard, a broker-dealer must satisfy four component obligations including a disclosure obligation, a care obligation, a conflict of interest obligation and a compliance obligation.

Also on June 5, 2019, the SEC adopted an interpretation of the fiduciary duties owed by investment advisers. The interpretation addresses an investment adviser’s duties of care and loyalty under the Advisers Act. As described in the interpretation, in the view of the SEC, the duty of care requires an investment adviser to provide investment advice in the best interest of its client, based on the client’s objectives. Under the duty of loyalty, an investment adviser must eliminate or make full and fair disclosure of all conflicts of interest which might incline an investment adviser—consciously or unconsciously—to render advice which is not disinterested such that a client can provide informed consent to the conflict. We are monitoring these developments and cannot at this time predict the effect they might have on our broker-dealers and investment advisers, and on the sales and distribution systems for our variable products and mutual funds.

In addition, certain states have proposed or implemented conduct standards in the sale of annuity and life insurance products. The SEC has not indicated an intent to pre-empt state regulation in this area, and some of the state proposals allow for a private right of action. As a result, we and other annuity writers could be subject to overlapping and potentially conflicting federal and numerous state regulations of conduct standards.

Regulation Best Interest, the DOL’s Fiduciary Advice Rule, amendments to the SAT and other potential fiduciary rules may fundamentally change the way financial advisors, agents, and financial institutions do business. These rules may impact the way annuity and life insurance products are marketed and offered by distribution partners, which could have an impact on customer demand, impact the margins on products or increase compliance costs and burdens. Inconsistencies among rules that may be adopted by the SEC, DOL, NAIC or state insurance regulators could further complicate the distribution of our products and increase the costs of distributing our products.

Annual Reports and Statutory Examinations

We are required to file detailed annual reports, including financial statements, in accordance with prescribed statutory accounting rules, with regulatory officials in the jurisdictions in which we conduct business.

The NAIC has approved SAP and various model regulations that have been adopted, in some cases with certain modifications, by all state insurance departments. These statutory principles are subject to ongoing change and modification.

As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations, generally once every three to five years, of the books, records and accounts of insurers domiciled in their states. These examinations are generally carried out in cooperation with the insurance departments of two or three other states under guidelines promulgated by the NAIC.

Guaranty Associations and Similar Arrangements

All of the jurisdictions in which we are admitted to transact insurance business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed life insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written in such state by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets. In the past three years, none of the aggregate assessments levied against us have been material.

Reinsurance

The rates, policy terms, and conditions of reinsurance agreements generally are not subject to regulation by any regulatory authority. However, the ability of a primary insurer to take credit for the reinsurance purchased from reinsurance companies is a significant component of reinsurance regulation. Typically, a primary insurer will only enter into a reinsurance agreement if it can obtain credit against its reserves on its statutory basis financial statements for the reinsurance ceded to the reinsurer. With respect to U.S.-domiciled ceding companies, credit is usually granted when the reinsurer is licensed or accredited in the state where the ceding company is domiciled. States also generally permit primary insurers to take credit for reinsurance if the reinsurer: (1) is domiciled in a state with a credit for reinsurance law that is substantially similar to the credit for reinsurance law in the primary insurer’s state of domicile and (2) meets certain financial requirements. Credit for reinsurance purchased from a reinsurer that does not meet the foregoing conditions is generally allowed to the extent that such reinsurer secures its obligations with qualified collateral.

The Dodd-Frank Act, which became effective on July 21, 2011, provides that only the state in which a primary insurer is domiciled may regulate the financial statement credit for reinsurance taken by that primary insurer; other states are no longer able to require additional collateral from unauthorized reinsurers or otherwise impose their own credit for reinsurance laws on primary insurers that are licensed, but not domiciled, in such other states.

States may permit certified reinsurers to post less collateral to reinsurance counterparties than insurers who are not certified. The NAIC has adopted an amended Credit for Reinsurance Model Law, pursuant to which collateral requirements may be reduced from 100% for unauthorized and non-accredited reinsurers meeting certain criteria as to financial strength and reliability that are domiciled in jurisdictions that are found to have strong systems of domestic insurance regulation, each, a “Qualified Jurisdiction.” Insurers domiciled in Qualified Jurisdictions, such as Bermuda, are eligible to apply for certified reinsurer status. Certified reinsurers may be permitted to post collateral at reduced levels with respect to reinsurance agreements with cedents domiciled in jurisdictions that have adopted the amendments to the Credit for Reinsurance Model Law. GA Re is an approved certified reinsurer in Indiana. While GA Re is not licensed, accredited or approved in any state in the United States and, consequently, must collateralize its obligations in order for a U.S. primary insurer to obtain credit against its reserves on its statutory basis financial statements, as a result of its certified reinsurer status in Indiana, GA Re has the ability to post reduced collateral for coverage provided by GA Re to us. A loss of the certified reinsurer status of GA Re may materially and adversely impact our business strategy.

In addition, the Dodd-Frank Act authorized the U.S. Treasury Secretary and the Office of the U.S. Trade Representative to negotiate covered agreements. A covered agreement is an agreement between the United States and one or more foreign governments, authorities or regulatory entities regarding prudential measures with respect to insurance or reinsurance. Pursuant to this authority, in September 2017, the U.S. and the EU signed the EU Covered Agreement to address, among other things, reinsurance collateral requirements, and the parties are moving forward with provisional application in accordance with the EU Covered Agreement. In addition, on December 18, 2018, the U.K. Covered Agreement was signed in anticipation of the United Kingdom’s exit from the EU.

U.S. state regulators have until September 1, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and U.K. reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or U.K. Covered Agreement or state laws imposing such reinsurance collateral requirements may be subject to federal preemption. In 2019, the NAIC revised the Credit for Reinsurance Model Law and Model Regulation, which revisions are aimed at addressing the reinsurance collateral provisions of the EU Covered Agreement and the U.K. Covered Agreement. The revisions permit a primary insurer to take credit for reinsurance ceded to a qualifying unauthorized reinsurer without collateral if the reinsurer satisfies certain criteria, including being domiciled in a “reciprocal jurisdiction.” A “reciprocal jurisdiction” includes (a) a non-U.S. jurisdiction (such as the EU and the U.K.) that has entered into a covered agreement with the U.S., (b) a “qualified jurisdiction,” such as Bermuda, that meets certain additional requirements consistent with the terms and conditions of the EU Covered Agreement and U.K. Covered Agreement and (c) any NAIC-accredited U.S. jurisdiction. The NAIC has recently adopted a new accreditation standard that requires states to adopt these revisions to the Credit for Reinsurance Model Law (including the recognition of all categories of “reciprocal jurisdictions”). Indiana has adopted the 2019 revisions to the Credit for Reinsurance Model. If such revisions are adopted by the states, primary insurers in the U.S. that are domiciled in states adopting such revisions may have the ability to take credit for reinsurance coverage provided by GA Re without GA Re posting any collateral. We cannot predict with any certainty what the impact of implementation of the EU Covered Agreement or U.K. Covered Agreement will be on our business or whether the interpretation of the provisions of the EU Covered Agreement and the U.K. Covered Agreement will change.

Principle-based reserving and life insurance reserves

On January 1, 2017, the principle-based approach to life insurance company reserves became effective, with a three-year phase-in period, for all new life insurance products issued on or after such date, including all life insurance products we sell other than preneed. As compared to the prescriptive reserving approach applicable to life products written prior to January 1, 2017, principle-based reserving gives greater credence to the insurer’s past experience, anticipated future experience and current economic conditions. Accordingly, and in contrast to the prescriptive approach, certain assumptions regarding economic conditions, mortality and policyholder behavior will no longer be required to remain constant and may be updated. As a result, principle-based reserving may cause fluctuations to the amount of reserves held. We implemented principle-based reserving for term and universal life with secondary guarantee products sold after January 1, 2017, which resulted in a reduction in the reserves required for these products relative to the previously prescribed approach, and we implemented principle-based reserving for all other universal life products as of January 1, 2020. We continue to assess the impact of principle-based reserving. While we currently do not expect principle-based reserving for indexed universal life to have a material impact on our reserves for those products, we cannot provide any guarantee that our expectations will be correct. In addition, because the amount of reserves calculated using principle-based reserving may not remain constant, the implementation of principle-based reserving poses uncertainties which may cause fluctuations in the amount of reserves held.

In addition, life insurance reserves are calculated using standardized mortality tables. On January 1, 2017, new standardized mortality tables, referred to as 2017 CSO Table, became effective, with a three-year phase-in period. The 2017 CSO Table must be used on or after January 1, 2020, although early adoption was permitted. We have implemented the 2017 CSO Table.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing claims settlement practices, the form and content of disclosure to consumers, illustrations, advertising, sales and complaint process practices. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. In addition, we must file, and in many jurisdictions and for some lines of business obtain regulatory approval for, rates and forms relating to the insurance written in the jurisdictions in which we operate. Adverse findings in a market conduct examination could result in fines, penalties, agreements with regulators and reputational harm to our business.

Under their market conduct authority, state insurance regulators have recently increased their focus on the use of third-party administrators to administer insurance policies. We rely on third-party administrators to service certain policies. This increased regulatory scrutiny may result in fines and penalties and agreements with regulators regarding our and our third-party administrator’s servicing of policies.

NAIC Ratios (IRIS)

The NAIC’s Insurance Regulatory Information System (“IRIS”) is a collection of analytical solvency tools and databases designed to provide state insurance departments with an integrated approach to screening and analyzing the financial condition of insurers operating within their respective states. In connection with IRIS and on the basis of statutory financial statements filed with state insurance regulators, the NAIC calculates annually 12 financial ratios to assist state regulators in monitoring the financial condition of insurers. State insurance regulators review this statistical report, which is available to the public, together with an analytical report, prepared by and available only to state insurance regulators, to identify insurance companies that appear to require immediate regulatory attention. A “usual range” of results for each ratio is used as a benchmark. In general, departure from the “usual range” on four or more of the ratios can lead to inquiries from the NAIC or individual state insurance departments. As of December 31, 2020, certain of our IRIS ratios fell outside the “usual range,” but we do not expect this to result in regulatory action.

Policy and Contract Reserve Adequacy Analysis

Indiana and other states have adopted an NAIC model law and regulation with respect to policy and contract reserve adequacy. Under the applicable insurance laws, we are required to annually conduct an analysis of the adequacy of all life insurance and annuity statutory reserves. A qualified actuary must submit an opinion which states that the statutory reserves, when considered in light of the assets held with respect to such reserves, make adequate provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided unless additional reserves are established, the insurer must establish such additional reserves as are incorporated in the actuary’s opinion by moving funds from surplus. In addition, reserve requirements for certain product types require reserve adequacy on a standalone basis for those product types. We have provided the actuarial opinions pertaining to reserves without any qualifications as of December 31, 2020.

Capital and Surplus

The insurance laws of Indiana require that we maintain minimum capital and surplus. We are subject to the supervision of the regulators in each jurisdiction in which we are licensed to transact business. These regulators have discretionary authority, in connection with the continued licensing of us, to limit or prohibit sales to policyholders if such regulators determine that we have not maintained the minimum surplus or capital required or that our further transaction of business would be hazardous to policyholders. We exceeded the required minimum capital and surplus levels as of December 31, 2020.

Capital Requirements

RBC standards have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations based on its size and risk profile. The NAIC Risk-Based Capital for Insurers Model Act requires life insurance companies to submit an annual report that compares an insurer’s TAC to its Authorized Control Level (“ACL”) RBC, each such term as defined pursuant to applicable state law. An insurer’s RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer’s operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items with greater underlying risk and lower for items with less underlying risk. Therefore, the degree of risk taken by the insurer is a primary determinant of the RBC ratio. Statutory RBC is measured on two bases, with ACL capital as equal to one-half CAL RBC. Regulators typically use ACL in assessing companies and reviewing solvency requirements. Companies themselves typically use the CAL standard.

Insurance regulators use the value of an insurer’s TAC in relation to its RBC, together with its trend in its TAC, as a basis for determining regulatory action that a state insurance regulator may be authorized or required to take with respect to an insurer. The four action levels include: (1) CAL, wherein an insurer is required to submit a plan for corrective action, (2) Regulatory Action Level, wherein an insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action, (3) ACL, wherein regulators may place insurer under regulatory control and (4) Mandatory Control Level, wherein regulators are required to place insurer under regulatory control. The Regulatory Action Level is generally set at an ACL RBC ratio of 150% or less and may result in regulators imposing specified corrective actions.

TAC and RBC ratio are calculated annually by insurers, as of December 31 of each year. As of December 31, 2020, our RBC ratio was 405% and our TAC was in excess of the levels that would prompt regulatory action under Indiana law. The calculation of RBC ratio requires certain judgments to be made, and, accordingly, our current RBC ratio may be greater or less than the RBC ratio calculated as of any date of determination.

In June 2018, the NAIC’s Capital Adequacy Task Force approved revised RBC factors to reflect the 21% statutory federal tax rate enacted by the TCJA, in place of the former 35% statutory federal tax rate previously used in calculating RBC ratios. In general, because the NAIC RBC calculation uses the new 21% statutory federal tax rate in place of the 35% statutory federal tax rate, the RBC ratios of life and annuity companies decreased. In addition, in July 2021, the NAIC’s Financial Condition (E) Committee adopted updates to the asset factors that are used to calculate the RBC requirements for investment portfolio assets resulting in an expansion in the number of NAIC asset class categories for factor-based RBC requirements and the adoption of new factors to be implemented for reporting for the 2021 RBC filing, which could increase capital requirements on some securities and decrease capital requirements on others. An increase in RBC or minimum capital requirements may require us to increase our statutory capital levels, which we might be unable to do. We cannot accurately predict what, if any, changes may result from this review or their potential impact on our RBC ratios. We will continue to monitor developments in this area. In addition, investments in new asset classes, such as renewable energy and infrastructure, may not clearly fit into an existing NAIC asset class. Uncertainty or changes to RBC requirements for such asset classes could impact our ability to execute on our investment strategy or impact our RBC ratios.

The NAIC and international insurance regulators, including the International Association of Insurance Supervisors, are working to develop group capital standards. In December 2020, the NAIC adopted a group capital calculation or “GCC” tool using an RBC aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. The goal is to provide U.S. regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a way that applies to all groups regardless of their structure. In December 2020, the NAIC also adopted amendments to the NAIC’s Model Insurance Holding Company System Regulatory Act and Model Insurance Holding Company System Model Regulation to require, subject to certain exceptions, the ultimate controlling person of every insurer subject to the holding company registration requirement to file an annual group capital calculation with its lead state regulator. The NAIC has stated that the calculation will be a regulatory tool and does not constitute a requirement or standard, but there can be no guarantee that will remain the case. The NAIC also expects that the group capital calculation will satisfy the EU Covered Agreement’s group capital assessment requirement. In addition, the December 2020 revisions to the Model Insurance Holding Company System Regulatory Act and Model Insurance Holding Company System Model Regulation also included a new requirement for the ultimate controlling person of certain large U.S. life insurers and insurance groups meeting certain scope criteria, based on the amounts of business written or material exposure to certain investment transactions, to file the results of a liquidity stress test annually with the lead state regulator of the insurance group. The liquidity stress test utilizes a company cash-flow projection approach incorporating liquidity sources and uses over various time horizons under a baseline assumption and stress scenarios that may vary from year to year. It is expected that the 2020 revisions to the NAIC’s Model Insurance Holding Company System Regulatory Act will be made an accreditation standard. States with insurers subject to the EU Covered Agreement and U.K. Covered Agreement will be encouraged to adopt the 2020 revisions to the Holding Company Model Act as soon as possible but no later than the November 7, 2022 deadline for the group capital assessment under the EU Covered Agreement and U.K. Covered Agreement. It is not possible to predict what impact any such group capital measures may have on our business.

Statutory Investment Valuation Reserves

Life insurance companies are required to establish an AVR to stabilize statutory policyholder surplus from fluctuations in the market value of investments. AVR consists of two components: (1) a “default component” for possible credit-related losses on fixed maturity investments and (2) an “equity component” for possible market-value losses on all types of equity investments, including real estate-related investments. Insurers also are required to establish an IMR for net realized capital gains and losses, net of tax, on fixed maturity investments where such gains and losses are attributable to changes in interest rates, as opposed to credit-related causes. IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer’s statutory financial statements. In the event of a reinsurance cession by a U.S. insurer, the IMR balance attributed to the reinsured block would be established consistent with the cash settlement of realized gains and losses, with subsequent IMR held by either party dependent on reinsurance terms. Although future additions to AVR would reduce our future statutory capital and surplus, we do not believe that the impact under current regulations of such reserve requirements will materially affect our financial condition.

Regulation of Investments

We are subject to state laws and regulations that require diversification of its investment portfolio and limit the amount of investments in certain asset categories, such as below investment-grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in some instances, would require divestiture of such non-qualifying investments. We believe that our investments complied with such regulations as of December 31, 2020 and continue to so comply. In addition, the types of assets in which we invest may subject us to additional laws and regulations. We may also invest in certain tax-advantaged investments that are designed to generate returns in part on the realization of federal and state income tax credits that may not be realized if the projects do not meet the complex compliance requirements applicable to such credits or if there are changes in applicable laws or regulations.

Cybersecurity and Privacy Regulation

The area of cybersecurity has come under increased scrutiny by insurance regulators. On October 24, 2017, the NAIC adopted the Insurance Data Security Model Law (the “Cybersecurity Model Law”), which establishes standards for data security and for the investigation, and provision of notice to insurance commissioners, of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. The Cybersecurity Model Law has been adopted in Indiana and a number of other states, but it is not an NAIC accreditation standard.

Additionally, states continue to adopt legislation or implement regulations addressing cybersecurity. For example, the New York Department of Financial Services (“NYDFS”) issued a cybersecurity regulation for financial services institutions, including banking and insurance entities under its jurisdiction, that describes certain requirements for insurers to implement, including taking measures to protect data accessible to third-party service providers, adopting multi-factor authentication procedures, designating a chief information security officer who would annually report to such regulator, conducting annual audits, and immediately notifying such regulator of any material cybersecurity incident. The New York cybersecurity regulation became effective on March 1, 2017. On January 1, 2020, the California Privacy Act Policy (“CCPA”) went into effect. Subject to certain exceptions, the CCPA requires companies operating in California to determine the types of personal information retained on California residents; to provide detailed privacy notices to individuals from whom personal information is collected that informs such individuals of the purpose of this information collection and whether such information is shared with third parties; to develop systems allowing such companies to respond efficiently to requests by California residents seeking to determine what information such companies possess or requesting deletion of their information; and to ensure that service providers and other third parties to whom these companies provide such personal information adhere to certain contractual requirements.  We cannot predict what effect adoption of such laws and regulations would have on its business or the costs of compliance with such laws and regulations.

There also has been increased scrutiny, including from state regulators, regarding the use of “big data” techniques. The NAIC has established a dedicated working group, the Big Data and Artificial Intelligence (EX) Working Group, to consider big data issues, such as the lack of transparency and potential for bias in algorithms used to synthesize big data. The NAIC has also formed the Accelerated Underwriting (A) Working Group to consider the issues related to the use of external data and data analytics in accelerated underwriting of life insurance. We expect that big data will remain an important issue for the NAIC and state regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to “big data.”

As a result of increased innovation and technology in the insurance sector, the NAIC is monitoring technology developments that impact the state insurance regulatory framework and has developed or is developing regulatory guidance, as appropriate. For example: (1) the NAIC has adopted amendments to the anti-rebating provisions of the NAIC’s Unfair Trade Practices Act to address new technologies that are being deployed to add value to existing insurance products and services; (2) the NAIC has adopted guiding principles related to artificial intelligence, its use in the insurance sector, and its impact on consumer protection and privacy, marketplace dynamics and the state-based insurance regulatory framework; and (3) the Privacy Protections (D) Working Group is evaluating the need for changes to state insurance privacy protections regarding the collection, use and disclosure of information gathered in connection with insurance transactions. Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology and some states have passed laws or introduced legislation targeting unfair discrimination practices. For example, Colorado has recently introduced legislation that would restrict the use of consumer data sources, algorithms and predictive models that unfairly discriminate against an individual based on race, color, national or ethnic origin, religion, sex, sexual orientation, disability, or transgender status and would provide the Colorado Insurance Commissioner with broad rule-making and enforcement authority. Several states have also issued guidance regarding the use of big data technology in compliance with anti-discrimination laws.

We expect that innovation and technology will remain an important issue for the NAIC and state regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to innovation and technology in the insurance sector.

Unclaimed Property Laws

State insurance regulators continue to scrutinize claims settlement practices of life insurance companies with regard to payment of death benefits. Through their authority to regulate market conduct, including claims settlement practices, state insurance regulators have been examining the use by life insurance companies of the U.S. Social Security Administration’s Death Master File (the “Social Security Death Master File”) to identify deceased persons and the processes by which life insurance companies search for beneficiaries of life and annuity contracts. In particular, these regulators have been looking at how life insurance companies handle unreported deaths, maturity of life insurance and annuity contracts, and contracts that have exceeded limiting age to determine if the companies are appropriately identifying when death benefits or other payments under the contracts should be made. A private audit firm retained by a group of states is currently conducting a routine unclaimed property audit of Global Atlantic’s U.S.

insurance subsidiaries, which includes us. Resolution of this audit is not expected to have a material negative impact on us.

In addition, several states have enacted laws or adopted regulations mandating the use by life insurance companies of the Social Security Death Master File or other similar databases to identify deceased persons and more rigorous processes to find beneficiaries. We have policies and procedures to comply with applicable state insurance laws and regulations regarding unclaimed property. Any new or revised laws requiring additional procedures to identify deceased persons and more rigorous processes to find beneficiaries may result in administrative challenges and could have a material adverse effect on our business.

Risk Management, ORSA and Corporate Governance Disclosure

The NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (the “ORSA Model Act”), which has been enacted in the State of Indiana. The ORSA Model Act requires insurers that exceed specified premium thresholds to maintain a framework for managing the risks associated with their entire holding company group, including non-insurance companies. In addition, at least annually, the insurer must prepare a summary report (the “ORSA Report”) regarding its internal assessment of risk management and capital adequacy for the entire holding company group. ORSA Reports are filed on a confidential basis with the insurance holding company group’s lead state regulator and made available to other domiciliary regulators within the holding company group. Global Atlantic filed its latest ORSA Report with the Indiana Department, on December 21, 2020. Global Atlantic also provided copies of the ORSA Report to regulators in Iowa and Massachusetts.

The NAIC adopted the Corporate Governance Annual Disclosure Model Act and Regulation. The model act, which has been adopted in Indiana, requires insurers to make an annual confidential filing regarding their corporate governance policies. We are in compliance with the requirements of the model act, as adopted in Indiana.

Federal Insurance Initiatives and Legislation

Although the federal government has not directly regulated the insurance business, federal initiatives often have an impact on our life insurance business. From time to time, federal measures are proposed that may significantly affect the insurance business. Impacted areas include financial services regulation, securities regulation, derivatives regulation, pension regulation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies. At the present time, We do not know of any federal legislative initiatives that, if enacted, would adversely impact our business, results of operations or financial condition.

The Dodd-Frank Act effected the most far-reaching overhaul of financial regulation in the United States in decades, including the creation of FSOC, which has the authority to designate certain financial companies as non-bank systemically important financial institutions (“non-bank SIFI”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York. In December 2019, the FSOC released final interpretive guidance for designating non-bank SIFIs that incorporates an activities-based approach (“ABA”) and that provides that the FSOC will pursue entity-specific determinations only if a potential risk or threat cannot be addressed through an ABA. We are not able to predict with certainty whether or what changes may be made to the Dodd-Frank Act in the future or whether such changes would have a material effect on its business operations. As such, We cannot currently identify all of the risks or opportunities, if any, that may be posed to its businesses as a result of changes to, or legislative replacements for, the Dodd-Frank Act.

The Dodd-Frank Act also created the CFPB, an independent agency in the Federal Reserve System with jurisdiction over credit, savings, payment, and other consumer financial products and services, other than investment products already regulated by the SEC or the U.S. Commodity Futures Trading Commission. Certain of our investments are regulated by the CFPB. In addition, the Dodd-Frank Act created a new framework of regulation of OTC derivatives markets which will require clearing of certain types of transactions currently traded OTC by us. We use derivatives to mitigate a wide range of risks in connection with its business, including those arising from its variable annuity products with guaranteed benefit features. The phase-in of initial margin requirements for non-cleared derivatives and the derivative clearing requirements of the Dodd-Frank Act could have an impact on our business by increasing our hedging costs.

In addition, the Dodd-Frank Act established the FIO within the U.S. Department of the Treasury. FIO has the authority, on behalf of the United States, to participate in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO performs various functions with respect to insurance, including serving as a non-voting member of FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

Federal legislation and administrative policies in other areas, including employee benefit plan regulation and individual retirement account regulation, federal taxation and securities regulation, could significantly affect the insurance industry and the costs faced by its participants.

Federal Insurance Office

The Dodd-Frank Act established the FIO within the U.S. Department of the Treasury, or the “Treasury Department,” to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The FIO also has the authority to determine that state laws are inconsistent with international agreements entered into by the Secretary of the Treasury or the U.S. Trade Representative if such state law treats a non-U.S. insurer less favorably than a U.S. insurer which would result in such state laws being preempted.

While not having a general supervisory or regulatory authority over the business of insurance, the Director of the FIO performs various functions with respect to insurance, including serving as a non-voting member of the FSOC, and making recommendations to the FSOC regarding the designation of non-bank. SIFIs are subject to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. Since FSOC made its first SIFI designations in 2013, Global Atlantic has not been designated by FSOC as a SIFI. There are currently no such nonbank financial companies designated by FSOC as “systemically significant.” On April 21, 2017, the President of the United States issued an executive memorandum, or the “Executive Memorandum,” to the Secretary of the Treasury Department, directing the Secretary of the Treasury Department to conduct a review of, and report to the President regarding, FSOC processes and imposing a temporary moratorium on non-SIFI determinations and designations pending completion of such review and receipt of such report. The requested report, which the Treasury Department published on November 17, 2017, recommends significant changes to the FSOC processes for making SIFI determinations and designations. The Economic Growth, Regulatory Relief, and

Consumer Protection Act, which became effective May 24, 2018, made limited changes to Title I of the Dodd-Frank Act but did not make many of the changes recommended in the Treasury Department report. In December 2019, the FSOC issued interpretive guidance regarding the designation of nonbank financial companies SIFIs. This guidance implemented a number of reforms to the FSOC’s SIFI designation approach by shifting from an “entity-based” approach to an “activities-based” approach whereby the FSOC would primarily focus on regulating activities that pose systematic risk to the financial stability of the United States, rather than designations of individual firms. Under the final guidance, designation of an individual firm as a SIFI would only occur if, after engaging with the firm’s primary federal and state regulators, the FSOC determines that those regulators’ actions are inadequate to address the identified potential risk to U.S. financial stability. If such designation were to occur with respect to the asset management or the insurance industry, we could be subject to significantly increased levels of regulation, which includes, without limitation, a requirement to adopt heightened standards relating to capital, leverage, liquidity, risk management, credit exposure reporting and concentration limits, restrictions on acquisitions and being subject to annual stress tests by the Federal Reserve.

On October 6, 2017, the Treasury Department issued its second of four reports related to Executive Order 13772, which touches on certain issues raised in the Executive Memorandum through its analysis of the asset management and insurance sectors. In this report, the Treasury Department recommended, among other things, that insurance regulators evaluate systemic risk by focusing on the potential risks arising from insurance products and activities of insurance companies, rather than by using an entity-based approach.

The Director of the FIO has also submitted various reports to Congress, including reports regarding (1) how to modernize and improve the system of insurance regulation in the United States, (2) the impact of Part II of the Nonadmitted and Reinsurance Reform Act of 2010 and (3) the global reinsurance market and the regulation of reinsurance. Such reports could ultimately lead to changes in the regulation of insurers and reinsurers in the United States, such as FLIC.

USA PATRIOT Act

Title III of the USA PATRIOT Act of 2001 (the “PATRIOT Act”) amends the Money Laundering Control Act of 1986 and the Bank Secrecy Act of 1970 to expand AML and financial transparency laws applicable to financial services companies, including some categories of insurance companies. The PATRIOT Act, among other things, seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism, money laundering or other illegal activities. To the extent required by applicable laws and regulations, certain of our affiliates that are deemed “financial institutions” under the PATRIOT Act have adopted AML programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the programs, provide for on-going employee training and ensure periodic independent testing of the program. Our AML program, to the extent required, also establish and enforce customer identification programs and provide for the monitoring and the reporting to the Department of the Treasury of certain suspicious transactions.

Insurance Holding Company Regulation

Global Atlantic, as the parent of us and its other U.S. insurance subsidiaries, is subject to the insurance holding company act of Indiana, as our state of domicile, and each state where a Global Atlantic U.S. insurance subsidiary is domiciled (each, a “U.S. Domiciliary State”). These laws vary among jurisdictions, but generally require an insurance holding company and insurers that are members of such holding company system to register with their domestic insurance regulators and to file certain reports with those authorities, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations. Indiana has adopted a form of the

NAIC’s Model Insurance Holding Company System Regulatory Act, or the “Holding Company Model Act.” The Holding Company Model Act includes the concept of “enterprise risk” within an insurance holding company system and imposes more extensive informational requirements on parents and other affiliates of licensed insurers or reinsurers, with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. Generally, under these laws, transactions between an insurance company and any affiliate must be fair and reasonable and, if material or of a specified category, require prior notice and approval or non-disapproval by the insurance department of the applicable U.S. Domiciliary State.

Following the closing of the KKR Acquisition, KKR & Co. Inc. has been deemed by our domiciliary state regulator, Indiana, to be the ultimate controlling person of us for insurance holding company system purposes. An enterprise risk is generally defined as an activity or event involving affiliates of an insurer that could have a material adverse effect on the insurer or the insurer’s holding company system.

Change of Control

Indiana’s insurance holding company laws and regulations generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of the state insurance regulator. Acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company, like us, or our parent company is presumptively considered to have acquired control of the insurer, although such presumption may be rebutted by a showing that control does not in fact exist. The state insurance regulator may also find that control exists in circumstances in which a person owns or controls less than 10% of voting securities. Accordingly, any person who acquires 10% or more of the voting interest of Global Atlantic’s will be presumed to have acquired control of us unless, following an application by such purchaser in Indiana, the insurance commissioner determines otherwise.

To obtain approval of any change in control, the proposed acquirer must file an application disclosing, among other information, its background, financial condition, the financial condition of its affiliates, the source and amount of funds by which it will affect the acquisition, the criteria used in determining the nature and amount of consideration to be paid for the acquisition, proposed changes in the management and operations of the insurance company and other related matters. In addition, the NAIC’s former Private Equity Issues Working Group, which was formed to develop best practice recommendations relating to acquisitions of control of insurance or reinsurance companies by private equity and hedge funds, adopted new narrative guidance for state insurance examiners to consider in reviewing applications for an acquisition of an insurer by a private equity firm. Such guidance, modified to apply to any acquisition of an insurer by any acquiring party, has been adopted by the NAIC and is included in the NAIC’s Financial Analysis Handbook. Such guidance may increase the scrutiny on applications by private equity and hedge fund purchasers or discourage such purchasers from acquiring controlling stakes in insurers.

Restrictions on Transactions with Affiliates

Any transaction between us and any of our affiliates, must, among other things, be on terms which are fair and reasonable. In addition, we may not enter into any material transactions with any of its affiliates, including any sale, purchase or loan exceeding 3% of our admitted assets as of the preceding December 31, unless it has notified the Commissioner in writing and the Commissioner has not disapproved the transaction within thirty days.

Dividend Payment Restrictions

The payment of dividends and other distributions by us is subject to restrictions set forth in the insurance laws of the State of Indiana. Under these laws, we must deliver notice to the Indiana Department of any dividend or distribution within five business days after declaration of the dividend or distribution, and at least ten days before payment of the dividend or distribution. In addition, we may not pay an “extraordinary” dividend or distribution until the Indiana Department has either (1) approved the payment of the dividend or distribution or (2) not disapproved the payment of the dividend or distribution within thirty days after receiving notice of the declaration of the dividend or distribution. For purposes of applicable Indiana law, an “extraordinary” dividend or distribution is a dividend or distribution of cash or other property with a fair market value that, together with that of other dividends or distributions made by us within the preceding twelve months, exceeds the greater of (1) 10% of our statutory policyholders surplus as of the preceding December 31 or (2) our statutory net gain from operations for the twelve-month period ending the preceding December 31. Dividends in excess of such amount would be considered “extraordinary” dividends or distributions for purposes of Indiana law and would be subject to the thirty-day notice and non-disapproval requirement described above. Additionally, dividends typically may not be paid except out of that part of an insurer’s available surplus funds which is derived from accumulated net profits on its business; however, subject to obtaining the prior approval of the Commissioner, Indiana allows a domestic insurer to pay dividends from a source other than earned surplus. The maximum ordinary dividend we can pay in 2021 is $195 million. On a year to date basis, we have paid $150 million in dividends, which was paid on December 18, 2020. No dividends were paid by us in 2019 or 2018.

Securities Regulation

We, our separate account, and certain insurance policies and annuity contracts we offer, are subject to various forms of regulation under the federal securities laws administered by the SEC, state securities laws and rules and, with respect to distribution, the rules of FINRA. Certain of our affiliates are investment advisers registered under the Advisers Act, while certain other affiliates are registered as broker-dealers under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and state securities laws as well as being members of FINRA. In addition, certain variable annuity contracts and variable life insurance policies issued by us are registered under the Securities Act.

Federal and state securities regulatory authorities and FINRA from time to time make inquiries regarding compliance by our affiliates with securities and other laws and regulations regarding the conduct of Global Atlantic’s securities businesses. Global Atlantic (on behalf of us or our affiliates, as applicable) endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Federal and state securities laws and regulations and FINRA rules are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations or to suspend the ability of key employees to provide such services. We may also be subject to similar laws and regulations in the states in which we offer securities products, provide investment advisory services or conduct other securities-related activities.

Regulation of Funeral Services

A FTC rule specifically governs sales practices associated with funeral services, and such practices are also subject to a general federal law proscription against unfair or deceptive acts and practices. State laws may establish similar proscriptions. Successful federal or state actions against funeral homes, or potentially against us were we deemed liable for the actions of a funeral firm as its agent, could result in substantial fines, penalties or declaratory or injunctive relief that may result in prohibitions or restrictions on business activities, which could reduce the profitability of our business. Moreover, if in the future the FTC or other regulators were to restrict or prohibit funeral homes from selling funeral plans or preneed insurance products, such action could reduce the profitability of FLIC’s our business.

Human Capital Resources

As of October 28, 2021, Global Atlantic employs approximately 1208 employees in 8 offices across the continental United States and 1 in Bermuda.  None of our employees are subject to a collective bargaining agreement.

As a leading retirement and life insurance company, Global Atlantic's goal of delivering long-term value for our customers depends on our people. We look to recruit, hire and retain a diverse team of talented individuals who reinforce our culture of diversity, inclusion, innovation, and critical thinking.  We invest our recruitment efforts in attracting and retaining talented people who are excited to take a collaborative, creative approach to problem solving and decision making.

Global Atlantic is committed to diversity.  Our company’s CEO is a signatory to PWC’s CEO Action for Diversity and Inclusion Pledge, which outlines a specific set of actions that our company will take to cultivate a trusting environment where all ideas are welcomed, and where employees feel comfortable and empowered to have discussions about diversity and inclusion.  We partner with organizations that have a focus on Diversity, Equity and Inclusion and seek to attract and retain employees that have a diverse set of backgrounds and experiences. We have 4 Diversity Business Networks (Asian Business Network, Black Business Network, Pride Business Network and Women’s Business Network) and in 2021 we had an inaugural kick off in-person strategic offsite highlighting these groups accomplishments.

Throughout the pandemic, we have had constant communication with our employees and most of our employees worked remotely from March of 2020 until October of 2021. Beginning in October 2021, we have asked our employees to come back to office, on a flexible schedule. We also require that anyone that comes into our offices are vaccinated against COVID-19.

Global Atlantic continued to enhance our total benefits in 2021 with added coverage for mental healthcare treatment, virtual care, fertility treatment, pet insurance and legal assistance. Global Atlantic continues to invest in the wellbeing of our employees and in 2022 we have made additional enhancements to our 401K plan, dental and vision coverages.  We are committed to being an employer of choice. We have a Whole Being approach, which respects and supports our employees’ diverse needs across Inclusion, Mind & Body, Giving, Career and Financial.

Retaining our talent base has never been more important. Global Atlantic conducted a senior leadership offsite to reconnect our senior leaders and commit to our strategic plans. We have implemented a new HRIS with a learning platform with Fast Feedback and updates to our Talent Review process and Succession planning data. A strong focus has been placed on the hires that have joined since March of 2020 and our earlier in role employees.

Exemption from Filing Reports Under the Securities Exchange Act

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). At this time, we are relying on an exemption from the reporting requirements of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), as provided by Rule 12h-7 under the Securities Exchange Act. As such, we currently do not file reports with the SEC under the Securities Exchange Act. We reserve the right to stop relying on this exemption at any time.

Properties

FLIC’s principal administrative offices are located at 10 West Market Street, Suite 2300, Indianapolis, Indiana. Under the Service Agreement, GAFC has provided FLIC access to its leased office space. FLIC believes that this leased office space is adequate for its present needs in all material respects.

RISK FACTORS RELATED TO THE COMPANY’S BUSINESS

RISK FACTORS

You should consider carefully, in addition to the other information contained in this Prospectus, the following risk factors before purchasing the Contract.

We are a wholly owned subsidiary of CALIC, which itself is a wholly owned indirect subsidiary of Global Atlantic. As a member of the Global Atlantic enterprise, we rely on and benefit from Global Atlantic’s resources and expertise in the operation of our business, including with respect to underwriting, risk management and the management of our investment portfolio. Accordingly, where applicable, the following risk factors refer to risks impacting Global Atlantic which, as a result of our reliance on Global Atlantic’s resources and expertise, could affect our business, financial condition and results of operations.

Risk Factors Related to Our Business

Actual or perceived changes in general economic, market and political conditions and policies and interest rates could impact our ability to sell our products and our results of operations.

Actual or perceived stressed conditions, volatility and disruptions in financial asset classes or various capital markets can have an adverse effect on us, both because such conditions may decrease the returns on, and value of, our investment portfolio and because our benefit and claim liabilities are sensitive to changing market factors, in particular our fixed-indexed annuity products. Market factors include interest rates, credit spreads, equity and commodity prices, derivative prices and availability, real estate markets, foreign exchange rates and the volatility and returns in capital markets. Disruptions in one market or asset class can also spread to other markets or asset classes. Our business operations and results may also be affected by the level of economic activity, such as the level of employment, business investment and spending, consumer spending and savings and the impact on the economy of epidemics and pandemics, such as the ongoing COVID-19 pandemic and reactions and responses thereto, and monetary and fiscal policies, such as U.S. fiscal imbalances and changes in U.S. trade policies, or of a prolonged shutdown of the U.S. government. In times of economic hardship, our policyholders may also choose to defer paying insurance premiums, stop paying insurance premiums altogether or surrender their policies. In addition, actual or perceived difficult conditions in the capital markets may discourage individuals from making investment decisions and purchasing our products. Additionally, we have, from time to time, experienced an elevated incidence of life insurance claims as a result of increased unemployment, which impacts policyholder health and life expectancy and has adversely impacted utilization of benefits relative to our assumptions. As a result, an economic downturn may result in a material adverse effect on our sales, investment returns and results of operations.

Upheavals and stagnation in the financial markets can also affect our financial condition (including our liquidity and capital levels) as a result of the impact of such events on our assets and liabilities. Our investments and derivative financial instruments are subject to risks of credit defaults and changes in market values. Periods of extreme volatility or disruption in the financial and credit markets could increase these risks. Underlying factors relating to volatility affecting the financial and credit markets could lead to other than temporary impairment of assets in our investment portfolio or a decrease in the ratings of our investments, which would negatively impact our capital ratios. If we fail to react appropriately to difficult market, economic and geopolitical conditions, our investment portfolio could incur material losses. Moreover, our investment portfolio includes structured products and other less liquid assets, such as securities backed by renewable energy, equipment leasing and real estate equity investments, which we may not be able to liquidate readily. If we are required to liquidate these investments when market conditions are unfavorable, the prices of these assets may be depressed and it could take an extended period of time to complete such sales. COVID-19’s ongoing impact on our business, results of operations and financial condition is difficult to predict in light of the uncertainties related to the duration and spread of the virus, COVID-19’s severity, the emergence of variants of the virus that causes COVID-19 and the transmissibility and severity of such variants, actions to contain the virus or such variants or treat their impact, vaccine hesitancy and the duration of immunity and efficacy against current and future viral variants conferred by currently available vaccines. A continued economic downturn or increased market volatility may result in a material adverse effect on our business, results of operations, financial condition and liquidity.

To the extent these uncertainties persist, our revenues, reserves and net investment income, as well as the demand for certain of our products, are likely to come under pressure. Similarly, sustained periods of low interest rates and risk asset returns could reduce income from our investment portfolio, increase our liabilities for claims and future benefits and increase the cost of risk transfer measures, causing our profit margins to erode. The estimated cost of providing guaranteed minimum withdrawal, income and death benefits incorporates various assumptions about the overall performance of equity markets over the life of the product. Therefore, extreme declines in equity markets could cause us to incur significant operating losses and capital increases due to, among other reasons, the impact of such decline on guarantees related to our annuity products, including from increases in liabilities, increased capital requirements or collateral requirements associated with certain of our agreements. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility. Additionally, fluctuations in our results of operations and realized and unrealized gains and losses on our investment and derivative portfolio may impact our tax profile, ability to optimally utilize tax attributes and its deferred income tax assets.

We are also exposed to risks associated with the potential financial instability of our customers, many of whom may be adversely affected by volatile conditions in the capital markets. As a result, our customers may modify, delay, or cancel plans to purchase our products, liquidate or surrender outstanding policies, or make changes in the mix of products purchased, any of which could be unfavorable to us. Any inability of current and/or potential customers to pay for our products may adversely affect our earnings and cash flow.

Finally, as may be the case in connection with the COVID-19 pandemic, periods of prolonged or significant market downturns raise the possibility of, legislative, judicial, regulatory and other governmental actions which actions could have a material adverse effect on our business and financial condition. See “Regulation.”

The COVID-19 pandemic could have a material adverse effect on FLIC’s our liquidity, financial condition and operating results.

The COVID-19 pandemic has had, and could continue to have, a material adverse impact on the global economy, and could have a material adverse effect on our liquidity, financial condition and operating results, due to its impact on the economy and financial markets. The pandemic may impact policyholder behavior in unexpected ways. In addition, our operations in certain jurisdictions could be adversely impacted, including through quarantine measures, travel restrictions and remote work arrangements imposed or adopted in particular on key personnel, wholesalers, advisors and agents who sell FLIC’s products, or to the individuals to whom those products are marketed, and any related health issues of such personnel. In addition, our operations could be disrupted if any such personnel contract COVID-19. Similar consequences may arise with respect to other comparable infectious diseases.

We cannot make any prediction of specific scenarios with respect to the COVID-19 pandemic, and risk management and contingency plans we have implemented may not adequately protect our business from such events. We outsource certain critical business activities to third parties. As a result, we rely upon the successful implementation and execution of the business continuity planning of such entities in the current environment. Successful implementation and execution of business continuity strategies by these third parties are largely outside our control. If one or more of the third parties to whom we outsource certain critical business activities experience operational failures as a result of the impacts from the spread of COVID-19, or claim that they cannot perform due to a force majeure, it could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Increased economic uncertainty and increased unemployment resulting from the economic impacts of the spread of COVID-19 and related governmental authorities’ actions taken to prevent its spread could also result in customers seeking sources of liquidity and withdrawing at rates greater than we previously expected. If policyholder lapse and surrender rates significantly exceed our expectations, it could cause a material adverse effect on our business, financial condition, results of operations and cash flows. Similarly, if policyholders stop lapsing or withdrawing all together, the cost of providing benefits could materially exceed our expectations and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Such events or conditions could also have an adverse effect on our sales.

Our investment portfolio has been, and could continue to be, adversely affected as a result of market developments related to the COVID-19 pandemic and uncertainty regarding its duration and impact. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in the United States or in global economic conditions could also adversely affect the values and cash flows of these assets. Our investments in mortgages and mortgage-backed securities could be negatively affected by delays or failures of borrowers to make payments of principal and interest when due, including government-permitted deferrals or delays or moratoriums on foreclosures or enforcement actions with respect to delinquent or defaulted mortgages imposed by governmental authorities. Further, extreme market volatility could impair our ability to react to market events in a prudent manner consistent with our historical investment practices in dealing with more orderly markets. Market dislocations, decreases in observable market activity, a decrease in the accuracy of information or unavailability of information, in each case, arising from the spread of COVID-19, could restrict our access to key inputs used to derive certain estimates and assumptions made in connection with financial reporting. Restricted access to such inputs could make our financial statement balances, and estimates and assumptions used to run our business, subject to greater variability and subjectivity.

We also cannot predict how legal and regulatory responses to concerns about the COVID-19 pandemic will impact our business. Such events or conditions could result in additional regulation or restrictions, including COVID-19 vaccine mandates for employers, which could adversely affect the conduct of our business in the future.

We are subject to market risk and declines in credit quality which are cyclical and may materially adversely affect our investment performance, including our investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates, credit spreads, currency exchange rates or other general market factors. Adverse changes to these rates, spreads and prices may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of creditworthiness or risk tolerance. Credit defaults, impairments and realized losses may adversely impact our earnings, capital position and our ability to appropriately match our liabilities and meet future obligations.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

If our investment income is lower than we expect, the profitability of the products we sell could be adversely affected, because pricing of our products is based in part on the expected investment income we earn with respect to those products.

Our use of derivative financial instruments within Global Atlantic’s risk management strategy may not be effective or sufficient.

As part of Global Atlantic’s risk management strategy, we employ derivative instruments to hedge certain market risks, including interest rate risk, equity price risk, inflation risk and foreign currency exchange risk. We offer a variety of products that are exposed to market risks, such as fixed-indexed annuities and variable annuities. Global Atlantic’s risk management hedge program, from which we benefit, seeks to mitigate economic impacts relating to our insurance products primarily from interest rate, equity price movements and foreign exchange rate fluctuations, while taking into consideration accounting and capital impacts.

There can be no assurance that the use of these instruments will effectively mitigate the risks we are seeking to hedge.

We may also choose not to hedge, in whole or in part, risks that we have identified, due to, for example, the availability or cost of a suitable derivative financial instrument or our view of credit, equity or interest rate market levels or volatility. Additionally, the estimates and assumptions made in connection with the use of any derivative financial instrument may fail to reflect or correspond to our actual long-term exposure in respect of identified risks. Derivative financial instruments held, utilized or purchased by us, may also otherwise be insufficient to hedge the risks in relation to our obligations. In addition, we may fail to identify risks, or the magnitude thereof, to which we are exposed. We are also exposed to the risk that the use of derivative financial instruments within Global Atlantic’s risk management strategy, from which we benefit, may not be properly designed or may not be properly implemented as designed.

We are also subject to the risk that our derivative counterparties or clearinghouse may fail or refuse to meet their obligations to us under derivative financial instruments. If our derivative counterparties or clearinghouse fail or refuse to meet their obligations in this regard, our efforts to mitigate risks to which we are subject through the use of such derivative financial instruments may prove to be ineffective or inefficient. We seek to limit this risk by utilizing and managing collateral according to a credit support annex agreement that we negotiate and enter into with each derivative counterparty. While the majority of our derivative arrangements are collateralized, such collateral may not be sufficient to cover any of our potential obligations.

The above factors, either alone or in combination, may have a material adverse effect on our business, financial condition and results of operations.

Interest rate fluctuations and sustained periods of low or high interest rates could adversely affect our business, financial condition, liquidity, results of operations, cash flows and prospects.

Interest rate risk is a significant market risk for us, as fluctuations in market interest rates can expose us to the risk of reduced income in respect of our investment portfolio, increases in the cost of acquiring or maintaining our insurance liabilities, increases in the cost of hedging, or other fluctuations in our financial, capital and operating profile which materially and adversely affect the business. We define interest rate risk as the risk of a loss due to changes in interest rates. This risk arises from our holdings in interest rate-sensitive assets and liabilities, which include certain annuity products and certain long-duration life insurance policies, derivative contracts with payments linked to the level of interest rates, derivative contracts with market values which fluctuate based on the level of interest rates and the fixed income assets we own. Interest rate risk also includes adverse changes in customer behavior that may occur as a result of changes in interest rates. Both rising and declining interest rates can negatively affect our business.

While we seek to cash-flow match our invested assets to our policy liabilities, to the extent that we are unsuccessful in doing so, we will face the risk of having to reinvest in lower-yielding assets, reducing our investment income. Moreover, certain of our life insurance policies have a longer duration than available investment assets, and, in a declining interest rate environment, as assets backing these policies mature, the proceeds may have to be reinvested in lower-yielding assets, reducing our investment income. The shape of the U.S. Treasury interest rate yield curve, as represented by the difference between shorter-term and longer-term rates, may also impact FLIC’s our business. Declining U.S. Treasury interest rates at the long-end of the yield curve may reduce demand for our products, and our financial performance may be adversely affected.

We depend on the performance of third-party service providers, including distribution partners and agents, and the failure of such third-party serviced providers to perform in a satisfactory manner could negatively affect our business.

A number of elements of our operations are managed on an outsourced basis. These arrangements create performance risks for our business and, to a lesser extent, create the risk that our operating expenses will increase. In particular, we use third-party service providers for policy administration services to support our new business processing and for a majority of our in-force blocks of insurance; for investment management and to provide research, portfolio monitoring and trade execution for our investment portfolio, the servicing of certain of our investment assets and the performance of our investment management obligations; and in certain aspects of the development and implementation of our technology systems, including our asset-liability cashflow matching platform.

Failure in or poor performance by any of the aforementioned third-party service providers could have a material adverse effect on our business, results of operations and financial condition. Such failure or poor performance could include, for example, if a third party fails to meet contractual requirements, fails to comply with applicable laws and regulations (including with respect to the performance of suitability reviews of individual annuity sales by the banks or broker-dealers distributing such products), fails to provide us with timely or accurate data relating to our investment portfolio, reinsurance arrangements or other matters, suffers a cyber-attack or other security breach or otherwise fails to protect our proprietary business information or confidential and sensitive data about our customers, fails to provide us or policyholders with timely and accurate information or fails to maintain adequate internal controls. If we elect to replace any of these third-party service providers, we may incur costs or business disruptions in connection with finding, retaining and operationalizing new third-party service providers. In addition, the time and attention of our senior management may be diverted away from ongoing business operations.

Our actual or perceived financial strength impacts our ability to sell our products, and a downgrade in our ratings could materially adversely affect our ability to compete with its competitors.

Rating agencies change their standards from time to time. If our capital levels are deemed insufficient, we could be required to reduce our risk profile in order to maintain our current ratings, by, for example, reinsuring some of our business, materially altering our business and sales plans or by raising additional capital. Any such action could have a material adverse effect on our business, results of operations and financial condition. There is no guarantee that we will be able to maintain our ratings in the future, and we cannot provide assurances that actions taken by ratings agencies would not result in a material adverse effect on our business, results of operations and financial condition.

We operate in a highly competitive industry that includes a number of companies, many of which are larger and more well-known than us, which could limit our ability to increase or maintain our market share or margins.

We operate in highly competitive markets and compete with large and small industry participants. We face intense competition, based upon price, terms and conditions, relationships with distribution partners (including wholesalers who sell our retirement products to our retirement distribution partners such as banks, broker-dealers and independent insurance agencies) and other clients, quality of service, capital and perceived financial strength (including independent rating agencies’ ratings), technology, innovation, ease of use, capacity, product breadth, reputation and experience, brand recognition and claims processing.

Our competitors include other insurers and financial institutions that offer investment products. Many of our competitors are large and well-established, and some have greater market share or breadth of distribution, assume a greater level of risk while maintaining financial strength ratings, or have higher financial strength, claims-paying or credit ratings than us or benefit, by offering various lines of insurance, from diversification of risks and possible positive impacts on capital requirements. Our competitors may also have lower operating costs than us, which may allow them to price insurance products more competitively. Furthermore, we may face greater operational complexity when compared to competitors who offer a more limited range of products due to the breadth of our product offerings.

Competition in the industry could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitable growth. We believe that there is also increased competition with respect to service quality, ease of use of new business paperwork and processing and ongoing policy administration services. Poor service quality, including by our third-party administrators, may impact our reputation and relationships and consequently our sales, persistency and renewals. We are working to address this competition by expanding our digital capabilities. Our transition to digital, such as providing electronic statements or using online application processes, may be disruptive to our operations. If such disruption negatively impacts policyholder experience, it could have a material adverse effect on our reputation, business, results of operations and financial condition.

Because of the highly competitive nature of the insurance industry, there can be no assurance that we will maintain or grow our market share, continue to identify attractive opportunities in either our individual or institutional channels, or that competitive pressure will not have a material adverse effect on our business, results of operations and financial condition.

Should the need arise, we may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given that not all assets are liquid.

A portion of our investment portfolio is considered less liquid, as there may be a limited market for these investments. These include certain structured securities, mortgage loans, and securities backed by real estate, and other assets, including renewable energy and transportation assets and limited partnership investments. The relative portion of our investment portfolio considered less liquid may be higher when compared to the investment portfolios of certain of our competitors. In the past, even some of our highly rated investments that tend to be more liquid experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell investments during periods of market volatility or disruption, the sales prices we are able to obtain may be lower than our carrying value in such investments. If we must sell investments below their carrying value, it could have a material adverse effect on our business, results of operations and financial condition. If this were to occur, it could cause us to become non-compliant with financial ratio requirements, rating agency capital adequacy measures or other compliance covenants contained in certain of our outstanding agreements.

Litigation, regulatory actions or claims disputes could have a material adverse impact on us.

We are involved in litigation and regulatory actions in the ordinary course of business. In some class actions and other lawsuits, financial services companies have made material settlement payments. Litigation, including class actions, or regulatory actions could negatively affect us by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring us to change certain aspects of our business operations, diverting our attention from other business issues, causing significant harm to our reputation with customers, agents and regulators and making it more difficult to retain current customers and recruit and retain employees and agents. Any of the foregoing could have a material adverse impact on our business, financial position, results of operations and liquidity.

Differences between our policyholder behavior estimates, reserve assumptions and actual claims experience, in particular with respect to the timing and magnitude of claims and surrenders, may adversely affect our results of operations or financial condition.

We hold reserves to pay future policy benefits and claims. Our reserves are estimated based on data and models that include many assumptions and projections, which are inherently uncertain and involve significant judgment, including assumptions as to the levels or timing of receipt or payment of premiums, benefits, claims, expenses, interest credits, investment results (including equity and other market returns), mortality, morbidity, longevity and persistency. We are exposed to mortality risk, persistency risk, disintermediation risk and benefit utilization risk. We periodically review the adequacy of our reserves and the assumptions underlying those reserves.

If actual experience differs significantly from assumptions or estimates, certain balances included in our balance sheet, and which are reflected in our book value, may not be adequate, particularly policy reserves and other actuarial balances. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could have a material adverse effect on our business, financial condition and results of operations.

Our valuation of our investment portfolio may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations and financial condition.

We hold securities, derivative instruments and other assets and liabilities that must be, or at our election are, measured at fair value. Fair value represents the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments. Estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in, or deviations from, the assumptions used in such valuations can significantly affect our condition and results of operations.

During periods of market disruption, including periods of rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent or market data becomes less observable. Further, rapidly changing or disruptive credit and equity market conditions could materially affect the valuation of securities as reported within our financial statements and the period-to-period changes in value could be significant. Decreases in value could have a material adverse effect on our business, results of operations and financial condition.

We account for our investments in joint ventures, limited partnerships and limited liability companies as equity method investments. For our equity method investments, we generally use financial information provided by the investee, typically on a one- to three-month lag due to the timing of the receipt of the related financial statements, to adjust our recorded share of the earnings and losses on such investments. As a result, our quarterly financial results may be delayed in reporting earnings or losses with respect to such investments. Valuations of these investments may be infrequent and more volatile. Moreover, these assets may also result in volatility in earnings as a result of uneven distributions on the underlying investments.

The determination of the amount of impairments taken on our investments is based upon our periodic evaluations and assessments of known and inherent risks associated with the respective asset class and the specific security being reviewed. Impairments result in a non-cash charge to earnings during the period in which the impairment charge is taken. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. There can be no assurance that management has accurately assessed the level of impairments taken in FLIC’s our financial statements and their potential impact on regulatory capital. Furthermore, additional impairments may be taken in the future.

The loss of key personnel or Global Atlantic’s inability to hire the necessary personnel for us could negatively affect our business and may impact our ability to implement our business strategy.

Our success, in part, depends on our ability to attract and retain key people with specific expertise across a variety of business functions. As such, the loss of members of our management team or any difficulty in attracting and retaining other talented personnel could impede the further implementation of our business strategy. Additionally, we rely upon the knowledge and experience of certain Global Atlantic employees involved in functions that require technical expertise, including risk management and investment management and actuarial, to provide for sound operational controls for us. A loss of such employees could materially adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal controls over financial reporting.

Gaps in Global Atlantic’s risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

Global Atlantic has devoted significant resources to develop its Enterprise Risk Management (“ERM”) framework, from which we benefit, to identify, monitor and manage financial and nonfinancial risks effectively, but we cannot guarantee that this framework will allow us to efficiently price, identify and predict future risks. No framework or strategy can completely insulate us from all risks, and we may be unable to identify all risks and limit our exposures based on Global Atlantic’s assessments.

Furthermore, there can be no assurance that we can effectively review and monitor all risks or that all employees will follow Global Atlantic’s applicable risk management policies and procedures.

We are exposed to risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics, malicious acts, war, cyber-attacks, terrorist acts and climate change, which could adversely affect our operations and results.

While we have obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no assurance can be given that there are not scenarios that could have an adverse effect on our operations and results. A natural or man-made disaster or catastrophe, including a severe weather or geological event such as a storm, tornado, fire, flood or earthquake, disease, epidemic, pandemic (such as COVID-19), malicious act, cyber-attack, terrorist act, or the occurrence of climate change, could cause our workforce, or that of our third-party administrators, to be unable to engage in operations at one or more of our facilities or result in short- or long-term interruptions in our business operations, any of which could be material to our operating results for a particular period.

Certain of these events could also adversely affect our investment portfolio and have a significant negative impact on its operations and results. In addition, claims arising from the occurrence of such events or conditions could have a material adverse effect on our business, results of operations and financial condition. Such events or conditions could also have an adverse effect on lapses and surrenders of existing policies, as well as sales of new policies. In addition, such events or conditions could result in significant physical damage and destruction to, and a decrease or halt in economic activity in, large geographic areas, adversely affecting our business within such geographic areas and/or the general economic climate. Such events or conditions could also have a significant impact on our investments, for example by damaging or destroying physical assets in which we invest or impacting the financial performance of loans or securities collateralized by loans. Such events or conditions could also result in additional regulation or restrictions on the conduct of our business. The possible macroeconomic effects of such events or conditions could also adversely affect our investments, as well as many other aspects of our business, financial condition and results of operations. Our risk management efforts, insurance and other precautionary plans and activities may not adequately predict or offset the impact of such events on our business, results of operations and financial condition.

A breach of information security or other unauthorized data access or failure to protect the confidentiality of client information could have an adverse impact on our business and reputation.

In the ordinary course of business, we collect, process, transmit and store large quantities of personal financial and health information and other confidential and sensitive data about our customers, as well as proprietary business information, collectively referred to herein as “Sensitive Information.” The secure processing, storage, maintenance and transmission of Sensitive Information are vital to our operations and business strategy. Our business depends on our customers’ willingness to entrust us with their personal information and any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships. Cyber-incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or Sensitive Information, corrupting data or causing operational disruption.

Although we take reasonable efforts to protect Sensitive Information, including the implementation of internal processes and technological defenses that are preventative or detective and other controls we believe to be commercially reasonable to provide multiple layers of security, Sensitive Information that we maintain may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to employee error or malfeasance. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, “hacktivists” or state-sponsored groups as well as nontechnical attacks ranging from sophisticated social engineering to simple extortion, ransomware or threats, which can lead to unauthorized access, disclosure, disruption or further attacks. We have incurred costs and may incur significant additional costs in order to implement the security measures we feel are appropriate to protect our information security systems. Administrative and technical controls and other preventive actions taken to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches to such computer systems. Such events may expose us to civil and criminal liability, regulatory action or theft of our or customer funds; harm our reputation among customers; deter people from purchasing our products; cause system interruptions; require significant technical, legal and other remediation expenses; or otherwise have a material adverse impact on our business, results of operations and financial condition.

Third parties to whom we outsource certain functions and vendors with whom we partner are also subject to the risks outlined above. The maintenance and implementation of information security systems at such third parties is not within our control, and if such a third party suffers a breach of information security involving our Sensitive Information, such breach may result in us incurring substantial costs and other negative consequences, and could have a material adverse effect on our business, results of operations and financial condition.

Uncertainty relating to the discontinuation of LIBOR may adversely affect the value of our investment portfolio and our ability to achieve our hedging objectives.

As a result of longstanding initiatives, LIBOR is being discontinued as a floating rate benchmark. The date of discontinuation will vary depending on the LIBOR currency and tenor. For some existing LIBOR-based obligations, the contractual consequences of the discontinuation of LIBOR may not be clear. LIBOR has been the principal floating rate benchmark in the financial markets, and its discontinuation has affected and will continue to affect the financial markets generally and may also affect our operations, finances and investments. Uncertainty as to the nature of potential changes to LIBOR, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based obligations, including those held in our investment portfolios. The discontinuation of LIBOR, particularly if the replacement for LIBOR is not well received, may have an adverse impact on annuity products offering a floating interest rate, and sales may be adversely affected. In addition, we may encounter operational, systems and other difficulties transitioning our existing book of business to a replacement rate. The establishment of alternative reference rates or the implementation of any other changes relating to the LIBOR discontinuation may adversely affect our reserves, net investment income and cost of capital.

If we do not manage our growth effectively, our financial performance could be adversely affected.

As an insurance company, our ability to grow is dependent on the sufficiency of our capital base to support that growth. Our future growth also depends on our ability to continue to offer and sell products that our customers find attractive. Our historical growth has been largely concentrated in fixed-rate annuities and fixed-indexed annuities. However, these products may not continue to grow at historical levels, and there can be no assurance that consumers will continue to prefer these products. While we anticipate that we will continue to grow by deepening existing and adding new distribution relationships, taking advantage of investment opportunities to support our growth, developing new products and entering new markets and maintaining our positive in-force earnings dynamic, we may not be able to identify opportunities to do so.

We do not have captive or proprietary distribution or engage in direct sells, and we do not have direct control or supervision of the sales practices of our distribution partners, which raises compliance and operational risks.

Because our products are distributed through unaffiliated distribution partners, we do not have direct supervision or control over the manner in which our products are distributed, resulting in compliance and operational risks. If we are unable to place our products or retain our products on the platforms of distribution partners, our business, results of operations and liquidity may be negatively affected. Moreover, we rely on these intermediaries to describe and explain our products to potential policyholders. If such intermediaries are deemed to have acted on our behalf, the intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation. If our products are distributed by third parties in an inappropriate manner or to policyholders for whom our products are not suitable, we may suffer material adverse reputational and financial harm.

We face risks associated with business we cede to reinsurers, which could cause a material adverse effect on our business, results of operations and financial condition.

As part of our overall risk management strategy, we cede business to affiliated and third-party insurance companies through reinsurance. A substantial portion of our reinsurance arrangements are with affiliates of Global Atlantic. Our inability to collect from our reinsurers on our reinsurance claims could have a material adverse effect on our business, results of operations and financial condition. Although reinsurers are liable to us to the extent of the reinsurance coverage we acquire, we remain primarily liable as the direct insurer on all risks that we write; therefore, our reinsurance agreements do not eliminate our obligation to pay claims. As a result, we are subject to the risk that we may not recover amounts due from reinsurers. The risk could arise primarily in two situations: (1) our reinsurers may dispute some of our reinsurance claims based on contract terms, and, as a result, we may receive partial or no payment; or (2) our reinsurers may default on their obligations. While we may manage these risks through transaction-related diligence, contract terms, collateral requirements, hedging and other oversight mechanisms, our efforts may not be successful. A reinsurer’s insolvency, or its inability or unwillingness to make payments due to us under the terms of its reinsurance agreements with us, could have a material adverse effect on our business, results of operations and financial condition.

Conflicts of interest may arise from our relationship with KKR.

Following the closing of the KKR Acquisition, KKR owns all of the voting interests of TGAFG and thereby is deemed to control Global Atlantic and us. KKR may have an interest in pursuing transactions that, in its judgment, enhance the value of its investment in, or relationship with, Global Atlantic and us, even though such transactions may involve increased risks to us.

On February 1, 2021, we entered into an investment management agreement with a KKR subsidiary, Kohlberg Kravis Roberts & Co. L.P. (“KKR IM”), pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). This relationship, however, may give rise to conflicts of interest between KKR and us, as KKR’s interests may differ from our interests. Further, a portion of our assets are invested in funds or other investment products advised by KKR IM or its subsidiaries and affiliates (collectively, as applicable, the “KKR Group”). The KKR Group receives management fees, incentive compensation and other remuneration in connection with such arrangements. Certain investment professionals formerly employed by Global Atlantic are now employees of the KKR Group and provide investment management services to us pursuant to the investment management agreement. These professionals may have conflicts of interest with Global Atlantic (and us) as employees of the KKR Group.

Affiliates of KKR continue to manage other client and investment accounts, some of which have objectives similar to ours. We compete with other clients of the KKR Group not only in terms of time spent on management of our investment portfolio, but also for allocation of assets that do not have significant supply. In addition, there may be different investment teams of the KKR Group investing in the same strategies for other clients. As a result, we may compete with other clients of the KKR Group for the same investment opportunities, and we may potentially be disadvantaged given the fiduciary obligations of the KKR Group to its other clients, including under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The KKR Group may be unable to manage investments for us in the same manner as would have been possible without the conflict of interest. Further, under its contractual agreements with Goldman Sachs Asset Management LP (“GSAM”), KKR may choose not to retain GSAM as a submanager of certain of Global Atlantic’s asset classes, which may have a material adverse effect on our business.

The limited liability company agreement of TGAFG (the “TGAFG LLC Agreement”), the holding company of the Global Atlantic business, including us, following the closing of the KKR Acquisition, provides that shareholders of TGAFG, their affiliates, subsidiaries, officers, directors, agents, and stockholders, and directors of TGAFG, have no duty to present to TGAFG or its subsidiaries any business opportunity, even if it is in the same or a similar business or line of business in which TGAFG or its subsidiaries operate. Moreover, KKR and its affiliates are not liable to TGAFG or its subsidiaries for breach of any duty by reason of any such activities. The KKR Group also may pursue, for their own account, acquisition or other opportunities that may be complementary to the business of Global Atlantic, and as a result, these opportunities would not be available to Global Atlantic. These potential conflicts of interest could have a material adverse effect on the business of Global Atlantic, including us, if attractive corporate opportunities are pursued by the KKR Group instead of by Global Atlantic or us.

There can be no guarantee that any transactions between the Global Atlantic Group and the KKR Group will be fair to the Global Atlantic Group, including FLIC, or on an arms-length terms.

Our business is heavily regulated and changes in regulation could reduce our profitability.

We are licensed in 49 states (all except New York) and the District of Columbia. The insurance and reinsurance industry is generally heavily regulated and our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of the jurisdiction in which we are domiciled may require us to, among other things, maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of our financial condition and restrict payments of dividends and distributions of capital. We are also subject to laws and regulations that may restrict our ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. With respect to investments, we must comply with applicable regulations regarding the type and concentration of investments we may make. These restrictions are set forth in investment guidelines with which KKR IM must comply when providing investment management services to us. In addition, we are subject to laws and regulations governing related-party/affiliate transactions. These are particularly important to us given (1) our relationship with KKR and (2) the fact that our business strategy involves ceding business among our affiliates.

From time to time, regulators raise issues during examinations of us that could, if determined adversely, have a material adverse impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations.

In connection with the conduct of our business, we believe it is crucial to establish and maintain good working relationships with the various regulatory authorities having jurisdiction over us. If those relationships and that reputation were to deteriorate, our business could be materially adversely affected.

In addition to the regulations of the state of Indiana, the jurisdiction in which we are domiciled, we also must obtain licenses to sell insurance in other states and U.S. jurisdictions. Most state regulatory authorities are granted broad discretion in connection with their decisions to grant, renew or revoke licenses and approvals that are subject to state statutes. If we are unable to renew the requisite licenses and obtain the necessary approvals or otherwise do not comply with applicable regulatory requirements, the insurance regulatory authorities could stop or temporarily suspend us from conducting some or all of our operations as well as impose fines.

Regulations applicable to us and interpretations and enforcement of such regulations may change. Insurance regulators have increased their scrutiny of the insurance regulatory framework in the U.S., and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies and insurance and reinsurance companies. Changes to comply with new laws and potential laws and regulations which impose fiduciary or best interest standards in connection with the sale of our products could materially increase our costs, decrease our sales and result in a material adverse impact on our business. We are unable to predict whether, when or in what form the Indiana Department or other governmental agencies with regulatory authority over us will enact legislative and regulatory changes, and cannot provide assurances that more stringent restrictions will not be adopted from time to time.

Changes in tax laws or interpretations of such laws could materially reduce our earnings, affect our operations, increase our tax liability and adversely affect our cash flows.

Changes in tax laws (including certain changes to U.S. tax laws proposed by the new presidential administration, such as increased corporate income tax rates) could have a material adverse effect on our profitability and financial condition, and could result in us incurring materially higher taxes.

The U.S. federal income tax laws and interpretations, including those regarding the BEAT and whether a company is engaged in trade or business within the United States (or has a U.S. permanent establishment), are subject to change, which may have retroactive effect and could materially affect us.

Many of the products we sell benefit from one or more forms of tax-favored status under current U.S. federal and state income tax regimes. Changes in U.S. tax laws that alter the tax benefits or treatment of certain products could result in a material reduction in demand for our products and could affect policyholder behavior with respect to existing annuity products in ways that are difficult to predict.

In addition, TCJA reduced corporate tax rates, reduced individual tax rates and increased the estate tax exclusion through 2025. The reduction in corporate tax rates under TCJA could allow certain of our competitors to offer more competitively priced products, which could affect our ability to attract or retain clients or could reduce the profitability of our products. In addition, the reduction in individual income tax rates and the increase in the estate tax exclusion under TCJA could result in a material reduction in demand for our products and could have a material adverse effect on our results of operations, financial condition and liquidity.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows.

Name	Age	Position(s) with the Company	Served in Position(s) Since
Robert Arena	53	Director, Chairman of the Board and President	12/5/2017 6/17/2016
David Jacoby	57	Chief Financial Officer and Treasurer	3/26/2019 2/19/2021
Hanben Kim Lee	42	Director and Executive Vice President	1/02/2014
Paula Nelson	58	Director, Managing Director and Head of Individual Markets	5/25/2021 12/15/2020 12/17/2021
Peter John Rugel	52	Director and Chief Operating Officer	5/25/2021 11/26/2019
Manu Sareen	45	Director	5/25/2021
Eric Todd	52	Director and Managing Director	1/02/2014 3/20/2018

Robert Arena is the President of The Global Atlantic Financial Group Limited ("The GAFG"), a director of each of Commonwealth Annuity and Life Insurance Company ("CwA"), First Allmerica Financial Life Insurance Company ("FAFLIC"), Accordia Life and Annuity Company ("Accordia"), and Forethought Life Insurance Company ("Forethought"), the President of Accordia and Forethought and the Co-President, Individual Markets of CwA and FAFLIC. Mr. Arena is a member of the Executive Committee, the Management Committee, the Management-level Risk Committee and the Executive Product Committee. He was named President of Global Atlantic Financial Group Limited ("GAFGL") in February 2020, Co-President of GAFGL in November 2017, and led the life and retirement individual channel at GAFGL since December 2015. Prior to that, and since the acquisition of Forethought in January 2014, he led retirement retail distribution at Global Atlantic. Mr. Arena joined Forethought in 2013 when it acquired the new business capabilities of The Hartford’s annuity division. He has more than 25 years of experience in the financial services industry, including leadership positions in The Hartford’s annuity business line and as President of Hartford Mutual Funds. Mr. Arena holds a BA from The College of the Holy Cross and an MBA from the University of Connecticut. We believe that Mr. Arena is qualified to sit on the Forethought board of directors because of his more than 25 years of experience in the financial services industry.

David Jacoby is the Chief Accounting Officer and Treasurer of The GAFG and GAFGL and the Chief Financial Officer and Treasurer of each of CwA, FAFLIC, Accordia and Forethought. Mr. Jacoby is a member of the Finance Committee and the Disclosure Committee. He is responsible for accounting operations, financial systems, internal controls, investment accounting, reinsurance, accounting policy and reporting (GAAP, SEC, and statutory). Prior to joining Global Atlantic, which acquired Forethought in 2014, Mr. Jacoby held the position of Senior Vice President, Finance, at Ohio National Financial Services, as well as Chief Financial Officer, Individual Markets, at Guardian Life Insurance Company and Chief Financial Officer, Individual Life, at Nationwide Financial. Mr. Jacoby has a Bachelor of Science in Accounting and Computer Science from The Ohio State University.

Hanben Kim Lee is the Chief Financial Officer of The GAFG and GAFGL, a director and Executive Vice President of each of CwA, FAFLIC, Accordia and Forethought, and a director of Global Atlantic Re Limited. Mr. Lee is a co-founder of the business and has been the Chief Financial Officer of GAFGL since its separation from Goldman Sachs in 2013. Mr. Lee is a member of the Executive Committee, the Management Committee, the Finance Committee, the Executive Capital Committee, the Disclosure Committee, the Management-level Risk Committee, and the Investment Management Committee. He manages all aspects of the Company’s financial operations including controllers, tax, actuarial, and treasury. Prior to GAFGL’s separation from Goldman Sachs in 2013, Mr. Lee held numerous roles within the Goldman Sachs Reinsurance Group, including serving as Chief Financial Officer from 2012. Mr. Lee joined Goldman Sachs in 2001 and was named a managing director in 2011. Mr. Lee holds a BS in Applied Mathematics - Economics from Brown University. We believe that Mr. Lee is qualified to sit on the Forethought board of directors because of his more than 20 years of experience in financial operations.

Paula Nelson is a director, Managing Director and the Head of Individual Markets of each of CwA, FAFLIC, Accordia and Forethought. She is also a member of the boards of managers of Global Atlantic Distributors, LLC and Global Atlantic Investment Advisors, LLC. Ms. Nelson is a member of the Management Committee, Regulatory & Government Affairs Committee and the Individual Markets Pricing Subcommittee. Ms. Nelson is responsible for the organization’s life and annuity business. She joined GAFGL in 2010 to lead the organization’s annuity distribution organization. She later assumed the role of President of Retirement for GAFGL, responsible for the organization’s overall annuity business. Ms. Nelson has over 35 years of experience in the financial services industry. She is on the Executive Board for the Insured Retirement Institute and the CEO Steering Committee on Consumer Issues for the ACLI, two of the industry’s leading trade organizations. Prior to working at GAFGL, Ms. Nelson served as Chief Executive Officer and President of Transamerica Capital, Inc., a leading wholesale broker/dealer. Ms. Nelson is a graduate of the University of Minnesota. She is Series 6, 26 and 63 FINRA registered and holds a life and health insurance license in Minnesota. We believe that Ms. Nelson is qualified to sit on the Forethought board of directors because of her more than 35 years of experience in the financial services industry.

John Rugel is the Chief Operations Officer of The GAFG and GAFGL and a director and the Chief Operations Officer of each of CwA, FAFLIC, Accordia and Forethought. Mr. Rugel is responsible for oversight of insurance service and operations for life and annuities. Mr. Rugel is also a member of the Management-level Risk Committee. He has more than two decades of industry experience, spanning all aspects of life and annuity operations and has held leadership positions at Allstate, MedLife and American General/AIG. Most recently, he served as the Senior Vice President of Life and Annuity Operations at Allstate. Mr. Rugel has a proven history of leveraging new technologies, including predictive analytics and robotics process automation to drive operational efficiencies. He is also skilled at managing third-party administrator (TPA) relationships, as well as critically evaluating operations infrastructure to drive cost savings while maintaining a customer-centric focus. Mr. Rugel serves the community as the Vice President of the Board for the non-profit Young Chicago Authors, serving more than 5,000 teens each year in Chicago. We believe that Mr. Rugel is qualified to sit on the Forethought board of directors because of his more than 20 years of life and annuity operations industry experience.

Manu Sareen is the Co-President of GAFGL, a director of each of CwA, FAFLIC, Accordia and Forethought and the President of CwA and FAFLIC. Mr. Sareen is also the Chief Executive Officer of Global Atlantic Assurance Limited and a director and the Chief Executive Officer of Global Atlantic Re Limited. Mr. Sareen is a member of the Management Committee and the Management-level Risk Committee. He is responsible for driving growth of the Company’s business through reinsurance and block acquisitions. Mr. Sareen has been in this role since he was a managing director of the Goldman Sachs Reinsurance Group (“GSRG”), helping to originate and execute its life and annuity reinsurance transactions. During his time leading the reinsurance effort for GAFGL/GSRG, the Company has completed over $42 billion in reinsurance and M&A deals. Prior to joining GSRG, he worked in the investment banking group at Wasserstein Perella and helped start CashEdge.com, a leading provider of internet based payment services. Mr. Sareen graduated from Cornell University with a bachelor’s degree in engineering and earned an MBA from the MIT Sloan School of Management. We believe that Mr. Sareen is qualified to sit on the Forethought board of directors because of his over 20 years of experience with reinsurance and block acquisitions.

Eric Todd is a director and a Managing Director of each of CwA, FAFLIC, Accordia, and Forethought. Mr. Todd has over 30 years of insurance and investment management experience in the financial services industry. He joined GAFGL following GAFGL’s acquisition of Forethought in January 2014. He is a member of the board of managers for each of Global Atlantic Distributors, LLC and Global Atlantic Investment Advisors, LLC and the President and Chief Investment Officer of Global Atlantic Investment Advisors, LLC, which is the Registered Investment Advisor for Forethought Variable Insurance Trust. Further, Mr. Todd is a member and the Chair of the Executive Product Committee and a member of the Management-level Risk Committee and the Individual Markets Pricing Subcommittee. He attended Indiana State University, where he graduated magna cum laude with Bachelor of Science degrees in Finance and Business Administration, and a minor in Insurance and Risk Management. He is a Chartered Financial Analyst (CFA) and member of the CFA Society of Indianapolis, as well as the CFA Institute. We believe that Mr. Todd is qualified to sit on the Forethought board of directors because of his over 30 years of insurance and investment management experience in the financial services industry.

EXECUTIVE COMPENSATION

Executive Compensation

The Company does not have any employees. Its affiliate company, Global Atlantic Financial Company (“GAFC”), provides personnel to the Company pursuant to a Services Agreement between the Company and GAFC. The Company does not determine or pay any compensation to the personnel who provide services to the Company, including the executive officers. Accordingly, the Company is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. GAFC determines and pays the salaries, bonuses, and awards earned by the Company’s executive officers. GAFC also determines whether and to what extent the Company’s executive officers may participate in any employee benefit plans. The Company does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits, perquisites, or other personal benefits to its executive officers. The Company does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the Company.

See “Transactions with Related Persons” for more information about the Services Agreement between the Company and GAFC.

Director Compensation

The directors are not separately compensated for their service on the Company’s board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company is a wholly-owned subsidiary of The Global Atlantic Financial Group LLC and an indirect subsidiary of KKR & Co. Inc. None of the Company’s directors or executive officers owns shares of the Company’s common stock.

TRANSACTIONS WITH RELATED PERSONS

Our transactions with related parties are governed by the written Related Party Transaction Policy adopted by the Global Atlantic Financial Group LLC (“TGAFG”). Related party transactions include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the amount involved exceeds $120,000, (2) TGAFG or any affiliate is a participant and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A related party is any (a) person who is or was in the prior year a director, or nominee for election as a director, or executive officer of TGAFG or any of its affiliates, (b) greater than 5% beneficial owner of TGAFG or any of its affiliates, or (c) immediate family member of any of the foregoing. In the ordinary course of our business, we enter into various transactions with related parties and expect to continue doing so in the future. We believe that one of our strengths is the ability to benefit from relationships and transactions with related parties. Related party transactions to which we are a party are briefly described below under “Current Related Party Transactions”. Additional information can be found in our financial statements elsewhere in this Prospectus.

Related Party Transactions – Policies

TGAFG’s Related Party Transaction Policy sets forth policies and procedures for the review and approval or ratification of related party transactions, which incorporates the policies of KKR & Co. Inc. (“KKR”). Following the closing of the KKR Acquisition, KKR indirectly owns all of the voting interests of TGAFG and thereby is deemed to control TGAFG and us and is an indirect related party and affiliate of FLIC. As a subsidiary of TGAFG, our related party transaction procedures comply with TGAFG’s and KKR’s policies. On an annual basis, each of our directors and executive officers is required to complete a certification that all related party transactions have been disclosed. TGAFG’s legal department is primarily responsible for the development and implementation of procedures and controls to obtain information from related parties of TGAFG, including information pertaining to related party transactions involving us. Certain transactions in which a related party had or will have a direct or indirect material interest must be reported to the legal department of TGAFG and reviewed with and/or approved by the disinterested directors of the board of TGAFG, or a committee thereof.

The board of TGAFG has established a special transaction review committee (the “Special Transaction Review Committee”), consisting only of independent directors of the board of TGAFG, that is responsible for reviewing and approving transactions between KKR or any of its affiliates or subsidiaries (collectively, the “KKR Group”), on the one hand, and any of TGAFG or its subsidiaries (the “Global Atlantic Group”), on the other hand, subject to certain exceptions. In addition, any amendment or waiver to any transaction between the KKR Group, on the one hand, and the Global Atlantic Group (including our investment management agreement with the KKR IM described below), on the other hand, or a deviation from the policies or procedures, in either case which is material and adverse to the Global Atlantic Group, requires the approval of the Special Transaction Review Committee. However, the following types of transactions are pre-approved and do not require further approval of the Special Transaction Review Committee, including, among others: (1) the entry into certain investment management agreements between the KKR Group and the Global Atlantic Group on terms not less favorable to the Global Atlantic Group than those entered into at the closing of the KKR Acquisition, (2) any transaction pursuant to or permitted by an investment management agreement that was entered into by (or is comparable in nature to transactions entered into by) TGAFG or any of its subsidiaries, with any person prior to the closing of the KKR Acquisition or contemplated in (or comparable in nature to transactions contemplated in) the business plan submitted as part of KKR’s Form A insurance regulatory filings made prior to the closing of the KKR Acquisition, (3) any transaction with KKR Capital Markets Holdings L.P. and its related capital markets companies on arm’s-length terms for capital markets and investment banking transactions, (4) transactions with KKR portfolio companies in the ordinary course of business on arm’s-length terms, (5) a certain inter-company agreement and any pro rata allocation of allocable KKR Group costs and obligations on a pass-through basis without mark-up in accordance with the inter-company agreement and (6) any agreement with the KKR Group for the provision of indemnification in effect as of the closing of the KKR Acquisition.

Current Related Party Transactions

On July 12, 2021, we entered into a Credit Agreement with Bobcat Funded 2021-A Financing L.P., an affiliated entity, in which we committed to make investments in an aggregate total of $225 million to Bobcat Funded 2021-A Financing L.P. We and Bobcat Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR.

On July 12, 2021, we entered into a Credit Agreement with Husky Funded 2021-A Financing L.P., an affiliated entity, in which we committed to make investments in an aggregate total of $321 million to Husky Funded 2021-A Financing L.P. We and Husky Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR.

On February 1, 2021, KKR IM entered into an investment management agreement with us, pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). Under the terms of the investment management agreement, most of our day-to-day investment management is performed by KKR IM. FLIC will pay KKR IM a base management fee of up to 0.30% per annum on the value of FLIC’s account. In 2021, FLIC paid $55.5 million to KKR IM.

We are a party to a services agreement whereby GAFC provides personnel, management services, administrative support, the use of facilities and such other services as we agree to from time to time. We are also a party to an amended and restated service and cost allocation agreement with GAFC and GAD (our affiliate broker-dealer) (the “Amended Cost Allocation Agreement”) pursuant to which we and GAFC provide to GAD, or obtain from others, certain services required by GAD in the ordinary course of business. Such services include, but are not limited to, compensation and employee benefits (for SEC registered representatives engaged in marketing, selling and distributing our SEC registered products), commissions to other broker-dealers, state/regulatory/licensing fees and travel expenses (associated with work performed by GAD’s registered representatives). In exchange for such services, GAD agrees to pay on a periodic basis (but not less frequently than monthly) all costs and expenses incurred by GAFC and us on GAD’s behalf in accordance with the allocation methodologies agreed upon from time to time by GAFC and us, as set forth in the Amended Cost Allocation Agreement, evidencing each party’s respective fair and reasonable share of the costs and expenses. For the years ended December 31, 2020 and 2019, we recognized approximately $178 million and $181 million, respectively, in intercompany charges under these service agreements.

We are a party to certain reinsurance agreements with CALIC and GA Re. Effective December 31, 2015, we entered into a reinsurance agreement with CALIC, whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases. Effective April 1, 2017, we entered into a reinsurance agreement with GA Re, whereby we ceded a portion of our annuity and preneed business on a funds withheld basis. As a result of the transaction, we ceded $8,539 million in reserves to GA Re and continue to cede annuity business to GA Re on an ongoing basis. Effective April 2, 2018, in accordance with the reinsurance agreement, we moved 50% of the funds withheld assets to a coinsurance arrangement, resulting in an ongoing quota share arrangement that is equally split between funds withheld and coinsurance. Amounts due to affiliates related to funds withheld agreements were $26.5 million and $87.0 million for the years ended December 31, 2020 and 2019, respectively.

Effective as of January 2, 2014, we entered into a tax allocation agreement with certain of our affiliates which sets forth the manner in which the total combined federal income tax is allocated to each entity within the consolidated group and provides cross-indemnification related to tax liabilities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward- looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions, or current expectations concerning, among other things, financial position, results of operations, cash flows, prospects, growth strategies or expectations, customer retention, the outcome (by judgment or settlement) and costs of legal, administrative, or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative, or class action litigation, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions [“Risk Factors”] and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•	Our actual or perceived financial strength and any negative changes in our financial strength, credit ratings, or other measures of our financial position;

•	Actual or perceived changes in general economic, market, and political conditions;

•	The performance of the securities markets;

•	Changes or fluctuations in interest rates, credit spreads , equity market prices, and currency exchange rates;

•	Availability of reinsurance and the ability of reinsurers to pay their obligations;

•	Our ability to comply with contractual requirements contained in our contractual agreements;

•	Changes in regulatory capital requirements;

•	Customer behavior that differs from our assumptions, in particular with respect to persistency, mortality, and the timing and magnitude of lapses, surrenders, and claims;

•	Competitive pressures and changes in consumer preferences;

•	The effectiveness of our risk management and our internal controls;

•	Changes in the legal environment affecting us or our customers;

•	Changes with regard to the regulation or taxation of retirement and life insurance products;

•	Adverse changes in tax laws or the interpretations of such laws;

•	Uncertainty with respect to U.S. federal tax reform;

•	Changes in accounting standards, policies, or practices applicable to us;

•	Possible future legal proceedings and regulatory investigations and adverse outcomes therefrom;

•	Terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•	Our dependence on our management team and key personnel, including our ability to recruit, train, motivate, and retain such individuals;

•	Our dependence on data from our reinsurance partners and third-party administrators;

•	Our use of third-party administrators and our reliance on such third-party administrators to service our customers;

•	Failure by us or our service providers and vendors to protect the confidentiality of our data and our customer data, including as a result of cyber-attacks; and

•	Possible disruption in our operations, including servicing our products and our ability to maintain, improve, and continue to develop necessary operational processes and information technology systems and work with our business partners to meet industry and customer demands, including cybersecurity protection.

•	The impact of the ongoing worldwide pandemic sparked by the novel coronavirus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward- looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS (“MD&A”) OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of the Company

The financial information included in the following discussion and analysis is based on the Company’s Financial Statements, which have been prepared on the basis of Statutory Accounting Practices (“SAP”) prescribed or permitted by the Indiana Department of Insurance (“Indiana Department”) and should be read in conjunction with such Financial Statements and related notes included elsewhere in this Registration Statement and “Summary Statutory Financial Information”. The information included in the following discussion and analysis may contain forward looking-statements that reflect the Company’s plans, estimates and beliefs. The Company’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this Registration Statement, particularly under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

General

The Management’s Discussion and Analysis for the nine months ended September 30, 2021 and September 30, 2020 and the years ended December 31, 2020, 2019 and 2018 and as of September 31, 2021, December 31, 2020 and December 31, 2019 was derived from, and should be read in conjunction with the unaudited Third Quarter 2021 Statutory Financial Information and the audited Statutory Financial Statements, which are included elsewhere in this Registration Statement.

Effective December 31, 2019, Forethought National Life Insurance Company, a Texas domiciled life insurance company (“FNLIC”), merged with and into the Company. Unless otherwise noted, all prior period amounts and disclosures of the Company have been adjusted to include the results of FNLIC with any intercompany transactions eliminated as if the merger occurred on January 1, 2017.

Overview

As of September 30, 2021, the Company had $46,068 million in total admitted assets, $28,989 million in statutory reserves, and statutory capital and surplus of $1,950 million. As of December 31, 2020, the Company had $39,578 million in total admitted assets, $24,012 million in statutory reserves and $1,957 million of statutory capital and surplus.

The following table presents the calculation of the Company’s Total Adjusted Capital (“TAC”):

	September 30,	December 31,
	2021	2020	2019
	($ in millions)
Capital and surplus	$1,950	$1,957	$1,889
Asset valuation reserve	385	364	385
Total adjusted capital	$2,335	$2,321	$2,274

As of September 30, 2021, there were no significant statutory or regulatory issues which would impair the Company’s financial position or liquidity, but there can be no assurance that such issues will not arise in the future.

Critical Accounting Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the financial statements are assumptions and judgments utilized in determining if declines in fair values are other-than-temporary, valuation methods for infrequently traded securities and private placements, policy liabilities and estimates to establish the reserve for future policy benefits.

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Analysis of Results of Operations and Changes in Capital and Surplus

The Company earns revenue primarily through deposits (annuity considerations) on fixed annuities and premiums on the preneed life insurance it sells, and from net investment income it earns on assets in its general account. The Company’s primary expenses are current and future policyholder benefits, commissions and other expenses.

The following table presents the components of the Company’s statutory net income, capital and surplus for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018

	($ in millions)		($ in millions)
Revenue
Premiums and annuity considerations	$3,668	$3,006	$3,878	$4,787	$4,742
Net investment income	1,079	1,029	1,379	1,605	976
Amortization of interest maintenance reserve	13	11	12	9	12
Commissions, expense allowances and reserve adjustments	240	219	295	307	278
Other income	9	2	1	(6)	(174)
Total Revenue	5,009	4,267	5,565	6,702	5,834

Benefits and expenses
Current and future policy benefits	4,173	3,417	4,518	5,289	5,022
Commissions	309	261	349	364	335
Other expenses	386	398	479	720	538
Total benefits and expenses	4,868	4,076	5,346	6,373	5,895

Net gain (loss) from operations before federal income taxes and net realized capital losses	141	191	219	329	(61)
Federal income tax (benefit) expense	29	52	31	56	(47)
Net gain (loss) from operations before net realized capital gains (losses)	112	139	188	273	(14)
Net realized capital gains (losses), net of tax and transfers to interest maintenance reserve	(67)	(108)	(245)	(84)	125
Net income (loss)	$45	$31	$(57)	$189	$111

Changes in capital and surplus:

Beginning capital and surplus	$1,957	$1,889	$1,889	$1,731	$1,626

Net income (loss)	45	31	(57)	189	111
Change in net unrealized capital gains (losses), net of tax	(77)	75	228	118	71
Change in net unrealized foreign exchange capital gain (loss)	7	—	1	—	(1)
Change in net deferred income tax	45	28	30	50	(1)
Change in non-admitted assets	—	1	8	(5)	—
Change in asset valuation reserve	(21)	42	20	(180)	(51)
Change in surplus notes	—	—	—	(365)	—
Surplus adjustment	—	—	—	365	—
Dividends to stockholders	—	—	(150)	—	—
Reinsurance adjustment	(1)	(1)	(2)	(2)	(2)
Ceded unrealized gains	(5)	(16)	(23)	(12)	(22)
Prior year reserve correction	—	—	13	—	—
Net change in capital and surplus	(7)	160	68	158	105
Ending capital and surplus	$1,950	$2,049	$1,957	1,889	1,731

The following lists notable transactions which impacted the results of operations:

●	Effective April 1, 2017, the Company entered into a reinsurance agreement with its affiliate, Global Atlantic Re Limited (“GA Re”), whereby the Company ceded a portion (approximately 45%) of its annuity and preneed business on a funds withheld basis. As a result of the transaction, the Company ceded $8,539 million in reserves to GA Re and continues to cede annuity and preneed business to GA Re on an ongoing quota share basis.

●	Effective April 2, 2018, in accordance with the reinsurance agreement with GA Re, the Company moved 50% of the funds withheld assets to a coinsurance arrangement and transferred $5,243 million of related assets to GA Re.

●	Effective August 1, 2018, the Company purchased partnership/membership units of Hopmeadow Holdings II LP, reflecting ownership in Talcott Resolution, The Hartford’s life and annuity business, from its parent Commonwealth Annuity and Life Insurance Company (“CALIC”) for $150 million.

●	Effective May 31, 2019, the Company received regulatory approval to cancel the Company’s Surplus Note, which was payable to its parent, CALIC. The cancellation of the Company’s Surplus Note was deemed a capital contribution from CALIC to the Company equal to the outstanding principal amount of the cancelled Company Surplus Note.

●	Effective December 18, 2020, the Company paid a dividend of $150 million to its parent CALIC.

●	Effective January 15, 2021, the Company issued a $650 million funding agreement with an interest rate of 1.625% and a 5-year term to the Issuer. The Issuer sold notes with like terms backed by such funding agreement to third-party institutional investors.

●	Effective April 8, 2021, the Company issued a $700 million funding agreement with an interest rate of 1.038% and a 3-year term to the Issuer. The Issuer sold notes with like terms backed by such funding agreement to third-party institutional investors.

●	Effective June 30, 2021, the Company, in concert with a consortium of other equity interest holders, sold its minority interest in Talcott Resolution to Sixth Street partners.

●	Effective September 14, 2021, the Company issued $1,500 million of funding agreements across three tranches to the Issuer. The terms of the funding agreements were (i) a $500 million 3-year SOFR floating rate funding agreement at SOFR plus 0.50%, (ii) a $500 million 3-year fixed rate funding agreement at 0.80%, and (iii) a $500 million 7-year fixed rate funding agreement at 1.95%. The Issuer sold notes with like terms backed by such funding agreements to third-party institutional investors.

Results of Operations – For the Nine Months Ended September 30, 2021 compared to the Nine Months Ended September 30, 2020

Net income increased $14 million to $45 million for the nine months ended September 30, 2021 from $31 million for the nine months ended September 30, 2020. The increase in net income is primarily due to a decrease in net realized capital losses partly offset by an increase in general operating expenses.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations increased $662 million to $3,668 million for the nine months ended September 30, 2021 from $3,006 million for the nine months ended September 30, 2020. The increase is primarily driven by strong sales in 2021, as compared to 2020, when fixed annuities sales were lower due to the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates. Sales of fixed annuity products increased 10% across the industry for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, according to LIMRA.

Net Investment Income

Net investment income increased $50 million to $1,079 million for the nine months ended September 30, 2021 from $1,029 million for the nine months ended September 30, 2020. Net investment income excluding the impact of derivative instruments increased to $1,079 million for the nine months ended September 30, 2021 compared to $1,058 million for the nine months ended September 30, 2020 primarily due to increased invested asset balances. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed and variable annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $21 million to $240 million for the nine months ended September 30, 2021 from $219 million for the nine months ended September 30, 2020. The increase is primarily due to the increase of ceded business on which the Company earns an expense allowance as a result of the increase in sales of fixed annuities.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the increase in policy reserves. Current and future policy benefits increased $756 million to $4,173 million for the nine months ended September 30, 2021 from $3,417 million for the nine months ended September 30, 2020. The increase is primarily due to the increase in sales of fixed annuities.

Commissions

Commissions increased $48 million to $309 million for the nine months ended September 30, 2021 from $261 million for the nine months ended September 30, 2020. The increase is primarily due to the increase in sales of fixed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld income and general operating expenses, decreased $12 million to $386 million for the nine months ended September 30, 2021 from $398 million for the nine months ended September 30, 2020. The decrease is primarily due to a decrease in funds withheld income partly offset by an increase in general operating expenses.

Net Realized Capital Gains (Losses), Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital losses, net of tax and transfers to interest maintenance reserve, decreased $41 million to $67 million for the nine months ended September 30, 2021 from $108 million for the nine months ended September 30, 2020. The decrease was primarily driven by realized gains on the sale of Hopmeadow Holdings II LP in 2021 as compared to impairment losses recorded on limited partnerships in 2020.

Capital and Surplus

Capital and surplus decreased $7 million to $1,950 million as of September 30, 2021 from $1,957 million as of December 31, 2020. The decrease is primarily due to $77 million of unrealized capital losses partly offset by $45 million of net income. The unrealized capital losses were primarily due a reversal of prior unrealized gains related to the sale of Hopmeadow Holdings II LP.

Results of Operations – For the Year Ended December 31, 2020 compared to the Year Ended December 31, 2019

Net income (loss) decreased $246 million to a net loss of $57 million for the year ended December 31, 2020 from net income of $189 million for the year ended December 31, 2019. The decrease in net income is primarily due to lower net investment income and an increase in realized capital losses. The net loss of $57 million for the year ended December 31, 2020 was more than offset by $228 million of unrealized capital gains which are reported as an increase in capital and surplus for statutory accounting.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations decreased $909 million to $3,878 million for the year ended December 31, 2020 from $4,787 million for the year ended December 31, 2019. The decrease is primarily due to a decrease in sales of fixed annuities driven by the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates. Sales of fixed annuity products declined 14% across the industry, according to LIMRA, as a result of disruption due to the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates.

Net Investment Income

Net investment income decreased $226 million to $1,379 million for the year ended December 31, 2020 from $1,605 million for the year ended December 31, 2019. Net investment income excluding the impact of derivative instruments increased to $1,408 million for the year ended December 31, 2020 compared to $1,396 million for the year ended December 31, 2019 primarily due to an increase in average invested assets as a result of new premiums, offset by the impact of lower rates. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed and variable annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments decreased $12 million to $295 million for the year ended December 31, 2020 from $307 million for the year ended December 31, 2019. The decrease is primarily due to the decline in commissions with the decrease in sales of fixed annuities.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the increase in policy reserves. Current and future policy benefits decreased $771 million to $4,518 million for the year ended December 31, 2020 from $5,289 million for the year ended December 31, 2019. The decrease is primarily due to the decrease in sales of fixed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld income and general operating expenses, decreased $241 million to $479 million for the year ended December 31, 2020 from $720 million for the year ended December 31, 2019. The decrease is primarily due to a decrease in funds withheld income along with a decrease in general operating expenses.

Net Realized Capital Gains (Losses), Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital losses, net of tax and transfers to interest maintenance reserve (“IMR”) for the year ended December 31, 2020 increased $161 million to $245 million for the year ended December 31, 2020 from $84 million for the year ended December 31, 2019 primarily due to an increase in realized losses on derivative instruments and $60 million of OTTI losses recorded on limited partnerships.

Capital and Surplus

Capital and surplus increased $68 million to $1,957 million as of December 31, 2020 from $1,889 million as of December 31, 2019. The increase is primarily due to $228 million of unrealized capital gains resulting primarily from the increase in carrying value of equity method investments. Partly offsetting this increase was a $150 million dividend paid and the $57 million net loss during the year.

Results of Operations – For the Year Ended December 31, 2019 compared to the Year Ended December 31, 2018

Net income increased $78 million to $189 million for the year ended December 31, 2019 from $111 million for the year ended December 31, 2018. The increase is primarily due to higher net investment income offset by modestly higher other expenses and modest realized losses, net of tax.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations of $4,787 million for the year ended December 31, 2019 were comparable to $4,742 million for the year ended December 31, 2018. The modest increase is primarily due to an increase in sales of fixed- indexed annuities partly offset by a decline in sales of fixed-rate annuities.

Net Investment Income

Net investment income increased $629 million to $1,605 million for the year ended December 31, 2019 from $976 million for the year ended December 31, 2018. Net investment income, excluding the impact of derivative instruments, increased to $1,396 million for the year ended December 31, 2019 compared to $1,120 million for the year ended December 31, 2018 primarily due to the increase in average invested assets as a result of product sales and distributions received on equity investments. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $29 million to $307 million for the year ended December 31, 2019 from $278 million for the year ended December 31, 2018. The increase is driven primarily by the increase in ceded reserves.

Other Income

Other income improved $168 million to a loss of $6 million for the year ended December 31, 2019 from a loss of $174 million for the year ended December 31, 2018. The $174 million loss for the year ended December 31, 2018 is primarily due to realized gains (which are reported in net realized gains (losses)) that were ceded to GA Re with the move of 50% of assets ceded to GA Re at that time from funds withheld to coinsurance. This loss has an offsetting gain as described in net realized capital gains (losses), as described below.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits, which primarily consist of surrender, death and annuity benefits and the increase in policy reserves, increased $267 million to $5,289 million for the year ended December 31, 2019 from $5,022 million for the year ended December 31, 2018. The increase is primarily due to higher surrender benefits and higher index credits on fixed-indexed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld income and general operating expenses, increased $182 million to $720 million for the year ended December 31, 2019 from $538 million for the year ended December 31, 2018. The increase in the expense is primarily due to an increase in funds withheld income as general operating expenses were comparable year over year.

Federal Income Tax (Benefit) Expense

Federal incomes tax (benefit) expense changed $103 million to a $56 million tax expense for the year ended December 31, 2019 from a $47 million tax benefit for the year ended December 31, 2018. The increase in federal income tax expense is primarily due to higher taxable income as a result of higher realized and unrealized gains on investments.

Net Realized Capital Gains (Losses), Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital gains (losses), net of tax and transfers to interest maintenance reserve, changed $209 million to an $84 million loss for the year ended December 31, 2019 from a $125 million gain for the year ended December 31, 2018. The realized losses in 2019 were primarily related to portfolio repositioning while the realized gains in 2018 related to the transfer of assets to GA Re from funds withheld to coinsurance. These realized gains are ceded to GA Re and are offset within other income described above.

Capital and Surplus

Capital and surplus increased $158 million to $1,889 million at December 31, 2019 from $1,731 million at December 31, 2018. The increase is primarily due to $189 million of net income which includes $80 million of after-tax net investment income earned on equity investments and $118 million of unrealized capital gains resulting from the increase in carrying value of equity method investments. Partly offsetting these increases was a $180 million increase in AVR which was driven by the increase in reserves for other invested assets from new purchases and an increase in net unrealized capital gains.

Statement of Financial Position- Assets, Liabilities, Capital and Surplus

The following table presents the Company’s admitted assets, liabilities, capital and surplus for the dates presented:

	September 30	December 31
	2021	2020	2019

	($ in millions)
Statements of Admitted Assets, Liabilities and Capital and Surplus
Admitted assets
Bonds	$28,459	$25,386	$21,728
Preferred stocks	17	3	3
Common stock	280	300	161
Mortgage loans on real estate	9,734	7,636	7,447
Policy loans	3	4	4
Cash and short-term investments	1,224	571	1,758
Derivatives	584	463	324
Other investments	2,045	1,307	1,097
Accrued Investment Income	186	178	176
Premiums and considerations	10	10	10
Reinsurance recoverable	452	594	457
Current federal income taxes recoverable	—	27	—
Net deferred tax asset	37	—
Other admitted asset	1	1	2
Separate account assets	3,036	3,098	3,172
Total admitted assets	$46,068	$39,578	$36,339

Liabilities and Capital and Surplus Liabilities:
Aggregate reserve for life policy and contracts	$28,989	$24,012	$21,950
Policy and contract claims	4	5	4
Reinsurance payable	454	557	588
Interest maintenance reserve	141	95	77
Transfers to separate accounts	(3)	(1)	—
Federal income tax payable	4	—	20
Net deferred tax liability	—	20	—
Asset valuation reserve	385	364	385
Funds held under reinsurance treaties	9,319	8,528	7,782
Other liabilities	1,789	942	471
Separate account liabilities	3,036	3,099	3,172
Total liabilities	44,118	37,621	34,449

Capital and Surplus:
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding	3	3	3
Paid-in surplus	1,303	1,303	1,302
Unassigned surplus	644	651	584
Total capital and surplus	1,950	1,957	1,889
Total liabilities and capital and surplus	$46,068	$39,578	$36,338

Admitted Assets - September 30, 2021 compared to December 31, 2020

Total admitted assets increased $6,490 million to $46,068 million as of September 30, 2021 from $39,578 million as of December 31, 2020. The increase is primarily due to an increase in invested assets as a result of sales of fixed annuities and the issuance of $2,850 million of funding agreements.

Liabilities - September 30, 2021 compared to December 31, 2020

Total liabilities increased $6,497 million to $44,118 million as of September 30, 2021 from $37,621 million as of December 31, 2020. The increase is primarily due to increased sales of fixed annuities and the issuance of $2,850 million of funding agreements.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $4,977 million to $28,989 million as of September 30, 2021 from $24,012 million as of December 31, 2020. The increase in reserves is primarily due to sales of fixed annuities and the issuance of $2,850 million of funding agreements

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $791 million to $9,319 million as of September 30, 2021 from $8,528 million as of December 31, 2020. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other liabilities increased $847 million to $1,789 million as of September 30, 2021 from $942 million as of December 31, 2020. The increase is primarily due to an increase in payable for securities related to unsettled asset purchases.

Admitted Assets - December 31, 2020 compared to December 31, 2019

Total admitted assets increased $3,239 million to $39,578 million as of December 31, 2020 from $36,339 million as of December 31, 2019. The increase is primarily due to an increase in invested assets as a result of sales of fixed annuities.

Liabilities - December 31, 2020 compared to December 31, 2019

Total liabilities increased $3,172 million to $37,621 million as of December 31, 2020 from $34,449 million as of December 31, 2019. The increase is primarily due to sales of fixed annuities.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $2,062 million to $24,012 million as of December 31, 2020 from $21,950 million as of December 31, 2019. The increase in reserves is due to sales of fixed annuities.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $746 million to $8,528 million as of December 31, 2020 from $7,782 million as of December 31, 2019. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other liabilities increased $471 million to $942 million as of December 31, 2020 from $471 million as of December 31, 2019. The increase is primarily due to the Company having $301 million of outstanding bond repurchase agreements for liquidity management, entered into in July 2020 and remaining outstanding as of December 31, 2020.

Liquidity and Capital Resources

Liquidity

The Company’s liquidity requirements primarily relate to its insurance liabilities, operating expenses, derivative collateral and income taxes. Insurance liabilities include the payment of policyholder benefits when due, cash payments in connection with policy surrenders and withdrawals, and policy loans. The Company has historically used cash flows from operations, interest income on invested assets and the proceeds of maturing investments as the primary sources from which to meet its liquidity requirements. The Company’s primary cash inflows from operating activities are derived from premiums and insurance fees, including separate account fees, administration fees, surrender charges and mortality fees.

The Company is exposed to the loss of market value of assets to the extent that its policyholders terminate, surrender or lapse their policies in greater numbers than expected. The Company seeks to mitigate this risk by issuing policies that are subject to policy surrender charges for a certain period of time. The majority of the Company’s policies are subject to a surrender charge period. The Company believes that the risk of higher policy lapses is greatest in a period of sudden changes in interest rates. The Company seeks to manage this risk by maintaining a portfolio of floating rate assets that provide a degree of protection in a period of rapidly rising rates.

The Company employs an asset-liability management program which seeks to match its investment cash inflows to its liability outflows. The intent of this matching is to reduce the need to rely on other sources of liquidity, including borrowings and the liquidation of investments prior to maturity, which may result in unplanned costs.

The Company’s asset-liability management program is central to its management of liquidity. The Company determines its short-term liquidity needs based on a rolling forecast of inflows and outflows, which it monitors closely. The Company adjusts its asset profile based on this rolling forecast. In addition, the Company assesses the potential impact of both future economic stress and the deviation in policyholder behavior from its expectations on the Company’s liquidity position. The Company seeks to estimate what its liquidity needs would be in these adverse scenarios. These scenarios include the estimates of collateral that the Company would be expected to post or return in respect to its derivative contracts and lending facilities under these scenarios, and also incorporate all unfunded commitments within the investment portfolio.

Dividends

The maximum amount of ordinary dividends that can be paid during a 12-month period by the Company, without prior approval of the Commissioner, is the greater of (i) 10% of the Company’s statutory policyholders surplus as of the preceding December 31 and (ii) the Company’s statutory net gain from operations for the twelve-month period ending the preceding December 31. Likewise, a dividend from any source of money other than earned surplus / unassigned funds must be approved before the dividend is paid. The maximum ordinary dividend the Company can pay in 2021 is $195 million. During 2020, the Company paid $150 million in dividends, which dividend was paid on December 18, 2020. No dividends were paid by the Company in 2019 or 2018.

Federal Home Loan Bank

The Company is a member of the FHLB of Indianapolis. Through its membership, the Company has issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of $1.7 billion, $1.6 billion and $1.5 billion as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts (SSAP No. 52), accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money.

As a part of this arrangement, the Company holds $5 million in FHLB of Indianapolis Class B Membership Stock at September 30, 2021. The Class B Membership Stock is not eligible for redemption.

Funding Agreements

The Company issues funding agreements to third parties. As of September 30, 2021 and December 31, 2020, the Company had $2,850 million and $0 million, respectively, of such funding agreements outstanding. The Company accounts for these agreements as deposit-type contracts. The maturity schedule for the Company’s funding agreements was as follows:

	September 30, 2021	December 31, 2020
	($ in millions)

2022	$-	$-
2023	-	-
2024	1,700	-
2025	-	-
2026	650	-
Thereafter	500	-

	$2,850	$-

Other Sources of Funding

From time to time, the Company participates in repurchase and reverse repurchase agreements. In repurchase agreements, the Company sells fixed income securities to third-party counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. The Company uses the cash received for purposes of bridging liquidity gaps or for general corporate purposes. The Company utilizes a 364-day (with automatic extension unless terminated by the parties) repurchase facility with a financial institution, pursuant to which it may enter into repurchase transactions in an aggregate amount of up to $250 million in respect of certain eligible securities. Other repurchase agreements the Company may enter into from time to time are typically non-committed and secured by collateral. The counterparties generally decide whether to enter into repurchase agreements with the Company depending on its credit risk, types and quality of collateral that it has available to post to them and general macroeconomic conditions. The Company may face liquidity shortfalls if uncommitted repurchase agreements are not available to it, if the value of the securities the Company posted to its counterparties as collateral declines or if the Company invests the cash received from such repurchase agreements in securities that decline in value.

Capital Resources

The Company manages its capital position in accordance with Global Atlantic’s risk appetite principles, which are: (i) protect policyholders – maintain adequate capital and liquidity resources to honor obligations to policyholders under situations reflecting stress scenarios calibrated to the worst modern economic cycles; (ii) deliver value – remain in a position of strength during periods of adverse market conditions; and (iii) protect the franchise – identify and cost-effectively manage risks that could adversely and materially impact franchise value. These principles support the Company’s insurance financial strength and credit ratings, and the Company believes that they are important to its ability to withstand severe market and economic scenarios, and to its ability to capture opportunity in times of stress.

The Company is subject to RBC standards that have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a basis for determining the appropriate amount of statutory capital for an insurance company based on its assets and liabilities. In the United States, the adequacy of a company’s capital is determined by the ratio of a company’s TAC to its Company Action Level (“CAL”) required capital. TAC for life insurance companies is defined as statutory capital and surplus, plus AVR, plus 50% of dividends apportioned for payment. CAL is the minimum amount of capital that an insurance company is required to maintain to avoid regulatory action. An RBC ratio of 75% of CAL or less may result in regulators imposing mandatory corrective actions.

The Company’s TAC, as defined by the NAIC, increased to $2,321 million as of December 31, 2020 compared to $2,274 million as of December 31, 2019. TAC as defined by the NAIC and Section 27-1-36-24 of the Indiana Insurance Code, is the sum of (i) an insurer’s statutory capital and surplus determined in accordance with statutory accounting principles and practices that are applicable to the annual financial statements required to be filed under Section 27-1-3.5 of the Indiana Insurance Code and (ii) other items, if any, that the RBC Instructions (as defined in Section 27-1-1.5-27 of the Indiana Insurance Code) may provide.

As of December 31, 2020 and 2019, the Company’s RBC ratio was 405% and 461%, respectively. The decline in RBC was partly driven by a $150 million ordinary dividend the Company paid to its parent, CALIC, on December 18, 2020.

Investments

General

As of September 30, 2021, the Company had $42,346 million of cash and invested assets, an increase of $6,676 million from $35,670 million as of December 31, 2020. As of December 31, 2020, the Company had $35,670 million of cash and invested assets, an increase of $3,148 million from $32,522 million as of December 31, 2019.

The following table presents the Company’s cash and invested assets:

	September 30, 2021		December 31, 2020		December 31, 2019
	Carrying	% of Total	Carrying	% of Total	Carrying	% of Total
	Value		Value		Value

	($ in millions)
Cash and invested assets:
Bonds	$28,459	67%	$25,386	71%	$21,728	67%
Preferred stocks	17	—%	3	—%	3	—%
Common stocks	280	1%	300	1%	161	—%
Mortgage loans	9,734	23%	7,636	21%	7,447	23%
Policy loans	3	—%	4	—%	4	—%
Cash, cash equivalents and short-term investments	1,224	3%	571	2%	1,758	5%
Derivatives	584	1%	463	1%	325	1%
Other investments	2,045	5%	1,307	4%	1,096	3%
Total cash and invested assets	$42,346	100%	$35,670	100%	$32,522	100%

Bonds and Short-Term Investments

The Company invests with the intent to hold investments until their maturities. In selecting investments, the Company attempts to source assets with cash flows which match its future cash flow needs. However, the Company may sell any of its investments in advance of maturity in order to satisfy its liabilities as they become due or in order to respond to a change in the credit profile or other characteristics of the particular investment, and to meet changes in cash flow needs. Bonds consist primarily of highly rated structured securities and marketable corporate debt securities. The Company invests a significant portion of its portfolio in high quality bonds to maintain and manage liquidity.

The Securities Valuation Office of the NAIC evaluates the available for sale fixed maturity security investments of insurers for regulatory reporting and capital assessment purposes and assigns securities to one of six credit quality categories called “NAIC designations.” Using an internally developed rating is permitted by the NAIC if no rating is available. These designations are generally similar to the credit quality designations of NRSROs for marketable fixed maturity securities, except for certain structured securities as described below. NAIC designations of “1,” highest quality, and “2,” high quality, include fixed maturity securities generally considered investment grade by NRSROs. NAIC designations “3” through “6” include fixed maturity securities generally considered below investment grade by NRSROs. Typically, if a security has been rated by an NRSRO, the Securities Valuation Office utilizes that rating and assigns an NAIC designation based upon the following system.

NAIC designation	NRSRO equivalent rating
1	AAA/AA/A
2	BBB
3	BB
4	B
5	CCC
6	CC and lower

In 2009, the NAIC adopted revised methodologies for certain structured securities that are modeled by the NAIC Investment Analysis Office, comprised of non-agency RMBS, CMBS and ABS. The NAIC’s objective with the revised methodologies for these structured securities was to increase the accuracy in assessing expected losses, and to use the improved assessment to determine a more appropriate capital requirement for such structured securities. The revised methodologies reduce regulatory reliance on NRSROs and allow for greater regulatory input into the assumptions used to estimate expected losses from structured securities. In particular, the revised methodology is focused on determining the risk associated with the recovery of the amortized cost of each security. In contrast, the NRSROs’ ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price. As the NAIC ratings methodology considers the Company’s investment and amortized cost, and the likelihood of recovery of that amortized cost as opposed to the likelihood of default of the security, the Company views the NAIC ratings methodology as the most appropriate way to view its available for sale fixed maturity securities portfolio from a ratings perspective since a large portion of the Company’s holdings were purchased at a significant discount to the par value. The NAIC’s present methodology is to evaluate structured securities held by insurers using the revised NAIC methodologies on an annual basis. If the Company acquires structured securities that have not been previously evaluated by the NAIC, but are expected to be evaluated by the NAIC in the upcoming annual review, an internally developed designation is used until a final designation becomes available. These revised NAIC designations may not correspond to NRSRO ratings.

The NAIC has contracted with Blackrock, for non-agency RMBS and CMBS, to provide expected loss information, which the Company must use to determine the appropriate NAIC designations for accounting, and RBC calculations.

The following table presents the NAIC designations by investment category for the Company’s bond portfolio, as of September 30, 2021, December 31, 2020, and December 31, 2019:

As of September 30, 2021
($ in millions)

Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$597	$—	$—	$—	$—	$—	$—	$597
U.S. state, municipal and political subdivisions	—	1,020	190	—	—	1	—	1,211
Corporate debt	—	3,645	5,855	30	57	—	—	9,587
RMBS	—	3,123	203	68	28	—	—	3,422
CMBS	—	1,905	88	40	—	—	—	2,033
CBO	—	1,045	—	—	—	—	—	1,045
CLO	—	1,471	62	20	—	—	—	1,553
Other structured securities[1]	—	7,956	372	228	35	420	—	9,011
Total	$597	$20,165	$6,770	$386	$120	$421	$—	$28,459

As of December 31, 2020
($ in millions)

Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$83	$4	$—	$—	$—	$—	$—	$87
U.S. state, municipal and political subdivisions	—	992	215	—	—	—	—	1,207
Corporate debt	—	2,468	4,980	49	19	—	—	7,516
RMBS	—	3,452	272	103	29	—	—	3,856
CMBS	—	1,790	209	76	—	—	—	2,075
CBO	—	1,284	—	—	—	—	—	1,284
CLO	—	1,489	214	—	—	—	—	1,703
Other structured securities	—	6,519	736	185	41	177	—	7,658
Total	$83	$17,998	$6,626	$413	$89	$177	$—	$25,386

1 Other structure securities consists primarily of asset-backed securities.

As of December 31, 2019
($ in millions)

Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$287	$6	$—	$—	$—	$—	$—	$293
U.S. state, municipal and political subdivisions	—	127	133	—	—	—	—	260
Corporate debt	—	2,809	3,726	2	22	35	—	6,594
RMBS	—	3,561	212	65	42	—	—	3,880
CMBS	—	2,264	27	—	—	—	—	2,291
CBO	—	1,216	—	—	—	—	—	1,216
CLO	—	1,571	175	—	—	—	—	1,746
Other structured securities	—	5,029	288	58	2	71	—	5,448
Total	$287	$16,583	$4,561	$125	$66	$106	$—	$21,728

The following table presents the total bond portfolio, including short-term investments and cash equivalents, by industry category, as of September 30, 2021, December 31, 2020 and December 31, 2019:

	September 30, 2021		December 31, 2020		December 31, 2019
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
	($ in millions)
U.S. government security obligations	$598	2%	$85	—%	$288	1%
All other governments	73	—%	116	1%	94	—%
Political subdivisions	34	—%	21	—%	8	—%
Special revenue and special assessment obligations	1,172	4%	1,832	7%	926	4%
Industrial and miscellaneous	26,527	94%	23,263	92%	20,361	93%
Parent, Subsidiaries and Affiliates	—	—%	—	—%	—	—%
U.S. States, Territories and Possessions	55	—%	69	—%	50	—%
ETF Bonds	—	—%	—	—%	—	—%
Short-term bonds	97	—%	11	1%	108	—%
Cash equivalent bonds	—	—%	—	—%	18	—%
Total	$28,556	100%	$25,397	100%	$21,853	100%

Except for industrial and miscellaneous, no other asset class exceeded 10% of the total bond portfolio as of September 30, 2021, December 31, 2020 and December 31, 2019.

Portfolio Surveillance

Bonds are generally valued at amortized cost using the modified scientific method with the exception of NAIC Category 6 bonds, which are obligations that are in or near default and are carried at the lower of amortized cost or fair value. NAIC designations are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bond transactions are recorded on a trade date basis, except for bonds with non-standard settlement dates (e.g. private placement bonds), which are recorded on the settlement date.

For fixed income securities that do not have a fixed schedule of payments, such as structured products, amortization or accretion is revalued quarterly based on the current estimated cash flows, using either the prospective or retrospective adjustment methodologies for each type of security. Certain fixed income securities with the highest ratings from a rating agency (at the time of purchase) follow the retrospective method of accounting. Under the retrospective method, the recalculated effective yield equates the present value of the actual and anticipated cash flows, including new prepayment and default assumptions, to the original cost of the investment. Prepayment assumptions are based on borrower constraints and economic incentives such as the original term, age and coupon of the loan. The current carrying value is then increased or decreased to the amount that would have resulted had the revised yield been applied since inception, and investment income is correspondingly recognized. All other fixed income securities, including those not highly rated at the time of purchase and those that have been impaired (i.e. expected cash flows are less than contractual cash flows), follow the prospective method of accounting. Under the prospective method, the recalculated future effective yield equates the carrying value of the investment to the present value of the anticipated future cash flows and all changes in the recognition of income occurs prospectively.

The fair value of bonds is based on quoted market prices when available. If quoted market prices are not available, values provided by independent pricing services are used. If values provided by independent pricing services are unavailable, fair value is estimated using non-executable broker marks or internal models. Internally-developed models include discounting expected future cash flows using current market rates applicable to yield, credit quality and maturity of the investment, or using quoted market values for comparable investments. Fair values resulting from internal models are those expected to be received in an orderly transaction between willing market participants at the financial statement date.

The Company regularly reviews its bonds for declines in fair value that it determines to be other-than-temporary. For these bonds, the Company first considers the ability and intent to sell a security, or whether it is more-likely-than-not that it will be required to sell the security, before the recovery of its amortized cost. If the Company intends to sell a bond with an unrealized loss or it is more-likely-than-not that it will be required to sell a bond with an unrealized loss before recovery of its amortized cost basis, OTTI is recognized and the amortized cost is written down to fair value, with a corresponding charge to net investment gains (losses) in the statement of income.

The review of each bond in an unrealized loss position for OTTI includes an analysis of gross unrealized losses by severity or the amount of time the security has been in an unrealized loss position. An extended and severe unrealized loss position on a bond may not be reflective of the ability of the issuer to service all scheduled principal and interest payments. Accordingly, such an unrealized loss position may not impact the recoverability of all contractual cash flows or the ability to recover an amount at least equal to the investment’s amortized cost based on the present value of the expected future cash flows to be collected. As a result, all the facts and circumstances available relevant to the duration and severity of the loss position are analyzed, including changes in market interest rates, credit issues, changes in business climate, management changes, litigation, government actions, and other similar factors that may impact the issuer’s ability to meet current and future principal and interest obligations. Indicators of credit impairment may include changes in the issuers’ credit ratings, the frequency of late payments, pricing levels, and deterioration in any, or a combination of, key financial ratios, financial statements, revenue forecasts, and cash flow projections.

Expected future cash flows for structured securities include assumptions about key systemic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. For corporate and government bonds the recoverable value is determined using cash flow estimates that consider facts and circumstances relevant to the security and the issuer, including overall financial strength and secondary sources of repayment as well as pending restructuring or disposition of assets. Where information for such cash flow estimates is limited or deemed not reliable, fair value is considered the best estimate of the recoverable value.

Credit impairments are measured as the difference between the bond’s amortized cost and its estimated recoverable value, which is the present value of its expected future cash flows discounted at the current effective interest rate. The remaining difference between the security’s fair value and the recoverable value is the non-credit impairment. Credit impairments are charged to net investment gains (losses) in the statement of income.

In periods subsequent to the recognition of the credit related impairment components of OTTI on a bond, the Company accounts for the impaired bond as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income in the statement of income over the remaining term of the bond in a prospective manner based on the amount and timing of estimated future cash flows.

For the nine months ended September 30, 2021, the Company recorded $6.0 million of OTTI on bonds, comprised of $0.0 million related to corporate debt securities and $6.0 million related to structured securities. For the years ended December 31, 2020 and 2019, the Company recorded $8.2 million and $0 million of OTTI on bonds, comprised of $0.3 million and $0 million related to corporate debt securities and $7.9 million and $0 million related to structured securities.

Whether OTTI will be incurred in future periods will depend on economic fundamentals, issuer performance, changes in credit ratings, collateral valuation, interest rates, and credit spreads.

The following tables present gross unrealized losses and fair value for investments for which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

As of September 30, 2021
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$581	$(4)	$—	$—	$581	$(4)
U.S. state, municipal and political subdivisions	210	(3)	—	—	210	(3)
Corporate debt	2,883	(45)	136	—	3,019	(45)
RMBS	56	(1)	178	(10)	234	(11)
CMBS	74	(1)	69	(3)	143	(4)
CBO	28	—	—	—	28	—
CLO	185	(1)	306	(3)	491	(4)
Other Structured Securities	943	(53)	427	(6)	1,370	(59)
Total	$4,960	$(108)	$1,116	$(22)	$6,076	$(130)

As of December 31, 2020
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$68	$(1)	$—	$—	$68	$(1)
U.S. state, municipal and political subdivisions	133	(1)	—	—	133	(1)
Corporate debt	349	(5)	57	—	406	(5)
RMBS	462	(18)	175	(11)	637	(29)
CMBS	279	(18)	—	—	279	(18)
CBO	—	—	—	—	—	—
CLO	333	(4)	915	(27)	1,248	(31)
Other Structured Securities	1,203	(51)	586	(8)	1,789	(59)
Total	$2,827	$(98)	$1,733	$(46)	$4,560	$(144)

As of December 31, 2019
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$280	$—	$—	$—	$280	$—
U.S. state, municipal and political subdivisions	37	(1)	—	—	37	(1)
Corporate debt	490	(8)	93	(3)	583	(11)
RMBS	380	(7)	155	(7)	535	(14)
CMBS	143	(2)	24	(1)	167	(3)
CBO	35	—	—	—	35	—
CLO	370	(8)	1,110	(26)	1,480	(34)
Other Structured Securities	823	(7)	468	(6)	1,291	(13)
Total	$2,558	$(33)	$1,850	$(43)	$4,408	$(76)

The following table presents a summary of the gross unrealized losses aggregated by bond category, length of time that the securities were in a continuous unrealized loss position and investment grade:

As of September 30, 2021
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$(4)	$—	$—	$—	$(4)	$—
U.S. state, municipal and political subdivisions	(3)	—	—	—	(3)	—
Corporate debt	(45)	—	—	—	(45)	—
RMBS	(1)	—	(9)	(1)	(10)	(1)
CMBS	(1)	—	(3)	—	(4)	—
CBO	—	—	—	—	—	—
CLO	(1)	—	(3)	—	(4)	—
Other Structured Securities	(38)	(15)	(2)	(4)	(40)	(19)
Total	$(93)	$(15)	$(17)	$(5)	$(110)	$(20)

As of December 31, 2020
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$(1)	$—	$—	$—	$(1)	$—
U.S. state, municipal and political subdivisions	(1)	—	—	—	(1)	—
Corporate debt	(5)	—	—	—	(5)	—
RMBS	(17)	(1)	(9)	(2)	(26)	(3)
CMBS	(17)	(1)	—	—	(17)	(1)
CBO	—	—	—	—	—	—
CLO	(4)	—	(27)	—	(31)	—
Other Structured Securities	(47)	(4)	(7)	(1)	(54)	(5)
Total	$(92)	$(6)	$(43)	$(3)	$(135)	$(9)

As of December 31, 2019
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$—	$—	$—	$—	$—	$—
U.S. state, municipal and political subdivisions	(1)	—	—	—	(1)	—
Corporate debt	(7)	(1)	(3)	—	(10)	(1)
RMBS	(6)	(1)	(5)	(2)	(11)	(3)
CMBS	(2)	—	(1)	—	(3)	—
CBO	—	—	—	—	—	—
CLO	(8)	—	(26)	—	(34)	—
Other Structured Securities	(6)	(1)	(5)	(1)	(11)	(2)
Total	$(30)	$(3)	$(40)	$(3)	$(70)	$(6)

Included in the above tables are 529, 474 and 450 securities in an unrealized loss position at September 30, 2021, December 31, 2020 and December 31, 2019, respectively. Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Mortgage Loans

Mortgage loans represented 23% of total invested assets as of September 30, 2021. The Company’s investments in mortgage loans on real estate consist primarily of commercial and residential mortgages.

The Company’s residential mortgage loan portfolio is comprised mainly of re-performing loans that were purchased at a discount after they were modified and returned to performing status, as well as prime jumbo loans and mortgage loans backed by single family rental properties.

The Company’s CML portfolio is comprised of mainly originated first lien mortgage loans that are well diversified both in terms of geography and property type.

The following table presents the mortgage loan portfolio by U.S. geographic region and a reconciliation to total mortgage loans:

	September 30,		As of Year ended December 31,
	2021	% of Total	2020	% of Total	2019	% of Total

	($ in millions)
Atlantic	$3,441	35%	$1,887	25%	1,982	27%
Mountain	743	8%	370	5%	345	5%
New England	499	5%	299	4%	276	4%
North Central	490	5%	558	6%	564	8%
Pacific	2,884	30%	2,176	29%	1,971	26%
South Central	1,677	17%	1,491	20%	1,588	21%
Other	—	—%	856	11%	721	10%
Total	$9,734	100%	$7,636	100%	$7,447	100%

The following table shows the mortgage loan portfolio by property type:

	September 30,		Year ended December 31,
	2021	% of Total	2020	% of Total	2019	% of Total

	($ in millions)
Retail	$217	2%	$266	3%	220	3%
Office	1,889	19%	1,705	22%	1,728	23%
Industrial	940	10%	850	11%	738	10%
Residential	4,685	48%	3,519	46%	3,431	46%
Other	2,003	21%	1,295	17%	1,330	18%
Total	$9,734	100%	$7,636	100%	$7,447	100%

Mortgage Loan Portfolio Surveillance

The Company actively monitors its mortgage loan portfolio. The Company and its investment managers perform or review all aspects of loan origination and portfolio management, including lease analysis, property transfer analysis, economic and financial reviews, tenant analysis, and management of default and bankruptcy proceedings.

The Company evaluates its investments in mortgage and other loan receivables for impairment each quarter. Loans are deemed to be impaired when it is probable that the Company will be unable to collect all the contractual payments as scheduled in the loan agreement. The impairment assessment considers the borrower’s ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that as a practical expedient, the impaired value may be based on a loan’s observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. An allowance is established for the difference between the loan’s impaired value and its current carrying value. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance. There were no specific allowances recorded as of September 30, 2021, December 31, 2020, and December 31, 2019.

Changing economic conditions affect the Company’s valuation of CMLs. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or increase or decrease in) a CML valuation allowance for losses. In addition, the Company continuously monitors its CML portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, or have deteriorating credit.

It is the Company’s policy to cease to accrue interest on residential or CMLs that are 90 days or more delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes 90 days or more delinquent, the Company determines whether a workout can be arranged to bring the loan current, or evaluate alternatives, including initiating foreclosure proceedings. As of September 30, 2021, December 31, 2020 and December 31, 2019, the Company had $164 million, $216 million and $73 million, respectively, of mortgage loans that were 90 days or more past due or in the process of foreclosure. the Company ceases accrual of interest on loans that are 90 days or more past due, and recognizes income as cash is received. As of September 30, 2021, December 31, 2020 and December 31, 2019, there were $164 million, $57 million and $25 million, respectively, of mortgage loans that were non-income producing.

Other Investments

Other investments, at carrying value, by annual statement category are:

	September 30,	As of Year Ended December 31,
	2021	2020	2019

	($ in millions)
Term notes and loans	$511	$674	$595
LLCs and partnerships	364	586	479
Receivables for securities	1,166	42	15
Low income housing tax credits	4	5	7
Total	$2,045	$1,307	$1,096

The Company has no investments in other invested assets invested in a single issuer that exceed 10% of its admitted assets. The Company values these interests based upon the investment method and their proportionate share of underlying GAAP equity of the investment. For the nine months ended September 30, 2021 and years ended December 31, 2020 and December 31, 2019, there were $0 million, $60 million and $0 million, respectively, of impairments recorded on other invested assets.

Derivatives

The Company utilizes various derivative instruments to hedge risk identified in the normal course of its insurance business. the Company owns equity index options to limit its net exposure to equity market risk. The Company also owns the currency and Consumer Price Index swaps to hedge the currency and inflation risk. The Company mitigates the adverse market and general business risk by entering into equity index futures and total return swaps. the Company receives collateral from its derivative counterparties to limit credit risk.

The Company’s derivative portfolio consists of equity index call options and spreads to hedge equity exposure associated with fixed-indexed annuities underwritten. The Company utilizes the CPI swaps to hedge the exposure to inflation risk associated with its prefunded funeral insurance business. The Company entered into currency swaps to limit its currency exposure from GBP denominated assets. The Company limits the adverse market and general business risk by entering into equity index futures, swaptions and total return swaps. The total carrying values of derivative assets were $584 million, $463 million and $324 million as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively.

Prior to the fourth quarter of 2020, the Company’s equity index options were accounted for as effective hedges. Under such treatment, the equity index options were marked to market, with changes in unrealized gains or losses reported as a component of net investment income. Upon expiry, the difference between the cash proceeds and cost was also recognized as a component of net investment income. Starting in the fourth quarter of 2020, the Company elected to account for its equity index options using the fair value method of accounting under SSAP No. 86, with changes in fair value recorded as unrealized investment gains or losses. The realized gains or losses are recorded upon the derivative contract expiry. The CPI swaps are carried at book value consistent with the hedged liabilities. The FX unrealized gains or losses on currency swaps are recorded consistent with the FX bonds hedged.

The Company’s off balance sheet credit risk is the risk of nonperformance by OTC counterparties. The Company seeks to limit this risk by utilizing and managing collateral according to a CSA Agreement it negotiates and enters into with each highly rated counterparty prior to trading. Collateral is managed to CSA Agreement standards by a derivative custodian.

The current credit exposure of the Company’s over the counter derivative contracts is limited to the fair value of $470 million, $297 million and $302 million as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining collateral of $480 million, $291 million and $300 million from counterparties as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively. In the event of the nonperformance by the counterparties, the Company has the right to the collateral pledged by counterparties. The exchange-traded futures are affected through a regulated exchange and positions are marked to market on a daily basis, the Company has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.

The following table presents the fair value of the derivative assets and liabilities by instruments:

	September 30, 2021			As of Year Ended December 31, 2020			As of Year Ended December 31, 2019
($ in millions)	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts

CPI Swaps	$1	$1	$7	$—	$22	$146	$—	$22	$157
Currency Swaps	17	1	724	3	2	70	2	1	38
OTC Options	423	3	12,370	442	124	11,301	321	1	8,141
Swaptions	46	6	98	—	—	—	2	—	270
Interest Rate Swaps	77	10	1,731	125	9	1,751	—	—	—
Listed Options	30	11	1,858	7	2	9	—	—	—
Futures	27	9	1,966	—	28	1,849	—	5	194

Gross fair value of derivative instruments	$621	$41	$18,754	$577	$187	$15,128	$325	$29	$8,800

Offset per SSAP No. 64	(37)	(37)		(114)	(114)		(1)	(1)

Net fair value of derivative instruments	$584	$4		$463	$73		$324	$28

Investment Reserves

AVR is a contingency reserve to offset potential losses of stocks, real estate investments, as well as credit-related declines in bonds, mortgage loans and derivatives. As of September 30, 2021, the AVR totaled $385 million, which represents a 6% increase from December 31, 2020.

The following table presents the change in AVR for September 30, 2021 and December 31, 2020:

	Bonds, Preferred Stocks, Derivatives and Short-term Investments	Mortgage Loans	Common Stock	Real Estate and Other Invested Assets	Total
	($ in millions)
Balance at December 31, 2019	$111	$62	$19	$193	$385
Change in reserve contributions	35	13	(16)	(13)	19
Net realized capital gains (losses)	(16)	—	—	(48)	(64)
Net unrealized capital gains (losses)	—	—	106	34	140
Transfer among categories/adjustments	3	(4)	(63)	(52)	(116)
Net change to AVR	22	9	27	(79)	(21)
Balance at December 31, 2020	$133	$71	$46	$114	$364

Balance at December 31, 2020	$133	$71	$46	$114	$364
Change in reserve contributions	38	15	5	(4)	54
Net realized capital gains (losses)	2	1	—	39	42
Net unrealized capital gains (losses)	11	(1)	(28)	(57)	(75)
Transfer among categories/adjustments	—	—	22	(22)	—
Net change to AVR	51	15	(1)	(44)	21
Balance at September 30, 2021	$184	$86	$45	$70	$385

Annex I

Third Quarter 2021 Statutory Financial Information

Statutory Statements of Operations and Changes in Capital and Surplus (unaudited)

	Nine Months Ended September 30,
	2021	2020
	($ in millions)
Revenue
Premiums and annuity considerations	$3,668	$3,006
Net investment income	1,079	1,029
Amortization of interest maintenance reserve	13	11
Commissions, expense allowances and reserve adjustments	240	219
Other income	9	2
Total Revenue	5,009	4,267

Benefits and expenses
Current and future policy benefits	4,173	3,417
Commissions	309	261
Other expenses	386	398
Total benefits and expenses	4,868	4,076

Net gain from operations before federal income taxes and net realized capital gains	141	191
Federal income tax expense	29	52
Net gain from operations before net realized capital losses	112	139
Net realized capital losses, net of tax and transfers to interest maintenance reserve	(67)	(108)
Net Income	$45	$31

Changes in capital and surplus:
Beginning capital and surplus	$1,957	$1,889
Net Income	45	31
Change in net unrealized capital gains (losses), net of tax	(77)	75
Change in net unrealized foreign exchange capital gain	7	—
Change in net deferred income tax	45	28
Change in non-admitted assets	—	1
Change in asset valuation reserve	(21)	42
Ceded unrealized gains	(5)	(16)
Reinsurance adjustment	(1)	(1)
Net increase (decrease)	(7)	160
Ending capital and surplus	$1,950	$2,049

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus (unaudited)

	September 30	December 31
	2021	2020
	($ in millions)
Admitted assets
Bonds	$28,459	$25,386
Preferred stocks	17	3
Common stock	280	300
Mortgage loans on real estate	9,734	7,636
Policy loans	3	4
Cash and short-term investments	1,224	571
Derivatives	584	463
Other investments	2,045	1,307
Accrued Investment Income	186	178
Premiums and considerations	10	10
Reinsurance recoverable	452	594
Current federal income taxes recoverable	—	27
Net deferred tax asset	37	—
Other admitted asset	1	1
Separate account assets	3,036	3,098
Total admitted assets	$46,068	$39,578

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserve for life policy and contracts	28,989	24,012
Policy and contract claims	4	5
Reinsurance payable	454	557
Interest maintenance reserve	141	95
Transfers to separate accounts	(3)	(1)
Federal income tax payable	4	—
Net deferred tax liability	—	20
Asset valuation reserve	385	364
Funds held under reinsurance treaties	9,319	8,528
Other liabilities	1,789	942
Separate account liabilities	3,036	3,099
Total liabilities	44,118	37,621

Capital and Surplus:
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding	3	3
Paid-in surplus	1,303	1,303
Unassigned surplus	644	651
Total capital and surplus	1,950	1,957
Total liabilities and capital and surplus	$46,068	$39,578

Statutory Statements of Cash Flow (unaudited)

($ in millions)	Nine Months Ended
	September 30,
Cash from operations	2021	2020
Premiums collected net of reinsurance	$3,647	$2,902
Net investment income	928	932
Miscellaneous income	231	148
Benefit and loss related payments	(2,027)	(1,894)
Net transfers to separate accounts	(1)	(1)
Commissions, expenses paid, and aggregate write-ins for deductions	(680)	(658)

Net cash from operations	2,098	1,429

Cash from investments

Proceeds from investments sold, matured or repaid:
Bonds	6,645	4,766
Stocks	0	48
Mortgage loans	2,004	818
Real Estate	1	1
Other invested assets	588	273
Miscellaneous proceeds	1	(43)

Total investment proceeds	9,239	5,863

Cost of investments acquired
Bonds	9,458	7,514
Stocks	46	226
Mortgage loans	4,101	1,277
Real Estate	1	2
Other invested assets	224	231
Miscellaneous proceeds	673	80

Total costs of investments acquired	14,503	9,330

Net cash from investments	(5,264)	(3,466)

Cash from financing and miscellaneous sources

Net deposits on deposit-type contracts and other insurance liabilities	2,885	85
Other cash provided (applied)	935	858

Net cash from financing and miscellaneous sources	3,820	943

Net change in cash, cash equivalents, and short-term investment	654	(1,094)

Cash, cash equivalents and short term investments - Beginning of period	571	1,758
Cash, cash equivalents and short term investments - end of period	$1,224	$664

Supplemental disclosures of cash flow information from non-cash transactions

Intercompany asset transfers	$46	$87
Non-cash tax free exchange	-	356
Non cash transfer between bonds and stock	-	102

1.	ORGANIZATION AND NATURE OF OPERATIONS

Forethought Life Insurance Company, an Indiana domiciled life insurance company (“FLIC”) is a wholly owned subsidiary of Commonwealth Annuity and Life Insurance Company, a Massachusetts domiciled life insurance company (“Commonwealth Annuity”), which in turn is a wholly owned indirect subsidiary of Global Atlantic Financial Group Limited, a Bermuda company (“Global Atlantic”, which shall mean Global Atlantic Financial Group Limited and, unless otherwise indicated or the context otherwise requires, its applicable subsidiaries).

On February 1, 2021, KKR & Co. Inc. (“KKR”) indirectly acquired a majority interest in FLIC following the merger of Global Atlantic and Magnolia Merger Sub Limited, with Global Atlantic as the surviving entity of the merger transaction. Prior to the merger transaction, Magnolia Merger Sub Limited was a Bermuda exempted company, a direct wholly owned subsidiary of Magnolia Parent LLC (now known as The Global Atlantic Financial Group LLC or “TGAFGL”) and an indirect subsidiary of KKR. Accordingly, TGAFGL is now the holding company of Global Atlantic and KKR is deemed the ultimate controlling person of FLIC.

On February 1, 2021, FLIC entered into an investment management agreement with Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and KKR subsidiary.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

In the opinion of the Company, the accompanying unaudited interim statutory financial information contains all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its unaudited statutory statement of admitted assets, liabilities and capital and surplus as of September 30, 2021, and its unaudited statements of operations and changes in capital and surplus for the nine months ended September 30, 2021 and 2020. The statement of admitted assets, liabilities and capital and surplus at December 31, 2020, was derived from audited annual statutory financial statements but does not contain all of the footnote disclosures from the annual financial statements. The financial information does not represent complete financial statements in accordance with the Indiana SAP and should be read in conjunction with the Company’s statutory financial statements and additional information for the year ended December 31, 2020.

The accompanying financial information has been prepared in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Indiana ("Indiana SAP"), which differ in some respects from accounting principles generally accepted in the United Stated of America (GAAP). Prescribed statutory accounting practices (SAP) include publications of the National Association of Insurance Commissioners “Accounting Practices and Procedures Manual” (NAIC SAP), state laws, regulations and general administrative rules.

3.	RELATED PARTY TRANSACTIONS

Service Agreement

FLIC is a party to the Amended and Restated Services and Expense Agreement, dated as of June 21, 2018, by and among Global Atlantic Financial Company (“GAFC”), a wholly-owned subsidiary of Global Atlantic, FLIC and certain other subsidiaries of Global Atlantic (the “Services Agreement”). Under the Services Agreement, GAFC provides personnel, management services, administrative support, the use of facilities and such other services as the parties may agree to from time to time. The Services Agreement has been approved by the Indiana Department of Insurance (“Indiana Department”). FLIC recognized $174 million and $128 million in intercompany charges for the nine months ended September 30, 2021 and 2020, respectively.

Investment Management Agreement

FLIC entered into an investment management agreement with Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and KKR affiliate on February 1, 2021. FLIC incurred fee expenses of $39 million for the nine months ended September 30, 2021 under this agreement.

Payable/Receivable from Affiliates

The Company reported a net payable to Commonwealth Annuity, subsidiaries and affiliates of $12 million and $3 million as of September 30, 2021 and December 31, 2020, respectively. Such intercompany balances are settled within 30 days of their incurrence under the terms of the intercompany expense sharing agreements.

Credit Agreement

On July 12, 2021, the Company entered into a Credit Agreement with Bobcat Funded 2021-A Financing L.P., an affiliated entity, in which the Company committed to make investments in an aggregate total of $225 million to Bobcat Funded 2021-A Financing L.P. The Company and Bobcat Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR & Co. Inc., the Company's ultimate controlling person.

On July 12, 2021, the Company entered into a Credit Agreement with Husky Funded 2021-A Financing L.P., an affiliated entity, in which the Company committed to make investments in an aggregate total of $321 million to Husky Funded 2021-A Financing L.P. The Company and Husky Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR & Co. Inc., the Company's ultimate controlling person.

Master Loan Agreement

Effective April 6, 2021, FLIC entered into a Master Loan and Security Agreement (the “Master Loan Agreement”) with KKR Corporate Lending (DE) LLC (“KKR Corporate Lending”) and KKR Loan Administration Services LLC. The Master Loan Agreement allows for the Company to make term loans to KKR Corporate Lending with an aggregate principal amount limited to $750 million outstanding at any one time. Effective April 6, 2021 FLIC issued an initial note to KKR Corporation Lending pursuant to the agreement in the amount of $450 million.

Reinsurance Agreements

Effective December 31, 2015, FLIC entered into a reinsurance agreement with Commonwealth Annuity, approved by the Indiana Department, whereby FLIC ceded 100% of its variable annuity business on funds withheld and modified coinsurance bases.

Effective April 1, 2017 with approval from the Indiana Department, FLIC entered into a reinsurance agreement with GA Re, whereby FLIC ceded a portion of its annuity and preneed business on a funds withheld basis. As a result of the transaction, FLIC ceded $8.6 billion in reserves to GA Re and continues to cede annuity business to GA Re on an ongoing 45% quota share basis. Effective April 2, 2018, in accordance with the reinsurance agreement, FLIC moved 50% of the funds withheld assets to a coinsurance arrangement, resulting in an ongoing quota share arrangement that is equally split between funds withheld and coinsurance.

The Company has funds withheld agreements with related parties. Amounts due to affiliates related to funds withheld agreements were $7.4 million and $25.4 million for the quarters ended September 30, 2021 and September 30, 2020, respectively. Amounts due from affiliates related to funds withheld agreements were $7.1 million and $37.1 for the quarters ended September 30, 2021 and September 30, 2020, respectively. All intercompany balances related to funds withheld agreements are settled in the subsequent quarter.

4.	SUBSEQUENT EVENTS

FLIC has evaluated subsequent events from September 30, 2021 through January 4, 2022.

Effective December 7, 2021, FLIC issued a $600 million funding agreement with an interest rate of 1.25% and a 2-year term to GA Global Funding Trust (the “Issuer”). The Issuer sold notes with like terms backed by such funding agreements to third-part institutional investors.

Effective January 3, 2022, FLIC issued $ 1,100 million of funding agreements across two tranches to the Issuer. The terms of the funding agreements were (i) a $550 million funding agreement with an interest rate of 2.25% and a 5-year term and (ii) a $550 million funding agreement with an interest rate of 2.90% and a 10-year term.

Effective January 3, 2022, FLIC entered into a $75 million intercompany loan to its parent Commonwealth Annuity with an interest rate of .44% and maturity date of February 3, 2022.

FINANCIAL STATEMENTS

Forethought Life Insurance Company

Statutory Financial Statements

As of December 31, 2020 and 2019 and for the Years Ended
December 31, 2020, 2019, and 2018 and Supplemental Information

for the Year Ended December 31, 2020

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Index to Statutory Financial Statements

Report of Independent Auditors	F-3 – F-4
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus	F-5
Statutory Statements of Operations	F-6
Statutory Statements of Changes in Capital and Surplus	F-7
Statutory Statements of Cash Flows	F-8
Notes to Statutory Financial Statements — Statutory Basis	F-9 – F-46
Supplemental Information	F-47
Supplemental Schedule of Selected Statutory Basis Financial Data	F-48 – F49
Supplemental Schedule of Investment Risk Interrogatories	F-50 – F53
Summary Investment Schedule	F-54
Supplemental Schedule of Reinsurance Disclosures	F-55 – F56

Report of Independent Auditors

To the Board of Directors of
Forethought Life Insurance Company:

We have audited the accompanying statutory financial statements of Forethought Life Insurance Company, which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2020 and 2019, and the related statutory statements of operations, changes in capital and surplus, and of cash flows for the years ended December 31, 2020, 2019, and 2018.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Indiana Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Indiana Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the "Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles" paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for the years ended December 31, 2020, 2019, and 2018.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020, 2019, and 2018, in accordance with the accounting practices prescribed or permitted by the Indiana Department of Insurance described in Note 2.

Other Matter

Our audit was conducted for the purpose of forming an opinion on the statutory-basis financial statements taken as a whole. The supplemental schedule of selected statutory basis financial data, supplemental schedule of investment risk interrogatories, summary investment schedule and supplemental schedule of reinsurance disclosures (collectively, the "supplemental schedules") of the Company as of December 31, 2020 and for the year then ended are presented to comply with the National Association of Insurance Commissioners' Annual Statement Instructions and Accounting Practices and Procedures Manual and for purposes of additional analysis and are not a required part of the statutory-basis financial statements. The supplemental schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory-basis financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the statutory-basis financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the statutory-basis financial statements or to the statutory-basis financial statements themselves and other additional procedures, in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplemental schedules are fairly stated, in all material respects, in relation to the statutory-basis financial statements taken as a whole.

Boston, Massachusetts
March 23, 2021

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Admitted Assets,
Liabilities, Capital and Surplus
As of December 31, 2020 and 2019

(Dollars in thousands, except share amounts)

Assets	Notes	2020	2019
Bonds	4	$25,386,379	$21,728,107
Unaffiliated common stock	4	299,904	160,939
Preferred stocks	4	3,004	3,004
Mortgage loans	4	7,635,933	7,447,314
Cash and short-term investments	4	570,562	1,757,682
Derivatives	4	463,207	324,465
Policy loans		3,701	3,779
Other invested assets	4	1,307,406	1,096,362
Subtotal, cash and invested assets		35,670,096	32,521,652
Deferred and uncollected premiums	9	9,616	9,821
Investment income due and accrued		177,616	175,839
Current federal and foreign income tax recoverable	7	27,310	—
Net deferred tax asset	7	—	870
Reinsurance recoverable	8	594,282	456,969
Other assets	15	1,009	1,150
Separate account assets	16	3,098,274	3,172,046
Total admitted assets		$39,578,203	$36,338,347
Liabilities
Aggregate reserve for life policy and contracts	10	$24,011,772	$21,950,662
Policy and contract claims		5,252	3,779
Funds held under reinsurance treaties	8	8,528,496	7,782,490
Transfers to separate accounts due or accrued		(686)	(469)
Asset valuation reserve		364,480	384,537
Interest maintenance reserve		94,661	76,747
Current federal income taxes payable		—	20,409
Net deferred tax liability	7	19,720	—
Reinsurance payable	8	557,422	587,766
Other liabilities	15	942,066	471,331
Separate account liabilities	16	3,098,274	3,172,046
Total liabilities		$37,621,457	$34,449,298
Capital and surplus
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding at 2018 and 2017		2,500	2,500
Surplus note	11	—	—
Paid in surplus		1,302,873	1,302,873
Unassigned surplus		651,373	583,676
Total capital and surplus		1,956,746	1,889,049
Total liabilities, capital and surplus		$39,578,203	$36,338,347

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Operations
For the Years Ended December 31, 2020, 2019 and 2018

(Dollars In thousands)

	Notes	2020	2019	2018
Revenue
Premiums and annuity considerations	8	$3,878,200	$4,786,545	$4,741,759
Net investment income	4	1,379,149	1,605,207	976,103
Amortization of interest maintenance reserve		11,896	9,557	11,700
Commissions, expense allowances and reserve adjustments		294,516	306,567	278,199
Other income	15	1,478	(5,713)	(174,350)
Total revenues		5,565,239	6,702,163	5,833,411
Benefits and expenses
Benefits paid or provided for:
Death benefits		179,162	163,526	168,044
Annuity payments		320,976	275,790	243,676
Accident and health claims		5,793	7,270	8,598
Interest and other payments on policy funds		33,059	41,174	19,860
Surrender benefits		2,001,225	1,497,601	1,112,178
Change in policy reserves, deposit funds and other contract liabilities		1,977,719	3,303,892	3,469,562
Total benefits		4,517,934	5,289,253	5,021,918
Net transfers to separate accounts	16	—	—	41
Commissions		349,026	363,555	334,822
General insurance expenses		249,786	283,464	282,407
Taxes, licenses and fees		14,701	12,261	13,123
Change in loading expenses		(269)	(383)	(894)
Other expenses	15	215,271	424,430	243,655
Total benefits and expenses		5,346,449	6,372,580	5,895,072
Net gain from operations before federal income taxes and realized capital losses		218,790	329,583	(61,661)
Federal and foreign income taxes	7	30,926	56,423	(47,503)
Net gain from operations before realized capital gains		187,864	273,160	(14,158)
Net realized capital gains (losses), net of tax and transfers to interest maintenance reserve	4	(244,489)	(83,860)	125,364
Net income		$(56,625)	$189,300	$111,206

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Changes in Capital and Surplus
For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

	Capital Stock	Paid in Surplus	Surplus Notes	Unassigned Surplus	Total Capital and Surplus
Balance at December 31, 2017	$2,500	$937,873	$365,000	$320,167	$1,625,540
Net income	—	—	—	111,206	111,206
Change in net unrealized capital gains	—	—	—	71,095	71,095
Change in unrealized foreign exchange capital loss	—	—	—	(606)	(606)
Change in net deferred income tax	—	—	—	(1,358)	(1,358)
Change in non-admitted assets	—	—	—	(476)	(476)
Change in surplus in separate accounts	—	—	—	(16)	(16)
Change in asset valuation reserve	—	—	—	(50,568)	(50,568)
Change in surplus as a result of reinsurance	—	—	—	(1,635)	(1,635)
Dividend to stockholders	—	—	—	—	—
Change in surplus due to ceded unrealized gains	—	—	—	(21,849)	(21,849)
Prior year reserve correction	—	—	—	—	—
Balance at December 31, 2018	$2,500	$937,873	$365,000	$425,960	$1,731,333
Net income	—	—	—	189,300	189,300
Change in net unrealized capital gains	—	—	—	117,993	117,993
Change in unrealized foreign exchange capital loss	—	—	—	(45)	(45)
Change in net deferred income tax	—	—	—	49,745	49,745
Change in non-admitted assets	—	—	—	(4,693)	(4,693)
Change in surplus in separate accounts	—	—	—	(146)	(146)
Change in asset valuation reserve	—	—	—	(180,735)	(180,735)
Change in surplus as a result of reinsurance	—	—	—	(1,635)	(1,635)
Change in surplus note	—	365,000	(365,000)	—	—
Change in surplus due to ceded unrealized gains	—	—	—	(12,068)	(12,068)
Balance as of December 31, 2019	2,500	1,302,873	—	583,676	1,889,049
Net income	—	—	—	(56,625)	(56,625)
Change in net unrealized capital gains	—	—	—	227,582	227,582
Change in unrealized foreign exchange capital loss	—	—	—	747	747
Change in net deferred income tax	—	—	—	30,443	30,443
Change in non-admitted assets	—	—	—	8,131	8,131
Change in surplus in separate accounts	—	—	—	—	—
Change in asset valuation reserve	—	—	—	20,055	20,055
Change in surplus as a result of reinsurance	—	—	—	(1,635)	(1,635)
Change in surplus note	—	—	—	—	—
Dividend to stockholders	—	—	—	(150,000)	(150,000)
Change in surplus due to ceded unrealized gains	—	—	—	(23,747)	(23,747)
Prior year correction	—	—	—	12,746	12,746
Balance as of December 31, 2020	$2,500	$1,302,873	$—	$651,373	$1,956,746
The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company
(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Statutory Statements of Cash Flows
For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

	2020	2019	2018
Cash from operations
Premiums and annuity considerations	$3,836,670	$4,701,692	$4,630,719
Net investment income	1,256,187	1,281,739	972,627
Other income	286,481	300,292	14,751
Total receipts from operations	5,379,338	6,283,723	5,618,097
Benefit and loss related payments	2,683,849	1,806,501	1,393,935
Net transfers to separate accounts	217	(786)	308
Commissions and expenses paid	826,818	1,074,367	865,106
Federal income taxes paid	58,348	76,021	24,263
Total payments from operations	3,569,232	2,956,103	2,283,612
Net cash from operations	1,810,106	3,327,620	3,334,485
Cash from investments
Proceeds from investments sold, matured or called
Bonds	6,827,973	7,238,108	5,367,388
Stocks	47,837	9,596	21,521
Other invested assets	278,790	1,026,439	614,656
Mortgage loans	1,864,076	1,393,834	685,689
Miscellaneous Proceeds	(621)	131,432	207,203
Total cash proceeds from investments	9,018,055	9,799,409	6,896,457
Cost of investments acquired
Bonds	10,324,876	9,111,178	7,683,642
Stocks	174,952	8,011	28,933
Other invested assets	354,305	1,240,170	1,062,956
Mortgage loans	2,065,605	3,532,578	2,650,761
Miscellaneous Applications	285,359	234,781	200,514
Total cost of investments acquired	13,205,097	14,126,718	11,626,806
Net increase in policy loans and premium notes	(79)	82	(1,257)
Net cash used for investments	(4,186,963)	(4,327,391)	(4,729,092)
Cash from financing and other sources
Net deposits on deposit-type contracts	99,526	285,444	95,057
Dividends to stockholders	(150,000)	—	—
Net change in funds held for reinsurers	746,005	1,329,085	1,466,165
Net change in derivative collateral and repurchase agreements	307,782	281,057	(156,017)
Other cash (applied) provided	186,424	(71,831)	50,726
Net cash from financing and other sources	1,189,737	1,823,755	1,455,931
Net change in cash and short-term investments	(1,187,120)	823,984	61,324
Beginning of the year	1,757,682	933,698	872,374
End of the year	$570,562	$1,757,682	$933,698
Supplemental schedule of non-cash investing activities
Non-cash exchange of bonds	(526,306)	304,140	(608,330)
Bonds remitted to settle reinsurance obligations	—	379,245	4,754,591
Stocks remitted to settle reinsurance obligations	—	—	2,057
Mortgages remitted to settle reinsurance obligations	—	—	345,769
Other invested assets remitted to settle reinsurance obligations	—	—	2,847
Supplemental schedule of non-cash financing and other activities
Non-cash capital and paid in surplus	—	365,000	—
Non-cash dividends to stockholders	—	—	—
Non-cash settlement of funds held under reinsurance obligations	—	379,245	5,105,264

The accompanying notes are an integral part of these financial statements.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

1.  ORGANIZATION AND NATURE OF OPERATIONS

Forethought Life Insurance Company, an Indiana domiciled life insurance company, (FLIC or the Company) is a wholly owned subsidiary of Commonwealth Annuity and Life insurance company, a Massachusetts domiciled life insurance Company (Commonwealth Annuity), which in turn is a wholly owned indirect subsidiary of Global Atlantic Financial Group Limited, a Bermuda company (Global Atlantic, which shall mean Global Atlantic Financial Group Limited and, unless otherwise indicated or the context otherwise requires, its applicable subsidiaries). Global Atlantic is partially owned by The Goldman Sachs Group, Inc. (GS).

Effective December 31, 2019, Forethought National Life Insurance Company (FNLIC) merged with and into the Company. The transaction was accounted for as a statutory merger and the Company assumed $200 of common stock which is reflected as contributed surplus. Unless otherwise noted, all prior period amounts and disclosures of the Company have been adjusted to include the results of FNLIC with any intercompany transactions eliminated as if the merger occurred on January 1, 2017.

The Company's principal products are fixed-rate and fixed-indexed annuities, referred to together as "fixed annuities", and FLIC is Global Atlantic's flagship seller of these policies. FLIC's retirement products are distributed primarily through a network of industry-leading distribution partners. FLIC's preneed life insurance products are distributed through funeral homes. FLIC is licensed in 49 states (all except New York) and the District of Columbia.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Indiana ("Indiana SAP"), which differ in some respects from accounting principles generally accepted in the United Stated of America (GAAP). Prescribed statutory accounting practices (SAP) include publications of the National Association of Insurance Commissioners "Accounting Practices and Procedures Manual" (NAIC SAP), state laws, regulations and general administrative rules. The more significant of these differences are as follows:

•  Bonds which are "available-for-sale" or "trading" are carried at fair value under GAAP, and are carried at amortized cost under NAIC SAP, except for bonds in or near default which are carried at the lower of fair value or amortized cost under NAIC SAP;

•  Derivatives are carried at fair value. However, changes in unrealized capital gains and losses are not recognized in net income, but as changes to surplus;

•  The Asset Valuation Reserve (AVR) is required under NAIC SAP to offset potential credit-related investment losses on bonds, mortgage loans, stocks, real estate, and other invested assets. The AVR is recorded as a liability with changes in the reserve accounted for as direct increases or decreases in surplus. Under GAAP, no such reserve is required;

•  The Interest Maintenance Reserve (IMR) is required under NAIC SAP to defer recognition of realized gains and losses (net of applicable federal income taxes) on short and long term fixed income investments resulting from interest rate changes. The deferred gain and loss is amortized over the expected remaining life (maturity) of the investment sold. In the event that realized capital losses exceed gains on a cumulative basis, negative IMR is reclassified to a non-admitted asset. Under GAAP, no such reserve is required;

•  Policy acquisition costs, such as commissions, and other costs that are directly related to the successful efforts of acquiring new business are deferred under GAAP. Under NAIC SAP, such items are recorded as expenses when incurred;

•  Benefit reserves are determined using statutorily prescribed interest, morbidity and mortality assumptions under NAIC SAP, instead of using experience-based expense, interest, morbidity, mortality and voluntary withdrawal assumptions, with provision made for adverse deviation or the fair value method as elected with the closed block and no lapse guarantee products under GAAP;

•  Under NAIC SAP, amounts recoverable from reinsurers for unpaid losses are not recorded as assets, but as offsets against the respective policyholder liabilities. Under GAAP, amounts recoverable from reinsurers for unpaid losses are recorded as assets and not offset against the respective policyholder liabilities. Reinsurance balance amounts deemed to be

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

uncollectible are written off through a charge to operations. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings;

•  Deferred income taxes, which provide for book/tax temporary differences, are charged directly to unassigned surplus under NAIC SAP, whereas under GAAP, they are included as a component of net income. Deferred tax assets are also subject to an admissibility test under NAIC SAP;

•  Under NAIC SAP, certain items are designated as "non-admitted" assets (such as furniture and equipment, prepaid expenses, bills receivable, computer system software, and agents' balance, etc.) and are excluded from assets by a direct charge to surplus. Under GAAP, such assets are carried on the balance sheet with appropriate valuation allowances;

•  Under GAAP acquisition accounting, an intangible asset can be assigned a value representing the cost to duplicate, create or replace the asset, assigned a finite life, and amortized accordingly. NAIC SAP does not recognize this type of transaction but recognizes any amount paid in excess of the subsidiary's underlying statutory capital and surplus as unamortized goodwill on the parent company's books. Goodwill is then amortized into unrealized capital gains and losses, on a straight line basis for a period which the acquiring entity benefits economically, not to exceed 10 years;

•  Under GAAP accounting, Value of Business Acquired (VOBA) represents the difference between estimated fair value of insurance and reinsurance contracts acquired in a business combination and the carrying value of the purchased in-force insurance contract liabilities. For most products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits from surrender charges, investment income, hedges, mortality, net of reinsurance ceded and expense margins and actual realized gains and losses on investments. For UL products with secondary guarantees, VOBA is amortized in relation to the emergence of death benefits, and for most traditional life products, VOBA is amortized in relation to the pattern of U.S. GAAP reserves. Under NAIC SAP, consideration in excess of the net book value of business acquired is recognized as a ceding commission. Ceding commission expenses are recognized in income on the date of the transaction. Ceding commission revenues are recognized as a separate surplus item on a net of tax basis and are subsequently amortized into income as earnings from the business emerge.

•  Under NAIC SAP, revenues for annuity contracts and universal life policies consist of the entire premium received, and benefits incurred represent the total of death benefits paid, surrenders (net of surrender charges), and the change in policy reserves. Under GAAP, premiums received for annuity contracts and universal life that do not include significant mortality risk would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values. Charges for mortality expenses and surrenders for both types of policies would be recognized as revenue under GAAP;

•  Policyowner dividends are recognized when declared under NAIC SAP rather than over the term of the related policies as required by GAAP;

•  Under GAAP the Company has elected to carry the funds withheld assets at fair value while for statutory treatment the Company carries the funds withheld assets at amortized cost;

•  Under NAIC SAP, cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with initial maturities of three months or less;

•  Investments in subsidiaries where the Company has the ability to exercise control are consolidated for GAAP reporting. Under NAIC SAP, the equity value of subsidiaries is recorded as other invested assets and investments in common stocks of affiliated entities;

•  Surplus notes are instruments which have characteristics of both debt and equity, and are subject to strict control by the reporting entity's domiciliary regulator. Under NAIC SAP, surplus notes issued by a reporting entity are classified as an increase to surplus, and accrued interest payable is recognized only when approval to pay such interest has been obtained by the regulator. Under GAAP, surplus notes are classified as debt, and interest payable is incurred on a straight-line basis.

The effects on the financial statements of the variances between statutory and GAAP, although not readily determinable, are presumed to be material.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Use of Estimates

The preparation of financial statements in accordance with statutory accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the accompanying statutory basis financial statements are assumptions and judgments utilized in determining if declines in fair values of investments are other-than-temporary, valuation methods for infrequently traded securities and private placements, policy liabilities and accruals relating to legal and administrative proceedings and estimates to establish the reserves for future policy benefits.

Investments

Bonds

The NAIC classifies bonds into six quality categories. These categories range from 1 (the highest) to 5 (the lowest) for non-defaulted bonds, and category 6 for bonds in default. Bonds in default are required to be carried at the lower of amortized cost or NAIC fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Bonds and preferred stocks, excluding loan-backed and structured securities (LBASS), are stated at amortized cost using the modified scientific method, or fair value in accordance with the "Purposes and Procedures Manual (P & P Manual) of the NAIC Capital Markets and Investment Analysis Office" (CMIAO). Fair values are measured in accordance with the Statements of Statutory Accounting Principles (SSAP) No. 100 Fair Value Measurements (SSAP No.100). Short-term investments are highly liquid investments readily convertible to cash, with maturities of greater than 90 days and less than one year at time of purchase and are reported at amortized cost.

LBASS are stated at amortized cost or fair value in accordance with the P & P Manual of the CMIAO. Prepayment assumptions are primarily obtained from external sources or internal estimates, and are consistent with the current interest rate and economic environment. The prospective adjustment method is used on most non-agency LBASS. Fair values are based on quoted market prices. If a quoted market price is not available, fair values are estimated using independent pricing sources or internally developed pricing models, based on discounted cash flow analysis. The Company reviews securities at least quarterly for other-than-temporary impairments (OTTI) using current cash flow assumptions.

The NAIC has contracted with Blackrock, for non-agency Residential Mortgage Backed Securities (RMBS) and Commercial Mortgage Backed Securities (CMBS), to provide expected loss information, which the Company must use to determine the appropriate NAIC designations for accounting, and risk-based capital (RBC) calculations.

Common Stock

Unaffiliated common stocks are reported at fair value based on quoted market prices or determined internally utilizing available market data and financial information pertaining to the underlying company. The related net unrealized gains or losses are reported in unassigned surplus. The related adjustment for federal income taxes is included in deferred income taxes in unassigned surplus.

Mortgage Loans

Mortgage loans on real estate are carried at unpaid principal balances, net of discounts/premiums and valuation allowances, and are secured. Specific valuation allowances are established for the excess carrying value of the mortgage loan over its estimated fair value, when it is probable that based on current information and events, the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. Specific valuation allowances are based on the fair value of the collateral. Fair value is determined by discounting the projected cash flows for each property to determine the current net present value.

Commercial mortgage loans (CMLs) acquired at a premium or discount are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the United States. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Financial Instruments and Derivatives

In the normal course of business, the Company enters into transactions involving various types of financial instruments including derivatives. Derivatives are instruments that derive their value from underlying asset prices, indices, reference rates and other inputs or a combination of these factors. Derivatives may be privately negotiated contracts, which are usually referred to as over-the-counter (OTC) derivatives, or they may be listed and traded on an exchange (exchange-traded). Exchange-traded equity futures are transacted through a regulated exchange. From time to time, futures contracts are terminated. The clearinghouse guarantees the performance of both counterparties, which mitigates credit risk.

The Company primarily uses OTC derivatives to hedge its exposure to fixed annuity and preneed products. Some annuity products provide policy holders the potential return that is linked to the market while some preneed products provide death benefits with growth rates determined by various consumer price indexes (CPI). Fixed index annuity contracts credit interest based on certain indices, primarily the Standard & Poor's 500 Composite Stock Price Index. OTC call options and call spreads are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. Upon exercise, the Company will receive the fair value of the call options and call spreads. For life products whose death benefit growth rate is determined by various consumer price indexes CPI, the Company has hedged this risk by entering into CPI swaps. The Company values the OTC options utilizing the Black-Scholes and Heston models. The Company also compares the derivative valuations to the daily counterparty marks to validate the model outputs. The parties with whom the Company enters into OTC option contracts are highly rated financial institutions. Contracts are also fully supported by collateral, which minimizes the credit risk associated with such contracts. The Company considers these derivatives to be effective hedges in accordance with SSAP No. 86, Derivatives (SSAP No. 86). Under such treatment, the equity index options are marked to market, with changes in unrealized gains or losses reported as a component of net investment income. Upon expiry, the difference between the cash proceeds and cost is also recognized as a component of net investment income. The CPI swaps are carried at book value consistent with the hedged liabilities.

The Company also owns foreign currency denominated bonds that generate exposure to FX risk. The Company has hedged this risk by entering into foreign currency swaps. Under the terms of the swaps, the Company pays fixed and floating rate terms denominated in foreign currency and receives fixed USD. The Company considers these derivatives to be cash flow hedges. Under such treatment, the unrealized gains and losses on are recorded consistent with the bonds hedged.

Low Income Housing Credits

The Company holds investments in Low Income Housing Tax Credits with 10 years remaining of unexpired tax credits and with a required holding period of 15 years.

Other Invested Assets

Other invested assets consist of investment in a partnerships, joint ventures and LLC's. The Company values these interests based upon the investment method and their proportionate share of the underlying GAAP equity of the investment.

Cash and Short-Term Investments

Cash and short-term investments include cash on hand, amounts due from banks, and highly liquid short-term investments. The Company considers all investments with an original maturity of 90 days or less as cash equivalents. Cash equivalent investments are stated at amortized cost. The Company considers all investments with an original maturity of greater than 90 days and less than one year as short-term investments. Short-term investments are stated at amortized cost.

Investment Income

Investment income is recognized on an accrual basis. Any investment income which is over 90 days past due is excluded from surplus. Investments in bonds that are delinquent are placed on non-accrual status, and thereafter interest income is recognized only when cash payments are received.

Capital Gains and Losses

Realized capital gains and losses are determined on the basis of specific identification and are recorded net of related federal income taxes. The AVR is established by the Company to provide for potential losses in the event of default by issuers of certain invested assets. These amounts are determined using a formula prescribed by the NAIC and are reported as a liability. The formula for the AVR provides for a corresponding adjustment for realized gains and losses. Under a formula prescribed by the NAIC, the Company defers, to the IMR, the portion of realized gains and losses on sales of fixed income

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the security.

The IMR liability establishes a reserve for realized gains and losses, net of tax, resulting from changes in interest rates on short and long term fixed income investments. The Company acquires IMR associated with certain assumed blocks of business through reinsurance transactions. Should realized capital losses exceed gains on a cumulative basis, the resulting negative IMR is reclassified to assets and is non-admitted. Net realized gains and losses charged to the IMR are amortized into revenue over the remaining life of the investment sold.

Dividends declared by or received from a subsidiary are recognized in investment income to the extent that these are not in excess of the affiliate's unassigned surplus. Dividends in excess of the affiliate's unassigned surplus are offset against the carrying amount of the investment.

Changes in non-admitted asset carrying amounts of bonds and mortgages on real estate are credited directly to unassigned surplus.

The Company evaluates mortgages for impairment based on the credit quality of the borrowers ability to pay, common stocks, which are primarily affiliated companies, based on the underlying financial condition of those companies, and joint ventures, partnerships and Limited Liability Companies (LLCs) when it is probable that it will be unable to recover the carrying amount of the investment or there is evidence indicating inability of the investee to sustain earnings that would justify the carrying value of the investment.

At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is other-than-temporarily impaired, including but not limited to the following: its intent and ability to hold the impaired security until an anticipated recovery in value; the issuer's ability to meet current and future principal and interest obligations for bonds; the length and severity of the impairment; and, the financial condition and near term and long-term prospects for the issuer. The review process involves monitoring market events that could impact issuers' credit ratings, business climate, management changes, litigation and government actions and other similar factors. The process also involves monitoring late payments, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues. Additional factors are considered when evaluating the unique features that apply to certain structured securities, including but not limited to the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying loans or assets backing a particular security, and the payment priority with the tranche structure of the security.

Recognition of Premium Income and Acquisition Costs

Life premiums are recognized as income over the premium-paying period of the related polices. Annuity considerations are recognized as income when received. Deposits on deposit-type contracts, such as supplemental contracts, dividend accumulations, and premium and other deposit funds, are recorded as a liability when received. Considerations for inforce block liabilities assumed are recognized as premium income when received. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Reinsurance premiums and benefits paid or provided are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

Deposit Accounting

In accordance with SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance (SSAP No. 61R) and Actuarial Guidance A791 "Life and Health Reinsurance Contracts", deposits and returns of deposits are recorded directly on the balance sheet with an offset to surplus, instead of reported in the Statements of Operations. Fee income and expenses are recorded as earned / incurred. The liabilities under applicable treaties are re-categorized as deposit liabilities rather than reserves, and any unpaid settlements are categorized as other payables or receivables rather than reinsurance payables / receivables.

Modified Coinsurance and Funds Withheld Reserve Adjustment

In accordance with SSAP No. 61R, the cedant retains invested assets supporting ceded reserves for modified coinsurance or funds withheld coinsurance. The counterparties settle the statutory net income. The significant contributors to this

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

settlement are premiums, transfers from separate accounts, change in statutory reserves, mark-to-market of the derivative portfolio and other investment returns.

Policy and Contract Claims

The liability for policy and contract claims is based on actual claims submitted but not paid on the statement date and an estimate of claims that had been incurred but not been reported on the statement date.

Insurance Reserves and Annuity and other Funds

Reserving Practices

Reserves for life insurance policies are based on amount of insurance, issue age, duration, and premium paying pattern. Interest rates range from 3.0% to 5.5%, depending on the date of policy issue. The majority of reserves are calculated using the 1980 CSO Mortality Table. Tabular interest on funds not involving life contingencies have been determined by formula as described in the NAIC Annual Statement Instructions.

Reserves for a majority of the annuity contracts are determined in accordance with Commissioners' Annuity Reserve Valuation Method (CARVM). Valuation interest rates range from 3.0% to 6.25% based on the date of issue. The majority of reserves are calculated using the Annuity 2000 mortality table and 2012 Individual Annuity Reserving mortality table.

All policies issued by the Company had gross premiums in excess of net premiums.

Substandard policies are reserved in relation to net amount at risk.

Federal Income Taxes

Deferred federal income taxes are calculated as defined by SSAP No. 101, Income Taxes (SSAP No. 101). SSAP No. 101 establishes deferred tax assets and liabilities based on differences between statutory and tax bases of reporting. The deferred tax assets are then subject to an admissibility test, which can limit the amount of deferred tax assets that are recorded. The deferred federal income taxes result primarily from insurance reserves, policy acquisition expenses, and ceding commissions.

Separate Accounts

Separate account assets and liabilities represent segregated funds administered and invested by the Company for the benefit of certain variable annuity contract holders. Assets consist principally of bonds, common stocks, mutual funds, and short-term obligations. The investment income gains and losses of these accounts generally accrue to the contract holders and therefore, are not included in the Company's net income. Appreciation and depreciation of the Company's interest in the separate accounts, including undistributed net investment income, is reflected as other income. The fair value of assets and liabilities held in separate accounts is based on quoted market prices. Separate account assets representing contract holder funds are measured at fair value and reported as a summary total in the Statements of Admitted Assets, Liabilities, Capital and Surplus, with an equivalent summary total reported for separate account liabilities.

The Company receives fees for assuming mortality and certain expense risks. Such fees are included in Other Income in the accompanying Statement of Operations. Reserves in the separate accounts for variable annuity contracts are provided in accordance with the Variable Annuity Commissioners' Annuity Reserve Valuation Method (VACARVM) under Actuarial Guideline VM-21. However, the adoption of VM-21 did not have an impact as these contracts are 100% ceded.

Transfers from Separate Accounts Due or Accrued, and Accrued Expense Allowance

The Company records a negative liability due from the separate accounts which primarily represents amounts that are held for policy account values in excess of statutory reserves, and certain other policy charges, including cost of insurance charges, administrative charges and guaranteed minimum death benefit (GMDB) charges, partially offset by associated reinsurance credits. This negative liability due from the separate accounts also includes assumed and ceded business. Amounts held in excess of the statutory reserves cannot be transferred from the separate account unless the policy is terminated or the policy account value is withdrawn.

Guaranty Fund Assessments

Guaranty fund assessments are paid to various states. The assessments are amortized against the premium tax benefit period.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Recently Adopted Accounting Standards

In May, 2020, the NAIC Statutory Accounting Principles Working Group issued INT 20-07: Troubled Debt Restructuring of Certain Debt Investments Due to COVID-19. As it relates to all debt securities, the interpretation establishes exceptions for the recognition of troubled debt restructuring for debtors who are experiencing financial difficulty. The interpretation provides practical expedients in assessing whether modifications in response to COVID-19 are insignificant under SSAP No. 36, Troubled Debt Restructurings, and in assessing whether an exchange is substantive under SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Working Group adopted revisions to SSAP No. 26R — Bonds, to establish an exception for the recognition of other-than-temporary impairments, which states that when bond terms are modified from the original terms, future impairment assessments shall be based upon the modified rather than the original contract terms. The Company has adopted the guidance in the current period.

In May, 2020, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 2R, Cash, Cash Equivalents, Drafts, and Short-Term Investments, which restrict the classification of certain related party or affiliated investments as cash equivalent or short-term investment. Additionally, adopted guidance requires disclosures identifying investments which remain on the short-term schedule for more than one year. The Company has made such disclosure in these statements, as applicable.

In May, 2020, the NAIC Statutory Principles Working Group adopted revisions to SSAP No. 41 — Surplus Notes. These revisions increase disclosure requirements regarding the issuance of surplus notes and the associated asset in which the terms negate or reduce typical cashflow exchanges. The Company has adopted this guidance and there is no impact to the Company as a result of these revisions.

On April 15, 2020, the NAIC Statutory Accounting Principles Working Group adopted FASB Interpretation 20-01: ASU 2020-04 — Reference Rate Reform allowing temporary (optional) expedient and exception interpretative guidance, with a sunset date of December 31, 2022. These optional expedients would allow entities (under certain circumstances) to avoid having to remeasure contracts or reassess a previous accounting determination for hedged items. The Working Group adopted revisions to SSAP No. 15 — Debt Holding Company Obligations, SSAP No. 22R — Leases, and SSAP No. 86 — Derivatives, to transition from LIBOR to more observable or transaction-based reference rates. The Company will adopt this guidance and any changes to the Company will be reflected on a prospective basis.

In July, 2020, as part of the Investments Classification Project, the NAIC Statutory Accounting Principles Working Group adopted substantive changes to SSAP No. 32 — Preferred Stock. The new guidance, which is effective January 1, 2021, with the option to early adopt in 2020, states that preferred stock is to be classified as redeemable, perpetual, or mandatorily convertible, and distinct measurement standards are applied to each category. Redeemable preferred stock shall be reported at amortized cost if it is rated 1 or 2, or at the lower of amortized cost or fair value if it is rated 3 through 6. Perpetual preferred stock shall be reported at fair value. Mandatorily redeemable preferred stock shall be reported at fair value not to exceed any call price. The Company will adopt this guidance and apply it prospectively on its effective date in 2021.

In July, 2020, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 26R — Bonds, which clarifies guidance around gains and losses, inclusive of fees and penalties, resulting from bond tender offers and bonds called before their maturity date. Prepayment fees and acceleration fees paid when a bond is liquidated prior to its maturity date shall be recognized in investment income when received. The Company has adopted this guidance and reflected amounts in investment income in the current period as applicable.

In July, 2020, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 3 — Accounting Changes and Corrections of Errors, which clarified that voluntary decisions to choose one allowable reserving methodology over another, which require commissioner approval under the Valuation Manual, shall be reported as a change in valuation basis. The Company has adopted this guidance and there is no impact to the Company in the current period.

In April, 2020, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 100R — Fair Value, which requires the removal and modification of certain disclosures and added new disclosures related to fair value measurements. The Company has made such disclosures in these statements.

In December, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to guidance surrounding Supplemental Investment Risk Interrogatories, which clarified that Investments held in diversified funds do not need to be

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

separately aggregated with other investments for the purposes of issuer concentration disclosures. The Company has adopted this guidance in 2020 and there is no impact to the Company as a result of these revisions.

In April, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 100R — Fair Value (SSAP No. 100R), which requires the removal and modification of certain disclosures and added new disclosures related to fair value measurements. The Company has made such disclosures in these statements.

In April, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 86 — Derivatives (SSAP No. 86), which reflect updated benchmark interest rates for hedge accounting permitted under U.S. GAAP. The Company has adopted this guidance and any impact on the Company will be on a prospective basis.

In May, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 26R — Bonds (SSAP No. 26R), which provides guidance for when bonds are called with consideration received less than par and clarifies in instances where consideration received is less than book adjusted carrying value, the entire difference should be reported through investment income. There was no significant impact to the Company due to the adoption of these revisions.

In May, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 26R — Bonds (SSAP No. 26R) and SSAP No. 72 — Surplus and Reorganization (SSAP No. 72), which clarifies bonds received as property dividends or capital contributions should be recorded at fair value. The Company has historically accounted for property dividends or capital contributions at fair value. As a result there was no impact to the Company due to the adoption of these revisions.

In August, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 43R — Loan-Backed and Structured Securities (SSAP No. 43R), which clarifies if a SSAP No. 43R security has different NAIC designations by lot, then the reporting entity shall either 1) report the entire investment in a single reporting line at the lowest NAIC designation that would apply to a lot or 2) report the investment separately by purchase lot in the investment schedule. The Company continues to report SSAP No. 43R securities separately by purchase lot in the investment schedules, so there was no impact to the Company due to the adoption of these revisions.

In August, 2019, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 25 — Affiliates and Other Related Parties (SSAP No. 25), SSAP No. 26R — Bonds (SSAP No. 26R), SSAP No. 32 — Preferred Stock (SSAP No. 32), SSAP No. 43R — Loan-Backed and Structured Securities (SSAP No. 43R) and SSAP No. 48 — Joint Ventures, Partnerships and Limited Liability Companies, clarifying the application of SSAP No. 25 as well as a related party classification when a transaction is in substance a related party transaction. The adoption of these clarifications had no impact in the Company's financial statements.

In March, 2018, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 68 — Business Combinations and Goodwill (SSAP No. 68), which requires certain new disclosures related to goodwill. The revision to SSAP No. 68 was effective December 31, 2018 and has no impact on the Company's financial statements.

In May, 2018, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 97 — Investments in Subsidiary, Controlled and Affiliated Entities (SSAP No. 97), clarifying accounting and reporting for companies whose SCA losses result in a zero, or negative, equity in an SCA. In those cases, the carry value of the investment shall be limited to zero and the company shall disclose the aggregate level of losses which represent its share in the investment. The Company adopted this guidance in 2019 and has had no SCA losses to report.

In August, 2018, the NAIC Statutory Accounting Principles Working Group adopted revised guidelines for the Summary Investment Schedule, to better align the summary to underlying investments schedules presented in other parts of the financial statements. Adjustments were made to the Summary Investment Schedule upon adoption, and amounts on that schedule align more closely with amounts in the investments footnote, given the new definitions.

In November, 2018, as part of the Investment Classification Project, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 30 — Unaffiliated Common Stock (SSAP No. 30), expanding the definition of common stock to include closed end funds and unit investment trusts. At this time, the Company does not hold this type of investment.

In November, 2018, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 72 — Surplus and Quasi — Reorganizations (SSAP No. 72), clarifying accounting for distributions, particularly the distinction between

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

dividends and returns of capital. The Company adopted this guidance and reports distributions consistently with that new guidance.

Correction of Errors

The Company discovered reporting errors for prior years. The impact of these errors has been reclassified to opening surplus per SSAP No. 3, Accounting Changes and Corrections of Errors, paragraph 10, which states: "Correction of errors in previously issued financial statements shall be reported as adjustments to unassigned funds (surplus) in the period an error is detected." The Company does not believe these errors are significant to capital and surplus at December 31, 2020, or in prior years.

•  Subsequent to filing the 2019 annual statement, the Company discovered an adjustment to reserves with a total net decrease to surplus of $12,746.

The impact to opening surplus was $12,746 at December 31, 2020.

Certain previously reported amounts have been reclassified to conform to the current year presentation.

3.  PRESCRIBED AND PERMITTED ACCOUNTING PRACTICES

The Indiana Department of Insurance recognizes only statutory accounting practices prescribed or permitted by the State of Indiana for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Indiana Insurance Law. The NAIC's Accounting Practices & Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Indiana. The commissioner of the Indiana Department (the Commissioner) has the right to permit other specific practices that deviate from prescribed practices.

The Company, with the permission of the Commissioner, uses the Plan Type A discount rate with a guaranteed duration of less than five years under Actuarial Guideline 33 (AG33) on the entire in-force block of annuities with Guaranteed Minimum Withdrawal Benefits issued prior to October 1, 2013. By definition, AG33 would require the defined payments of the Guaranteed Lifetime Income Benefit (GLIB) benefit stream to be discounted using the Type B or Type C rate until the policy's contract value is exhausted and the additional payments to be discounted using the Type A rate. Type A, Type B, and Type C rates vary based on the withdrawal characteristics available to the policyholder for a specific contract.

The differences between NAIC SAP and Indiana SAP relate to reserve valuation prescribed by AG33. The differences are reflected in "increase in reserves for future policy benefits" for net income, and in "reserves for future policy benefits" for surplus.

A reconciliation of the Company's net income and capital and surplus between the practices prescribed and permitted by the State of Indiana and NAIC SAP is shown below:

	December 31,
	2020	2019	2018
Net income, Indiana basis	$(56,625)	$189,300	$111,206
Indiana permitted practice:
State permitted practices that increase / (decrease) NAIC SAP	3,717	3,357	(5,191)
Net income, NAIC statutory accounting practices	$(52,908)	$192,657	$106,015
Statutory surplus, Indiana basis	$1,956,746	$1,889,049	$1,731,333
Indiana permitted practice:
State permitted practices that increase / (decrease) NAIC SAP	(25,997)	(29,002)	(31,758)
Statutory surplus, NAIC statutory accounting practices	$1,930,749	$1,860,046	$1,699,575

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

4.  INVESTMENTS

Bonds

Book Adjusted/Carrying Values and Fair Values

The book adjusted/carrying value and fair value of investment in long term, short-term (excludes non-bond investments of $10,522 and $1,097,917) and cash equivalent bonds (excludes non-bond cash and cash equivalent investments of $549,295 and $533,637) are as follows:

	December 31, 2020
	Book/ Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Long Term, Short-Term and Cash Equivalent Bonds:
U.S. government security obligations	$84,841	$1,170	$(1,439)	$84,573
All other governments	115,591	15,137	—	130,728
Political subdivisions	21,047	1,334	—	22,381
Special revenue and special assessment obligations	1,832,103	142,726	(2,676)	1,972,153
Hybrid	—	—	—	—
Industrial and miscellaneous	23,263,400	1,503,719	(139,837)	24,627,282
Parent, Subsidiaries and Affiliates	—	—	—	—
U.S. States, Territories and Possessions	69,397	6,132	—	75,529
ETF Bonds	—	—	—	—
Total long term bonds	25,386,379	1,670,218	(143,952)	26,912,646
Short-term bonds	10,745	19	—	10,764
Cash equivalent bonds	—	—	—	—
Total long term, short-term and cash equivalent bonds	$25,397,124	$1,670,237	$(143,952)	$26,923,410
	December 31, 2019
	Book/ Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Long Term, Short-Term and Cash Equivalent Bonds:
U.S. government security obligations	$287,930	$556	$(101)	$288,386
All other governments	94,027	8,698	—	102,725
Political subdivisions	8,342	553	—	8,895
Special revenue and special assessment obligations	926,364	65,968	(1,256)	991,076
Hybrid	—	—	—	—
Industrial and miscellaneous	20,360,952	932,234	(74,177)	21,219,009
Parent, Subsidiaries and Affiliates	—	—	—	—
U.S. States, Territories and Possessions	50,492	5,164	—	55,656
ETF Bonds	—	—	—	—
Total long term bonds	21,728,107	1,013,173	(75,534)	22,665,747
Short-term bonds	107,655	5	(31)	107,629
Cash equivalent bonds	18,473	—	—	18,473
Total long term, short-term and cash equivalent bonds	$21,854,235	$1,013,178	$(75,565)	$22,791,849

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

The book adjusted/carrying value and fair value of bonds by contractual maturity at December 31, 2020 are shown below. Actual maturities may differ from contractual maturities since borrowers may have the right to call or prepay obligations with or without call or prepayment penalties or the Company may have the right to put or sell the obligations back to the issuers. Mortgage-backed securities are included in the category representing their stated maturity.

	Book/ Adjusted Carrying Value	Fair Value
Due in one year or less	$190,628	$191,531
Due after one year through five years	1,687,872	1,815,177
Due after five years through ten years	2,613,781	2,883,438
Due after ten years	4,777,157	5,347,853
Mortgage backed and asset backed securities	16,127,686	16,685,411
Total	$25,397,124	$26,923,410

The following tables provide information about the Company's bonds that have been continuously in an unrealized loss position:

	December 31, 2020
	Less than or equal to Twelve Months		Greater than Twelve Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Long Term, Short Term and Cash Equivalent Bonds:
United States government	$68,436	$(1,438)	$140	$(2)	$68,576	$(1,440)
All other governments	—	—	—	—	—	—
Political subdivisions	—	—	—	—	—	—
Special revenue and special assessment obligations	149,285	(1,570)	29,270	(1,106)	178,555	(2,676)
U.S. States, Territories and Possessions	—	—	—	—	—	—
Industrial and miscellaneous	2,608,965	(94,659)	1,704,004	(45,179)	4,312,969	(139,838)
Total long term bonds	2,826,686	(97,667)	1,733,414	(46,287)	4,560,100	(143,954)
Short-term bonds	—	—	—	—	—	—
Cash equivalent bonds	—	—	—	—	—	—
Total long term, short-term and cash equivalent bonds	$2,826,686	$(97,667)	$1,733,414	$(46,287)	$4,560,100	$(143,954)

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

	December 31, 2019
	Less than or equal to Twelve Months		Greater than Twelve Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Long Term, Short Term and Cash Equivalent Bonds:
United States government	$279,684	$(79)	$1,382	$(22)	$281,066	$(101)
All other governments	—	—	—	—	—	—
Political subdivisions	—	—	—	—	—	—
Special revenue and special assessment obligations	36,496	(613)	22,916	(643)	59,412	(1,256)
U.S. States, Territories and Possessions	93	—	—	—	93	—
Industrial and miscellaneous	2,241,734	(32,116)	1,825,507	(42,061)	4,067,241	(74,177)
Total long term bonds	2,558,007	(32,808)	1,849,805	(42,726)	4,407,812	(75,534)
Short-term bonds	34,369	(31)	—	—	34,369	(31)
Cash equivalent bonds	—	—	—	—	—	—
Total long term, short-term and cash equivalent bonds	$2,592,376	$(32,839)	$1,849,805	$(42,726)	$4,442,181	$(75,565)

The Company has the intent and ability to hold all bonds in an unrealized loss position until amortized cost basis is recovered. The Company recognized $8,186 of impairments in 2020 and $— impairments in 2019.

As of December 31, 2020 and 2019, the number of securities in an unrealized loss position for over 12 months consisted of 192 and 219, respectively.

In the course of the Company's asset management, no securities have been sold and reacquired within 30 days of the sale date to enhance the Company's yield on its investment portfolio.

Insurer Self-Certified Securities

The following represents securities for which the Company does not have all information required for the NAIC to provide a NAIC designation, but for which the Company is receiving timely payments of principal and interest. These securities are referred to as "5GI Securities".

The Company's 5GI securities as of December 31, 2020 and December 31, 2019, respectively, were as follows:

	Number of 5GI Securities		Aggregate BACV		Aggregate Fair Value
Investment	Current Year	Prior Year	Current Year	Prior Year	Current Year	Prior Year
LBASS — AC	$13	7	$177,235	$106,519	$180,800	$104,454
Total	$13	7	$177,235	$106,519	$180,800	$104,454

AC — Amortized cost

BACV — Book adjusted carrying value

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Subprime Mortgage Related Risk Exposure

While the Company holds no direct investments in subprime mortgage loans, the Company has limited exposure to subprime borrowers, through direct investments in primarily investment grade securities with underlying subprime exposure. The Company's definition of subprime is predominantly based on borrower statistics from a residential pool of mortgages. Included in the statistics evaluated is the average credit score of the borrower, the loan-to-value ratio, the debt-to-income statistics, and the diversity of all these statistics across the borrower profile. As is true for all securities in the Company's portfolio, the Company reviews the entire portfolio for impairments at least quarterly. Included in that analysis are current delinquency and default statistics, as well as the current and original levels of subordination on the security.

The Company has indirect subprime exposure through the following investments:

	December 31, 2020
	Actual Cost	Book/ Adjusted Carrying Value (excluding interest)	Fair Value	Other Than Temporary Impairment Losses Recognized
Loan backed and structured securities	$315,578	$320,595	$380,892	$—
Total	$315,578	$320,595	$380,892	$—
	December 31, 2019
	Actual Cost	Book/ Adjusted Carrying Value (excluding interest)	Fair Value	Other Than Temporary Impairment Losses Recognized
Loan backed and structured securities	$235,192	$236,671	$290,210	$—
Total	$235,192	$236,671	$290,210	$—

Mortgage Loans

Maturities

The maturity distribution for mortgages is as follows:

	Year Ended December 31,
	2020	Percentage
2021	$679,548	8.90%
2022	499,809	6.55%
2023	910,086	11.92%
2024	638,997	8.37%
2025 and thereafter	4,907,493	64.26%
Total	$7,635,933	100.00%

Regions and Type

The Company evaluates all of its mortgage loans for impairment. This evaluation considers the borrower's ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, the impaired value may be based on a loan's observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. An allowance is established for the difference between the loan's impaired value and its current carrying value. Additional allowance amounts established for incurred but not specifically identified impairments in the mortgage portfolio, based on analysis of market loss rate data, adjusted for specific characteristics of the Company's portfolio and changes in economic conditions. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

During 2020, the Company recognized total impairments of $1,054 on mortgage loans all of which was recorded as a reduction to the carrying value of loans. During 2019, the Company recognized total impairments of $1,564 on mortgage loans all of which was recorded as a reduction to the carrying value of loans. During 2018, the Company recognized total impairments of $2,682 on mortgage loans all of which was recorded as a reduction to the carrying value of loans.

Mortgage loans are collateralized by the underlying properties. Collateral for commercial mortgage loans and residential loans must meet or exceed 125% of the loan at the time the loan is made. The Company grants only commercial and residential loans to customers throughout the United States. The Company has a diversified loan portfolio with no exposure greater than 22.69% of our total exposure in any state at December 31, 2020.

The following table presents the Company's CMLs by geographic region and property type:

	Year Ended December 31,
	2020	Percentage	2019	Percentage
Atlantic	$1,886,742	24.71%	$1,982,372	26.62%
Mountain	369,555	4.84%	345,039	4.63%
New England	298,683	3.91%	275,951	3.71%
North Central	557,784	7.30%	564,181	7.58%
Pacific	2,176,365	28.50%	1,970,550	26.46%
South Central	1,490,504	19.52%	1,587,801	21.32%
Various	856,300	11.22%	721,420	9.68%
Total	$7,635,933	100.00%	$7,447,314	100.00%

The mortgage loans by type are as follows:

	Year Ended December 31,
	2020	Percentage	2019	Percentage
Retail	$266,088	3.48%	$219,619	2.95%
Office	1,705,182	22.33%	1,728,499	23.21%
Industrial	850,328	11.14%	738,362	9.91%
Residential	3,519,325	46.09%	3,430,840	46.07%
Other	1,295,010	16.96%	1,329,994	17.86%
Total	$7,635,933	100.00%	$7,447,314	100.00%

In 2020 the minimum and maximum rates of interest received for commercial and residential loans were 2.20% and 7.23%. The maximum percentage of any one loan to the value of the security at the time of the loan was 80.47%. In 2019, the minimum and maximum rates of interest received for commercial loans were 1.90% and 11.31%. The maximum percentage of any one loan to the value of the security at the time of the loan was 80.47%.

Derivatives and Hedging Activities

The Company utilizes various derivative instruments to hedge risk identified in the normal course of its insurance business. The Company owns equity index options to limit its net exposure to equity market risk. The Company also owns the currency and CPI swaps to hedge the currency and inflation risk. The Company mitigates the adverse market and interest rate risk by entering into futures and interest rate swaps. The Company receives collateral from its derivative counterparties to limit credit risk.

The Company's derivative portfolio consists of equity index call options and spreads to hedge equity exposure associated with Equity Indexed Annuities underwritten. The Company utilizes the CPI swaps to hedge the exposure to inflation risk associated with its prefunded funeral insurance business. The Company entered into currency swaps to limit its currency exposure from FX denominated assets. The Company limits the adverse market and interest rate risk by entering into futures and interest rate swaps. The total carrying values of derivative assets were $463,207 and $324,465 as of December 31, 2020 and 2019, respectively.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Prior to Q4 2020, the Company's equity index options were accounted for as effective hedges. Under such treatment, the equity index options are marked to market, with changes in unrealized gains or losses reported as a component of net investment income. Upon expiry, the difference between the cash proceeds and cost is also recognized as a component of net investment income. Starting in Q4 2020, the Company elected to account for its equity index options using the fair value method of accounting under SSAP No. 86, with changes in fair value recorded as unrealized investment gains or losses. The realized gains or losses are recorded upon the derivative contract expiry. The CPI swaps are carried at book value consistent with the hedged liabilities. The FX unrealized gains or losses on currency swaps are recorded consistent with the FX bonds hedged. The total net investment income (loss) recognized from derivative instruments were $(28,960), $209,124, and $(144,530) as of December 31, 2020, 2019, and 2018 of which, equity index options generated $(28,960) net investment income (loss) in 2020, $209,124 in 2019, and $(144,530) in 2018.

The Company's credit risk is the risk of nonperformance by OTC counterparties. The Company limits this risk by utilizing and managing collateral according to a Credit Support Annex agreement (CSA). The company negotiates the CSA agreement with each highly rated counterparty prior to trading. Collateral is managed to CSA standards by derivative custodian BNY.

The current credit exposure of the Company's over the counter derivative contracts is limited to the fair value of $296,693 and $301,949 as of December 31, 2020 and 2019. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining net collateral of $291,124 and $299,956 from counterparties as of December 31, 2020 and 2019. In the event of the nonperformance by the counterparties, the Company has the right to the collateral pledged by counterparties. The exchange-traded futures are affected through a regulated exchange and positions are marked to market on a daily basis, the Company has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.

The fair value of the derivative assets and liabilities by risk hedged, prior to derivative netting through same counterparties were as follows:

	As of December 31, 2020
Risk Hedged	Derivative Assets	Derivative Liabilities	Notional Amounts
Equity/Index	$448,532	$150,557	$12,213,295
Inflation	—	21,805	146,340
Currency	3,022	1,598	69,410
Interest Rates	125,449	12,632	2,696,991
Adverse Market	—	—	—
Gross fair value of derivative instruments	$577,003	$186,592	$15,126,036
Offset per SSAP No. 64	(113,796)	(113,796)
Net fair value of derivative instruments	$463,207	$72,796
	As of December 31, 2019
Risk Hedged	Derivative Assets	Derivative Liabilities	Notional Amounts
Equity/Index	$321,440	$5,880	$8,335,144
Inflation	—	21,924	—
Currency	1,433	591	37,716
Interest Rates	2,162	—	426,740
Adverse Market	—	—	—
Gross fair value of derivative instruments	$325,035	$28,395	$8,799,600
Offset per SSAP No. 64	(570)	(570)
Net fair value of derivative instruments	$324,465	$27,825

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

The fair value of the derivative assets and liabilities by instruments were as follows:

	As of December 31, 2020
Derivative Instruments	Derivative Assets	Derivative Liabilities	Notional Amounts
CPI Swaps	$—	$21,805	$146,340
Currency Swaps	3,022	1,598	69,410
OTC Options	441,307	124,232	11,301,157
Swaptions	—	—	—
Interest Rate Swaps	125,449	9,520	1,751,250
Listed Options	7,225	1,907	8,481
Futures	—	27,530	1,849,398
Gross fair value of derivative instruments	$577,003	$186,592	$15,126,036
Offset per SSAP No. 64	(113,796)	(113,796)
Net fair value of derivative instruments	$463,207	$72,796
	As of December 31, 2019
Derivative Instruments	Derivative Assets	Derivative Liabilities	Notional Amounts
CPI Swaps	$—	$21,925	$156,740
Currency Swaps	1,433	591	37,716
OTC Options	321,400	530	8,141,270
Swaptions	2,162	—	270,000
Total Return Swaps	—	—	—
Futures	40	5,349	193,874
Gross fair value of derivative instruments	$325,035	$28,395	$8,799,600
Offset per SSAP No. 64	(570)	(570)
Net fair value of derivative instruments	$324,465	$27,825

Other Investments

Other Invested Assets

Other invested assets on the Company's Statements of Admitted Assets, Liabilities, Capital and Surplus consist of term notes and loans, interests in LLCs and partnerships, low income housing tax credits and derivatives. The carrying value of these investments for the years ended December 31, were as follows:

	Year Ended December 31,
	2020	2019
Term notes and loans	$673,708	$595,012
LLCs and partnerships	585,667	478,697
Other	42,604	15,403
Low income housing tax credits	5,427	7,250
Total	$1,307,406	$1,096,362

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Cash and short-term investments

Cash and short-term investments held at December 31, were as follows:

	Year Ended December 31,
	2020	2019
Cash and cash Equivalents	$549,295	$552,111
Short-term Investments	21,267	1,205,571
Total	$570,562	$1,757,682

Restricted Assets

Restricted assets at December 31, were as follows:

	Year Ended December 31,
	2020	2019
FHLB capital stock	$74,790	$69,390
Pledged collateral to FHLB	2,474,796	2,427,423
Assets subject to repurchase agreements	288,915	—
Pledged collateral, other	50,935	52,478
On deposit with states	6,458	6,465
Total	$2,895,894	$2,555,756

Proceeds, Net Investment Income and Capital Gains and Losses

Proceeds from the sale of bonds and related capital gains and losses were as follows:

	Year Ended December 31,
	2020	2019	2018
Proceeds	$4,367,205	$5,350,282	$8,658,067
Gross realized gains	92,285	94,506	344,079
Gross realized losses	(44,958)	(85,532)	(103,009)
Total realized gains	$47,327	$8,974	$241,070

Major categories of net investment income are summarized below:

	Year Ended December 31,
	2020	2019	2018
Mortgage loans	$355,923	$300,147	$233,986
Bonds and stock	990,628	990,553	930,080
Short-term investments	43,199	64,380	10,965
Derivative instruments	(28,960)	209,124	(144,530)
Other income	95,730	100,705	8,640
Gross investment income	1,456,520	1,664,909	1,039,141
Less: investment expenses	(77,371)	(59,702)	(63,038)
Net investment income before IMR amortization	1,379,149	1,605,207	976,103
IMR amortization	11,896	9,557	11,700
Net investment income including IMR amortization	$1,391,045	$1,614,764	$987,803

There were no amounts excluded from investment income for bonds where collection of interest was uncertain at December 31, 2020, 2019 and 2018.

The Company did not have any due and accrued amounts over 90 days past due to exclude from capital and surplus at December 31, 2020, 2019 and 2018.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Realized gains and losses, net of amounts transferred to the IMR and federal income tax, are as follows:

	Year Ended December 31,
	2020	2019	2018
Realized gains (losses)
Bonds and stock	$38,818	$9,753	$206,843
Derivatives	(196,956)	(36,309)	(14,815)
Mortgage loans	(14,598)	5,645	5,253
Other invested assets	(56,116)	(1,568)	7,292
Total realized (losses) gains on investments	(228,852)	(22,479)	204,573
Less amount transferred to IMR (net of related taxes of of $10,453 in 2020 and $4,245 in 2019 and $3,481 in 2018)	39,322	15,968	13,086
Total realized gains (losses) on investments	(268,174)	(38,447)	191,487
Federal income tax expense	(23,685)	45,413	66,123
Net realized gains (losses), less amount transferred to IMR	$(244,489)	$(83,860)	$125,364

The Company employs a systematic methodology to evaluate declines in fair values below amortized cost for all investments. The Company evaluates: the ability and intent to hold the investment to maturity, the issuer's overall financial condition, the issuer's credit and financial strength ratings, the issuer's financial performance including earnings trends, dividend payments, and asset quality. A weakening of the general market conditions in the industry or geographic region in which the issuer operates, the length of time in which the fair value of an issuer's securities remains below cost, and with respect to fixed maturity investments, any factors that might raise doubt about the issuer's ability to pay all amounts due according to the contractual terms. The Company applies these factors to all securities, as necessary.

The Company recognized impairments of $7,259 on loan-backed and structured securities during year end December 31, 2020, The Company did not recognize impairments on loan-backed and structured securities during the years ended December 31, 2019 and 2018. As of December 31, 2020, 2019 and 2018, the Company had no loan-backed and structured securities where the present value of cash flows expected to be less than amortized cost.

The following is the aggregate amount of unrealized losses and related fair value of impaired loan-backed and structured securities (the fair value is less than cost or amortized cost) for which an other-than-temporary impairment has not been recognized in earnings as a realized loss as of December 31, 2020 and 2019:

	December 31, 2020
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Loan-Backed and Structured Securities	$2,238,334	$(91,525)	$1,516,211	$(44,081)	$3,754,545	$(135,606)
	December 31, 2019
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Loan-Backed and Structured Securities	$1,561,080	$(21,769)	$1,506,264	$(37,036)	$3,067,344	$(58,805)

The company receives certain amounts of prepayment and acceleration fees as shown below:

	General Account	Separate Account
1. Number of CUSIPS	43	—
2. Aggregate Amount of Investment Income	$9,585	—

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). The fair value hierarchy under SSAP No. 100 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are described below:

Basis of Fair Value Measurement

Level 1  Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2  Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3  Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Summary of Fair Value Methodologies

The following methods and assumptions were used by the Company in estimating fair value for financial instruments:

Bonds, preferred stock and common stock — Fair values are based on quoted market prices. If quoted market prices are not available, fair values are estimated using independent pricing sources or internally developed pricing models using discounted cash flow analyses, which utilize current interest rates for similar financial instruments having comparable terms and credit. Bonds rated a 6 in accordance with the P&P Manual of the NAIC CMIAO are carried at the lower of amortized cost or fair value.

Cash and short-term investments — For these investments, the carrying amounts reported in the Statements of Admitted Assets, Liabilities, Capital and Surplus approximate fair value.

Mortgage loans — The fair value of mortgage loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Derivatives — The Company values the OTC options utilizing the Black-Scholes models implemented in the SunGard derivative system with index marks updated daily. The Company's OTC equity options trade in liquid markets, resulting in calculations that do not involve significant management judgment and valuations that generally can be verified. The Company also compares the derivative valuations to the daily counterparty marks to validate the model outputs. Such instruments are typically classified within Level 2 of the fair value hierarchy maturities.

Policy and contract liabilities — Fair values of the Company's liabilities under contracts not involving significant mortality or morbidity risks (principally, annuities and supplementary contracts) are stated at the cost the Company would incur to extinguish the liability (i.e., the cash surrender value).

Investment in LLC and Other invested assets — The Company values these interests based upon their proportionate share of the underlying GAAP equity of the investment.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Financial Instruments Held at Fair Value

As of December 31, 2020 and 2019, the assets carried at fair value were unaffiliated common stock and derivative instruments on a recurring basis. The following table presents, by level within the fair value hierarchy, financial assets and liabilities held at fair value.

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Financial Assets
Common stock	$—	$74,790	$225,114	$299,904
Options	5,318	338,580	—	343,898
Swaps	—	119,309	—	119,309
Futures	—	—	—	—
Total assets at fair value	$5,318	$532,679	$225,114	$763,111
Financial Liabilities
Derivative liabilities	27,530	23,461	—	50,991
Total liabilities at fair value	$27,530	$23,461	$—	$50,991
	December 31, 2019
	Level 1	Level 2	Level 3	Total
Financial Assets
Common stock	$—	$69,390	$91,549	$160,939
Options	—	320,869	—	320,869
Swaps	—	3,595	—	3,595
Futures	—	—	—	—
Total assets at fair value	$—	$393,854	$91,549	$485,403
Financial Liabilities
Derivative liabilities	5,309	591	—	5,900
Total liabilities at fair value	$5,309	$591	$—	$5,900

Transfers into or out of Level 3

Overall, transfers into and/or out of Level 3 are attributable to a change in the observability of inputs. Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable. Transfers into and/or out of any level are assumed to occur at the beginning of the period.

The Company had $225,114 and $91,549 of Level 3 financial assets or liabilities carried at fair value for the year ended December 31, 2020 and 2019.

	Beginning Balance at 01/01/2020	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2020
Assets
Common Stock	$91,549	$—	$—	$—	$11,851	$121,714	$—	$—	$—	$225,114
Total Assets	$91,549	$—	$—	$—	$11,851	$121,714	$—	$—	$—	$225,114

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

	Beginning Balance at 01/01/2019	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2019
Assets
Common Stock	$87,349	$—	$—	$—	$4,200	$—	$—	$—	$—	$91,549
Total Assets	$87,349	$—	$—	$—	$4,200	$—	$—	$—	$—	$91,549

Fair Value of All Financial Instruments

The aggregate fair value of the Company's financial instruments and the level within the fair value hierarchy in which the fair value measurements fall, together with the related admitted values, are presented in the following tables. Pursuant to SSAP No. 100, insurance contracts and related policy loans have been excluded.

December 31, 2020	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (carrying value)
Financial Assets
Bonds	$26,912,645	$25,386,379	$82,072	$19,663,901	$7,166,672	—
Common stock	299,904	299,904	—	74,790	225,114	—
Preferred stock	4,248	3,004	—	—	4,248	—
Other invested assets (excluding derivatives)	1,314,146	1,307,406	42,827	15,515	1,255,804	—
Short-term investments	21,133	21,267	1,784	11,692	7,657	—
Cash and cash equivalents	549,295	549,295	549,295	—	—	—
Derivative assets	463,207	463,207	5,318	457,889		—
Mortgage loans	7,897,349	7,635,933	—	6,711,784	1,185,565	—
Policy loans	3,701	3,701	—	—	3,701	—
Financial Liabilities
Derivative liabilities	50,991	50,991	27,530	23,461	—	—
December 31, 2019	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (carrying value)
Financial Assets
Bonds	$22,665,747	$21,728,107	$288,386	$16,549,227	$5,828,134	—
Common stock	160,939	160,939	—	69,390	91,549	—
Preferred stock	2,619	3,004	—	—	2,619	—
Other invested assets (excluding derivatives)	1,099,228	1,096,362	14,194	69,227	1,015,807	—
Short-term investments	1,208,207	1,205,571	5,672	305	1,202,230	—
Cash and cash equivalents	551,338	552,111	533,338	—	18,000	—
Derivative assets	324,465	324,465		324,465		—
Mortgage loans	7,548,306	7,447,314	—	4,025,047	3,523,259	—
Policy loans	3,779	3,779	—	—	3,779	—
Financial Liabilities
Derivative liabilities	27,824	5,900	5,309	22,515	—	—

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Financial Instruments Held at Carrying Value

The following is the estimated fair values of financial instruments held at carrying values:

	December 31,
	2020		2019
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Bonds	$25,386,379	$26,912,645	$21,728,107	$22,665,747
Common stock-unaffiliated	299,904	299,904	160,939	160,939
Preferred stocks	3,004	4,248	3,004	2,619
Mortgage loans	7,635,933	7,897,349	7,447,314	7,548,306
Cash, cash equivalents and short-term investments	570,562	570,428	1,757,682	1,759,545
Other invested assets, excluding derivatives	1,307,406	1,314,147	1,096,362	1,099,228
Policy loans	3,701	3,701	3,779	3,779
Total	$35,206,889	$37,002,422	$32,197,187	$33,240,163

6.  FEDERAL HOME LOAN BANK

The Company is a member of the Federal Home Loan Bank (FHLB) of Indianapolis. Through its membership, the Company has issued funding agreements to the FHLB Indianapolis in exchange for cash advances in the amount of $1,593,050 and $1,543,732 as of December 31, 2020 and 2019, respectively. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts (SSAP No. 52), accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company's strategy to utilize these funds for operations, and any funds obtained from the FHLB Indiana for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money.

The table below indicates the amount of FHLB Indiana stock purchased, collateral pledged, assets and liabilities related to the agreement with FHLB Indiana.

	December 31, 2020	December 31, 2019
FHLB stock purchased/owned as part of the agreement:
Membership stock — class B	$35,000	$35,000
Activity stock	36,640	34,390
Excess stock	3,150	—
Aggregate total	74,790	69,390
Collateral pledged to the FHLB:
As of the reporting date and maximum during the reporting period	2,474,796	2,427,423
Funding capacity currently available	1,592,000	1,750,000
Total reserves related to the funding agreement	1,593,050	1,543,732
Agreement assets and liabilities
General account assets	74,790	69,390
General account liabilities	1,593,050	1,543,732

The Company invested in Class B of membership stock which is not eligible for redemption. The maximum amount of aggregate borrowings from FHLB at any time during 2020 and 2019, the actual or estimated borrowing capacity as determined by the Company in accordance with current and potential acquisitions of FHLB stock, amounts to $1,592,000 and $1,750,000, respectively.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

7.  FEDERAL INCOME TAXES

Components of Net Deferred Tax Asset/ (Liability)

The net deferred tax asset/liability at December 31, 2020 and 2019 and the change is comprised of the following components:

	December 31, 2020
	Ordinary	Capital	Total
Gross deferred tax assets	$234,895	$39,959	$274,854
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	234,895	39,959	274,854
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax asset	234,895	39,959	274,854
Gross deferred tax liabilities	228,391	66,183	294,574
Net admitted deferred tax asset / (liability)	$6,504	$(26,224)	$(19,720)
	December 31, 2019
	Ordinary	Capital	Total
Gross deferred tax assets	$212,430	$5,689	$218,119
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	212,430	5,689	218,119
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax asset	212,430	5,689	218,119
Gross deferred tax liabilities	197,887	19,361	217,249
Net admitted deferred tax asset / (liability)	$14,543	$(13,672)	$870
	Change
	Ordinary	Capital	Total
Gross deferred tax assets	$22,465	$34,270	$56,735
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	22,465	34,270	56,735
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax asset	22,465	34,270	56,735
Gross deferred tax liabilities	30,503	46,822	77,325
Net admitted deferred tax asset / (liability)	$(8,039)	$(12,552)	$(20,590)

The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which the temporary differences are deductible and prior to the expiration of capital loss, net operating loss, and tax credit carryforwards. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that all deferred tax assets will be realized based on projected taxable income and available tax planning strategies.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Components of Admission Calculation

The admission calculation components under SSAP No. 101 are as follows:

	December 31, 2020
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (Excluding threshold limitation)	70,167	—	70,167
Adjusted gross deferred tax assets allowed per limitation	—	—	293,228
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from above) offset by gross deferred tax liabilities	164,729	39,959	204,688
Deferred tax assets admitted as the result of application of SSAP No. 101	$234,895	$39,959	$274,854
	December 31, 2019
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (Excluding threshold limitation)	38,204	—	38,204
Adjusted gross deferred tax assets allowed per limitation	—	—	283,128
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from above) offset by gross deferred tax liabilities	174,226	5,689	179,915
Deferred tax assets admitted as the result of application of SSAP No. 101	$212,430	$5,689	$218,119
	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (Excluding threshold limitation)	31,962	—	31,962
Adjusted gross deferred tax assets allowed per limitation	—	—	10,100
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from above) offset by gross deferred tax liabilities	(9,497)	34,270	24,773
Deferred tax assets admitted as the result of application of SSAP No. 101	$22,465	$34,270	$56,735

Other Admissibility Criteria

	December 31,
	2020	2019
Ratio Percentage Used To Determine Recovery Period	810%	922%
Ratio percentage used to determine recovery period and threshold limitation amount	$2,321,227	$1,273,585

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Impact of Tax Planning Strategies

	December 31, 2020
	Ordinary	Capital	Total
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted Gross DTAs	$234,895	$39,959	$274,854
Percentage of adjusted Gross DTAs by tax character attributable to the impact of tax planning strategies.	0%	0%	0%
Net Admitted Adjusted Gross DTAs	234,895	39,959	274,854
Percentage of net admitted Adjusted Gross DTAs by tax character admitted because of the impact of tax planning strategies	0%	100%	100%
	December 31, 2019
	Ordinary	Capital	Total
Determination of adjusted gross deferred tax assets and net admitted net admitted deferred tax assets, by tax character as a percentage
Adjusted Gross DTAs	$212,430	$5,689	$218,119
Percentage of adjusted Gross DTAs by tax character attributable to the impact of tax planning strategies.	0%	0%	0%
Net Admitted Adjusted Gross DTAs	212,430	5,689	218,119
Percentage of net admitted Adjusted Gross DTAs by tax character admitted because of the impact of tax planning strategies	0%	100%	100%
	Change
	Ordinary	Capital	Total
Determination of adjusted gross deferred tax assets and net admitted net admitted deferred tax assets, by tax character as a percentage
Adjusted Gross DTAs	$22,465	$34,270	$56,735
Percentage of adjusted Gross DTAs by tax character attributable to the impact of tax planning strategies.	0%	0%	0%
Net Admitted Adjusted Gross DTAs	22,465	34,270	56,735
Percentage of net admitted Adjusted Gross DTAs by tax character admitted because of the impact of tax planning strategies	0%	0%	0%

There are no temporary differences for which deferred tax liabilities are not recognized.

Current Tax Expense and Change in Deferred Tax

Current income taxes incurred consist of the following categories:

	December 31,
	2020	2019	Change
Federal Income tax expense (benefit) on operations	$30,599	$56,423	$(25,824)
Federal income tax on net capital gains	(23,685)	45,412	(69,097)
Prior year correction	$3,388	$—	$3,388
Current year income tax expense	$10,302	$101,835	$(91,533)

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

The main components of the deferred tax amounts from book/tax differences are as follows:

	December 31,
	2020	2019	Change
Deferred tax assets
Policyholder reserves	$152,517	$129,068	$23,449
Deferred acquisition costs	66,564	70,344	(3,780)
Tax credit carryforward	—	0	0
Other	15,814	13,019	2,795
	234,895	212,430	22,465
Nonadmitted	—	—	—
Admitted ordinary deferred tax asset	234,895	212,430	22,465
Capital	39,959	5,689	34,270
Nonadmitted	—	—	—
Admitted capital deferred tax asset	39,959	5,689	34,270
Admitted deferred tax asset	$274,854	$218,119	$56,735
Deferred tax liabilities
Investments	$182,783	$143,518	$39,264
Deferred and uncollected premiums	2,019	2,062	(43)
Policyholder reserves	43,589	52,307	(8,718)
	228,391	197,887	30,503
Capital	66,183	19,361	46,822
Deferred tax liabilities	294,574	217,249	77,325
Net Deferred Tax Assets	$(19,720)	$870	$(20,590)

The change in deferred income taxes reported in surplus before consideration of non-admitted assets is comprised of the following components:

	December 31, 2020			December 31, 2019
	Ordinary	Capital	Total	Ordinary	Capital	Total	Change
Total deferred tax assets (admitted and nonadmitted)	$234,895	$39,959	$274,854	$212,430	$5,689	$218,119	$56,735
Total deferred tax liabilities	228,391	66,183	294,574	197,887	19,361	217,249	77,325
Net deferred tax assets/ (liabilities)	$6,504	$(26,224)	$(19,720)	$14,543	$(13,672)	$870	$(20,590)
Tax effect of unrealized (gain) / losses							51,034
Change in net deferred income tax							$30,443

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Reconciliation of Federal Income Tax Rate to Actual Rate

The significant items causing a difference between the statutory federal income tax rate and the Company's effective income tax rate are as follows:

	December 31, 2020
	Amount	Tax Effect	Effective Rate
Provision computed at statutory rate	$(49,384)	$(10,371)	21.0%
Amortization of interest maintenance reserve	17,914	3,762	(7.6)%
Investment tax credits	(35,328)	(7,419)	15.0%
Low income housing tax credits	(10,909)	(2,291)	4.6%
Dividend received deduction	(4,500)	(945)	1.9%
Change in net deferred income tax on statutory nonadmitted assets	8,131	1,707	(3.5)%
Change in statutory deferred tax rate adjustment	—	—	—%
Adjustments related to reinsurance	(1,635)	(343)	0.7%
Adjustments related to investments	(4,248)	(892)	1.8%
Other, net	(15,953)	(3,350)	6.8%
Total	$(95,912)	$(20,142)	40.8%
Federal income taxes incurred		10,302	(20.9)%
Change in net deferred income taxes		(30,443)	61.6%
Total statutory income tax expense benefit		$(20,142)	40.8%

As a result of tax reform (TCJA) the Company can no longer carry back future net operating losses (capital losses are still eligible for carry back), therefore there are no available taxes for recoupment.

At December 31, 2020, the Company had no operating loss, capital loss, foreign tax credit or any business credit carry-forwards. At December 31, 2020, the Company had no deposits admitted under IRC Section 6603.

The Company will file in a consolidated life/non-life federal income tax return with its parent, Global Atlantic (Fin) Company, and its affiliates. The Company is a party to a written agreement, approved by the Company's Board of Directors, which sets forth the manner in which the total combined federal income tax is allocated to each entity within the consolidated group.

The IRS routinely audits the Company's federal income tax returns, and when appropriate, provisions are made in the financial statements in anticipation of the results of these audits. In 2018, the IRS started an audit of the U.S. domiciled insurance entities' for tax years 2014 to 2016; on January 27, 2021 the IRS issued the Revenue Agent's Report, which included agreed upon adjustments for reserves. The Company believes that its income tax filing positions and deductions will be sustained on audit, and does not anticipate any adjustments that will result in a material, adverse effect on the Company's financial condition, results of operations, or cash flow. Therefore, no reasonable estimate can be made for tax loss contingencies and none have been recorded.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as a component of its income tax provision. As of December 31, 2020 and 2019, the Company has no amounts accrued for the payment of interest and penalties, which does not include the federal tax benefit of interest deductions, where applicable. The Company had no unrecognized tax benefits as of December 31, 2020 and 2019.

The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2014. The Company has no tax positions for which it believes it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next twelve months.

8.  REINSURANCE

The Company seeks to diversify risk and limit its overall financial exposure by reinsuring certain levels of risk in various areas of exposure through acquisition and cessions with other insurance companies or reinsurers. In addition, consistent with the overall business strategy, the Company assumes certain policy risks written by other insurance companies on a

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

coinsurance basis. Under a coinsurance arrangement, depending upon the terms of the contract, the reinsurer may share in the risk of loss due to mortality or morbidity, lapses, and the investment risk, if any, inherent in the underlying policy. Modified coinsurance and funds withheld coinsurance differ from coinsurance in that the ceding company retains the assets supporting the reserves while the risk is transferred to the reinsurer.

The Company assumes certain preneed life insurance policies from one non-affiliated company. This block of assumed business is in run-off. As of December 31, 2020 and 2019, FLIC assumed $24,222 and $26,154 of reserves. The Company accounts for its assumed reinsurance business on a basis consistent with those used in accounting for the original policies issued.

The Company assumes on a modified coinsurance "Modco" 'basis certain preneed life insurance policies from one non-affiliated company. This block of assumed business is in run-off. As of December 31, 2020 and 2019, FLIC assumed $299,136 and $303,459 of Modco reserves. The Company accounts for its assumed reinsurance business on a basis consistent with those used in accounting for the original policies issued.

Effective April 2, 2018, in accordance with the Company's reinsurance agreement with Global Atlantic Re Limited, an affiliated certified reinsurer, the Company moved 50% of the funds withheld assets to a coinsurance arrangement.

Reinsurance assumed for the years ended December 31, is as follows:

	December 31,
	2020	2019	2018
Reinsurance premiums assumed	$855	$1,360	$1,467
Reserves assumed	24,222	26,154	28,171
Modco reserves assumed	299,136	303,459	323,378

Reinsurance ceded for years ended December 31, is as follows:

	December 31,
	2020	2019	2018
Reinsurance premiums ceded	$2,977,867	$3,760,059	$3,720,357
Reserves ceded	16,868,621	15,413,106	12,815,768
Modco reserves ceded	3,334,255	3,387,381	3,180,664
Contract claims unpaid ceded	5,974	5,141	5,592

The effects of reinsurance premiums for the years ended December 31, were as follows:

	December 31,
	2020	2019	2018
Direct	$6,855,213	$8,545,244	$8,460,649
Reinsurance assumed — non-affiliated	855	1,360	1,467
Less: Reinsurance ceded — affiliated	2,950,224	3,727,830	3,682,170
Less: Reinsurance ceded — unaffiliated	27,644	32,229	38,187
Net premiums	$3,878,200	$4,786,545	$4,741,759

In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by ceding certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company determines the appropriate amount of reinsurance based on evaluation of the risks accepted and analyses prepared by consultants and reinsurers and on market conditions (including the availability and pricing of reinsurance). The Company also believes that the terms of its reinsurance contracts are consistent with industry practice in that they contain standard terms with respect to lines of business covered, limit and retention, arbitration and occurrence.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Based on the Company's review of its reinsurers' financial statements and reputations in the reinsurance marketplace, the Company believes that its reinsurers are financially sound and there was no allowance for uncollectible amounts as of December 31, 2020 and 2019.

9.  PREMIUMS AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full life insurance premium for the current policy year has been collected. Gross premiums as represented below are net of reinsurance. Loading is the amount added to premiums to cover operating expenses. Net deferred and uncollected premiums represent only the portion of gross premiums related to mortality charges and interest.

As of December 31, 2020 and 2019, the Company had deferred and uncollected life insurance premiums (excluding accident and health) as follows:

	Year ended December 31,
	2020					2019
	Gross	Loading	Net	Non- Admitted	Net Admitted	Gross	Loading	Net	Non- Admitted	Net Admitted
Ordinary new business	$807	$362	$445	$—	$445	$797	$358	$439	$—	$439
Ordinary renewal business	3,036	829	2,207	—	2,207	2,930	737	2,193	—	2,193
Group life	14,260	7,296	6,964	—	6,964	14,849	7,660	7,189	—	7,189
Total	$18,103	$8,487	$9,616	$—	$9,616	$18,576	$8,755	$9,821	$—	$9,821

10.  ANNUITY RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS

As of December 31, 2020, the Company's annuity reserves, supplementary contract reserves and deposit liabilities that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

Individual Annuities:

	Year Ended December 31, 2020
	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$12,718,768	$—	$12,718,768	33.7%
At book value less current surrender charge of 5% or more	18,095,995	258,444	18,354,439	48.7%
Total with adjustment or at fair value	30,814,763	258,444	31,073,207	82.4%
At book value without adjustment (minimal or no charge adjustment)	3,744,427	2,776,674	6,521,101	17.3%
Not subject to discretionary withdrawal:	122,416	—	122,416	0.3%
Total (gross)	34,681,606	3,035,118	37,716,724	100.0%
Less: reinsurance ceded	(14,977,438)	—	(14,977,438)
Total (net)	$19,704,168	$3,035,118	$22,739,286

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Group Annuities:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$294,229	$—	$294,229	17.3%
At book value less current surrender charge of 5% or more	1,182,423	—	1,182,423	69.7%
Total with adjustment or at fair value	1,476,652	—	1,476,652	87.0%
At book value without adjustment (minimal or no charge adjustment)	220,746	—	220,746	13.0%
Not subject to discretionary withdrawal:	—	—	—	—%
Total (gross)	1,697,398	—	1,697,398	100.0%
Less: reinsurance ceded	(700,695)	—	(700,695)
Total (net)	$996,703	$—	$996,703

Total Deposit-type Contracts:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$—	$—	—%
At book value less current surrender charge of 5% or more	—	—	—	—%
Total with adjustment or at fair value	—	—	—	—%
At book value without adjustment (minimal or no charge adjustment)	—	—	—	—%
Not subject to discretionary withdrawal:	1,821,522	—	1,821,522	100.0%
Total (gross)	1,821,522	—	1,821,522	100.0%
Less: reinsurance ceded	(2,147)	—	(2,147)
Total (net)	$1,819,375	$—	$1,819,375

	Year Ended December 31, 2020
	General Account	Separate Account without Guarantees	Total
Reconciliaton of total annuity actuarial reserves and deposit fund liabilities amounts:
Life, accident & health, and supplemental contracts with life contingencies	$22,520,246	$—	$22,520,246
Separate Accounts	—	3,035,118	3,035,118
Total annuity actuarial reserves and deposit liabilites	22,520,246	3,035,118	25,555,364

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

As of December 31, 2020, the Company's life reserves, that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

	Year Ended December 31, 2020
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Other permanent cash value life insurance	$—	$2,511,653	$2,615,757
Miscellaneous reserves	—	—	25,000
Total (gross)	—	2,511,653	2,640,757
Less: reinsurance ceded	—	(1,130,244)	(1,188,341)
Total (net)	$—	$1,381,409	$1,452,416
	Year Ended December 31, 2020
	General Account	Separate Account without Guarantees	Total
Reconciliation of total life & accident & health reserves:
Life insurance reserves	$1,438,663	$—	$1,438,663
Accidental death benefit reserves	1	—	1
Disabled lives reserves	2	—	2
Miscellaneous reserves	13,750	—	13,750
Total life and accident & health reserves	1,452,416	—	1,452,416

As of December 31, 2019, the Company's annuity reserves, supplementary contract reserves and deposit liabilities that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

Individual Annuities:

	Year Ended December 31, 2019
	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$10,089,872	$—	$10,089,872	29.4%
At book value less current surrender charge of 5% or more	18,555,323	555,796	19,111,119	55.6%
Total with adjustment or at fair value	28,645,195	555,796	29,200,991	85.0%
At book value without adjustment (minimal or no charge adjustment)	2,525,994	2,528,126	5,054,120	14.7%
Not subject to discretionary withdrawal:	91,321	—	91,321	0.3%
Total (gross)	31,262,510	3,083,922	34,346,432	100.0%
Less: reinsurance ceded	(13,507,830)	—	(13,507,830)
Total (net)	$17,754,680	$3,083,922	$20,838,602

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Group Annuities:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$293,056	$—	$293,056	17.8%
At book value less current surrender charge of 5% or more	1,224,719	—	1,224,719	74.2%
Total with adjustment or at fair value	1,517,775	—	1,517,775	92.0%
At book value without adjustment (minimal or no charge adjustment)	131,685	—	131,685	8.0%
Not subject to discretionary withdrawal:	—	—	—	—%
Total (gross)	1,649,460	—	1,649,460	100.0%
Less: reinsurance ceded	(688,458)	—	(688,458)
Total (net)	$961,002	$—	$961,002

Total Deposit-type Contracts:

	General Account	Separate Account without Guarantees	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$—	$—	—%
At book value less current surrender charge of 5% or more	—	—	—	—%
Total with adjustment or at fair value	—	—	—	—%
At book value without adjustment (minimal or no charge adjustment)	—	—	—	—%
Not subject to discretionary withdrawal:	1,721,946	—	1,721,946	100.0%
Total (gross)	1,721,946	—	1,721,946	100.0%
Less: reinsurance ceded	(2,097)	—	(2,097)
Total (net)	$1,719,849	$—	$1,719,849

	Year Ended December 31, 2019
	General Account	Separate Account without Guarantees	Total
Reconciliaton of total annuity actuarial reserves and deposit fund liabilities amounts:
Life, accident & health, and supplemental contracts with life contingencies	$20,435,531	$—	$20,435,531
Separate Accounts	—	3,083,922	3,083,922
Total annuity actuarial reserves and deposit liabilites	20,435,531	3,083,922	23,519,453

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

As of December 31, 2019, the Company's life reserves, that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

	Year Ended December 31, 2019
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Other permanent cash value life insurance	$—	$2,589,098	$2,694,429
Miscellaneous reserves	—	—	5,000
Total (gross)	—	2,589,098	2,699,429
Less: reinsurance ceded	—	(1,165,094)	(1,214,743)
Total (net)	$—	$1,424,004	$1,484,686
	Year Ended December 31, 2019
	General Account	Separate Account without Guarantees	Total
Reconciliation of total life & accident & health reserves:
Life insurance reserves	$1,481,932	$—	$1,481,932
Accidental death benefit reserves	1	—	1
Disabled lives reserves	2	—	2
Miscellaneous reserves	2,750	—	2,750
Total life and accident & health reserves	1,484,686	—	1,484,686

11.  CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS

The maximum amount of ordinary dividends that can be paid during a 12-month period by life insurance companies domiciled in Indiana, without prior approval of the Insurance Commissioner, is the greater of 10% of capital and surplus (excluding special unassigned funds) on the most recent preceding annual statement or the net gain from operations on the most recent preceding annual statement. Likewise, a dividend from any source of money other than earned surplus / unassigned funds must be approved before the dividend is paid. The maximum ordinary dividend the Company can pay in 2021 is $195,675.

On December 18, 2020, the Company paid an ordinary dividend of $150,000 to Commonwealth Annuity.

On October 5, 2016, the Company issued a Surplus Note (the FLIC Surplus Note) to Global Atlantic (Fin) Company (GA Finco). On December 29, 2017, this note was assigned to Commonwealth Annuity. The full outstanding principal balance of $365,000 will be payable on the Maturity Date of October 5, 2021. Interest will be calculated based on a fixed interest rate of 6.50% and paid semi-annually in arrears, commencing March 31, 2017. All interest payments and the payment of principal on the Maturity require prior written approval of the Commissioner of the Indiana Department of Insurance. In March 2019, with the approval from the Commission of the Indiana Department of Insurance, the Company made interest payments in the amount of $15,817. In March and September 2018, with the approval from the Commissioner of the Indiana Department of Insurance the Company made interest payments in the amounts of $11,863 and $11,863. In October 2017, with the approval from the Commissioner of the Indiana Department of Insurance the Company made an interest payment of $11,863. There were no interest payments made in 2016.

On May 31, 2019, the Company received regulatory approval from the Indiana Department of Insurance to pay accrued and unpaid interest due, prepay principal on, and cancel the surplus note. Upon cancellation of the note, it was deemed a capital contribution from Commonwealth Annuity to the Company. In 2018 and 2017, the Company did not receive capital contributions.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

The Company's unassigned surplus was impacted by each item below as follows:

	December 31,
	2020	2019	2018
Unrealized gains (losses)	$461,978	$234,396	$96,513
Nonadmitted asset values	8,131	(5,113)	(6,044)
Asset valuation reserves	(364,480)	(384,537)	(203,802)

The Company must meet minimum capital and surplus requirements under a risk-based capital (RBC formula). RBC is the standard measurement of an insurance company's required capital on a statutory basis. It is based on a formula calculated by applying factors to various assets, premium, and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. Regulatory action is tied to the amount of a company's surplus deficit under the RBC formula. Total adjusted capital for life insurance companies is defined as statutory capital and surplus, plus asset valuation reserve plus subsidiary asset valuation reserves, plus 50% of dividends apportioned for payment, plus 50% of subsidiary dividends apportioned for payment, and was $2,321,227 at December 31, 2020.

12.  RELATED PARTY TRANSACTIONS

Service Agreements

The Company and its subsidiaries entered into a Service and Expense Agreement with Global Atlantic Financial Group Limited (GAFG) and GA Finco under which GAFG and GA Finco and their affiliates agreed to provide personnel, management services, administrative support, the use of facilities and such other services as the parties may agree to from time to time. The agreement was filed with the Insurance department of the State of Indiana. The Company recognized $178,060, $181,308, and $176,821 in intercompany charges for 2020, 2019, and 2018 respectively.

The Company has also entered into administrative service agreements with GSAM, a related party of Goldman Sachs Group Inc., to receive management services and investment advisory services, respectively. The administrative service agreement is to receive services which are routine in nature. The Company paid portfolio management fees to GSAM that resulted in a payable of $1,613, $1,991, and $949 for the years ending December 31, 2020, 2019, and 2018 respectively and expenses of $4,043, $3,506, and $3,436 for the years ending December 31, 2020, 2019, and 2018 respectively.

Payable/Receivable from Affiliates

The Company reported a net payable to parent, subsidiaries and affiliates of $2,853 as of December 31, 2020. The Company reported a net payable to parent, subsidiaries and affiliates of $6,153 as of December 31, 2019. All intercompany balances shown as payable to or from parent, subsidiaries and affiliates are settled within 30 days of their incurrence under the terms of the intercompany expense sharing agreements.

The Company has funds withheld agreements with related parties, described in footnote 8 — Reinsurance. Amounts due to affiliates related to funds withheld agreements were $52,514 and $87,048 for the quarters ended December 31, 2020 and December 31, 2019, respectively. Amounts due from affiliates related to funds withheld agreements were $78,979 and $0 for the quarters ended December 31, 2020 and December 31, 2019, respectively. All intercompany balances related to funds withheld agreements are settled in the subsequent quarter.

13.  COMMITMENTS AND CONTINGENCIES

Litigation

Given the inherent difficulty of predicting the outcome of the Company's litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses, or ranges of losses, for cases or proceedings where there is only a reasonable possibility that a loss may be incurred.

However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on its financial position or results of operations.

Assessments

Unfavorable economic conditions may contribute to an increase in the number of insurance companies that are under regulatory supervision. This may result in an increase in mandatory assessments by state guaranty funds, or voluntary

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

payments by solvent insurance companies to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments, which are subject to statutory limits, can be partially recovered through a reduction in future premium taxes in some states. The Company is not able to reasonably estimate the potential impact of any such future assessments or voluntary payments.

Commitments

The Company has an operational servicing agreement with a third party administrator for contract / policy administration of the Company's traditional life business. As of December 31, 2020, the purchase commitments relating to the agreement with the third party administrator were as follows:

2021	$12,743
2022	10,964
2023	8,833
2024	7,041
2025	—
2026 and thereafter	—
Total	$39,581

The Company has funding commitments subsequent to December 31, 2020 for the following:

Commercial Mortgage Loans and Other Lending Facilities	$673,235
Private Equities	985
LIHTC Partnerships	293
Limited Partnerships	610

14.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2020 through March 23, 2021, the date that these financial statements were available to be issued, and determined that there are no Type — I Recognized, or Type II, Non Recognized subsequent events.

Closing of KKR acquisition

On February 1, 2021, KKR completed the acquisition of GAFG by Magnolia, a KKR subsidiary, as contemplated by the Merger Agreement. The total purchase price for the transaction was $4.7 billion, subject to certain post-closing purchase price adjustments as provided in the Merger Agreement.

At the closing of the transaction, or the "Closing," Merger Sub (a direct wholly-owned subsidiary of Magnolia) merged with and into GAFG, or the "GA Merger," with GAFG continuing as the surviving entity and as a direct wholly-owned subsidiary of Magnolia, and immediately thereafter, GAFLL merged with and into GAFG, or the "Life Merger" and, together with the GA Merger, the "Mergers."

In connection with the Closing, Magnolia changed its name to The Global Atlantic Financial Group LLC, or "TGAFG," and became the new holding company of Global Atlantic's business. Also in connection with the Closing, certain previous shareholders of GAFG and GAFLL elected to participate in an equity roll-over to become shareholders of TGAFG, and new co-investors agreed to fund in cash a portion of the purchase price to become shareholders of TGAFG. Following these roll-overs and coinvestments, KKR owns 61.1% of TGAFG as of the Closing, which percentage is subject to change due to certain post-closing purchase price adjustments as provided in the Merger Agreement. In addition, the aforementioned roll-over syndication process was used to generate $250 million of additional equity capital to fund Global Atlantic's business needs.

The aggregate merger consideration was allocated among each of the GAFG's and GAFLL's outstanding ordinary shares, incentive shares and equity awards in accordance with their terms. Under the terms of the Merger Agreement and in accordance with the applicable plan documentation, unvested GAFG restricted share awards converted into the right to receive a number of TGAFG book value units having the same value as the GAFG restricted share award immediately prior to the closing.

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Sale of Talcott Resolution equity interest

On January 20, 2021, subsequent to the end of the reporting period, the Company, in concert with a consortium of other equity interest holders, agreed to the sale of its minority interest in Talcott Resolution to Sixth Street Partners. The close of the transaction is pending on the receipt of the requisite regulatory approvals and other customary closing conditions.

Funding agreement-backed note program

On January 8, 2021, GA Global Funding Trust, a special purpose, unaffiliated statutory trust, issued $650 million of 5 year notes with an interest rate of 1.625%. The proceeds of the issuance were used to purchase funding agreements from FLIC with matching terms.

15.  COMPOSITION OF OTHER ASSETS, LIABILITIES, INCOME AND EXPENSES

Other assets consist of the following:

	December 31,
	2020	2019
Guaranty funds	$1,009	$1,130
Other miscellaneous assets	—	20
Total other assets	$1,009	$1,150

Other liabilities consist of the following:

	December 31,
	2020	2019
Payable for securities	$91,367	$13,016
Derivative collateral	316,517	306,969
Remittances and items not allocated	126,157	85,543
Commission payables	12,855	14,083
Derivatives	50,991	—
Bond repurchase agreement	301,494	—
Other miscellaneous liabilities	42,685	51,720
Total other liabilities	$942,066	$471,331

Other income consists of the following:

	December 31,
	2020	2019	2018
IMR adjustment on ceded gains	$9,513	$3,870	$14,568
Other Income on reinsurance ceded	(8,009)	(9,553)	(188,902)
Other miscellaneous income	(26)	(30)	(16)
Total other income	$1,478	$(5,713)	$(174,350)

Other expenses consist of the following:

	December 31,
	2020	2019	2018
Funds withheld net investment income ceded	$321,773	$422,163	$240,673
Funds withheld policy loan interest	167	167	124
FwH Futures Realized/Unrealized (Gains)/Losses	(107,719)
Miscellaneous expense	1,050	2,100	2,858
Total other expenses	$215,271	$424,430	$243,655

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

16.  SEPARATE ACCOUNTS

The Company utilizes separate accounts to record and account for assets and liabilities for variable annuity transactions. In accordance with the products/transactions recorded within the separate account, assets are considered legally insulated. The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2020 and 2019, the Company's separate account statement included legally insulated assets of $3,098,274 and $3,172,046 respectively. The separate account assets of $3,098,274 as of December 31, 2020, as reflected on the statutory statement of admitted assets included $0 of amounts not legally insulated (seed money).

The assets legally insulated from the general account as of December 31, 2020 are attributed to the following products/transactions:

Product/Transaction	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
ForeRetirement Variable Annuity	$3,088,325	$—
Huntington ForeRetirement Variable Annuity	9,949	—
Forethought Variable Interest Trust	—	—
Total	$3,098,274	$—

Separate account assets held by the Company relate to individual variable annuities of a nonguaranteed nature. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. Some variable annuities provide an incidental death benefit equal to the greater of the highest contract value on a certain date or premium paid and/or a lifetime withdrawal benefit as a portion of highest contract value on a certain date. The maximum amount associated with death benefit guarantees for 2020 was $104,543 with associated risk charges paid by the separate account to compensate for these risks of $16,157. The maximum amount associated with withdrawal benefit guarantees for 2020 was $582,285 with associated risk charges paid by the separate account of $43,245.

The maximum amount associated with death benefit guarantees for 2019 was $91,849 with associated risk charges paid by the separate account to compensate for these risks of $16,874. The maximum amount associated with withdrawal benefit guarantees for 2019 was $551,509 with associated risk charges paid by the separate account of $44,327.

Information regarding the Separate Accounts of the Company as of December 31, 2020 and 2019 is as follows:

	Non-Guaranteed Separate Accounts
	2020	2019
Premiums, considerations or deposits	$18,114	$46,019
Reserves
For accounts with assets at:
Fair value	3,035,118	3,083,922
By withdrawal characteristics
At book value without fair value adjustment and with current surrender charge of 5% or more	258,444	555,796
At book value without fair value adjustment and with current surrender charge of less than 5%	2,776,674	2,528,126
Total	$3,035,118	$3,083,922

Forethought Life Insurance Company

(a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)

Notes to Financial Statements — Statutory Basis

For the Years Ended December 31, 2020, 2019 and 2018

(Dollars in thousands)

Reconciliation of net transfers to / (from) separate accounts as reported in the Statements of Operations for the year ended December 31, 2020 and December 31, 2019 is as follows:

	2020	2019	2018
Transfers to separate accounts	$94,166	$129,233	$213,837
Transfers from separate accounts	282,680	305,510	345,418
Net transfers from separate accounts	$(188,514)	$(176,277)	$(131,581)
Reconciling adjustments:
Reinsurance	188,514	176,277	131,622
Transfers as reported in the Statements of Operations	$—	$—	$41

17.  RECONCILIATION TO ANNUAL STATEMENT

Subsequent to the filing of the Company's Annual Statement in February 2021 and prior to the issuance of the Company's audited financial statements as of and for the year ended December 31, 2020, the Company identified certain adjustments which result in reconciling differences between the audited financial statements and Annual Statement. A summary reconciliation of the Annual Statement balances to the audited financial statements is as follows:

	Capital and Surplus	Net Income	Admitted Assets	Liabilities
As reported in the 2020 annual statement	$1,956,746	$(56,625)	$39,499,224	$37,542,478
2020 Adjustments:
Reclass of reinsurance receivable		—	78,979	78,979
As reported in the 2020 audited financial statement	$1,956,746	$(56,625)	$39,578,203	$37,621,457

Supplementary Information

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Selected Statutory Basis Financial Data
December 31, 2020

(Dollars in thousands)

Investment income earned
Bonds, term notes and loans	$964,145
Preferred stocks (unaffiliated)	—
Common stocks (unaffiliated)	22,642
Mortgage loans	355,923
Premium notes, policy loans and liens	372
Short-term investments	47,040
Other invested assets	95,358
Derivative instruments	(28,960)
Gross investment income	$1,456,520
Other long term assets — statement value	$1,307,406
Bonds and Short-Term Investments by Maturity and Class
by Maturity (weighted based on future cashflows) — Statement Value
Due within one year or less	$1,091,385
Over 1 year through 5 years	6,680,347
Over 5 years through 10 years	5,659,630
Over 10 years through 20 years	3,835,854
Over 20 years	8,129,908
Total by maturity	$25,397,124
by Class — Statement Value
Class 1	$18,083,746
Class 2	6,634,018
Class 3	413,053
Class 4	89,072
Class 5	177,235
Class 6	—
Total by class	$25,397,124
Total bonds publicly traded	$11,031,419
Total bonds privately placed	14,365,705
Total	$25,397,124
Mortgage loans on real estate by standing (book value including nonadmitted portion):
Commercial mortgages	$4,115,125
Residental mortgages	3,520,808
Total	$7,635,933
Mortgage loans on real estate by by standing (book value):
Good standing	$7,396,705
Interest overdue more than 90 days, not in foreclosure	222,062
Total	$7,618,767
Collateral loans	$617,146
Stock of parents, subsidiaries, and affiliates (book value including nonadmitted portion) — bonds	$—
Preferred stocks — statement value	$3,004
Common stocks — market value	$299,905
Options, Caps & Floors Owned — Statement Value	$317,075
Short-term investments — book value:	$21,267
Cash equivalents — book value	$157,092
Cash on deposit	$392,203
$570,562

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Selected Statutory Basis Financial Data
December 31, 2020

(Dollars in thousands)

Life insurance in force
Ordinary life	$368,081
Group life	1,711,050
$2,079,131
Annuities
Ordinary
Deferred — fully paid account balance	$19,712,566
Deferred — not fully paid account balance	34
$19,712,600
Group
Fully paid account balance	$1,020,294
Not fully paid account balance	647
$1,020,941
Accident and health insurance — premiums in force:
Ordinary	$65,349
Group	2,741
$68,090
Claim payments:
Other accident and health —
2020	$25,772
2019	$34,530
Claims reserves:
2020	$10,683
2019	$7,125
Deposit funds and dividend accumulations:
Deposit funds — account balance	$1,593,050
Dividend accumulations — account balance	$—

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories
December 31, 2020

(Dollars in thousands)

Investment Risk Interrogatories

1.  The Company's admitted assets as reported in the statutory basis statements of admitted assets, liabilities and capital and surplus is $36,479,929 at December 31, 2020.

2.  The 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding: (i) U.S. government, US Government agency securities and those U.S government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company and (iii) policy loans

Investment Category	Issuer	Amount	Percentage of Total Admitted Assets
Long Term Bonds	2.01 SLM STUDENT LOAN TRUST SLMSLT_20	$757,588	2.1%
Long Term Bonds	2.02 MACT TRUST MACT_19-1	$534,585	1.5%
Long Term Bonds/Common Stock	2.03 BLUE EAGLE 2019	$469,344	1.3%
Long Term Bonds/Common Stock	2.04 BLUE EAGLE 2016	$466,438	1.3%
Other Invested Assets	2.05 ORIGIS ENERGY USA INC	$441,634	1.2%
Long Term Bonds	2.06 SERVHL TRUST 2019-1	$400,312	1.1%
Long Term Bonds	2.07 BLUE EAGLE 2020	$350,120	1.0%
Long Term Bonds	2.08 SP SOLAR 1 DEBT	$302,197	0.8%
Other Invested Assets	2.09 HOPMEADOW HOLDINGS II LP PRVT	$270,515	0.7%
Long Term Bonds	2.10 FNBM LLC	$246,597	0.7%

3.  The amount and percentage of the Company's total admitted assets held in bonds, short-term investments and cash equivalents, and by NAIC rating is as follows:

NAIC Rating	Amount	Percentage of Total Admitted Assets
Bonds
3.01 NAIC-1	$18,083,746	49.6%
3.02 NAIC-2	$6,634,018	18.2%
3.03 NAIC-3	$413,053	1.1%
3.04 NAIC-4	$89,072	0.2%
3.05 NAIC-5	$177,235	0.5%
3.06 NAIC-6	$—	0.0%
	$25,397,124	69.6%
NAIC Rating	Amount	Percentage of Total Admitted Assets
Preferred Stocks
3.07 P/RP-1	$3,004	0.0%
3.08 P/RP-2	$—	0.0%
3.09 P/RP-3	$—	0.0%
3.10 P/RP-4	$—	0.0%
3.11 P/RP-5	$—	0.0%
3.12 P/RP-6	$—	0.0%
	$3,004	0.0%

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories, continued
December 31, 2020

(Dollars in thousands)

4.  Assets held in foreign investments are as follows

	Amount	Percentage of Total Admitted Assets
4.02 Total admitted assets held in foreign investments	$2,931,230	8.0%
4.03 Foreign-currency-denominated investments	$—	0.0%
4.04 Insurance liabilities denominated in that same foreign currency	$—	0.0%

5.  Aggregate foreign investment exposure categorized by NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
5.01 Countries rated NAIC-1	$2,915,715	8.0%
5.02 Countries rated NAIC-2	$15,515	0.0%
5.03 Countries rated NAIC-3 or below	$—	0.0%

6.  Largest foreign investment exposure to a single country, categorized by the country's NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
Countries rated NAIC-1
6.01 Cayman Islands	$1,129,677	3.1%
6.02 United Kingdom	$403,546	1.1%
Countries rated NAIC-2
6.03 Italy	$15,515	0.0%
6.04	$—	0.0%
Countries rated NAIC-3 or below
6.05	$—	0.0%

a.  Assets held in unhedged foreign currency exposure are less than 2.5% of the Company's total admitted assets.

10.  Ten largest non-sovereign (i.e. non-governmental) foreign issues:

Issuer	NAIC Rating	Amount	Percentage of Total Admitted Assets
10.01 US MASTERS RESIDENTIAL PROPERTY FUND	Mortgage Loan	$205,477	0.6%
10.02 FDF_1	1	$133,673	0.4%
10.03 FRANCE (REPUBLIC OF)	1 & 2	$94,095	0.3%
10.04 BNP PARIBAS SA	1 & 2	$80,569	0.2%
10.05 ANCHF_15-1A	1	$78,731	0.2%
10.06 COOPERATIEVE RABOBANK UA	2	$75,480	0.2%
10.07 BANCO SANTANDER SA	1 & 2	$66,673	0.2%
10.08 BARCLAYS PLC	2	$61,768	0.2%
10.09 ANCHF 2015-2A ARV MTGE	1	$60,653	0.2%
10.10 TELEFONICA SA	2	$57,327	0.2%

11.  Assets held in Canadian investments and unhedged Canadian currency exposure are less than 2.5% of the Company's total admitted assets.

12.   Assets held in investments with contractual sales restrictions are less than 2.5% of the Company's total admitted assets.

13.  Assets held in equity interests are less than 2.5% of the Company's total admitted assets.

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories, continued
December 31, 2020

(Dollars in thousands)

14.  Assets held in nonaffiliated, privately placed equities are less than 2.5% of the Company's total admitted assets.

15.   Assets held in general partnership interests are less than 2.5% of the Company's total admitted assets.

16.  With respect to mortgage loans reported in Schedule B, the Company's ten largest aggregate mortgage interests are as follows: The aggregate mortgage interest represents the combined value of all mortgages secured by the same group of properties:

Type	Amount	Percentage of Total Admitted Assets
16.01 Commercial	$175,600	0.5%
16.02 Residential	$171,900	0.5%
16.03 Residential	$140,021	0.4%
16.04 Commercial	$120,925	0.3%
16.05 Residential	$116,420	0.3%
16.06 Residential	$99,344	0.3%
16.07 Residential	$97,188	0.3%
16.08 Commercial	$95,000	0.3%
16.09 Commercial	$89,845	0.2%
16.10 Commercial	$89,827	0.2%

  Amounts and percentages of the Company's total admitted assets held in the following categories of mortgage loans:

	Amount	Percentage of Total Admitted Assets
16.11 Construction loans	$—	0.0%
16.12 Mortgage loans over 90 days past due	$222,062	0.6%
16.13 Mortgage loans in the process of foreclosure	$17,166	0.0%
16.14 Mortgage loans foreclosed	$—	0.0%
16.15 Restructured mortgage loans	$—	0.0%

17.  Aggregate mortgage loans have the following loan-to-value ratios as determined for the most current appraisal as of the statement date:

	Residential		Commercial		Agricultural
Loan to Value	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
17.01 above 95%	$412,207	1.1%	$—	0.0%	$—	0.0%
17.02 91 to 95%	$85,891	0.2%	$37,028	0.1%	$—	0.0%
17.03 81 to 90%	$350,783	1.0%	$6,950	0.0%	$—	0.0%
17.04 71 to 80%	$543,003	1.5%	$211,770	0.6%	$—	0.0%
17.05 below 70%	$2,127,439	5.8%	$3,860,860	10.6%	$—	0.0%
	$3,519,323	9.6%	$4,116,608	11.3%	$—	0.0%

18.  Assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate reported in Schedule A are less than 2.5% of the Company's total admitted assets.

19.  Assets held in mezzanine real estate loans are less than 2.5% of the Company's total admitted assets.

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Investment Risk Interrogatories, continued
December 31, 2020

(Dollars in thousands)

20.  Amounts and percentages if the reporting entity's total admitted assets subject to the following agreements:

	At Year-End		At End of Each Quarter
	Amount	Percentage	1st Qtr Amount	2nd Qtr Amount	3rd Qtr Amount
20.01 Securities lending (do not include assets held as collateral for such transactions)	$—	0.0%	$—	$—	$—
20.02 Repurchase agreements	$301,494	0.8%	$704,152	$401,738	$300,953
20.03 Reverse repurchase agreements	$—	0.0%	$—	$—	$—
20.04 Dollar repurchase agreements	$—	0.0%	$—	$—	$—
20.05 Dollar reverse repurchase agreements	$—	0.0%	$—	$—	$—

21.  Amounts and percentages of the reporting entity's total admitted assets for warrants attached to other financial instruments, options, caps and floors:

	Owned		Written
	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
21.01 Hedging	$336,498	0.9%	$(14,105)	0.0%
21.01 Income generation	$—	0.0%	$—	0.0%
21.01 Other	$—	0.0%	$—	0.0%
	$336,498	0.9%	$(14,105)	0.0%

22.  Amounts and percentages of the reporting entity's total admitted assets of potential exposure for collars, swaps and forwards:

	At Year-End		At End of Each Quarter
	Amount	Percentage	1st Qtr Amount	2nd Qtr Amount	3rd Qtr Amount
22.01 Hedging	$20,448	0.1%	$1,067	$19,042	$18,528
22.02 Income generation	$—	0.0%	$—	$—	$—
22.03 Replications	$—	0.0%	$—	$—	$—
22.04 Other	$—	—%	$—	$—	$—

23.  Amounts and percentages of the reporting entity's total admitted assets of potential exposure for future contracts:

	At Year-End		At End of Each Quarter
	Amount	Percentage	1st Qtr Amount	2nd Qtr Amount	3rd Qtr Amount
23.01 Hedging	$75,679	0.2%	$22,692	$70,040	$68,152
23.02 Income generation	$—	0.0%	$—	$—	$—
23.03 Replications	$—	0.0%	$—	$—	$—
23.04 Other	$—	0.0%	$—	$—	$—

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Summary Investment Schedule
For the Years Ended December 31, 2020

(Dollars in thousands)

	Gross Investment Holdings*		Admitted Assets as Reported in the Annual Statement
	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
Investment Categories
Long Term Bonds:
U.S. governments	$84,841	0.24%	$84,841	0.24%
All other governments	115,591	0.32%	115,591	0.32%
U.S. states, territories and possessions, etc. guaranteed	69,397	0.19%	69,397	0.19%
U.S. political subdivisions of states, territories, and possessions, guaranteed	21,047	0.06%	21,047	0.06%
U.S. special revenue and special assessment obligations, etc. non-guaranteed	1,832,103	5.14%	1,832,103	5.14%
Industrial and miscellaneous	22,918,947	64.25%	22,918,947	64.25%
Hybrid securities	—	—%	—	—%
Parent, subsidiaries and affiliates	21,540	0.06%	21,540	0.06%
SVO identified funds	—	—%	—	—%
Unaffiliated Bank loans	322,913	0.91%	322,913	0.91%
Total long-term bonds	25,386,379	71.17%	25,386,379	71.17%
Preferred Stocks:
Industrial and miscellaneous (Unaffiliated)	3,004	0.01%	3,004	0.01%
Parent, subsidiaries and affiliates	—	—%	—	—%
Total preferred stocks	3,004	0.01%	3,004	0.01%
Common Stocks:
Industrial and miscellaneous Publicly traded (Unaffiliated)	74,790	0.21%	74,790	0.21%
Industrial and miscellaneous Other (Unaffiliated)	225,114	0.63%	225,114	0.63%
Total common stocks	299,904	0.84%	299,904	0.84%
Mortgage Loans:
Farm mortgages	—	—%	—	—%
Residential mortgages	3,519,325	9.87%	3,519,325	9.87%
Commercial mortgages	4,078,584	11.43%	4,078,584	11.43%
Mezzanine real estate loans	38,024	0.11%	38,024	0.11%
Total mortgage loans	7,635,933	21.41%	7,635,933	21.41%
Real Estate:
Properties held for sale	398	—%	398	—%
Total real estate	398	—%	398	—%
Cash	392,203	1.10%	392,203	1.10%
Cash equivalents	157,092	0.44%	157,092	0.44%
Short-term investments	21,267	0.06%	21,267	0.06%
Contract loans	3,701	0.01%	3,701	0.01%
Derivatives	463,207	1.30%	463,207	1.30%
Other invested assets	1,264,802	3.55%	1,264,802	3.55%
Receivables for securities	42,827	0.12%	42,206	0.12%
Total invested assets	$35,670,717	100.00%	$35,670,096	100.00%

*  Gross investment holdings as valued in compliance with the NAIC Accounting Practices and Procedures Manual

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Reinsurance Disclosures
For the Years Ended December 31, 2020

(Dollars in thousands)

The following information regarding reinsurance contracts is presented to satisfy the disclosure requirements in SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance, which apply to reinsurance contracts entered into, renewed or amended on or after January 1, 1996.

1.  Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is subject to Appendix A-791, Life and Health Reinsurance Agreements, and includes a provision that limits the reinsurer's assumption of significant risks identified in Appendix A-791?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or similar effect.		Yes ☐	No ☒
If yes, indicate the number of reinsurance contracts to which such provisions apply: __________
If yes, indicate if deposit accounting was applied for all contracts subject to Appendix A-791 that limit significant risks.	Yes ☐	No ☐	N/A ☐

2.  Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is not subject to Appendix A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer's assumption of risk?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.		Yes ☐	No ☒
If yes, indicate the number of reinsurance contracts to which such provisions apply: __________
If yes, indicate whether the reinsurance credit was reduced for the risk-limiting features.	Yes ☐	No ☐	N/A ☐

3.  Does the Company have any reinsurance contracts (other than reinsurance contracts with a federal or state facility) that contain one or more of the following features which result in delays in payment in form or in fact:

a.  Provisions that permit the reporting of losses to be made less frequently than quarterly;

b.  Provisions that permit settlements to be made less frequently than quarterly;

c.  Provisions that permit payments due from the reinsurer to not be made in cash within ninety (90) days of the settlement date (unless there is no activity during the period); or

d.  The existence of payment schedules, accumulating retentions from multiple years, or any features inherently designed to delay timing of the reimbursement to the ceding entity.

e.	Yes ☐	No ☒

4.  Has the Company reflected reinsurance accounting credit for any contracts that are not subject to Appendix A-791 and not yearly renewable term reinsurance, which meet the risk transfer requirements of SSAP No. 61R?

Type of contract:	Response:	Identify reinsurance contract(s):	Has the insured event(s) triggering contract coverage been recognized?
Assumption reinsurance — new for the reporting period	Yes ☐ No ☒		N/A
Non-proportional reinsurance, which does not result in significant surplus relief	Yes ☐ No ☒		Yes ☐ No ☐ N/A ☐

Forethought Life Insurance Company
(A wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company)
Supplemental Schedule of Reinsurance Disclosures, continued
For the Years Ended December 31, 2020

(Dollars in thousands)

5.  Has the Company ceded any risk in a reinsurance agreement that is not subject to Appendix A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statements, and either:

a. Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or	Yes ☐	No ☐	N/A	☒
b. Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?	Yes ☐	No ☐	N/A	☒
If the answer to item (a) or item (b) is yes, include relevant information regarding GAAP to SAP differences to explain why the contract(s) is treated differently for GAAP and SAP below:
________________________________________________________________________________

Appendix A: State Variations

The following information is a summary of the states where the ForeStructured Growth and the ForeStructured Growth Advisory Contract or certain features and/or benefits vary from the Contract’s features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

State	Feature/Benefit	Variation
Connecticut	Right to Examine	When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Florida	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 21 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

Florida	Annuity Payments	The full Contract Value applied to an Annuity Option is not reduced for Withdrawal Charges or a Market Value Adjustment.
Georgia	Right to Examine

When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Minnesota	Right to Examine	When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
New Hampshire	Indexed Strategies	New Hampshire only allows one-year strategies. The six year strategies offered under the Contract are not available to New Hampshire residents at this time.
Right to Examine

When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Nevada	Right to Examine	When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
North Carolina	Right to Examine	When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Oklahoma	Right to Examine	When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Rhode Island	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

Texas	Right to Examine (I-share Contracts)	If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.
West Virginia	Right to Examine	When you return the Contract during the right to examine period, we will process your refund within two Valuation Days from the Valuation Day we receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

A-1

APPENDIX B: STRATEGY INTERIM VALUE

We calculate the Strategy Interim Value on each Valuation Day other than the first day of the Strategy Term. The Strategy Interim Value is used to calculate amounts available for surrender, partial withdrawal (including RMDs), annuitization or a payment of a Death Benefit that is taken from an Indexed Strategy, as well as for the Performance Lock feature. We also use the Strategy Interim Value to determine how much the Indexed Strategy Base is reduced following a partial withdrawal.

The Strategy Interim Value reflects the current value of each Indexed Strategy, taking into account market data for referenced Index and the time elapsed in the Strategy Term. It estimates the value of option contracts We may purchase that replicate Our obligation to calculate the Index Credit at the end of a Strategy Term and to assure We can meet Our payment obligations under the Indexed Strategy.

On the first day of the Strategy Term, the Strategy Interim Value is equal to the Indexed Strategy Base.

On any Valuation Day except for the first day of the Strategy Term as described above, the Strategy Interim Value is equal the Indexed Strategy Base x minimum of A and B), where

A is the Market Value of Options that would support Our payment obligations under the Indexed Strategies: (1 + Market Value of Options);

and

B represents the Index Cap, Participation Rate, and Tier Participation Rate prorated for the number of days elapsed in the Strategy Term: (1 + prorated rate)

For Index Strategies with an Index Cap, the prorated cap is calculated as A * B / C where

A = Index Cap

B = Number of calendar days elapsed in the Strategy Term

C = Number of calendar days in the Strategy Term

For Index Strategies with a Participation Rate, the prorated Participation Rate is calculated as Maximum (0, D * A * B / C) where:

A = Participation Rate

B = Number of calendar days elapsed in the Strategy Term

C = Number of calendar days in the Strategy Term

D = Term to Date Index performance

For Index Strategies with a Tier Participation Rate, the prorated Participation Rate is calculated as Maximum (0, E / F * (A * (Minimum(B,C) + D * Maximum(B-C,0)))) where:

A = Tier One Participation Rate

B = Term to Date Index performance

C = Tier Level

D = Tier Two Participation Rate

E = Number of calendar days elapsed in the Strategy Term

F = Number of calendar days in the Strategy Term

Market Value of Options

For each Indexed Strategy, We designate and value a portfolio of hypothetical option contracts that replicate option contracts We may purchase to support Our payment obligations under the Contract. We use the option contracts to estimate the gain or loss that would occur at the end of the Strategy Term. This estimate also incorporates the impact of the applicable Indexed Strategy Parameters on the Index Credit at the end of the Strategy Term as well as the estimated cost of exiting the hypothetical options prior the Ending Index Date. If the calculation did not include the prorated rate your Strategy Interim Value could be higher.

The calculation may result in values that are higher or lower than the values obtained from using other methodologies and models. It may also be higher or lower than actual market prices of similar or identical derivatives. As a result, the Strategy Interim Value you receive may be higher or lower than what other methodologies and models would produce.

The Strategy Interim Value may be less than the beginning Strategy Contract Value even when the term-to-date Index performance is positive. This is due to, among other factors, to external market inputs for volatilities, interest rates and dividends used in the valuation. The Strategy Interim Value is expected to be less than the term-to-date Index performance on any Valuation Day. Among other factors, this reflects the fact that if the Contract Value remained invested in the Indexed Strategy the possibility that the Index Return would be lower or negative at the end of the Strategy Term. The Strategy Interim Value reflects the amortization of the beginning Strategy Interim Value which represents the estimated cost of entering into the hypothetical derivatives at the beginning of the Strategy Term for each strategy. As a result, the estimated cost of entering and exiting the hypothetical derivatives results in a lower Strategy Interim Value.

We determine the methodology used to value the options contracts, which methodology may result in values that may vary higher or lower from other valuation estimates or from the actual selling price of identical options contract. Such variances may differ from Indexed Strategy to Indexed Strategy and from day to day.

The Market Value of Options uses a market value methodology to value replicating the portfolio of options that support this product. For each strategy, methods for valuing derivatives are based on market consistent inputs, such as from third party vendors.

The prorated portion of the calculation is based on the potential Index Credit to date, adjusted for the portion of time elapsed in the Strategy Term.

Strategy Interim Value for Point-to-Point with Cap and Buffer Strategies

Date	Index Value	Market Value of Options	Index Cap	Prorated Rate (1)	Indexed Strategy Base	Strategy Interim Value (2)
1/3/2023	1,000
1/4/2023	1,005		12.0%		$100,000.00	$100,000.00
6/29/2023	1,020	4.55%		5.78630%
6/30/2023	980	-1.00%		5.81918%	$100,000.00	$104,550.00
7/1/2023	1,080	8.40%		5.85205%	$100,000.00	$ 99,000.00
7/2/2023	1,070	7.90%		5.88493%	$100,000.00	$105,884.93

(1)	The prorated rate is calculated as the Index Cap multiplied by the number of calendar days elapsed in the Strategy Term divided by the number of calendar days in the Strategy Term. For this example, the Strategy Term begins on 1/4/2023, and is one year. The number of days in the Strategy Term is 365.

At 6/30/2023, the prorated rate is calculated as 12.0% * 177/365 = 5.81918%

At 7/1/2023, the prorated rate is calculated as 12.0% * 178/365 = 5.85205%

At 7/2/2023, the prorated rate is calculated as 12.0% * 179/365 = 5.88493%

(2)	The Strategy Interim Value is calculated as the (minimum of (one plus the Market Value of Options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The Market Value of Options used in the calculation of the Strategy Interim Value is the Market Value of Options as the end of the preceding Valuation Day.

At 6/30/2023, the Strategy Interim Value is calculated as minimum(1 + 4.55%, 1+ 5.81918%) * $100,000 = $104,550

At 7/1/2023, the Strategy Interim Value is calculated as minimum(1 + (-1.00%), 1 + 5.85205%) * $100,000 = $99,000

At 7/2/2023, the Strategy Interim Value is calculated as minimum(1 + 8.40%), 1 + 5.88493%) * $100,000 = $105,884.93

The Strategy Interim Value on a particular Valuation Day is not the Strategy Interim Value that the Contract would transact at. You will not know the Strategy Interim Value the Contract will transact at when you notify Us to process a withdrawal on the Contract. For example, if you submit a withdrawal request on 6/29/2023, the withdrawal will be processed on 7/1/2023 at a Strategy Interim Value of $99,000. The Strategy Interim Value on 7/1/2023 will not be known at the time the withdrawal request was submitted.

Strategy Interim Value with Partial Withdrawal

Date	Index Value	Market Value of Options	Prorated Rate	Indexed Strategy Base prior to Withdrawal	Strategy Interim Value prior to Withdrawal(1)(4)	Withdrawal	Indexed Strategy Base after withdrawal (3)	Strategy Interim Value after withdrawal (2)
1/3/2023	1,000
1/4/2023	1,005			$100,000.00	$100,000.00		$100,000.00	$100,000.00
6/29/2023	1,020	4.55%	5.78630%
6/30/2023	980	-1.00%	5.81918%	$100,000.00	$104,550.00		$100,000.00	$104,550.00
7/1/2023	1,080	8.40%	5.85205%	$100,000.00	$99,000.00	$25,000.00	$74,747.47	$74,000.00
7/2/2023	1,070	7.90%	5.88493%	$74,747.47	$79,146.31		$74,747.47	$79,146.31

For this example, assume a $25,000 partial withdrawal was requested on 6/29/2023 prior to the end of the Valuation Day. The withdrawal would be processed 7/1/2023.

(1)	On 7/1/2023, the Strategy Interim Value is calculated as the (minimum of (one plus the Market Value of Options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The Strategy Interim Value prior to the withdrawal is calculated as minimum(1 + (-1.00%), 1 + 5.85205%) * $100,000 = $99,000
(2)	The $25,000 partial withdrawal is reduced from the Strategy Interim Value. The Strategy Interim Value after the withdrawal is calculated as $99,000 - $25,000 = $74,000
(3)	The Indexed Strategy Base is reduced by the withdrawal in the same proportion that the Strategy Interim Value is reduced by the withdrawal. The factor for the reduction is derived as [1-(partial withdrawal)/(Strategy Interim Value prior to the withdrawal)] = (1 - ($25,000)/($99,000)] = 0.7474747. The Indexed Strategy Base after the withdrawal is calculated as the Indexed Strategy Base prior to the withdrawal multiplied by this factor, $100,000 * 0.7474747 = $74,747.47

(4)	On 7/2/2023, the Strategy Interim Value is calculated as the (minimum of (one plus the Market Value of Options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The Strategy Interim Value is calculated as minimum(1 + 8.40%), 1 + 5.88493%) * $74,747.47 = $79,146.31

Strategy Interim Value for Point-to-Point with Participation Rate and Buffer

Date	Index Value	Market Value of Options	Participation Rate	Prorated Rate (1)	Indexed Strategy Base	Strategy Interim Value (2)
1/3/2023	1,000
1/4/2023	1,005		95.0%		$100,000.00	$100,000.00
6/29/2023	1,050	4.70%
6/30/2023	980	-1.80%		2.30342%	$100,000.00	$102,303.42
7/1/2023	1,100	4.15%		0.00000%	$100,000.00	$98,200.00
7/2/2023	1,070	7.55%		4.65890%	$100,000.00	$104,150.00

(1)	The prorated rate is calculated as the Participation Rate multiplied by the number of calendar days elapsed in the Strategy Term divided by the number of days in the Strategy Term multiplied by the term to date Index performance. This value has a minimum of 0.00%. The term to date Index performance is calculated as the (Index Value as of the preceding Valuation Day divided by the Index Value as of the Starting Index Date minus one).

For this example, the Strategy Term is one year, and the number of calendar days in the Strategy Term is 365. The Strategy Term began on 1/4/2023, and the Starting Index Date is the Valuation Day immediately preceding, which would be 1/3/2023.

At 6/30/2023, the prorated rate is calculated as 95.0% * (177/365) *(1050/1000 - 1) = 2.30342%

At 7/1/2023, the prorated rate is calculated as 95.0% * (178/365) *(980/1000 - 1) = -0.92658%. This is less than 0.00%, so the prorated rate is equal to 0.00%.

At 6/30/2023, the prorated rate is calculated as 95.0% * (179/365) *(1100/1000 - 1) = 4.65890%

(2)	The Strategy Interim Value is calculated as the (minimum of (one plus the Market Value of Options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base. The Market Value of Options used in the calculation of the Strategy Interim Value is the Market Value of Options as the end of the preceding Valuation Day.

At 6/30/2023, the Strategy Interim Value is calculated as minimum(1 + 4.70%, 1+ 2.30342%) * $100,000 = $102,303.42.

At 7/1/2023, the Strategy Interim Value is calculated as minimum(1 + (-1.80%), 1 + 0.00%) * $100,000 = $98,200

At 7/2/2023, the Strategy Interim Value is calculated as minimum(1 + 4.15%), 1 + 4.65890%) * $100,000 = $104,150.00.

Strategy Interim Value for Point-to-Point with Tier Participation Rate and Buffer

Date	Index Value	Market Value of Options	Tier One Participation Rate	Tier Two Participation Rate	Tier Level	Prorated Rate (1)	Indexed Strategy Base	Strategy Interim Value (2)
1/3/2023	1,000
1/4/2023	1,005		100.0%	150.0%	10.0%		$100,000.00	$100,000.00
6/29/2025	1,150	5.15%
6/30/2025	980	-1.25%				7.24909%	$100,000.00	$105,150.00
7/1/2025	1,050	5.60%				0.00000%	$100,000.00	$98,750.00
7/2/2025	1,070	8.05%				2.07573%	$100,000.00	$102,075.73

(1)	The prorated rate is calculated as the (minimum of the term to date Index performance and the Tier Level), multiplied by the Tier One Participation Rate plus the (maximum of the (term to date Index performance minus the Tier Level) and zero) multiplied by the Tier Two Participation Rate. That amount is multiplied by the number of calendar days elapsed in the Strategy Term divided by the number of calendar days in the Strategy Term. The prorated rate has a minimum of 0.00%. The term to date Index performance is calculated as the (Index Value as of the preceding Valuation Day divided by the Index Value as of the Starting Index Date minus one).

For this example, the Strategy Term is six years, and the number of days in the Strategy Term is 2191. The Strategy Term began on 1/4/2023, and the Starting Index Date is the Valuation Day immediately preceding, which would be 1/3/2023.

At 6/30/2025, the prorated rate is calculated as (minimum(1150/1000 - 1, 10%)*100 + maximum (1150/1000 - 1 - 10%,0)*150%)*(908/2192) = (minimum(15%,10%) * 100% + maximum(15%-10%,0)*150%)*(908/2192) = 7.24909%

At 7/1/2025, the prorated rate is calculated as (minimum(980/1000 - 1, 10%)*100 + maximum(980/1000 - 1 - 10%,0)*150%)*(909/2192) = (minimum(-2%,10%) * 100% + maximum(-2%-10%,0)*150%)*(909/2192) = -0.82938%. This is less than 0.00%, and the prorated rate is set equal to 0.00%

At 7/2/2025, the prorated rate is calculated as (minimum(1050/1000 - 1, 10%)*100 + maximum(1050/1000 - 1 - 10%,0)*150%)*(910/2192) = (minimum(5%,10%) * 100% + maximum(5%-10%,0)*150%)*(910/2192) = 2.07573%

(2)	The Strategy Interim Value is calculated as the (minimum of (one plus the Market Value of Options) and (one plus the prorated rate)) multiplied by the Indexed Strategy Base

At 6/30/2025, the Strategy Interim Value is calculated as minimum(1 + 5.15%, 1+ 7.24909%) * $100,000 = $105,150

At 7/1/2025, the Strategy Interim Value is calculated as minimum(1 + (-1.25%), 1 + 0.00%) * $100,000 = $98,750

At 7/2/2025, the Strategy Interim Value is calculated as minimum(1 + 8.05%), 1 + 2.07573%) * $100,000 = $102,075.73

APPENDIX C: EXAMPLES illlustrating calculation of index credit FoR AGGREGATE FLOOR INDEXED STRATEGIES with aggregate floor percentages

The Contract offers Aggregate Floor Indexed Strategies that use an Aggregate Floor Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

Aggregate Floor Up Market Example with Optional Aggregate Floor Percentage Reset

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Index Strategy Base	Index Credit	Strategy Contract Value	Aggregate Floor Percentage Reset	End Aggregate Floor	End Aggregate Floor %	Index Caps
1/3/2023	1,000			0				90,000	-10.0%	10.0%
1/4/2023	1,005	90,000 (1)	-10.0%	100,000		100,000	No	90,000	-10.0%	10.0%
1/3/2024	1,100	90,000	-10.0%	100,000		100,000		90,000	-10.0%	10.0%
1/4/2024	1,090	90,000	-10.0%	110,000	10% (2)	110,000	No	90000 (3)	-18.2% (4)	16.5%
1/3/2025	1,250	90,000	-18.2%	110,000		110,000		90,000	-18.2%	16.5%
1/4/2025	1,275	90,000	-18.2%	125,000	13.63% (5)	125,000	No	100,000 (6)	-20% (7)	22.0%
1/3/2026	1,400	100,000	-20.0%	125,000		125,000		100,000	-20.0%	22.0%
1/4/2026	1,405	100,000	-20.0%	140,000	12% (8)	140,000	Yes (9)	126,000 (9)	-10% (9)	10% (9)

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1) Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor Percentage = 100,000 * (1 + -0.10) = 90,000.

(2) Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,100 / 1,000 - 1 = 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(10%, 10%) = 10%.

(3) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 110,000 * (1 + -0.20)) = 90,000.

(4) Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 110,000 - 1 = -18.2%.

(5) Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -18.2%, the Index Cap is 16.5%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,250 / 1,100 - 1 = 13.6%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(13.6%, 16.5%) = 13.6%.

(6) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 125,000 * (1 + -0.20)) = 100,000.

(7) Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 100,000 / 125,000 = -20.0%.

(8) Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap is 22%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,400 / 1,250 - 1 = 12.0%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(12.0%, 22.0%) = 12.0%.

(9) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(100,000, 140,000 * (1+ -0.20)) = 112,000. However, at this Anniversary, assume the client elected to exercise the optional Aggregate Floor Percentage Reset. When this option is elected, the Aggregate Floor Percentage is set to the initial Aggregate Floor Percentage, -10.0%, and the Aggregate Floor is calculated as the Strategy Contract Value multiplied by one plus the initial Aggregate Floor Percentage = 140,000 * (1+-0.10) = 126,000. Electing this option allows the client to decrease the potential loss by reducing the Aggregate Floor Percentage. In exchange, the Index Caps may be lower than if the option was not exercised. If the optional rest was not elected, the Index Caps for the following Strategy Term would have been 22.0%. By electing the optional reset, the Index Caps for the following Strategy Term will be 10.0%.

Aggregate Floor Down Market Example with Optional Aggregate Floor Percentage Reset

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Index Strategy Base	Index Credit	Strategy Contract Value	Aggregate Floor Percentage Reset	End Aggregate Floor	End Aggregate Floor %	Index Caps
1/3/2023	1,000			0				90,000	-10.0%	10.0%
1/4/2023	1,005	90,000 (1)	-10.0%	100,000		100,000	No	90,000	-10.0%	10.0%
1/3/2024	950	90,000	-10.0%	100,000		100,000		90,000	-10.0%	10.0%
1/4/2024	1,090	90,000	-10.0%	95,000	-5% (2)	95,000	No	90,000 (3)	-5.3% (4)	4.50%
1/3/2025	855	90,000	-5.3%	95,000		95,000		90,000	-5.3%	4.50%
1/4/2025	800	90,000	-5.3%	90,000	-5.3% (5)	90,000	Yes (6)	81,000 (6)	-10% (6)	10.0% (6)

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)  Beginning Aggregate Floor.  The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10) = 90,000.

(2)  Index Credit.  The Index Caps vary by the Aggregate Floor Percentage.  Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%.  The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 950/ 1,000 - 1 = -5.0%.  Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-5.0%, -10.0%) = -5.0%

(3)  Ending Aggregate Floor.  Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 95,000 * (1 + -0.20)) = 90,000.

(4)  Ending Aggregate Floor Percentage.  The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 95,000 - 1 = -5.3%.

(5)  Index Credit.  The Index Caps vary by the Aggregate Floor Percentage.  Since the Aggregate Floor Percentage is -5.3%, the Index Cap is 4.50%.  The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 855 / 950 - 1 = -10.0%.  Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-10.0%, -5.3%) = -5.3%

(6)  Ending Aggregate Floor.  Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 90,000 * (1 + -0.20)) = 90,000.  However, at this Anniversary, assume the client elected to exercise the optional Aggregate Floor Percentage Reset.  When this option is elected, the Aggregate Floor Percentage is set to the initial Aggregate Floor Percentage, -10.0%, and the Aggregate Floor is calculated as the Strategy Contract Value multiplied by one plus the initial Aggregate Floor Percentage = 90,000 * (1+-0.10) = 81,000.  Electing this option allows the client to increase the potential gains by increasing the Index Caps for the next Strategy Term; if the optional reset was not elected, the Index Caps for the following Strategy Term would have been 2.50%.  By electing the optional reset, the Index Caps for the following Strategy Term will be 10.0%.  In exchange, the potential for loss has also increased.

The Example below illustrates the calculation of the Index Credit for Indexed Strategies that use Aggregate Floor Percentages:

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Indexed Strategy Base	Index Credit	Strategy Contract Value	Withdrawals	Transfers In/(Out)	End Aggregate Floor	End Aggregate Floor %
1/3/2023	1,000			0			0	100,000	90,000	-10.0%
1/4/2023	1,005	90,000 (1)	-10.0%	100,000		100,000	0	0	90,000	-10.0%
1/3/2024	1,070	90,000	-10.0%	100,000		105,000	0	0	90,000	-10.0%
1/4/2024	1,090	90,000	-10.0%	107,000	7.0% (2)	107,000	0	0	90,000 (3)	-15.9% (4)
6/29/2024	1,200	90,000	-15.9%	107,000		110,000	6,000	0	85,091 (5)	-15.9%
6/30/2024	1,205	85,091	-15.9%	101,164 (6)		104,000	0	0	85,091	-15.9%
1/3/2025	1,300	85,091	-15.9%	101,164		108,000	0	0	85,091	-15.9%
1/4/2025	1,275	85,091	-15.9%	113,809	12.5% (7)	113,809	0	0	91,047 (8)	-20%
1/3/2026	800	91,047	-20.0%	113,809		113,809	0	0	91,047	-20.0%
1/4/2026	810	91,047	-20.0%	91,047	-20% (9)	91,047	0	0	91,047 (10)	0.0%
1/3/2027	750	91,047	0.0%	91,047		91,047	0	0	91,047	0.0%
1/4/2027	775	91,047	0.0%	91,047	0.0%	91,047	0	-40,000	51,047 (11)	0.0%
1/3/2028	825	51,047	0.0%	51,047		51,047	0	0	51,047	0.0%
1/4/2028	875	51,047	0.0%	52,323	2.5%	52,323	0	26,160	74,591 (12)	-5.0%
1/3/2029	950	74,591	-5.0%	78,483		78,483	0	0	74,591	-5.0%
1/4/2029	960	74,591	-5.0%	82,015	4.5%	82,015	0	0	74,591	-9.1%

The Aggregate Floor Percentage and the corresponding Index Caps may change annually according to prior year performance, as Index Caps will be determined by a renewal table, which aligns the Index Caps to the Aggregate Floor Percentage at the beginning of the Indexed Strategy Term. The Index Caps are guaranteed to never be less than minimum guaranteed Index Caps in your Contract. At least ten days prior to the start of each Strategy Term, We will make available the applicable Index Caps, which varies by Aggregate Floor Percentage, however, the Aggregate Floor Percentage for the next Strategy Term will not be set until the end of the current Strategy Term.

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1) Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10) = 90,000.

(2) Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the Ending Index Value divided by the Beginning Index Value

C-1

minus one = 1,070 / 1,000 - 1 = 7%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(7%, 10%) = 7%.

(3) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 107,000 * (1 + -0.20)) = 90,000.

(4) Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 107,000 - 1 = -15.9%.

(5) Ending Aggregate Floor. Following a Withdrawal, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 - 6,000 / 110,000 = 0.94545. The Aggregate Floor following the Withdrawal = 90,000 * 0.94545 = 85,091.

(6) Indexed Strategy Base. Following a Withdrawal, the Indexed Strategy Base is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 - 6,000 / 110,000 = 0.94545. The Indexed Strategy Base following the Withdrawal = 107,000 * 0.94545 = 101,164.

(7) Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -15.9%, the Index Cap is 12.5%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,300 / 1,070 - 1 = 21.5%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(21.5%, 12.5%) = 12.5%.

(8) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(85,091, 113,809 * (1 + -0.20)) = 91,047.

(9) Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap is 22%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 800 / 1,300 - 1 = -38.5%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-38.5%, -20%) = -20%.

(10) Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(91,047, 91,047 * (1 + -0.20)) = 91,047.

(11) Ending Aggregate Floor. Following a transfer out of the Indexed Strategy, the Aggregate Floor is reduced by the Transfer Amount multiplied by one plus the maximum of the Minimum Aggregate Floor Percentage and the prior period Aggregate Floor divided by the Strategy Contract Value minus 1 = 91,047 - 40,000 * (1 + maximum(-20%, 91,047 / 91,047 -1)) = 51,047.

(12) Ending Aggregate Floor. Following a transfer into the Indexed Strategy, the Aggregate Floor is increased by the Transfer amount multiplied by one plus the initial Aggregate Floor Percentage = 51,047 + 26,000 * (1 + -0.10) = 74,591.

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APPENDIX D: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR ALL INDEXED STRATEGIES WITH BUFFER PERCENTAGES AND FOR THE CAP WITH 0% FLOOR INDEXED STRATEGY

The Contract offers Indexed Strategies that use either a Floor Percentage or a Buffer Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

The Examples below illustrate the calculation of the Index Credit for Indexed Strategies that use Floor Percentages and for Indexed Strategies that use Buffer Percentages:

Example Illustrating Calculation of Indexed Strategy with a One Year Strategy Term

Example 1 – Positive Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2024	1,020	0
1/4/2024	1,050	0	2.0%	1.6%	2.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 1,020 / 1,000 - 1 = 2.0%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Cap is 3%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(3%, 2%) = 2.0%.

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 2.0% * 80% = 1.6%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(12%, 2%) = 2.0%.

Example 2 – Negative Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2024	925	0
1/4/2024	895	0	0.0%	0.0%	0.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 925 / 1,000 - 1 = -7.5%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Capis 3%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the Indexed Strategy.

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Capis 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Example 3 – Positive Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2024	1,225	0
1/4/2024	1,200	0	3.0%	18.0%	12.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 1,225 / 1,000 - 1 = 22.5%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Cap is 3%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(3%, 22.5%) = 3.0%.

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 22.5% * 80% = 18.0%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum (12%, 22.5%) = 12.0%.

Example 4 – Negative Index Return:

			Index Credit (1 Year Strategies)
Date	Index Value	Premiums	Cap with 0% Floor	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2024	850	0
1/4/2024	860	0	0.0%	-5.0%	-5.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 850 / 1,000 - 1 = -15%.

Cap with 0% Floor: Strategy is a 1-year Point-to-Point with Cap and a 0% Floor. The Index Cap is 3%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the.

Indexed Strategy

Participation Rate with Buffer: Strategy is a 1-year Point-to-Point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Cap with Buffer: Strategy is a 1-year Point-to-Point with Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Example Illustrating Calculation of Indexed Strategy with a Six Year Strategy Term

Example 1 – Positive Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tier Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2029	1,175	0
1/4/2029	1,205	0	17.5%	17.5%	17.5%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 1,175 / 1,000 - 1 = 17.5%.

Tier Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and less than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level = 100% * minimum(17.5%, 20%) = 17.5%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 17.5% * 100% = 17.5%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(100%, 17.5%) = 17.5%.

Example 2 – Negative Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tier Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2029	925	0
1/4/2029	895	0	0.0%	0.0%	0.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 925 / 1,000 - 1 = -7.5%.

Tier Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Example 3 – Positive Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tier Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2029	2,100	0
1/4/2029	2,050	0	128.0%	110.0%	100.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 2,100 / 1,000 - 1 = 110%.

Tier Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tier Participation and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and greater than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level plus the Tier 2 Participation Rate multiplied by the Index Return less the Tier Level = 100% * minimum(110, 20%) + 120% * (110% - 20%) = 128%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 110% * 100% = 110%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(100%, 110%) = 100%.

Example 4 – Negative Index Return:

			Index Credit (6 Year Strategies)
Date	Index Value	Premiums	Tier Participation Rate with Buffer	Participation Rate with Buffer	Cap with Buffer
1/3/2023	1,000	0
1/4/2023	1,005	100,000
1/3/2029	700	0
1/4/2029	720	0	-20.0%	-10.0%	-10.0%

Index Return: The Issue Date is 1/4/2023. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to Contract Anniversary. The Index Return is 700 / 1,000 - 1 = -30%.

Tier Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%.

Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 10%) = -20%.

Participation Rate with Buffer: Strategy is a 6-year Point-to-Point with Participation and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30 + 20%) = -10%.

Cap with Buffer: Strategy is a 6-year Point-to-Point with Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10%.

APPENDIX E: EXAMPLES ILLUSTRATING CALCULATION OF THE WITHDRAWAL CHARGE AND FREE WITHDRAWAL AMOUNT (FWA)

Gross Partial Withdrawal in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 10,000.00
MVA Percentage	4%
Withdrawal Charge percentage	7%
Gross Withdrawal	$ 25,000.00
Amount Subject to Withdrawal Charge (1)	$ 15,000.00
Withdrawal Charge (2)	$ 1,050.00
MVA (3)	$ 600.00
Withdrawal Proceeds (4)	$ 23,350.00
New Indexed Strategy Base (5)	$ 75,000.00
Strategy Interim Value after Partial Withdrawal (6)	$ 75,000.00

(1) Amount Subject to Withdrawal Charge = Gross Withdrawal - Remaining FWA = $25,000 - $10,000 = $15,000

(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $15,000 * 7% = $1050

(3) MVA = Amount Subject to Withdrawal Charge * MVA Percentage = $15,000 * 4% = $600

(4) Withdrawal Proceeds = Gross Withdrawal - Withdrawal Charge - MVA= $25,000 - $1050 - $600 = $23,350

(5) New Indexed Strategy Base = Indexed Strategy Base * [1- (Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1-($25,000 / $100,000)] = $75,000

(6) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $25,000 = $75,000

Full Surrender in year 4: 6% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 10,000.00
MVA Percentage	4%
Withdrawal Charge percentage	6%
Gross Withdrawal	$ 100,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge (2)	$ 5,400.00
MVA(3)	$ 3,600.00
Withdrawal Proceeds (4)	$ 91,000.00
New Indexed Strategy Base (5)	$ 0.00
Strategy Interim Value after Partial Withdrawal (6)	$ 0.00

(1) Amount Subject to Withdrawal Charge = Gross Withdrawal - Remaining FWA = $100,000 - $10,000 = $90,000

(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 6% = $5,400

(3) MVA = Amount Subject to Withdrawal Charge * MVA Percentage = $90,000 * 4% = $3,600

(4) Withdrawal Proceeds = Gross Withdrawal - Withdrawal Charge - MVA = $100,000 - $5,400 - $3,600 = $91,000
(5) New Indexed Strategy Base = Indexed Strategy Base * [1-(Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1- ($100,000 / $100,000)] = $0
(6) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $100,000 = $0

Net Partial Withdrawal in year 3: 2% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 10,000.00
MVA Percentage	4%
Withdrawal Charge percentage	2%
Net Withdrawal	$ 25,000.00
Gross Withdrawal (1)	$ 25,957.45
Amount Subject to Withdrawal Charge (2)	$ 15,957.45
Withdrawal Charge (3)	$ 319.15
MVA(4)	$ 638.30
Withdrawal Proceeds (5)	$ 25,000.00
New Indexed Strategy Base (6)	$ 74,042.55
Strategy Interim Value after Partial Withdrawal (7)	$ 74,042.55

(1)   Gross Withdrawal = [Net Withdrawal - Remaining FWA * (Withdrawal Charge percentage + MVA Percentage)] / (1 - Withdrawal Charge Percentage - MVA Percentage) = [$25,000 - $10,000 * (2% + 4%)] / (1 - 2% - 4%) = $25,957.45

(2) Amount Subject to Withdrawal Charge = Gross Withdrawal - Remaining FWA = $25,957.45 - $10,000 = $15,957.45
(3) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $15,957.45 * 2% = $319.5
(4) MVA= Amount Subject to Withdrawal Charge * MVA Percentage = $15,957.45 * 4% = $638.30
(5) Withdrawal Proceeds = Gross Withdrawal - Withdrawal Charge - MVA Charge = $25,957.45 - $319.15 - $638.30 = $25,000
(6) New Indexed Strategy Base = Indexed Strategy Base * [1- (Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1 - ($25,957.45 / $100,000)] = $74,042.55
(7) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $25,957.45 = $74,042.55

Advisory Fee in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$ 100,000.00
Beginning Strategy Interim Value	$ 100,000.00
Remaining FWA	$ 500.00
MVA Percentage	4%
Withdrawal Charge percentage	7%
Advisory Fee	$ 1,000.00
Amount Subject to Withdrawal Charge (1)	$ 0.00
Withdrawal Charge (2)	$ 0.00
MVA (3)	$ 0.00
Withdrawal Proceeds (4)	$ 1,000.00
Remaining FWA After Withdrawal	$ 500.00
New Indexed Strategy Base (5)	$ 99,000.00
Strategy Interim Value after Partial Withdrawal (6)	$ 99,000.00

(1) Amount Subject to Withdrawal Charge = $0 (advisory fees are not subject to surrender charges and/or MVA if taken as part of Our systematic withdrawal program)
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge Percentage = $0 * 7% = $0
(3) MVA= Amount Subject to Withdrawal Charge * MVA Percentage = $0 * 4% = $0
(4) Withdrawal Proceeds = advisory fee - Withdrawal Charge - MVA Charge = $1,000 - $0 - $0 = $1,000
(5) New Indexed Strategy Base = Indexed Strategy Base * [1-(Gross Withdrawal / Beginning Strategy Interim Value)] = $100,000 * [1-($1,000 / $100,000)] = $99,000
(6) Strategy Interim Value after Partial Withdrawal = Beginning Strategy Interim Value - Gross Withdrawal = $100,000 - $1,000 = $99,000

APPENDIX F: EXAMPLES ILLUSTRATING CALCULATION OF MARKET VALUE ADJUSTMENT (mVA)

Issue date: 7/1/2023
Surrender date: 3/29/2024
Full Surrender - Positive MVA Percentage
Contract Value as of 3/29/2024	$ 100,000.00
Remaining FWA	$ 10,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge percentage	9%
Withdrawal Charge (2)	$ 8,100.00
Minimum Nonforfeiture Amount	$ 87,500.00
Dollar Limit for MVA Amount (3)	$ 4,400.00
Preliminary MVA Percentage (4)	3.9452%
MVA Percentage Limit (5)	4.8889%
MVA Percentage (6)	3.9452%
MVA (7)	$ 3,550.68
Withdrawal Proceeds (8)	$ 88,349.32
(1) Amount Subject to Withdrawal Charge = Contract Value - Remaining FWA = $100,000- $10,000= $90,000
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 9% = $8,100
(3) Dollar Limit for MVA = Contract Value - Withdrawal Charge - Minimum Nonforfeiture Amount = $100,000 - $8,100 - $87,500 = $4,400
(4) Preliminary MVA Percentage = A*(B-C)*(N/365) where
A = MVA Percentage Factor = 100%
B = MVA Index number on the MVA Index Date associated with date of withdrawal = .0275
C = MVA Index number on the MVA Index Date associated with the Issue Date = .02
N = Number of days remaining in Withdrawal Charge Period = 1920
Preliminary MVA Percentage =100%*(0.0275-0.02)*(1920/365) = 3.9452%
(5) MVA Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to Withdrawal Charge = $4,400/ $90,000 = 4.8889%

(6)   MVA Percentage = minimum(Preliminary MVA Percentage, MVA Limit) = minimum(3.9452%, 4.8889%) = 3.9452% Since the Preliminary MVA Percentage is positive, the MVA Percentage is equal to the lesser of the Preliminary MVA Percentage and the MVA Percentage Limit.

(7) MVA = MVA Percentage * Amount Subject to Withdrawal Charge = 3.9452% * $90,000 = $3,550.68

(8) Withdrawal Proceed = Contract Value - Withdrawal Charge - MVA Amount = $100,000- $8,100 – 3,550.68 = $88,349.32

F-1

Surrender date: 3/29/2024
Full Surrender - Negative MVA Percentage
Contract Value as of 3/29/2024	$ 100,000.00
Remaining Free Withdrawal Amount	$ 10,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge percentage	9%
Withdrawal Charge (2)	$ 8,100.00
Minimum Nonforfeiture Amount	$ 87,500.00
Dollar Limit for MVA Amount (3)	$ 4,400.00
Preliminary MVA Percentage (4)	-2.6301%
MVA Percentage Limit (5)	4.8889%
MVA Percentage (6)	-2.6301%
MVA (7)	$ -2,367.12
Withdrawal Proceeds (8)	$ 94,267.12
(1) Amount Subject to Withdrawal Charge = Contract Value - Remaining FWA = $100,000 - $10,000 = $90,000
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 9% = $8,1000
(3) Dollar Limit for MVA Amount = Contract Value - Withdrawal Charge - Minimum Nonforfeiture Amount = $90,000 - $8,100 - $87,500 = $4,400

(4) Preliminary MVA Percentage = A*(B-C)*(N/365) where

A = MVA Percentage Factor = 100%

B = MVA Index number on the MVA Index Date associated with date of withdrawal = .0275

C = MVA Index number on the MVA Index Date associated with the Issue Date = .0325

N = Number of days remaining in Withdrawal Charge Period = 1920
Preliminary MVA Percentage = 100%*(0.0275-0.0325)*(1920/365) = -2.6301%
(5) MVA Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to Withdrawal Charge = $4,400/ $90,000 = 4.8889%

(6)   MVA Percentage = maximum(Preliminary MVA Percentage, MVA Limit) = maximum(-2.6301,-4.8889) = -2.6301 Since the Preliminary MVA Percentage is negative, the MVA Percentage is equal to the greater of the Preliminary MVA Percentage and the MVA Percentage Limit multiplied by -1 (negative one)

(7) MVA = MVA Percentage * Amount Subject to Withdrawal Charge = -2.6301% * $90,000 = -$2,367.12
(8) Withdrawal Proceeds = Contract Value - Withdrawal Charge - MVA Amount = $100,000 - $8,100 - (-$2,367.12) = $94,267.12

F-2

Issue date: 7/1/2023
Surrender date: 3/29/2024
Full Surrender - Positive MVA Percentage that hits MVA Limit
Contract Value as of 3/29/2024	$ 100,000.00
Remaining FWA	$ 10,000.00
Amount Subject to Withdrawal Charge (1)	$ 90,000.00
Withdrawal Charge percentage	9%
Withdrawal Charge (2)	$ 8,100.00
Minimum Nonforfeiture Amount	$ 87,500.00
Dollar Limit for MVA Amount (3)	$ 4,400.00
Preliminary MVA Percentage (4)	9.2055%
MVA Percentage Limit (5)	4.8889%
MVA Percentage (6)	4.8889%
MVA (7)	$ 4,400.00
Withdrawal Proceeds (8)	$ 87,500.00
(1) Amount Subject to Withdrawal Charge = Contract Value - Remaining FWA = $100,000 - $10,000 = $90,000
(2) Withdrawal Charge = Amount Subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 9% = $8,100
(3) Dollar Limit for MVA Amount = Contract Value - Withdrawal Charge - Minimum Nonforfeiture Amount = $90,000 - $8,100 - $87,500 = $4,400

(4) Preliminary MVA Percentage = A*(B-C)*(N/365) where

A = MVA Percentage Factor = 100%

B = MVA Index number on the MVA Index Date associated with date of withdrawal = .0375

C = MVA Index number on the MVA Index Date associated with the Issue Date = .02

N = Number of days remaining in Withdrawal Charge Period = 1920
Preliminary MVA Percentage =100%*(0.0375-0.02)*(1920/365) = 9.2055%
(5) MVA Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to Withdrawal Charge = $4,400/ $90,000 = 4.8889%

(6)   MVA Percentage = minimum(Preliminary MVA Percentage, MVA Limit) = minimum(9.2055%, 4.8889%) = 4.8889% Since the Preliminary MVA Percentage is positive, the MVA Percentage is equal to the lesser of the Preliminary MVA Percentage and the MVA Percentage Limit.

(7) MVA = MVA Percentage * Amount Subject to Withdrawal Charge = 4.8889% * $90,000 = $4,400
(8) Withdrawal Proceeds = Contract Value - Withdrawal Charge - MVA Amount = $100,000 - $8,100 - $4,400 = $87,500

F-3

APPENDIX G: EXAMPLES ILLUSTRATING CALCULATION OF THE OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

Example for calculation of the Rider Charge

Optional Return of Premium Death Benefit - Rider Charge
Indexed Strategy Base prior to Rider Charge	$ 95,000.00
Strategy Contract Value prior to Rider Charge	$ 104,500.00
Return of Premium Base	$ 100,000.00
Rider Charge Percentage	0.15%
Rider Charge (1)	$ 150.00
Indexed Strategy Base after the Rider Charge (3)	$ 94,863.64
Strategy Contract Value after the Rider Charge (2)	$ 104,350.00

(1) The Rider Charge for the Return of Premium Death Benefit rider is assessed annually at the end of the Contract Year. Rider Charge is calculated as the Return of Premium Base times the Rider Charge percentage: $100,000 * 0.15% = $150

(2) The Strategy Contract Value is reduced by the Rider Charge, $104,500 - $150 = $104,350

(3) The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 - (Rider Charge)/(Strategy Contract Value prior to rider charge)] = [1 - ($150)/($104,500)] = 0.9985646. The Indexed Strategy Base after the Rider Charge is calculated as the Indexed Strategy Base prior to the Rider Charge multiplied by this factor, $95,000 * 0.9985646 = $94,863.64

Example for calculation of prorated Rider Charge

Optional Return of Premium Death Benefit - Prorated Rider Charge at Full Surrender
Anniversary Date	1/4/2023
Full Surrender Date	8/1/2023
Indexed Strategy Base prior to Rider Charge	$ 100,000.00
Strategy Contract Value prior to Rider Charge	$ 105,000.00
Return of Premium Base	$ 100,000.00
Rider Charge Percentage	0.15%
Prorated Rider Charge (1)	$ 85.89
Indexed Strategy Base after the Rider Charge	$ 99,918.20
Strategy Contract Value after the Rider Charge	$ 104,914.11
Remaining Free Withdrawal Amount	$ -
Withdrawal Charge Percentage	6.0%
Withdrawal Charge (2)	$ 6,294.85
Withdrawal Proceeds (3)	$ 98,619.26

(1) A prorated Rider Charge is assessed if the rider is terminated for any reason other than for death or annuitization. In this example, the rider is terminated at a request for full surrender. The prorated Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base multiplied by number of days since Contract Anniversary divided by the number of days in the Contract Year: 0.15% * $100,000 * (209/365) = $85.89

(2) The prorated Rider Charge is reduced from the Strategy Contract Value prior to the application of the Withdrawal Charge percentage. The Withdrawal Charge is calculated as the (Strategy Contract Value minus the remaining Free Withdrawal Amount) times the Withdrawal Charge percentage: ($104,914.11 - 0) * 6.0% = $6,294.85

(3) The Withdrawal proceeds is calculated as the Strategy Contract Value minus the Withdrawal Charge: $104,914.11 - $6,294.85 = $98,619.26

Impact of Withdrawals on Return of Premium Base (B-Share/I-Share)

Optional Return of Premium Death Benefit - Withdrawals
Contract Value prior to Withdrawal	$ 95,000.00
Return of Premium Base prior to Withdrawal	$ 100,000.00
Partial Withdrawal	$ 25,000.00
Contract Value after the Withdrawal (1)	$ 70,000.00
Return of Premium Base after the Withdrawal (2)	$ 73,684.21

(1) Contract Value is reduced by the partial withdrawal, $95,000 - $25,000 = $70,000

(2) The Return of Premium Base is reduced for withdrawals in the same proportion that the Contract Value is reduced by the withdrawal. The factor for the reduction is derived as [1 - (partial withdrawal)/(Contract Value prior to withdrawal)] = [1 - ($25,000)/($95,000)] = 0.7368421. The Return of Premium Base after the withdrawal is calculated as the Return of Premium Base prior to the withdrawal multiplied by this factor, $100,000 * 0.7368421 = $73,684.21

Impact of advisory fees on Return of Premium Base (I - Share)

Optional Return of Premium Death Benefit - Advisory Fees
Contract Value prior to Advisory Fee	$ 95,000.00
Return of Premium Base prior to Advisory Fee	$ 100,000.00
Advisory Fee	$ 950.00
Contract Value after the deduction of Advisory Fee (1)	$ 94,050.00
Return of Premium Base after the deduction of Advisory Fee (2)	$ 100,000.00

(1) Contract Value is reduced by the advisory fee, $95,000 - $950 = $94,050

(2) The Return of Premium Base is not reduced for advisory fees. The Return of Premium Base following the withdrawal is $100,000.

Example of Death Benefit in Market Scenario

Date	Premium	Beginning Indexed Strategy Base	Beginning Contract Value	Return of Premium Base	Rider Charge(1)	Index Credit	Ending Indexed Strategy Base (3)	Ending Contract Value (2) (4)	Death Benefit (5)
1/4/2023	100,000.00	100,000.00	100,000.00	100,000.00		0.00%			100,000.00
1/3/2024		100,000.00	105,000.00	100,000.00	150	0.00%	99,857.14	104,850.00	104,850.00
1/4/2024		99,857.14	99,857.14	100,000.00	0	7.00%	106,847.14	106,847.14	106,847.14
1/3/2025		106,847.14	98,299.37	100,000.00	150	0.00%	106,684.10	98,149.37	100,000.00
1/4/2025		106,684.10	98,149.37	100,000.00	0	-10.00%	96,015.69	96,015.69	100,000.00 (2)

(1)	The Rider Charge is calculated at the end of the Contract Year. The Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base. For this example, the Rider Charge percentage is 0.15%

On 1/3/2024, the Rider Charge is calculated as 0.15% * $100,000 = $150

On 1/3/2025, the Rider Charge is calculated as 0.15% * $100,000 = $150

(2)	The Strategy Contract Value is reduced by the dollar amount of the Rider Charge.

On 1/3/2024, the ending Strategy Contract Value is $105,000 - $150 = $104,850.00

On 1/3/2025, the ending Strategy Contract Value is $98,299.37 - $150 = $98,149.37

(3)	The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 - (Rider Charge)/(Strategy Contract Value prior to rider charge)].

On 1/3/2024, the ending Indexed Strategy Base is calculated as $100,000 * [1-($150)/($105,000)] = $99,857.14

On 1/3/2025, the ending Indexed Strategy Base is calculate as $106,847.14 * [1-($150)/($98,299.37)] = $106,684.10

(4)	The Strategy Contract Value on the date the Index Credit is applied is calculated as one plus the Index Credit multiplied by the Indexed Strategy Base.

On 1/4/2024, the ending Strategy Contract Value is $98,857.14 * (1+7%) = $106,847.14

On 1/4/2025, the ending Strategy Contract Value is $106,684.10 *(1+(-10%) = $96,015.69

(5)	The Death Benefit is the greater of the Contract Value and the Return of Premium Base.

On 1/4/2024, the Death Benefit is $106,847.14. The Death Benefit is equal to the greater of the Contract Value, $106,847.14, and the Return of Premium Base, $100,000.00.

On 1/4/2025, the Death Benefit is $100,000.00. The Death Benefit is equal to the greater of the Contract Value, $98,149.37, and the Return of Premium Base, $100,000.00.

APPENDIX H: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE LOCK

Performance Lock for Indexed Strategies with a 6-Year Strategy Term
Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/3/2023		1000	$100,000	$0
1/4/2023	Issue Date	1005	$100,000	$0
6/29/2025	Request for Performance Lock (1)	1150	$104,000	$0
6/30/2025		980	$105,150	$0
7/1/2025	Performance Lock Date (2)	1050	$98,750	$98,750
1/3/2026		1070	$0	$99,252
1/4/2026	Contract Anniversary	950	$0	$99,255 (3)

When electing Performance Lock, We use the Strategy Interim Value calculated at the end of the Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

In this example, assume a request for Performance Lock is submitted on 6/29/2025. The Performance Lock will be processed on 7/1/2025. The Strategy Interim Value on 7/1/2025 will not be known at the time the Performance Lock is processed.

(1)	The Performance Lock request was submitted on 6/29/2025. On this day, the Strategy Interim Value was $104,000.

(2)	The Performance Lock Date is 7/1/2025. The Strategy Contract Value on this day is $98,750. This is the Strategy Contract Value that is "locked-in"

(3)	On the Contract Anniversary on 1/4/2026, the One-Year Fixed Strategy Value has increased to $99,255, assuming a 1.00% fixed interest rate.

Performance Lock for Indexed Strategies with a 1-Year Strategy Term

Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/3/2023		1000	$100,000	$0
1/4/2023	Issue Date	1010	$100,000	$0
6/29/2023	Request for Performance Lock (1)	1090	$103,000	$0
6/30/2023		1100	$105,150	$0
7/1/2023	Performance Lock Date (2)	1050	$101,000	$0
1/3/2024		1060	$101,513	$0
1/4/2024	Contract Anniversary	1110	$101,516 (3)	$0

When electing Performance Lock, We use the Strategy Interim Value calculated at the end of the Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

H-1

In this example, assume a request for Performance Lock is submitted on 6/29/2023. The Performance Lock will be processed on 7/1/2023. The Strategy Contract Value on 7/1/2023 will not be known at the time the withdrawal request was submitted.

(1)	The Performance Lock request was submitted on 6/29/2023. On this day, the Strategy Interim Value was $104,000.

(2)	The Performance Lock Date is 7/1/2023. The Strategy Contract Value on this day is $101,000. This is the Strategy Contract Value that is "locked-in". For Indexed Strategies with a 1-Year Strategy Term, on the Performance Lock Date, the 'locked-in" amount remains within the Indexed Strategy.

(3)	Following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. No Index Credit will be credited at the end of the Strategy Term. On the Contract Anniversary on 1/4/2024, the Strategy Contract Value as increased to $101,516, assuming a fixed interest rate of 1.00%. At this Contract Anniversary, the Strategy Contract Value may remain within the strategy or be reallocated among the Indexed Strategies or between the Index Strategies and the One Year Fixed Strategy.

H-2

Appendix I: Index Disclosures

All indices are price-return indices that do not reflect dividends paid with respect to underlying securities.

FIDELITY U.S. CORPORATE STRENGTH INDEX

The Fidelity U.S. Corporate Strength Index (the “Index”) is an equity index, offering exposure to U.S. companies with higher dividend and stronger fundamentals than the broader market and is a product of Fidelity Product Services LLC (“FPS”). Fidelity is a trademark of FMR LLC. The Index has been licensed for use for certain purposes by Forethought Life Insurance Company on behalf of the ForeStructured Growth and ForeStructured Growth Advisory Contract. The Index is the exclusive property of FPS and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of Forethought Life Insurance Company, the ForeStructured Growth and ForeStructured Growth Advisory Contract, or the ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s). The ForeStructured Growth and ForeStructured Growth Advisory Contract is not sold, sponsored, endorsed or promoted by FPS or any other party involved in, or related to, making or compiling the Index.

FPS does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither FPS nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s), Forethought Life Insurance Company, or any member of the public regarding the advisability of purchasing annuities generally or the ForeStructured Growth and ForeStructured Growth Advisory Contract particularly, the legality of the ForeStructured Growth and ForeStructured Growth Advisory Contract under applicable federal securities, state insurance and tax laws, the ability of the ForeStructured Growth and ForeStructured Growth Advisory Contract to track the performance of the Index, any other index or benchmark or general market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by Forethought Life Insurance Company, the ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s), or any other person or entity. FPS does not provide investment advice to Forethought Life Insurance Company with respect to the ForeStructured Growth and ForeStructured Growth Advisory Contract(s), or to ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s). Forethought Life Insurance Company exercises sole discretion in determining whether and how the ForeStructured Growth and ForeStructured Growth Advisory Contract(s) will be linked to the value of the Index. FPS does not provide investment advice to the ForeStructured Growth and ForeStructured Growth Advisory Contract(s), the ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s), or any other person or entity with respect to the Index and in no event shall any ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s) be deemed to be a client of FPS.

Neither FPS nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to Forethought Life Insurance Company with respect to the ForeStructured Growth and ForeStructured Growth Advisory Contract(s). In the event that the Index is no longer available to the ForeStructured Growth and ForeStructured Growth Advisory Contract(s) or ForeStructured Growth and ForeStructured Growth Advisory Contract Owner(s), Forethought Life Insurance Company may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

FPS disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. FPS shall have no responsibility or liability with respect to the ForeStructured Growth and ForeStructured Growth Advisory Contract.

FRANKLIN U.S. EQUITY INDEX

The Franklin US Equity Index (the “Index”), is calculated and maintained by FTSE Russell which aims to reflect the performance of a Franklin Templeton strategy. The Index is licensed for use by Forethought Insurance Company (“Forethought”). Forethought’s annuity products are not in any way sponsored, endorsed, sold or promoted by Franklin Templeton, Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of an Index (upon which Forethought’s annuity products are based), (ii) the figure at which an Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of an Index for the purpose to which it is being put in connection with the Forethought annuity product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to an Index to Forethought or to its clients. Each Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in an Index or (b) under any obligation to advise any person of any error therein. Franklin Templeton®, Franklin®, Franklin US Equity Index and the corresponding logos are trademarks of Franklin Templeton. Frank Russell Company (“Russell”) is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Frank Russell Company. Neither Russell nor its licensors accept any liability for any errors or omissions in the Russell Indexes and / or Russell ratings or underlying data and no party may rely on any Russell Indexes and / or Russell ratings and / or underlying data contained in this communication. No further distribution of Russell Data is permitted without Russell’s express written consent. Russell does not promote, sponsor or endorse the content of this communication.

The Index, and its allocations and data, are subject to change at any time. Neither Franklin Templeton nor the Index guarantee future income or protect against loss of principal. There can be no assurance that an investment strategy or financial product based on or in any way tracking the Index will be successful. Franklin Templeton has no liability for any errors, omissions or interruptions of the Index. Franklin shall not be liable in any way to the issuer, purchasers, or any other party in respect of the use or accuracy of the Index or any data included therein. Indexes are unmanaged and one cannot invest directly in an index.

Franklin Templeton is not responsible for and has not participated in the determination of the benefits and charges of Forethought annuity products or the timing of the issuance or sale of Forethought annuity products or in the determination or calculation of the equation by which the Forethought annuity products is to be converted into cash, surrendered or redeemed, as the case may be. Franklin Templeton has no obligation or liability in connection with the administration or marketing of Forethought annuity products. While Forethought may for itself execute transactions with Franklin Templeton in or relating to the Index, purchasers of Forethought’s annuity products acquire all such annuity products from Forethought, and neither acquire any interest in the Index nor enter into any relationship of any kind with Franklin Templeton upon purchasing such annuity products.

Franklin Templeton has no responsibilities, obligations or duties to purchasers of Forethought’s annuity products, and makes no representation or warranty, express or implied, to the owners of any Forethought annuity products or any member of the public regarding the advisability of investing in such products, or in Forethought annuity products particularly, or the ability of the Index to track general market performance. The Index is determined, composed and calculated without regard to Forethought, the Forethought products, or any purchasers of Forethought annuity products. Franklin Templeton has no obligation to take the needs of Forethought or the owners of Forethought annuity products into consideration in determining, composing or calculating the Index. There is no assurance that products based on the Index will accurately track index performance or provide positive investment returns.

In providing the Index, Franklin Templeton is not acting as an investment adviser. Inclusion of a security within an index is not a recommendation by Franklin Templeton to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, Franklin Templeton may independently issue and/or sponsor financial products unrelated to the Forethought annuity products currently being issued by Forethought, but which may be similar to and competitive with Forethought annuity products. In addition, Franklin Templeton may trade financial products which are linked to the performance of the Index.

THE LICENSOR PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING, WITHOUT LIMITATION, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. THE LICENSOR PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. THE LICENSOR PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY FORETHOUGHT, OWNERS OF THE FORETHOUGHT ANNUITY PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL THE LICENSOR PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN FRANKLIN TEMPLETON AND FORETHOUGHT LIFE INSURANCE COMPANY.

The Nasdaq-100® Price Return Index

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Price Return Index to track general stock market performance. The Corporations' only relationship to Forethought Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Nasdaq-100 Price Return Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Price Return Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Price Return Index or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Price Return Index or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Price Return Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

S&P 500 INDEX

The “S&P 500 Index” is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Forethought Life Insurance Company (“Forethought”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Forethought Life Insurance Company. It is not possible to invest directly in an index. Forethought’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the Owners of Forethought’s products or any member of the public regarding the advisability of investing in securities generally or Forethought’s products particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Forethought with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Forethought or Forethought’s products. S&P Dow Jones Indices has no obligation to take the needs of Forethought or the Owners of Forethought’s products into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Forethought’s products or the timing of the issuance or sale of Forethought’s products or in the determination or calculation of the equation by which Forethought’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Forethought’s products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY FORETHOUGHT, OWNERS OF FORETHOUGHT’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND FORETHOUGHT, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

UBS CLIMATE AWARE EQUITY INDEX

UBS AG AND ITS AFFILIATES (“UBS”) DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE FORESTRUCTURED GROWTH AND THE FORESTRUCTUrED GROWTH ADVISORY CONTRACT (THE “Product”), THE Product’S METHODOLOGY, ANY DATA INCLUDED THEREIN, OR ANY DATA FROM WHICH IT IS BASED, AND UBS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  UBS DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM ANY INVESTMENT IN THE Product.  UBS DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES, AND IT EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE Product OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL UBS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

UBS DOES NOT ENDORSE, SELL, OR PROMOTE THE Product. A DECISION TO INVEST IN THE Product SHOULD NOT BE MADE IN RELIANCE ON ANY OF THE STATEMENTS SET FORTH IN THIS PROSPECTUS. PROSPECTIVE INVESTORS ARE ADVISED TO MAKE AN INVESTMENT IN THE Product ONLY AFTER CAREFULLY CONSIDERING THE RISKS ASSOCIATED WITH INVESTING IN THE Product, AS DETAILED IN PROSPECTUS THAT IS PREPARED BY OR ON BEHALF OF EXCHANGE TRADED CONCEPTS, LLC (“Licensee”), THE ISSUER OF THE Product.  UBS HAS LICENSED CERTAIN UBS MARKS AND OTHER DATA TO Licensee FOR USE IN THE FORESTRUCTURED GROWTH AND THE FORESTRUCTUrED GROWTH ADVISORY CONTRACT AND THE BRANDING OF THE Product, BUT UBS IS NOT INVOLVED IN THE CALCULATION OF THE Product, THE CONSTRUCTION OF THE Product’S METHODOLOGY OR THE CREATION, OF THE Product, UBS IS NOT INVOLVED IN THE SALE OR OFFERING OF THE Product, AND UBS DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE Product OR ANY INVESTMENT IN THE Product.

[BACK COVER]

Dealer Prospectus Delivery Obligation.

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Registration Fees, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees: $ 262,107.30
Printing and engraving: $ 3,800.00
Accounting fees and expenses: $ 50,000
Legal fees and expenses: $ 295,000.00
Miscellaneous: $ 0
Total expenses: $ 610,907.30

Item 14. Indemnification of Directors and Officers

The Company may indemnify any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made, a party by reason of being or having been in any such capacity, or arising out of his status as such, except in relation to matters as to which he is adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of duty to the Company; provided however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, By-Laws, resolution, or other authorization heretofore or hereafter adopted, after notice by a majority vote of all the voting shares then issued and outstanding.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)	(i)	Amended and Restated Principal Underwriting Agreement.
	(ii)	Broker-Dealer Sales and Supervisory Agreement.
(2)		Not Applicable
(3)	(i)	Articles of Incorporation of Forethought Life Insurance Company. Incorporated by reference to exhibit (6)(a) filed with initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-182946, on July 31, 2012
	(ii)	Bylaws of Forethought Life Insurance Company. Incorporated by reference to exhibit (6)(b) filed with initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-182946, on July 31, 2012.
(4)	(i)	Individual Single Premium Deferred Indexed-Linked Annuity Contract. Incorporated by reference to exhibit (4)(i) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(ii)	One Year Fixed Strategy Rider. Incorporated by reference to exhibit (4)(ii) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(iii)	Point-to-Point Cap with Buffer Indexed Strategy Rider. Incorporated by reference to exhibit (4)(iii) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(iv)	Point-to-Point Cap with Floor Indexed Strategy Rider. Incorporated by reference to exhibit (4)(iv) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(v)	Point-to-Point Cap with Aggregate Floor Indexed Strategy Rider. Incorporated by reference to exhibit (4)(v) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(vi)	Point-to-Point Cap Participation Rate with Buffer Indexed Strategy Rider. Incorporated by reference to exhibit (4)(vi) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(vii)	Point-to-Point Tier Participation Rate with Buffer Indexed Strategy Rider. Incorporated by reference to exhibit (4)(vii) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(viii)	Bailout Rider. Incorporated by reference to exhibit (4)(viii) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(ix)	Return of Premium Death Benefit Rider. Incorporated by reference to exhibit (4)(ix) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.

	(x)	Performance Lock Rider. Incorporated by reference to exhibit (4)(x) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(xi)	Market Value Adjustment Rider. Incorporated by reference to exhibit (4)(xi) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
	(xii)	Advisory Fee Withdrawal Rider. Incorporated by reference to exhibit (4)(xii) filed with pre-effective amendment no. 1 filed by Forethought Life Insurance Company, File No. 333-257394, on October 15, 2021.
(5)		Legal opinion of Sarah M. Patterson, Managing Director, General Counsel of Individual Markets and Assistant Treasurer.
(6)-(9)		Not Applicable
(10)		Master Services Agreement between Global Atlantic Financial Company and Service Holding, Inc. (1)
(11)-(21)		Not Applicable
(21)		Forethought Life Insurance Company has no subsidiaries.
(22)		Not applicable
(23)		Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm.
(24)	(i)	Power of Attorney for Robert Arena. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.
	(ii)	Power of Attorney for David Jacoby. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.
	(iii)	Power of Attorney for Hanben Kim Lee. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.
	(iv)	Power of Attorney for Paula Nelson. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.
	(v)	Power of Attorney for Peter John Rugel. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.
	(vi)	Power of Attorney for Manu Sareen. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.
	(vii)	Power of Attorney for Eric Todd. Incorporated by reference to the initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-257394, on June 25, 2021.

(25)-(106)		Not Applicable
107		Calculation of Filing Fee Tables

(1) Portions of this exhibit have been omitted.

(b)	Financial Statement Schedules

All required financial statement schedules of the registrant will be included in Part I of this registration statement. The financial statements and related schedules will be added by pre-effective amendment.

Item 17. Undertakings

With respect to the offering being registered, the undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 2nd day of February, 2022.

FORETHOUGHT LIFE INSURANCE COMPANY

By:	/s/ Sarah M. Patterson
Name:	Sarah M. Patterson
Title:	Managing Director, General Counsel for Individual Markets and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Director, President and Chairman of the Board (principal executive officer)	February 2, 2022
Robert Arena

*	Chief Financial Officer and Treasurer (principal financial and accounting officer)	February 2, 2022
David Jacoby

*	Director and Executive Vice President	February 2, 2022
Hanben Kim Lee

*	Director, Managing Director and Head of Individual Markets	February 2, 2022
Paula Nelson

*	Director and Chief Operations Officer	February 2, 2022
Peter John Rugel

*	Director	February 2, 2022
Manu Sareen

*	Director and Managing Director	February 2, 2022
Eric Todd

*Sarah M. Patterson, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors and officers of the registrant pursuant to the Powers of Attorney duly executed by such persons.

/s/ Sarah M. Patterson
Sarah M. Patterson, Attorney-in-Fact

February 2, 2022

EXHIBIT INDEX

(1)	(i)	Amended and Restated Principal Underwriting Agreement
	(ii)	Broker-Dealer Sales and Supervisory Agreement

(5)		Legal opinion of Sarah M. Patterson, Managing Director, General Counsel of Individual Markets and Assistant Secretary.

(10)		Master Services Agreement between Global Atlantic Financial Company and Service Holding, Inc.

(23)		Consent of PricewaterhouseCoopers, LLP, the independent registered public accounting firm
(107)		Calculation of Filing Fee Table